PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED JULY 25, 2003)

                                                  Filed Pursuant to Rule 424(b)5
                                              Registration Statement #333-104181

                                  $420,555,000
                                 (Approximate)

                    BAYVIEW FINANCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2003-D
              Bayview Financial Securities Company, LLC, Depositor

               WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                                MASTER SERVICER

--------------------------------------------------------------------------------
          YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE
    S-10 OF THIS PROSPECTUS SUPPLEMENT.
          For a list of capitalized terms used in this prospectus supplement, see the index beginning on page S-109 of this prospectus supplement.
          The certificates will represent interests in the trust fund only and will not represent interests in or obligations of any other entity.
          THIS PROSPECTUS SUPPLEMENT MAY BE USED TO OFFER AND SELL THE CERTIFICATES ONLY IF ACCOMPANIED BY THE PROSPECTUS.
--------------------------------------------------------------------------------

      This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the chart below:

                                            CLASS PRINCIPAL                       PRICE TO    UNDERWRITING   PROCEEDS TO
                                     CLASS    BALANCE(1)      INTEREST RATE(2)     PUBLIC       DISCOUNT      DEPOSITOR
                                     -----  ---------------   ----------------   ----------   ------------   -----------
                                     IO                 (3)         Variable            (4)          (4)            (4)
                                     A-IO               (3)            4.00%       5.86287%     0.01759%       5.84528%
                                     A      $375,233,000.00    LIBOR + 0.45%     100.00000%     0.21015%      99.78985%
                                     M-1    $ 22,134,000.00    LIBOR + 0.85%     100.00000%     0.40000%      99.60000%
                                     M-2    $  4,216,000.00    LIBOR + 1.60%     100.00000%     0.50000%      99.50000%
                                     M-3    $  7,378,000.00    LIBOR + 2.15%     100.00000%     0.70000%      99.30000%
                                     M-4    $  3,162,000.00    LIBOR + 2.80%     100.00000%     0.70000%      99.30000%
                                     B      $  8,432,000.00    LIBOR + 4.25%      99.25993%     0.70000%      98.55993%

---------------

(1) These amounts are approximate, as described in this prospectus supplement.

(2) The interest rate for each class of certificates is subject to limitation and is described in the Summary of Terms in this prospectus supplement.

(3) These classes will be interest-only securities; they will not have class principal balances and will not be entitled to payments of principal. Interest will accrue on their class notional balances as described in this prospectus supplement.

(4) The class IO certificates are not being purchased by or offered by the underwriters. These certificates may be offered in the future as described in this prospectus supplement.

The assets of the trust fund will primarily consist of a pool of first lien, fixed and adjustable rate, mortgage loans secured by single-family residential, multifamily, commercial and mixed use properties.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The class IO certificates will not be purchased from the depositor by the underwriters and are not offered by the underwriters. Delivery of the offered certificates will be made in book-entry form through the Depository Trust Company, Clearstream Banking, societe anonyme, and the Euroclear System on or about July 30, 2003.

                                 Underwriters:
MERRILL LYNCH & CO.
                                   CITIGROUP
                                                                 LEHMAN BROTHERS

            The date of this prospectus supplement is July 25, 2003

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

     IF INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

                             ---------------------

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     Capitalized terms used in this prospectus supplement are defined on the page identified in the Index of Defined Terms, or in the accompanying prospectus.

                               TABLE OF CONTENTS

                               PAGE
                               -----
Summary of Terms............     S-1
Risk Factors................    S-10
   Lack of Information
      Regarding Underwriting
      Standards; Higher
      Expected Delinquencies
      in Payment............    S-10
   Higher Risk of Loss Due
      to Delinquencies in
      Payment...............    S-10
   Greater Risk Involving
      Certain Property
      Types.................    S-10
   Higher Risk of Loss on
      Loans Secured by
      Non-owner Occupied
      Properties............    S-11
   Greater Risk Involving
      Higher Loan-to-Value
      Ratios................    S-11
   Risks Associated with
      Loans Providing for
      Interest-only
      Payments..............    S-12
   Greater Risk Involving
      Balloon Mortgage
      Loans.................    S-12
   Risk of Default on High
      Balance Mortgage
      Loans.................    S-13
   Risks Associated with
      Documentation
      Defects...............    S-13
   Delinquencies May Be
      Higher due to
      Servicing Transfers...    S-14
   Geographic Concentration
      of Mortgage Loans.....    S-15
   Violation of Predatory
      Lending Laws May
      Result in Losses......    S-16
   Environmental Risks......    S-17
   Risks Associated with
      Unrecognized
      Cooperative Loans.....    S-17
   Potential Inadequacy of
      Credit Enhancement....    S-18
   Unpredictability and
      Effect of
      Prepayments...........    S-21

                               PAGE
                               -----
   Application of the
      Available Funds Cap
      and Timing of Interest
      Rate Adjustments May
      Reduce Interest
      Payments..............    S-22
   Adverse Effect of
      Reduction of Rating of
      Cap Provider..........    S-23
   Terrorist Attacks and
      Military Action.......    S-24
Limited Obligations.........    S-24
Limited Ability to Resell
   Certificates.............    S-24
The Master Servicer and the
   Servicers................    S-25
   General..................    S-25
   Servicing of the Mortgage
      Loans.................    S-25
   M&T Mortgage.............    S-26
Description of the Mortgage
   Loans....................    S-28
   General..................    S-28
   Fixed Rate Mortgage
      Loans.................    S-31
   Adjustable Rate Mortgage
      Loans.................    S-31
   Contracts................    S-33
   Cooperative Loans........    S-33
   Interest-Only Loans......    S-34
   Additional Collateral
      Loans.................    S-34
   Contracts for Deed.......    S-35
   Primary Mortgage
      Insurance.............    S-35
   Certain Mortgaged
      Properties Securing
      Mortgage Loans........    S-37
   Underwriting
      Guidelines............    S-37
   Loan Characteristics.....    S-37
   Commercial, Multifamily
      and Mixed Use Loans...    S-53
   Changes in the Mortgage
      Pool..................    S-59
The Agreements..............    S-60

                               PAGE
                               -----
   General..................    S-60
   Assignment of Mortgage
      Loans.................    S-60
   Representations and
      Warranties............    S-62
   Servicing................    S-64
   Collections and
      Remittances...........    S-65
   Prepayment Interest
      Shortfalls............    S-65
   Advances.................    S-66
   Servicing Compensation
      and Payment of
      Expenses..............    S-67
   Early Termination of the
      Trust Fund............    S-67
   Optional Substitution of
      Certain Mortgage
      Loans.................    S-68
   Voting Rights............    S-68
   The Trustee..............    S-69
Description of the
   Certificates.............    S-70
   General..................    S-70
   Book-Entry
      Registration..........    S-71
   Distributions of
      Interest..............    S-73
   The Cap Agreement; Basis
      Risk Shortfalls and
      Limited Credit
      Support...............    S-78
   Determination of LIBOR...    S-80
   Distributions of
      Principal.............    S-80
   Overcollateralization;
      Application of Excess
      Cashflow..............    S-84
   Allocation of Losses;
      Reserve Fund Draws....    S-86
   Early Termination of the
      Trust Fund............    S-87
   Final Scheduled
      Distribution Date.....    S-88
Certain Yield and Prepayment
   Considerations...........    S-89
   General..................    S-89

                               PAGE
                               -----
   Yield Considerations
      Related to the Class
      IO
      Certificates..........    S-93
   Yield Considerations
      Related to the Class
      A-IO Certificates.....    S-94
   Subordinate
      Certificates..........    S-94
   Modeling Assumptions.....    S-94
Material Federal Income Tax
   Considerations...........   S-100
   Tax Classification of the
      Trust Fund............   S-100
   Tax Treatment of the
      Class IO and Class
      A-IO Certificates.....   S-100
   Tax Treatment of the
      LIBOR Certificates....   S-100
   Taxation of the Notional
      Principal Contract
      Components............   S-102
   Special Tax Attributes...   S-103
ERISA Considerations........   S-104
Legal Investment
   Considerations...........   S-105
Use of Proceeds.............   S-105
Method of Distribution......   S-105
Legal Matters...............   S-107
Ratings.....................   S-107
Index of Defined Terms......   S-109
Annex A Global Clearance,
   Settlement and Tax
   Documentation
   Procedures...............   S-A-1
   Initial Settlement.......   S-A-1
   Secondary Market
      Trading...............   S-A-2
   Certain U.S. Federal
      Income Tax
      Documentation
      Requirements..........   S-A-4
Annex B Schedule of Cap
   Agreement Notional
   Amounts..................   S-B-1

                                SUMMARY OF TERMS

- THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

- WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.

- WHENEVER WE REFER TO A PERCENTAGE OF SOME OR ALL OF THE MORTGAGE LOANS IN THE TRUST FUND, THAT PERCENTAGE HAS BEEN CALCULATED ON THE BASIS OF THE TOTAL PRINCIPAL BALANCE OF THOSE MORTGAGE LOANS AS OF JULY 1, 2003, UNLESS WE SPECIFY OTHERWISE. WE EXPLAIN IN THIS PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF THE CERTIFICATES -- DISTRIBUTIONS OF INTEREST" HOW THE PRINCIPAL BALANCE OF A MORTGAGE LOAN IS DETERMINED. WHENEVER WE REFER IN THIS SUMMARY OF TERMS OR IN THE RISK FACTORS SECTION TO THE TOTAL PRINCIPAL BALANCE OF ANY MORTGAGE LOANS, WE MEAN THE TOTAL OF THEIR PRINCIPAL BALANCES DETERMINED BY THAT METHOD, UNLESS WE SPECIFY OTHERWISE.

THE PARTIES

SELLER

      Bayview Financial Trading Group, L.P. will sell the majority of the mortgage loans to the depositor.

REVOLVING TRUST SELLER

      Bayview Financial Property Trust II will sell the remaining mortgage loans to the depositor.

DEPOSITOR

      Bayview Financial Securities Company, LLC, a Delaware limited liability company, will sell the mortgage loans to the trustee.

TRUSTEE

      Wachovia Bank, National Association.

MASTER SERVICER

      Wells Fargo Bank Minnesota, National Association. The master servicer's responsibilities will be limited as described under "The Master Servicer and the Servicers -- General" in this prospectus supplement.

SERVICERS

      The servicers of the mortgage loans will include M&T Mortgage Corporation and various other servicers identified under "The Master Servicer and the Servicers -- Servicing of the Mortgage Loans" in this prospectus supplement.

CAP PROVIDER

      The trustee will enter into an interest rate cap agreement with CDC Financial Products Inc.

THE CUT-OFF DATE

      July 1, 2003.

THE CLOSING DATE

      On or about July 30, 2003.

THE OFFERED CERTIFICATES

      The classes of Bayview Financial Mortgage Pass-Through Certificates, Series 2003-D, listed on the front cover of this prospectus supplement. Each class of offered certificates will be issued in book-entry form.

      See "Description of the Certificates -- General" in this prospectus supplement for the minimum denominations and the incremental denominations of the offered certificates.

      In addition to the offered certificates, the trust fund will issue the class F, X, P and R certificates described in this prospectus supplement. The certificates will represent ownership interests in the assets of the trust fund, which will consist primarily of fixed and adjustable rate, first lien, fully amortizing and balloon, residential, multifamily, commercial and mixed use mortgage loans; certain insurance policies described in this prospectus supplement; and the interest rate cap agreement described in this prospectus supplement.

      The certificates will have an approximate total initial principal balance of $420,555,000. Any difference between the total principal balance of the certificates on the date they are issued and the approximate total principal balance of the certificates on the date of this prospectus supplement will not exceed 5%.

PAYMENTS ON THE OFFERED CERTIFICATES

      Principal and interest on each class of the certificates will be payable on the 28th day of each month, beginning in August 2003. However, if the 28th day is not a business day, payments will be made on the next business day.

      The rights of holders of the class M-1, M-2, M-3, M-4 and B certificates to receive payments of interest and principal will be subordinate to the rights of the holders of certificates having a higher priority of payment, as described in this Summary of Terms under "-- Enhancement of Likelihood of Payment on the Certificates -- Subordination of Payments" below. We refer to these certificates as "subordinate" certificates, and we refer to the class A, A-IO, IO and F certificates as "senior" certificates.

      The class F certificates will be entitled to certain interest payments as described in this prospectus supplement. The class P certificates will be entitled to any prepayment premiums paid by borrowers in connection with certain voluntary prepayments of mortgage loans. These amounts will not be available for payments to holders of offered certificates. The class X certificates will be entitled to excess cashflow remaining after required distributions are made to the offered certificates and the class F certificates, and after certain fees and expenses are paid, as described in this prospectus supplement.

INTEREST PAYMENTS

      Interest will accrue on each class of the offered certificates at the annual rate described below on the principal balance or notional balance of that class.

      - Class IO: For each Distribution Date through January 2004, 0.600%; for each Distribution Date thereafter through July 2004, 0.500%; and for each Distribution Date thereafter, 0.400%.

      - Class A-IO: The lesser of (1) 4.000% and (2) the Adjusted Net WAC, which is described under "Description of the Certificates -- Distributions of Interest" in this prospectus supplement.

      - Class A: The lesser of (1) LIBOR plus 0.450% and (2) the Available Funds Cap, which is described under "Description of the Certificates -- Distributions of Interest" in this prospectus supplement. After the auction call date described under "The Agreements -- Early Termination of the Trust Fund" in this prospectus supplement, the lesser of (1) LIBOR plus 0.675% and (2) the Available Funds Cap.

      - Class M-1: The lesser of (1) LIBOR plus 0.850% and (2) the Available Funds Cap. After the optional call date described under "The Agreements -- Early Termination of the Trust Fund" in this prospectus supplement, the lesser of (1) LIBOR plus 1.275% and (2) the Available Funds Cap.

      - Class M-2: The lesser of (1) LIBOR plus 1.600% and (2) the Available Funds Cap. After the optional call date, the lesser of (1) LIBOR plus 2.400% and (2) the Available Funds Cap.

      - Class M-3: The lesser of (1) LIBOR plus 2.150% and (2) the Available Funds Cap. After the optional call date, the lesser of (1) LIBOR plus 3.225% and (2) the Available Funds Cap.

      - Class M-4: The lesser of (1) LIBOR plus 2.800% and (2) the Available Funds Cap. After the optional call date, the lesser of (1) LIBOR plus 4.200% and (2) the Available Funds Cap.

      - Class B: The lesser of (1) LIBOR plus 4.250% and (2) the Available Funds Cap. After the optional call date, the lesser of (1) LIBOR plus 6.375% and (2) the Available Funds Cap.

      LIBOR is described in this prospectus supplement under "Description of the Certificates -- Determination of LIBOR."

      As described in this prospectus supplement, you may receive less interest than you are entitled to if the mortgage loans do not generate enough interest in any particular month to pay interest due.

      See "Description of the Certificates -- Distributions of Interest" in this prospectus supplement.

PRINCIPAL PAYMENTS

      The amount of principal payable on each class of certificates that is entitled to principal payments will be determined primarily by (1) funds actually received on the mortgage loans that are available to make payments on each class of certificates, (2) formulas that allocate portions of principal payments received on the mortgage loans among different classes of certificates, (3) the application of excess interest to pay principal on each class of certificates, calculated as described in this prospectus supplement, and (4) the amount of principal received on the mortgage loans that is released to the class X certificate, calculated as described in this prospectus supplement.

      Funds actually received on the mortgage loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

      The manner of allocating payments of principal on the mortgage loans will differ, as described in this prospectus supplement, depending upon whether a distribution date occurs before the step-down date described in this prospectus supplement or on or after that date, and depending upon whether the delinquency and loss performance of the mortgage loans is worse than certain levels set by the rating agencies.

      The class IO and A-IO certificates are interest-only certificates and will not be entitled to distributions of principal.

      See "Description of the Certificates -- Distributions of Principal" in this prospectus supplement.

      See "Certain Yield and Prepayment Considerations" in this prospectus supplement and "Yield and Prepayment Considerations" in the accompanying prospectus for a discussion of factors that could affect when the principal of a class of certificates will be paid in full.

LIMITED RECOURSE

      The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund. The trust fund will have no source of cash other than collections and recoveries on the mortgage loans through insurance or otherwise, limited amounts on deposit in a reserve fund and payments received under an interest rate cap agreement as described under "The Interest Rate Cap Agreement" below No other entity will be required or expected to make any payments on the certificates.

ENHANCEMENT OF LIKELIHOOD OF PAYMENT ON THE CERTIFICATES

      In order to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, the payment structure includes excess interest, overcollateralization, subordination and loss allocation features, as well as a limited reserve fund and a primary mortgage insurance policy covering a limited number of loans. The certificates will not be insured by any financial guaranty insurance policy.

      The class B certificates are more likely to experience losses than the class M-4, M-3, M-2, M-1 certificates and the senior certificates. The class M-4 certificates are more likely to experience losses than the class M-3, M-2 and M-1 certificates and the senior certificates. The class M-3 certificates are more likely to experience losses than the class M-2 and M-1 certificates and the senior certificates. The class M-2 certificates are more likely to experience losses than the class M-1 certificates and the senior certificates, and the class M-1 certificates are more likely to experience losses than the senior certificates.

      See "Risk Factors -- Potential Inadequacy of Credit Enhancement" and "Description of the Certificates -- Overcollateralization; Application of Excess Cashflow" in this prospectus supplement for a detailed description of the forms of credit enhancement available to the certificates.

Excess Interest

      The mortgage loans included in the trust fund will accrue interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the certificates and certain fees and expenses of the trust fund. This "excess interest" received from the mortgage loans each month, together with any available amounts received under the interest rate cap agreement and not otherwise allocated, will be available to absorb realized losses on the mortgage loans and to increase overcollateralization to required levels.

      See "Risk Factors -- Potential Inadequacy of Credit Enhancement" and "Description of the Certificates -- Overcollateralization; Application of Excess Cashflow" in this prospectus supplement.

Overcollateralization

      On the closing date, the total principal balance of the mortgage loans is expected to exceed the total principal balance of the certificates by approximately $1,056,005 or approximately 0.25%. This condition is referred to as "overcollateralization."

      To the extent described in this prospectus supplement, interest received on the mortgage loans in excess of the amount needed to pay interest on the certificates and certain expenses and fees of the trust fund, together with any available amounts received under the interest rate cap agreement and not otherwise allocated, will be used to reduce the principal balances of the offered certificates in order to reduce the total principal balance of the offered certificates to a level set by the rating agencies, until the total principal balance of the mortgage loans exceeds the total outstanding principal balance of the offered certificates by the amount required by the rating agencies. We cannot assure you that sufficient excess interest will be generated to maintain overcollateralization.

      See "Risk Factors -- Potential Inadequacy of Credit Enhancement" and "Description of the Certificates -- Overcollateralization; Application of Excess Cashflow" in this prospectus supplement and "Credit Enhancement -- Overcollateralization" in the accompanying prospectus.

Subordination of Payments

      Payments of interest and principal will each be made to holders of class F certificates and each class of offered certificates before payments are made to the holders of the class X and R certificates. In addition, senior certificates will have a payment priority as a group over other certificates. The class M-1 certificates will have a payment priority over the class M-2, M-3, M-4 and B certificates; the class M-2 certificates will have a payment priority over the class M-3, M-4 and B certificates; the class M-3 certificates will have a payment priority over the class M-4 and

B certificates; and the class M-4 certificates will have a payment priority over the class B certificates. Each class of offered certificates will have a payment priority over the class X and R certificates.

      See "Description of the Certificates -- Overcollateralization; Application of Excess Cashflow" in this prospectus supplement and "Credit Enhancement -- Subordinate Securities" in the accompanying prospectus.

Allocation of Losses; Reserve Fund

      As described in this prospectus supplement, a reserve fund whose only source of cash will be certain limited amounts paid under the interest rate cap agreement will be established to pay (in addition to other amounts described in this prospectus supplement) the amount of losses on the mortgage loans. The amount of losses on the mortgage loans to the extent that these losses exceed excess interest, any overcollateralization and amounts in the reserve fund, as described in this prospectus supplement, will be applied to reduce the principal balance of the subordinate class of offered certificates still outstanding that has the lowest payment priority, until the principal balance of that class of certificates has been reduced to zero. Losses will first be allocated in reduction of the principal balance of the class B certificates until it is reduced to zero; then in reduction of the principal balance of the class M-4 certificates until it is reduced to zero; then in reduction of the principal balance of the class M-3 certificates until it is reduced to zero; then in reduction of the principal balance of the class M-2 certificates until it is reduced to zero; and then finally in reduction of the principal balance of the class M-1 certificates until such amount has been reduced to zero. Losses will not be applied to reduce the principal balance of the class A certificates. If a loss has been allocated to reduce the principal balance of your subordinate certificate, it is possible, although it is unlikely, that you will later receive a payment in respect of that reduction. If the applicable subordination is insufficient to absorb losses, then holders of senior certificates will incur losses and may never receive all of their principal payments.

      See "Description of the Certificates -- Credit Enhancement -- Allocation of Losses; Reserve Fund Draws" in this prospectus supplement.

THE INTEREST RATE CAP AGREEMENT

      Under the interest rate cap agreement, the cap provider will be required to make monthly payments to the trust from August 2003 until July 2013 if one-month LIBOR moves above certain specified rates. The interest rate cap agreement will provide temporary, limited protection against upward movements in one-month LIBOR, diminish the amount of basis risk shortfalls experienced by the class A, M-1, M-2, M-3, M-4 and B certificates, and provide limited credit support during the period it is in effect.

      See "Description of the Certificates -- Distributions of Interest -- The Cap Agreement; Basis Risk Shortfalls and Limited Credit Support" in this prospectus supplement.

THE MORTGAGE LOANS

      On the closing date, the assets of the trust fund will include approximately

3,937 mortgage loans with a total principal balance of approximately $421,611,005. The mortgage loans will be secured by first priority mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

      The mortgage loans will include fixed and adjustable rate, fully amortizing and balloon loans secured by single-family residential, multifamily, commercial and mixed use properties. Some of the mortgage loans provide for payments of interest but not principal for a period of years.

      The mortgage loans are generally believed to have been originated in accordance with underwriting guidelines that are less strict than Fannie Mae and Freddie Mac guidelines. As a result, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.

      See "Description of the Mortgage Loans" in this prospectus supplement and "The Trusts and the Trust Assets -- Mortgage Loans" in the accompanying prospectus for a general description of the mortgage loans expected to be included in the trust fund.

SERVICING OF THE MORTGAGE LOANS

      The servicers will service the mortgage loans in the trust fund pursuant to servicing agreements generally in the form described in this prospectus supplement and the accompanying prospectus. Each servicer will receive a monthly fee with respect to each mortgage loan that it services as described under "The Agreements -- Servicing Compensation and Payment of Expenses" in this prospectus supplement.

      The servicers are required to make advances in respect of scheduled payments on the mortgage loans, net of the applicable servicing fee, in certain circumstances described under "The Agreements -- Advances" in this prospectus supplement. If a servicer does not make a required advance, the master servicer will be obligated to do so to the extent required by the pooling and servicing agreement.

      See "The Agreements -- The Pooling and Servicing Agreement and the Servicing Agreements" in the accompanying prospectus.

EARLY TERMINATION OF THE TRUST FUND

      On the first distribution date on which the total principal balance of the certificates after giving effect to distributions on that date is less than 35% of their initial total principal balance, the trustee will solicit bids for purchase of the mortgage loans and other assets of the trust fund. The property of the trust fund will not be sold for less than the minimum bid price described under "The Agreements -- Early Termination of the Trust Fund" in this prospectus supplement.

      As provided in the pooling and servicing agreement, if the property of the trust fund has not been sold as described above, the master servicer and the holder of the class R certificate will have the option to purchase all the mortgage loans and the other assets of the trust fund on any distribution date when the total principal balance of the mortgage loans declines to less than 10% of their initial total principal balance.

      If the mortgage loans and other assets of the trust fund are purchased, certificateholders will be paid accrued interest and principal equal to the outstanding principal balance of those certificates.

      See "The Agreements -- Early Termination of the Trust Fund" in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.

FINANCING

      The underwriters, or affiliates of the underwriters, have provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the offered certificates will be used to repay this financing.

TAX STATUS

      The trustee will elect to treat all or a portion of the trust fund as multiple REMICs for federal income tax purposes. Each of the offered certificates will represent ownership of "regular interests" in a REMIC. The class R certificate will be designated as the sole class of "residual interest" in each of the REMICs.

      The class IO and A-IO certificates will be, and certain other classes of offered certificates may be, issued with original issue discount for federal income tax purposes.

      See "Material Federal Income Tax Considerations" in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA CONSIDERATIONS

      Generally, the class A and A-IO certificates may be purchased by employee benefit plans or individual retirement accounts subject to the Employee Retirement Income Security Act of 1974, commonly known as ERISA, or Section 4975 of the Internal Revenue Code of 1986, as amended. A fiduciary of an employee benefit plan or an individual retirement account must determine that the purchase of certificates is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

      ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans. Because of the complexity of regulations that govern these plans, you should consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any offered certificates.

      See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus for a more complete discussion of these issues.

LEGAL INVESTMENT CONSIDERATIONS

      The certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

      Other legal restrictions apply to the ability of some types of investors to purchase the certificates. Prospective investors should consider these restrictions.

      See "Legal Investment Considerations" in this prospectus supplement and in the accompanying prospectus.

RATINGS OF THE CERTIFICATES

      Each class of offered certificates will initially have the following ratings from Fitch Ratings, Moody's Investors Service and Standard & Poor's Ratings Services:

CLASS                   FITCH/ MOODY'S/S&P
-----                   ------------------
IO                        AAA/Aaa/AAA
A-IO                      AAA/Aaa/AAA
A                         AAA/Aaa/AAA
M-1                        AA/Aa2/AA
M-2                       AA-/Aa3/AA-
M-3                          A/A2/A
M-4                         A-/A3/A-
B                        BBB+/Baa1/BBB+

      A rating reflects the rating agency's assessment of the likelihood that timely payments will be made on the certificates.

      - These ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency;

      - The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates, particularly the class IO certificates, may be lower than anticipated; and

      - The ratings do not address the payment of any basis risk shortfalls with respect to the class A, M-1, M-2, M-3, M-4 and B certificates.

      See "Ratings" in this prospectus supplement for a more complete discussion of the certificate ratings.

                                  RISK FACTORS

     THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES.

LACK OF INFORMATION
REGARDING UNDERWRITING
STANDARDS; HIGHER EXPECTED
DELINQUENCIES IN PAYMENT     The substantial majority of the mortgage loans
                             expected to be included in the trust fund were acquired by the seller from various unaffiliated savings institutions, finance companies and other sellers. Although neither the seller nor the depositor have, in many cases, information available to them as to the underwriting standards that were applied in originating these mortgage loans, it is likely that these mortgage loans were originated in accordance with standards less strict than those of Fannie Mae and Freddie Mac. As a result, it is expected that the mortgage loans in the trust fund will experience rates of delinquency and default that are higher than those experienced by mortgage loans that were underwritten in accordance with higher standards.

                             Changes in the values of mortgaged properties may have a greater effect on the delinquency, default and loss experience of the mortgage loans in the trust fund than on mortgage loans that were originated under stricter guidelines.

                             See "Description of the Mortgage Loans" in this prospectus supplement for a description of the characteristics of the mortgage loans expected to be included in the trust fund.

HIGHER RISK OF LOSS DUE TO
DELINQUENCIES IN PAYMENT     Approximately 5.86% of the mortgage loans expected
                             to be included in the trust fund were between 30 and 59 days delinquent in payment as of the cut-off date. As a result, the trust fund may experience higher losses than if all of the mortgage loans were current in payment.

GREATER RISK INVOLVING
CERTAIN PROPERTY TYPES       Approximately 3.53% of the mortgage loans are
                             secured by liens on multifamily properties or mixed residential/ commercial properties. In addition, approximately 5.37% of the mortgage loans are secured by liens on fee simple and/or leasehold interests in various types of commercial property. Mortgage loans secured by multifamily property, mixed use property or commercial property may incur higher losses as a result of delinquency, foreclosure or repossession than mortgage loans secured by single-family residential property. If credit support is not available to absorb the losses, investors in the certificates could suffer a loss on their investment.

                             See "The Trusts and the Trust Assets -- Mortgage Loans -- Commercial, Multifamily and Mixed Use Mortgage Loans" and "Certain Legal Aspects of Loans and Contracts -- Commercial, Multifamily and Mixed Use Loans" in the accompanying prospectus.

HIGHER RISK OF LOSS ON
LOANS SECURED BY NON-OWNER
OCCUPIED PROPERTIES          Approximately 21.96% of the mortgage loans are
                             secured by commercial, multifamily or mixed use properties, or by properties, including improved and unimproved land, held by borrowers for investment, or by second homes. These mortgage loans may present a greater risk of loss, and the unimproved land may present a significantly greater risk of loss, if a borrower experiences financial difficulties, because these borrowers may be more likely to default on a mortgage loan secured by non-owner occupied property than a mortgage loan secured by a primary residence of a borrower.

GREATER RISK INVOLVING
HIGHER LOAN-TO-VALUE RATIOS  Mortgage loans with higher loan-to-value ratios may present a greater risk of loss. In particular, approximately 38.86% of the mortgage loans are known to have had loan-to-value ratios at origination or modification in excess of 80%. The seller will acquire for the benefit of the trust fund a primary mortgage insurance policy with respect to approximately 20.07% of those mortgage loans with original loan-to-value ratios in excess of 60% that are not covered by an existing primary mortgage insurance policy and are not FHA-insured or VA-guaranteed.

                             Additionally, some of the mortgage loans may have a current loan-to-value ratio higher than the original loan-to-value ratio because the value of the related mortgaged property has declined at a faster rate than the amortization of the related mortgage loan. We cannot assure you that the value of these mortgaged properties will not continue to decline. Mortgage loans with high original loan-to-value ratios may be more likely to experience borrower default and foreclosure than mortgage loans with lower original loan-to-value ratios.

                             See "Description of the Mortgage Loans -- Primary Mortgage Insurance" in this prospectus supplement and "Insurance -- Primary Mortgage Insurance Policies" in the accompanying prospectus for a description of factors affecting this risk.

RISKS ASSOCIATED WITH LOANS
PROVIDING FOR INTEREST-ONLY
PAYMENTS Approximately 10.51% of the mortgage loans expected to be included in the trust fund provide for monthly payments of interest, but not principal, for a period of years following origination, after which the monthly payment will be increased to an amount sufficient to pay interest and to amortize the principal balance over the remaining term.

                             The inclusion of these mortgage loans in the trust fund will generally, absent other considerations, result in longer weighted average lives of the offered certificates than would be the case if these mortgage loans provided for monthly payments of principal throughout their terms. If you purchase your certificates at a discount, your yield may be reduced. In addition, a borrower may view the interest-only period as a disincentive to prepayment.

                             If the monthly payment at the end of the interest-only period is substantially higher than the interest-only payment, that loan may be subject to an increased risk of default.

GREATER RISK INVOLVING
BALLOON MORTGAGE LOANS       Approximately 6.55% of the mortgage loans expected
                             to be included in the trust fund are balloon mortgage loans. These loans pay interest only or will not be fully amortizing over their terms to maturity, and will require substantial principal payments at their stated maturity. Balloon mortgage loans involve a greater degree of risk because the ability of a borrower to make these substantial principal payments typically will depend upon that borrower's ability to either timely refinance the balloon mortgage loan or timely sell the mortgaged property. Many borrowers may have erratic payment histories, including multiple payment delinquencies, that may substantially impair their ability to refinance the balloon mortgage loans.

                             For additional information regarding balloon mortgage loans, see "Description of the Mortgage Loans" and "Certain Yield and Prepayment Considerations" in this prospectus supplement and "The Trusts and the Trust Assets -- Mortgage Loans -- Balloon Loans" in the accompanying prospectus.

RISK OF DEFAULT ON HIGH
BALANCE MORTGAGE LOANS       The principal balances of approximately seven
                             mortgage loans representing approximately 2.03% of the mortgage loans equaled or exceeded $1,000,000, and the principal balances of approximately 10 mortgage loans representing approximately 2.01% of the mortgage loans were between $750,000 and $1,000,000, as of the cut-off date. Defaults and losses on these mortgage loans may have a disproportionate effect on certificateholders.

RISKS ASSOCIATED WITH
DOCUMENTATION DEFECTS        Certain of the loan files being transferred to the
                             trustee are known by the seller to have one or more of the following document defects:

                             - the loan file contains neither the original nor a
                               copy of the mortgage note;

                             - the mortgage note is missing the proper
                               intervening endorsements;

                             - the loan file is missing intervening assignments;

                             - the loan file is missing a copy of certain
                               assumptions, modifications or waivers;

                             - the loan file is missing a copy of the title
                               insurance policy or the original certificate of FHA insurance or VA guaranty; and

                             - in the case of cooperative loans, the loan file
                               does not contain a copy of a recognition agreement or security agreement.

                             Failure to obtain all intervening assignments with respect to a mortgage loan could result in delays in foreclosure and liquidation in the event of a default.

                             The seller will be obligated to repurchase any mortgage loan if any effort to enforce the related mortgage loan or the related mortgage, deed of trust or other security instrument is materially impaired by the documentation defect. However, no mortgage loan with respect to which a copy of the original mortgage is missing will be required to be repurchased unless and until the mortgage loan is to be foreclosed upon and the mortgage is unenforceable because the original mortgage cannot be obtained from the public recording office.

                             For a significant number of the mortgage loans, copies of the title insurance policies have not been, or will not be, obtained. The seller will be obligated to repurchase any mortgage loan (other than a cooperative loan) if the trustee's interest in such mortgage loan is materially and adversely affected by the missing policy.

                             If the seller does not fulfill its obligation to repurchase defective mortgage loans, holders of offered certificates may incur losses.

DELINQUENCIES MAY BE HIGHER
DUE TO SERVICING TRANSFERS   Because the seller generally acquires mortgage
                             loans on a servicing released basis, it is necessary to arrange for the transfer of the mortgage loan servicing to the servicers. The seller has engaged the servicers to service the mortgage loans as well as other mortgage loans acquired by the seller. Servicing with respect to a substantial portion of the mortgage loans was transferred to the servicers within the three months preceding the cut-off date or is in the process of being transferred. In addition, the seller will on or prior to the closing date transfer its ownership of the servicing rights with respect to mortgage loans serviced by Interbay
                             Funding, LLC and by M&T Mortgage Corporation, representing approximately 48.62% of the mortgage loans as of the cut-off date, to M&T Mortgage.
                             Interbay has been engaged by M&T Mortgage to subservice mortgage loans of relatively lower credit quality.

                             Servicing transfers involve notifying borrowers to remit payments to the new servicer, transferring physical possession of the servicing files and records to the new servicer and entering mortgage loan and borrower data on the management information systems of the new servicer, and these transfers could result in misdirected notices, misapplied payments, data input errors and other problems. Industry experience indicates that mortgage loan delinquencies and defaults are likely to temporarily increase during the transition to a new servicer and immediately following the servicing transfer. The recent transfer of servicing of a substantial portion of the mortgage loans to the servicers, as well as the transfer of servicing to M&T Mortgage, is expected to increase the rate of delinquencies on these mortgage loans at least until all of the related borrowers are informed of the transfer, the applicable servicer has received all of the related loan files and records and all relevant data has been entered on the servicer's management information systems.

                             We cannot give you any assurance as to the severity or duration of any increase in the rate of delinquencies or defaults due to transfers of servicing.

GEOGRAPHIC CONCENTRATION OF
MORTGAGE LOANS               Approximately 15.49%, 10.90% and 9.88% of the
                             mortgage loans expected to be in the trust fund on the closing date are secured by mortgaged properties located in the states of California, Texas and New York, respectively. There are also significant concentrations of mortgaged properties in other states:

                             - weak economic conditions in these states or any
                               other state (which may or may not affect real property values), may affect the ability of borrowers to repay their mortgage loans on time;

                             - properties in certain states may be more
                               susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, as well as floods, hurricanes, wildfires, mudslides and other natural disasters;

                             - declines in the residential real estate market of
                               a particular state may reduce the values of properties located in that state, which would result in an increase in the loan-to-value ratios; and

                             - any increase in the market value of properties
                               located in a particular state would reduce the loan-to-value ratios of the mortgage loans and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

                             Natural disasters, such as wildfires, severe storms and flooding affecting regions of the United States from time to time may result in prepayments of mortgage loans. Investors should consider the relative concentrations of mortgaged properties in these states.

                             For additional information regarding the geographic distribution of the mortgage loans expected to be included in the trust fund, see the applicable table under "Description of the Mortgage Loans" in this prospectus supplement.

VIOLATION OF PREDATORY
LENDING LAWS MAY RESULT IN
LOSSES Various federal and state laws have been enacted that are designed to discourage predatory lending practices. The federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of certain provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the origination of the mortgage loans. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust fund as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding the mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.

                             The seller will represent that the trust fund does not include any mortgage loans subject to HOEPA or any similar local, state or federal predatory lending laws. If it is determined that the trust fund includes loans subject to HOEPA or similar state laws, the seller will be required to repurchase the affected loans and to pay any liabilities incurred by the trust fund due to any violations of these laws. If the loans are found to have been originated in violation of predatory lending loans, certificateholders could incur losses.

                             See "The Agreements -- Assignment of Mortgage Loans" in this prospectus supplement.

ENVIRONMENTAL RISKS          Real property pledged as security for a mortgage
                             loan may be subject to certain environmental risks.
                             Under the laws of certain states, contamination of a property may give rise to a lien on the property to ensure payment of the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against the property.
                             In addition, under the laws of some states and under the federal Comprehensive Environmental
                             Response, Compensation and Liability Act of 1980, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner.

                             See "Certain Legal Aspects of Loans and
                             Contracts -- Environmental Considerations" in the accompanying prospectus.

                             A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of the mortgaged property and could make impracticable foreclosure on the mortgaged property in the event of a default by the related borrower. In addition, certain environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances. Property owners in some areas have recently been subject to liability claims associated with mold.

                             Certain of the commercial, multifamily and mixed use loans will be covered by a limited environmental insurance policy, as described under "Description of the Mortgage Loans -- Commercial, Multifamily and Mixed Use Loans."

RISKS ASSOCIATED WITH
UNRECOGNIZED COOPERATIVE
LOANS The trust fund will include mortgage loans made in connection with the purchase or refinancing of cooperative apartments. Some cooperative housing corporations permit purchasers to obtain mortgage financing on only a portion, or on none, of a cooperative apartment's purchase price. Certain of the mortgage loans, representing approximately 0.28% of the mortgage pool, were made despite these restrictions and have not been recognized by the related cooperative housing corporation.

                             As described under "Certain Legal Aspects of Loans and Contracts" in the accompanying prospectus, there are certain risks attendant to foreclosure on cooperative loans. In the case of unrecognized cooperative loans, these risks are increased. A cooperative housing corporation may declare the borrower in default under the lease or occupancy agreement because of the unrecognized financing and terminate the lease or occupancy agreement. The cooperative housing corporation will be under no obligation to recognize the lien of the trust fund against the cooperative shares, and may actively oppose the efforts of the trust fund to realize upon this collateral.

                             You should consider the risk that, in the event of a default under an unrecognized cooperative loan and resulting foreclosure, the collateral for the defaulted loan may have no value.

                             The seller will represent and warrant that each cooperative loan is secured by a perfected, enforceable first priority security interest in the related shares or lease and occupancy agreement, and that the value of the collateral equals at least 80% of the principal balance of the cooperative loan. In the event of a breach of this representation and warranty, the seller will be required to repurchase the affected loan for a price generally equal to its unpaid principal balance plus accrued interest.

                             See "Certain Legal Aspects of Loans and
                             Contracts -- Cooperatives" and "-- Realizing Upon Cooperative Security" in the accompanying prospectus.

POTENTIAL INADEQUACY OF
CREDIT ENHANCEMENT           The certificates are not insured by any financial
                             guaranty insurance policy. The credit enhancement features described in the summary are intended to enhance the likelihood that certificateholders will receive regular payments of interest and principal.

                             EXCESS INTEREST AND OVERCOLLATERALIZATION.   In
                             order to increase the overcollateralization to the level required by the rating agencies, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the certificates and fees and expenses of the trust fund. We expect that the loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the loans is higher than the weighted average of the interest rates on the certificates. We cannot assure you, however, that enough excess interest will be generated to increase overcollateralization to the level required by the rating agencies. The following factors will affect the amount of excess interest that the loans will generate:

                             - Prepayments.   Every time a mortgage loan is
                               prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial payment, will be generating less interest. The effect on your certificates of this reduction will be influenced by the number of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately large number of high interest rate loans would have a greater negative effect on future excess interest.

                             - Defaults.   The rate of defaults on the loans may
                               turn out to be higher than expected. Defaulted loans may be liquidated, and liquidated loans will no longer be outstanding and generating interest. Defaults on a disproportionately high number of loans having relatively high interest rates would have a greater negative effect on future excess interest.

                             - Level of LIBOR.   Substantially all of the
                               mortgage loans have either fixed interest rates or interest rates that adjust based an index that differs from the one-month LIBOR index used to determine the interest rates on the class A, M-1, M-2, M-3, M-4 and B certificates. As a result of an increase in one-month LIBOR, the interest rates on these certificates may increase relative to interest rates on the mortgage loans, requiring that more of the interest generated by the mortgage loans be applied to cover interest on the certificates. The interest rate cap agreement described in this prospectus supplement is intended to mitigate this risk.

                             See "Description of the Certificates --
                             Overcollateralization; Application of Excess
                             Cashflow" in this prospectus supplement and "Credit Enhancement -- Overcollateralization" in the accompanying prospectus.

                             SUBORDINATION.   Subordination in right of payment
                             of the subordinate certificates provides a form of credit enhancement for the senior certificates and for each class of subordinate certificates having a higher priority of payment. However, if this subordination is insufficient to absorb losses in excess of excess interest, any overcollateralization that is created, and any amounts in the reserve fund available to pay losses, then holders of subordinate certificates, particularly the class B certificates, may never receive all of their principal payments.

                             You should consider the following:

                             - if you buy a class B certificate and losses on
                               the mortgage loans exceed excess interest, any overcollateralization that has been created and any amounts in the reserve fund available to pay losses, the principal balance of your certificate will be reduced proportionately with the principal balances of the other class B certificates by the amount of that excess;

                             - if you buy a class M-4 certificate and losses on
                               the mortgage loans exceed interest, any
                               overcollateralization that has been created and any amounts in the reserve fund available to pay losses, plus the class principal balance of the class B certificates, the principal balance of your certificate will be reduced proportionately with the principal balances of the other class M-4 certificates by the amount of that excess;

                             - if you buy a class M-3 certificate and losses on
                               the mortgage loans exceed excess interest, any overcollateralization that has been created and any amounts in the reserve fund available to pay losses, plus the total class principal balance of the class B and M-4 certificates, the principal balance of your certificate will be reduced proportionately with the principal balances of the other class M-3 certificates by the amount of that excess;

                             - if you buy a class M-2 certificate and losses on
                               the mortgage loans exceed excess interest, any overcollateralization that has been created and any amounts in the reserve fund available to pay losses, plus the total class principal balance of the class B, M-4 and M-3 certificates, the principal balance of your certificate will be reduced proportionately with the principal balances of the other class M-2 certificates by the amount of that excess; and

                             - if you buy a class M-1 certificate and losses on
                               the mortgage loans exceed excess interest, any overcollateralization that has been created and any amounts in the reserve fund available to pay losses, plus the total class principal balance of the class B, M-4, M-3 and M-2 certificates, the principal balance of your certificate will be reduced proportionately with the principal balances of the other class M-1 certificates by the amount of that excess.

                             Losses on the mortgage loans will not reduce the principal balance of the class A certificates.

                             If overcollateralization is maintained at the required amount and the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the offered certificates and the fees and expenses of the trust fund, then excess interest will be used to pay certificateholders the amount of any reduction in the principal balances of the certificates caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that excess interest will be generated in an amount sufficient to make these payments.

                             See "Description of the Certificates --
                             Overcollateralization; Application of Excess Cash Flow" and "-- Allocation of Losses; Reserve Fund Draws" in this prospectus supplement and "Credit Enhancement -- Subordinate Securities" in the accompanying prospectus.

UNPREDICTABILITY AND EFFECT
OF PREPAYMENTS               Borrowers may prepay their mortgage loans in whole
                             or in part at any time. A prepayment of a mortgage loan will usually result in a payment of principal on the certificates.

                             - If you purchase your certificates at a discount
                               and principal is repaid slower than you
                               anticipate, then your yield may be lower than you anticipate.

                             - If you purchase your certificates at a premium
                               and principal is repaid faster than you
                               anticipate, then your yield may be lower than you anticipate.

                             Approximately 12.63% of the mortgage loans impose a penalty for prepayments during periods that range from 12 months to 15 years after origination, which may discourage these borrowers from prepaying their mortgage loans during the penalty period.

                             The prepayment experience of the mortgage loans may differ significantly from that of first lien residential mortgage loans generally. The rate at which prepayments, defaults and losses occur on the mortgage loans will affect the average lives and yields of the certificates.

                             See "Certain Yield and Prepayment Considerations" in this prospectus supplement and "Yield and Prepayment Considerations -- Maturity and Prepayment" in the accompanying prospectus for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

APPLICATION OF THE
AVAILABLE FUNDS CAP AND
TIMING OF INTEREST RATE
ADJUSTMENTS MAY REDUCE
INTEREST PAYMENTS            The yields on the LIBOR certificates will be
                             sensitive to changes in the level of LIBOR and may be adversely affected by application of the available funds cap, which is the maximum rate of interest for any class of LIBOR certificates for any distribution date. The available funds cap may be applied on any distribution date because, for example:

                             - the indices applicable to the adjustable rate
                               mortgage loans differ from, and adjust at different intervals than, LIBOR;

                             - the interest rates on the fixed rate mortgage
                               loans will not adjust and the adjustable rate loans may prepay at a more rapid rate than the fixed rate loans; and

                             - mortgage loans with relatively higher interest
                               rates may prepay at a more rapid rate than loans having relatively lower rates.

                             Amounts received in respect of the interest rate cap agreement, if any, will be available to fund any resulting shortfalls. However, because amounts payable under the cap agreement are limited as described in this prospectus supplement, and because the cap agreement expires after ten years, these amounts may be insufficient to pay shortfalls caused by application of the available funds cap. The calculation and application of the available funds cap are described in this prospectus supplement under "Description of the
                             Certificates -- Distributions of Interest." The terms of the Cap Agreement are described in this prospectus supplement under "Description of the Certificates -- The Cap Agreement; Basis Risk Shortfalls and Limited Credit Support."

                             The interest rates on adjustable rate mortgage loans will adjust periodically based on any of a variety of indices and the interest rates on the LIBOR certificates will adjust monthly based on LIBOR as described in this prospectus supplement under "Description of the Certificates -- Determination of LIBOR." In particular, because the interest rates on the LIBOR certificates adjust monthly while the interest rates on the adjustable rate mortgage loans may adjust as frequently as monthly or as infrequently as every seven years (and in some cases, only after the expiration of the related initial fixed rate period), in a rising interest rate environment the interest accrued on the LIBOR certificates may be greater than interest accrued on the mortgage loans net of other amounts having a higher priority of payment. In addition, because the interest rates for adjustable rate mortgage loans are based on the related index plus the related gross margin, these interest rates could be higher than prevailing market interest rates, which may result in an increase in the rate of prepayments on the adjustable rate mortgage loans.

ADVERSE EFFECT OF REDUCTION
OF RATING OF CAP PROVIDER    The counterparty under the interest rate cap
                             agreement or its credit support provider will be, as of the closing date, rated Aaa by Moody's
                             Investors Service and AAA by Standard & Poor's
                             Ratings Services. The ratings on the offered certificates are dependent in part on the ratings of the counterparty (or its credit support provider). If the ratings of the counterparty (or its credit support provider) are qualified, reduced or withdrawn, the ratings of the offered certificates may be qualified, reduced or withdrawn. If that happens, the value and marketability of your certificates will be adversely affected.

TERRORIST ATTACKS AND
MILITARY ACTION              The effects that military action by U.S. forces in
                             Iraq, Afghanistan, Africa or other regions, terrorist attacks in the United States, and other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans.
                             Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Soldiers' and Sailors' Civil
                             Relief Act of 1940 or similar state laws. The amount of interest available for distribution to holders of the certificates will be reduced by any reductions in the amount of interest collectible as a result of application of the Relief Act or similar state laws and neither the servicer, the master servicer nor any other party will be required to fund any interest shortfall caused by any such a reduction.

LIMITED OBLIGATIONS          The assets of the trust fund are the sole source of
                             payments on the certificates. The certificates are not the obligations of any other entity. None of the seller, the depositor, the underwriters, the trustee, the master servicer, the servicers or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the rating of the certificates. If credit enhancement is not available, holders of certificates may suffer losses on their investments.

LIMITED ABILITY TO RESELL
CERTIFICATES                 The certificates will not be listed on any
                             securities exchange. The Underwriters are not required to assist in resales of the certificates, although they may do so. A secondary market for the certificates may not develop. If a secondary market does develop, it might not continue, or it might not be sufficiently liquid to allow you to resell your certificates, or to resell them at the price you desire.

                     THE MASTER SERVICER AND THE SERVICERS

     The information set forth in this section has been provided by Wells Fargo Bank Minnesota, National Association (the "Master Servicer"), to the extent applicable to the Master Servicer, and by the applicable Servicers, to the extent applicable to them, and none of Bayview Financial Securities Company, LLC (the "Depositor"), Bayview Financial Trading Group, L.P. ("Bayview" or the "Seller"), Wachovia Bank, National Association (the "Trustee") or the Underwriters makes any representation or warranty as to the accuracy or completeness of such information. The Master Servicer makes no representation or warranty as to the accuracy or completeness of information regarding the Servicers.

GENERAL

     The Master Servicer is a national banking association with executive offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 and its master servicing offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045.

     The Servicers will service the Mortgage Loans, directly or through subservicers under the supervision of the Master Servicer, to the extent provided in the Pooling and Servicing Agreement and consistent with the applicable Servicing Agreements. The Master Servicer will not be ultimately responsible for the servicing of the Mortgage Loans except to the limited extent described under "The Agreements -- Advances" herein, and will not be responsible for the supervision of loss mitigation functions, including collection efforts with respect to defaulted Mortgage Loans, workouts, discounted payoffs, foreclosure, and disposition of Mortgaged Properties to which title has been taken on behalf of the Trust Fund by foreclosure, deed-in-lieu of foreclosure or otherwise ("REO Property"). However, if the Master Servicer becomes aware that a Servicer is not fulfilling its obligations under the Servicing Agreement with respect to these matters, the Master Servicer will be obligated to terminate the Servicer and, within 90 days of such termination, appoint a successor servicer that satisfies the eligibility requirements set forth in the applicable Servicing Agreement. Following termination of a Servicer and prior to the appointment of a successor servicer, the Master Servicer will assume the obligation to make Advances.

     The Master Servicer is engaged in the business of master servicing mortgage loans secured by properties located in all 50 states and the District of Columbia.

SERVICING OF THE MORTGAGE LOANS

     The Mortgage Loans will initially be serviced by the Servicers under the supervision of the Master Servicer to the extent provided in the Pooling and Servicing Agreement and consistent with the applicable servicing agreements (each, a "Servicing Agreement"). The Seller has transferred its ownership of the servicing rights with respect to the Mortgage Loans serviced by Interbay Funding, LLC ("Interbay") and by M&T Mortgage Corporation ("M&T Mortgage") to M&T Mortgage. Any further transfer of servicing to one or more successor servicers will be subject to the conditions set forth in the Pooling and Servicing Agreement and the Servicing Agreements, as applicable. Interbay has been engaged by M&T Mortgage to subservice Mortgage Loans of relatively lower credit quality.

     Interbay is a wholly owned subsidiary of the Seller. Interbay is approved by Fannie Mae for single-family mortgage loans only, but is not approved to service mortgage loans for Freddie Mac.

     Approximately 60.78% of the Mortgage Loans will initially be serviced by M&T Mortgage, and approximately 14.93% of the Mortgage Loans will initially be serviced by Interbay. The remainder of the Mortgage Loans will initially be serviced by Boston Safe Deposit and Trust Company (the "Boston Company"), Cendant Mortgage Corp. ("Cendant"), Countrywide Home Loans Inc. ("Countrywide"), GMAC Mortgage Corporation ("GMAC"), Washington Mutual Bank ("WAMU"), Washington Mutual Mortgage Securities Corp. ("WMMSC"), and Wells Fargo Home Mortgage Inc. ("WFHM"), each of which will service less than 9.0% of the Mortgage Loans. Certain of the Mortgage Loans that Interbay is obligated to service will be directly serviced by third party servicers, which Interbay will treat for purposes of its obligations under its Servicing Agreement as subservicers. In some cases, these subservicers will have the right to transfer the servicing to other subservicers.

     Each of M&T Mortgage, Interbay, Boston Company, Cendant, Countrywide, GMAC, WAMU, WMMSC and WFHM, and any successors to each of them, is referred to herein as a "Servicer."

M&T MORTGAGE

     M&T Mortgage is a wholly owned subsidiary of Manufacturers and Traders Trust Company. Its principal offices are located at One Fountain Plaza, Buffalo, New York 14203. M&T Mortgage is approved by Ginnie Mae, Freddie Mac and Fannie Mae as a seller-servicer and its processing offices are approved by FHA as branch offices. As of March 31, 2003, M&T Mortgage was the servicer of a portfolio of approximately 179,600 mortgage loans totaling approximately $13.674 billion, which includes approximately 147,650 mortgage loans serviced for third parties.

     The following table sets forth the delinquency and foreclosure experience of mortgage loans serviced by M&T Mortgage for Bayview and securitization trusts sponsored by affiliates of Bayview. This portfolio of mortgage loans may differ significantly from the Mortgage Loans included in the Trust Fund in terms of interest rates, principal balances, geographic distribution and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans included in the Trust Fund will be similar to that reflected in the following table, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans included in the Trust Fund.

                         DELINQUENCIES AND FORECLOSURES

                                            AS OF                       AS OF
                                      DECEMBER 31, 2001           DECEMBER 31, 2002
                                  -------------------------   -------------------------
                                               BY DOLLAR                   BY DOLLAR
                                   BY NO.        AMOUNT        BY NO.        AMOUNT
                                  OF LOANS      OF LOANS      OF LOANS      OF LOANS
                                  --------   --------------   --------   --------------
Total loans serviced............   30,257    $2,222,556,140    43,674    $2,956,037,063
Period of delinquency
  30-59 Days....................    3,342    $  224,930,326     4,084    $  253,729,670
  60-89 Days....................    1,213    $   85,528,246     1,364    $   98,272,853
  90 days or more...............    1,287    $   72,719,937     1,427    $   82,964,517
                                   ------    --------------    ------    --------------
Total delinquent loans..........    5,842    $  383,178,509     6,875    $  434,967,040
                                   ======    ==============    ======    ==============
Total percentage of loans
  delinquent....................   19.31%            17.24%    15.74%            14.71%
Active in foreclosure...........    1,750    $  147,653,151     1,362    $  118,741,228
Total percentage of loans in
  foreclosure...................    5.78%             6.65%     3.12%             4.03%

     None of the mortgage loans serviced by M&T Mortgage for Bayview, and none of the Mortgage Loans in the Trust Fund, were originated by M&T Mortgage or its affiliates.

                       DESCRIPTION OF THE MORTGAGE LOANS

     Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, this percentage is determined (unless otherwise specified) on the basis of the total Principal Balance as of July 1, 2003 ("the Cut-off Date"). With respect to Mortgage Loans that have been modified, references herein to the date of origination will be deemed to be the date of the most recent modification.

GENERAL

     The Mortgage Loans will consist of approximately 3,937 mortgage loans, Contracts and Contracts for Deed, whether held directly or through the Special Interest Certificate described herein, (the "Mortgage Loans," and collectively, the "Mortgage Pool"), secured by first liens on (1) single family residential real properties, (2) two- to four-family residential real properties, (3) condominium units, together with such units' appurtenant interests in common elements (the Mortgage Loans secured thereby, "Condominium Loans"), (4) planned unit developments, (5) manufactured homes, (6) multifamily residential rental properties consisting of five or more dwelling units (the Mortgage Loans secured thereby, "Multifamily Loans"), (7) mixed residential/ commercial properties (the Mortgage Loans secured thereby, "Mixed Use Loans"), (8) other types of commercial properties, or leasehold interests therein ("Commercial Loans"), (9) assignments by borrowers of security interests in shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific units (the Mortgage Loans secured thereby, "Cooperative Loans"), (10) improved and unimproved land and (11) other property types (each of the foregoing, a "Mortgaged Property"), with a total principal balance of the Mortgage Loans as of the Cut-off Date, of approximately $421,611,005.

     Approximately 70.58% of the Mortgage Loans will be acquired directly from the Seller by the Depositor pursuant to a purchase agreement (the "Mortgage Loan Purchase Agreement") on the date of initial issuance of the Certificates (the "Closing Date"). The remainder of the Mortgage Loans will be acquired by the Depositor on the Closing Date directly from Bayview Financial Property Trust II ("BFPT II"), which will have acquired those Mortgage Loans from Bayview Financial Revolving Asset Trust 2002-B and Bayview Financial Revolving Asset Trust 2001-C (each referred to herein as a "Revolving Trust"). The Mortgage Loans purchased by the Depositor from BFPT II are referred to herein as "Re-Sold Mortgage Loans"). The Re-Sold Mortgage Loans were sold by the Seller to BFPT II and by BFPT II to the Revolving Trusts in prior securitization transactions.

     The Mortgage Loans were initially acquired by the Seller from various unaffiliated sellers, and in the case of certain of the Commercial Loans, from Interbay. The Mortgage Loans are generally secured by senior liens on fee simple interests (or, in the case of certain of the Commercial Loans, leasehold interests) in real property of various types as described herein, or, to the extent described herein, on shares of stock in a cooperative corporation and related rights or on manufactured housing that may be treated as personal property under applicable state law. In general, interest on Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

     Certain information with respect to the characteristics of the Mortgage Loans is presented in tabular form below. Although information as to the Adjustable Rate Mortgage Loans and as to the Commercial, Multifamily and Mixed Use Loans is presented separately for ease of analysis, the Mortgage Loans constitute a single Mortgage Pool, and collections and other recoveries in respect of all Mortgage Loans will be available for distribution of interest and principal, as applicable, on all classes of Certificates.

     The Seller will make, or will have made, certain limited representations and warranties regarding the Mortgage Loans (including the Re-Sold Mortgage Loans, as described herein). The Seller will be required to repurchase or substitute for any Mortgage Loan as to which a breach of its representations and warranties with respect to that Mortgage Loan occurs if the breach materially and adversely affects the interests of any holder of Certificates (a "Certificateholder") in any of these Mortgage Loans. There can be no assurance that the Seller will have sufficient resources or liquidity in the future to effect repurchases of Mortgage Loans due to breaches of representations and warranties. See "The Agreements -- Assignment of Mortgage Loans" herein and "The Trusts and the Trust Assets -- Assignment of Primary Assets -- Representations and Warranties" and "The Agreements -- Assignment of Primary Assets -- Mortgage Loans" in the accompanying prospectus dated July 25, 2003 (the "Prospectus").

     The Seller will have the option, but not the obligation, to substitute a Qualified Substitute Mortgage Loan for any Mortgage Loan as to which the related borrower fails to make the first Monthly Payment of principal and interest due after the Closing Date (a "Removable Mortgage Loan"), as described herein, provided that the substitution occurs within 90 days after the Closing Date.

     Approximately 3.27% of the Mortgage Loans are partially insured by the FHA ("FHA Mortgage Loans") or are partially guaranteed by the VA ("VA Mortgage Loans"). The benefits of the FHA insurance and VA guaranty as to each of these Mortgage Loans are limited as described herein. Some of the FHA Mortgage Loans and the VA Mortgage Loans will be serviced on a full recourse basis. See "The Pooling and Servicing Agreement and the Servicing Agreements -- Full Recourse Servicing of Certain FHA and VA Mortgage Loans" in the Prospectus.

     Approximately 17.70% of the Mortgage Loans have an Original Loan-to-Value Ratio of more than 80% but not greater than 100% and are not insured by primary mortgage insurance policies or insured or guaranteed by the FHA or the VA or under the RMIC Policy. Approximately 2.67% of the Mortgage Loans have Original Loan-to-Value Ratios in excess of 100% and are neither insured by a primary mortgage insurance policy or the RMIC Policy nor insured or guaranteed by the FHA or the VA.

     Approximately 12.63% of the Mortgage Loans provide for payment by the borrower of a prepayment premium or yield maintenance payment, each generally referred to herein as a prepayment premium, in connection with certain full or partial prepayments of principal. Generally, each of these Mortgage Loans provides for payment of a prepayment premium in connection with certain partial prepayments and prepayments in full made within the period of time specified in the related mortgage note, ranging from 12 months to 15 years from the date of origination of the Mortgage Loan. The amount of the applicable prepayment premium, to the extent permitted under applicable state law, is as provided in the related mortgage note (each, a "Mortgage Note"). Any prepayment premiums with respect to the Mortgage Loans will be distributed to the Class P Certificates and will not be available to make payments on the other classes of Certificates.

     "Balloon Mortgage Loans" require Monthly Payments of principal based generally on 15 to 30 year amortization schedules and have scheduled maturity dates generally ranging from one to 30 years from the due date of the first Monthly Payment, in each case leaving a substantial portion of the original principal balance due and payable on the respective scheduled maturity date (a "Balloon Payment"). The substantial majority of the Balloon Mortgage Loans have original terms to maturity of two years or more. The existence of a Balloon Payment generally will require the related borrower to refinance such Mortgage Loan or to sell the Mortgaged Property on or prior to the scheduled maturity date. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available loan rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and credit profile of the borrower, applicable tax laws and prevailing general economic conditions. None of the Depositor, the Master Servicer, the Servicers, the Seller or the Trustee is obligated to refinance any Balloon Mortgage Loan. Because of the credit histories of the borrowers, there is no assurance that a borrower will be able to refinance a Balloon Mortgage Loan. Certain of the Balloon Mortgage Loans provide for the payment of interest only prior to the Balloon Payment date. See "Risk Factors -- Greater Risk Involving Balloon Mortgage Loans" herein. Approximately 6.55% of the Mortgage Loans are Balloon Mortgage Loans.

     The "Original Loan-to-Value Ratio" for a Mortgage Loan is the ratio, expressed as a percentage, of the principal balance of a Mortgage Loan at the date of origination or modification to the lower of the value of the related Mortgaged Property determined in an appraisal obtained at origination or the purchase price, if available. The Original Loan-to-Value Ratio for a Mortgage Loan is calculated on the basis of the outstanding principal balance of the Mortgage Loan at origination or modification. The "Current Loan-to-Value Ratio" for a Mortgage Loan is the ratio, expressed as a percentage, of the principal balance of the Mortgage Loan at the Cut-off Date to, with respect to approximately 84.09% of the Mortgage Loans, the lower of the value of the related Mortgaged Property determined in an appraisal obtained at origination or the purchase price, if applicable, or, with respect to approximately 15.91% of the Mortgage Loans, the value of the related Mortgaged Property based on a broker price opinion prepared after origination. The Seller utilized a broker price opinion to determine the Current Loan-to-Value Ratio when appraisal or purchase price information was unavailable or in the case of certain subprime residential Mortgage Loans.

     Approximately 1.14% of the Mortgage Loans provide for negative amortization. As provided in the applicable Mortgage Note, interest accrued and not required to be paid currently will be added to the principal balance of the related Mortgage Loan.

     The "Net Mortgage Rate" for each Mortgage Loan will equal the mortgage rate thereon (each, a "Mortgage Rate"), minus the Aggregate Fee Rate. The "Aggregate Fee Rate" for each Mortgage Loan is the sum of the applicable Servicing Fee Rate, the Master Servicing Fee Rate, the Trustee Fee Rate, the rate of any lender-paid primary mortgage insurance (if any) and the Insurance Fee Rate (in the case of any Mortgage Loan covered by the RMIC Policy).

FIXED RATE MORTGAGE LOANS

     The "Fixed Rate Mortgage Loans" consist of approximately 2,500 fixed rate Mortgage Loans, with a total principal balance as of the Cut-off Date of approximately $226,172,069. The Fixed Rate Mortgage Loans had individual principal balances at origination of at least $3,800 but not more than $1,000,000, with an average principal balance at origination of approximately $106,263. Approximately 26.29% of the Fixed Rate Mortgage Loans have terms to maturity from the date of origination of not more than fifteen years. The Fixed Rate Mortgage Loans have a weighted average remaining term to calculated maturity of approximately 240 months as of the Cut-off Date. Approximately 11.75% of the Fixed Rate Mortgage Loans are Balloon Mortgage Loans. Approximately 3.76% of the Fixed Rate Mortgage Loans have been modified.

ADJUSTABLE RATE MORTGAGE LOANS

     The "Adjustable Rate Mortgage Loans" consist of approximately 1,437 adjustable rate Mortgage Loans, with total principal balance as of the Cut-off Date of approximately $195,438,936. The Adjustable Rate Mortgage Loans had individual principal balances at origination of at least $11,250 but not more than $1,450,000, with an average principal balance at origination of approximately $157,994. Approximately 6.10% of the Adjustable Rate Mortgage Loans have terms to maturity from the date of origination of not more than fifteen years. The Adjustable Rate Mortgage Loans have a weighted average remaining term to calculated maturity of approximately 273 months as of the Cut-off Date. 0.54% of the Adjustable Rate Mortgage Loans are Balloon Mortgage Loans. Approximately 3.52% of the Adjustable Rate Mortgage Loans have been modified.

     Mortgage Rate Adjustment.   The Adjustable Rate Mortgage Loans have
Mortgage Rates that adjust periodically on the basis of an index (an "Index") specified in the related Mortgage Note plus, generally, a fixed percentage (the "Gross Margin"). Approximately 912 of the Adjustable Rate Mortgage Loans, representing approximately 51.91% of the Adjustable Rate Mortgage Loans, have Mortgage Rates that adjust in accordance with an Index equal to the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in Statistical Release H.15(519) (the "Release") and as most recently available as of the date 30 days prior to the Adjustment Date ("One-Year

CMT"). Approximately 296 of the Adjustable Rate Mortgage Loans, representing approximately 33.76% of the Adjustable Rate Mortgage Loans, have Mortgage Rates that generally adjust semi-annually in accordance with an Index equal to the average of the interbank offered rates for six-month United States dollar deposits in the London market based on quotations of major banks ("Six-Month LIBOR"), as published in The Wall Street Journal. Approximately 60 of the Adjustable Rate Mortgage Loans, representing approximately 6.80% of the Adjustable Rate Mortgage Loans, have Mortgage Rates that adjust generally in accordance with an Index equal to the bank prime rate as published The Wall Street Journal (the "Bank Prime Rate"). Approximately 123 of the Adjustable Rate Mortgage Loans, representing approximately 5.00% of the Adjustable Rate Mortgage Loans, have Mortgage Rates that generally adjust in accordance with an Index equal to the weighted average cost of funds for depository institutions the home offices of which are located in Arizona, California or Nevada that are member institutions of the Federal Home Loan Bank of San Francisco, as computed from statistics tabulated and published by the Federal Home Loan Bank of San Francisco ("COFI"). The Federal Home Loan Bank of San Francisco publishes COFI for the prior month in its monthly Information Bulletin, such bulletins may be obtained by writing or calling the Federal Home Loan Bank of San Francisco, P.O. Box 7948, San Francisco, California 94120, telephone (415) 616-2600. The remainder of the Adjustable Rate Mortgage Loans have Mortgage Rates that adjust in accordance with various other indices identified in the table entitled "Indices of the Adjustable Rate Mortgage Loans" below. The Mortgage Rates on the Adjustable Rate Mortgage Loans adjust at various intervals ranging from monthly to once every seven years. See the table entitled "Frequency of Mortgage Rate Adjustment of the Adjustable Rate Mortgage Loans as of the Cut-off Date" below.

     The amount of the scheduled payment of principal and interest (each a "Monthly Payment") on each Adjustable Rate Mortgage Loan will, except in the case of Mortgage Loans that permit negative amortization, be adjusted on the day of the calendar month in which the Monthly Payment is due (each, a "Due Date") of the month following the month in which the applicable adjustment date (each such date, an "Adjustment Date") occurs to equal the amount necessary to pay interest at the then-applicable Mortgage Rate and (except in the case of Interest-Only Loans during the interest-only period) to fully amortize the outstanding principal balance of each Adjustable Rate Mortgage Loan over its remaining term to stated maturity. The Adjustable Rate Mortgage Loans will have various adjustment dates, Gross Margins and limitations on Mortgage Rate adjustments, as described below. Adjustable Rate Mortgage Loans whose next Adjustment Date is more than or equal to four years after the Cut-off Date are referred to herein as "Long ARM Mortgage Loans."

     The Mortgage Rate on the substantial majority of the Adjustable Rate Mortgage Loans may not increase or decrease on any Adjustment Date by more than a specified percentage per annum (the "Periodic Cap").

     The Mortgage Rate on an Adjustable Rate Mortgage Loan may not be less than the minimum Mortgage Rate (the "Minimum Mortgage Rate") or exceed the maximum

Mortgage Rate (the "Maximum Mortgage Rate") specified for that Mortgage Loan, if any, in the related Mortgage Note. The Minimum Mortgage Rate for each Adjustable Rate Mortgage Loan will be equal to the Gross Margin, in the case of approximately 46.95% of the Adjustable Rate Mortgage Loans. The Minimum Mortgage Rate on the Adjustable Rate Mortgage Loans will range from 0.50% to 13.40%, with a weighted average Minimum Mortgage Rate (for those Mortgage Loans having Minimum Mortgage Rates) as of the Cut-off Date of approximately 4.11%. The Maximum Mortgage Rates on the Adjustable Rate Mortgage Loans will range from 6.00% to 24.00%, with a weighted average Maximum Mortgage Rate (for those Mortgage Loans having Maximum Mortgage Rates) as of the Cut-off Date of approximately 13.04%. The Mortgage Rates of Adjustable Rate Mortgage Loans without Maximum Mortgage Rates will be limited by usury or other applicable law. The Gross Margins for the Adjustable Rate Mortgage Loans range from 0.00% to 11.02%, with a weighted average Gross Margin as of the Cut-off Date of approximately 3.22%.

     The initial Mortgage Rate in effect on an Adjustable Rate Mortgage Loan generally will be lower, and may be significantly lower, than the Mortgage Rate that would have been in effect based on the related Index and Gross Margin. Therefore, unless the related Index declines after origination of an Adjustable Rate Mortgage Loan, the related Mortgage Rate will generally increase on the first Adjustment Date following origination of such Mortgage Loan, subject to the Periodic Cap. The repayment of the Adjustable Rate Mortgage Loans will be dependent on the ability of the borrowers to make larger monthly payments following adjustments of the related Mortgage Rates. Adjustable Rate Mortgage Loans that have the same initial Mortgage Rate may not always bear interest at the same Mortgage Rate because such Mortgage Loans may have different adjustment dates (and the Mortgage Rates therefore may reflect different related Index values), Gross Margins, Minimum Mortgage Rates and Maximum Mortgage Rates.

     Conversion Option.   The Mortgage Rates with respect to approximately 0.56%
of the Adjustable Rate Mortgage Loans having a total Principal Balance of approximately $1,093,469 may be converted, at the option of the related borrowers, to fixed interest rates. If any borrower exercises its right to convert to a fixed rate, the Mortgage Loan will remain in the Trust Fund as a fixed rate Mortgage Loan.

CONTRACTS

     Approximately 0.86% of the Mortgage Loans are installment sale contracts for the purchase of manufactured housing ("Contracts") See "Certain Legal Aspects of Loans and Contracts -- Manufactured Housing Contracts" in the Prospectus.

COOPERATIVE LOANS

     Approximately 0.55% of the Mortgage Loans are Cooperative Loans that were originated in the States of New York and Michigan. These Mortgage Loans are not secured by liens on real estate. The "owner" of a cooperative apartment does not own the real estate constituting the apartment, but owns shares of stock in a corporation that holds title to the building in which the apartment is located, and by virtue of owning such stock is entitled to a proprietary lease or occupancy agreement to occupy the specific apartment. A Cooperative Loan is secured by a lien on the shares and an assignment of the lease or occupancy agreement. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related cooperative apartment building and/or on the underlying land. If the borrower defaults on a Cooperative Loan, the lender's remedies are similar to the remedies that apply to a foreclosure of a leasehold mortgage or deed of trust, in that the lender can foreclose the loan and assume ownership of the shares and of the borrower's rights as lessee under the related proprietary lease or occupancy agreement. Typically, the lender and the cooperative housing corporation enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the borrower on its obligations under the lease or occupancy agreement. For information on certain risks related to Cooperative Loans, see "Certain Legal Aspects of Loans and
Contracts -- Cooperatives" and "-- Realizing Upon Cooperative Security" in the Prospectus.

     Certain of the Cooperative Loans have not been recognized by the related cooperative corporation. See "Risk Factors -- Risks Associated with Unrecognized Cooperative Loans" in this prospectus supplement.

INTEREST-ONLY LOANS

     Approximately 10.51% of the Mortgage Loans ("Interest-Only Loans") provide for Monthly Payments of interest at the related Mortgage Rate, but not principal, for periods ranging from 3 to 121 months following origination. Following the interest-only period, the Monthly Payment on each of these Mortgage Loans will be increased to an amount sufficient to fully amortize the principal balance over the remaining term and pay interest at the related Mortgage Rate. See "Risk Factors -- Risks Associated with Loans Providing for Interest-only Payments."

ADDITIONAL COLLATERAL LOANS

     Approximately 1.84% of the Mortgage Loans, all of which are residential mortgage loans, are secured by, in addition to real property, additional collateral generally in the form of marketable securities ("Additional Collateral"). In some cases, a third party, such as a parent of the borrower, has guaranteed payment of certain amounts owed by the borrower and has pledged Additional Collateral to secure that guarantee. The Additional Collateral for any particular Mortgage Loan will generally equal only a relatively small portion of the principal balance of the loan. The requirement that Additional Collateral be pledged to secure a Mortgage Loan will generally terminate when the principal balance or loan-to-value ratio declines to a specified level.

     There can be no assurance as to the amount of proceeds, if any that might be realized from Additional Collateral.

CONTRACTS FOR DEED

     Approximately 0.58% of the Mortgage Loans are "Contracts for Deed," as described in the Prospectus under "Certain Legal Aspects of Loans and Contracts -Contracts for Deed." As generally described in the Prospectus, record title to the Contracts for Deed will be held by Bayview Financial Property Trust ("BFPT"), a subsidiary of the Seller organized as a statutory trust under the laws of the state of Delaware. The Seller will cause BFPT to create a class of certificates of beneficial interest (the "Special Interest Certificate") that will evidence beneficial ownership of the Contracts for Deed and related property ("Special Interest Assets") to be issued to the Trustee. The Special Interest Certificate will entitle the Trustee as holder to receive all payments and other cash proceeds in respect of the Contracts for Deed. Property of other special units of beneficial interest of Bayview Financial Property Trust and the proceeds of that property will not be available to make distributions on the Certificates.

PRIMARY MORTGAGE INSURANCE

     Approximately 38.86% of the Mortgage Loans have Original Loan-to-Value Ratios in excess of 80%. Of these Mortgage Loans, approximately 52.41% are not covered by primary mortgage insurance policies and are not insured by the FHA or guaranteed by the VA. The Seller will acquire on behalf of the Trust Fund a mortgage insurance policy (the "RMIC Policy") to be issued by Republic Mortgage Insurance Company ("RMIC") with respect to approximately 20.07% of those Mortgage Loans with Original Loan-to-Value Ratios in excess of 60% that are not covered by an existing primary mortgage insurance policy and are not insured by the FHA or guaranteed by the VA (representing approximately 14.42% of the Mortgage Loans).

     RMIC is a wholly-owned subsidiary of Old Republic International ("ORI"). RMIC has financial strength ratings of "AA" from S&P, "Aa3" from Moody's and "AA" from Fitch. RMIC is licensed in 49 states and the District of Columbia to offer mortgage insurance and is approved as a private mortgage insurer by Fannie and Freddie Mac.

     The ratings of RMIC reflect only the views of the respective rating agencies and an explanation of the significance of these ratings may be obtained only from the respective rating agencies. There is no assurance that the ratings will continue for any given period of time or that they will not be revised or withdrawn entirely by the ratings agencies if, in their judgment, circumstances so warrant.

     The following is a brief description of the RMIC Policy as it applies to certain of the Mortgage Loans.

     The maximum amount of coverage under the RMIC Policy for each covered Mortgage Loan (the "Specified Coverage Percentage") will vary depending on the loan-to-value ratio (as calculated by RMIC) of the Mortgage Loan as of the Cut-off Date. The Specified Coverage Percentage for each covered Mortgage Loan will be the percentage of the principal balance of that Mortgage Loan specified in the following table:

  ORIGINAL LTV    COVERAGE          LTV          COVERAGE
  ------------    --------   -----------------   --------
60.01% to 65.00%     8%       80.01% to 85.00%     30%
65.01% to 70.00%    15%       85.01% to 90.00%     34%
70.01% to 75.00%    20%       90.01% to 95.00%     37%
75.01% to 80.00%    25%      95.01% to 100.00%     40%

     RMIC will pay a claim by either acquiring the related Mortgaged Property or making a payment to the Trust Fund. If RMIC acquires the Mortgaged Property, it will pay a price generally equal to the unpaid principal balance of the Mortgage Loan plus accrued interest and certain expenses, less certain amounts specified in the policy.

     The RMIC Policy will not cover Mortgage Loans with Original Loan-to-Value-Ratios in excess of 100%, Mortgage Loans in default as of the Cut-off Date, or any Mortgage Loan otherwise insured under the terms of a traditional primary mortgage insurance policy. Each Mortgage Loan covered by the RMIC Policy will be covered for losses up to the applicable policy limits; provided, however, that the RMIC Policy will not cover special hazard, bankruptcy or fraud losses or certain other types of losses as described in the policy. Claims on insured Mortgage Loans will reduce uninsured exposure to an amount equal to 60% of the lesser of the appraised value or purchase price, as the case may be, of the related Mortgaged Property, in each case at the applicable effective date of the policy or at the time of origination. The RMIC Policy will be, unless otherwise required by applicable law, cancelable as to any Mortgage Loan only if the principal balance of the related Mortgage Loan is paid in full or the loan-to-value ratio (of the Mortgage Loan has become 50% or less, due to amortization of the Mortgage Loan, or, as to all the covered Mortgage Loans, for failure to pay premiums.

     The RMIC Policy will provide only limited protection against losses on defaulted Mortgage Loans, and coverage may be denied or reduced due to fraud in the origination or servicing or breaches of representations made to RMIC or failure to service in accordance with the requirements of RMIC.

     The premiums payable to RMIC (the "Pool PMI Insurance Premiums") for coverage of each insured Mortgage Loan will be paid from the Trust Fund on each Distribution Date from interest collections on the Mortgage Loans as described under "Description of the Certificates -- Distributions of Interest." These premiums are calculated as 1.25% per annum (the "Insurance Fee Rate") of the Principal Balance of each Mortgage Loan covered by the RMIC Policy.

     The foregoing description of the RMIC Policy is only a brief outline and does not purport to summarize or describe all of the provisions, terms and conditions of the RMIC Policy. For a more complete description of these provisions, terms and conditions, reference is made to the RMIC Policy, a copy of which is available upon request from the Trustee.

CERTAIN MORTGAGED PROPERTIES SECURING MORTGAGE LOANS

     Approximately 21.96% of the Mortgage Loans are secured by Mortgaged Properties that are investment properties or second homes, including improved and unimproved land. Investors should consider the likelihood that a borrower may be more likely to default on a Mortgage Loan secured by investment property than a Mortgage Loan secured by a primary residence.

UNDERWRITING GUIDELINES

     The underwriting criteria pursuant to which the Mortgage Loans, other than those originated by Bayview or Interbay, were originated are generally not available. Neither the Seller nor the Depositor makes any representation as to what underwriting standards or procedures were utilized. It is likely that the Mortgage Loans were originated pursuant to standards that were less stringent, perhaps significantly so, than those of Fannie Mae and Freddie Mac. The underwriting guidelines generally applied by Bayview and Interbay in originating commercial mortgage loans are described below under "-- Commercial, Multifamily and Mixed Use Loans -- Underwriting Guidelines."

LOAN CHARACTERISTICS

     Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date (except as otherwise indicated). All percentages of the Mortgage Loans are approximate percentages by total Principal Balance of the applicable Mortgage Loans as of the Cut-off Date (except as otherwise indicated). Unless otherwise specified, all Principal Balances of the Mortgage Loans are as of the Cut-off Date and are rounded to the nearest dollar. In some instances, percentages may not add to 100% due to rounding.

               ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS*

                                                              PERCENTAGE
                                  NUMBER                          OF       WEIGHTED   WEIGHTED                WEIGHTED
                                    OF           TOTAL          TOTAL      AVERAGE    AVERAGE     AVERAGE     AVERAGE
           ORIGINAL              MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT    PRINCIPAL    CURRENT
     PRINCIPAL BALANCES($)        LOANS         BALANCE        BALANCE       RATE      SCORE      BALANCE       LTV
     ---------------------       --------   ---------------   ----------   --------   --------   ----------   --------
    3,800.00    -     49,999.99   1,113     $ 29,176,745.81       6.92%     8.872%      637      $   26,215    70.72%
   50,000.00    -     99,999.99   1,239       73,345,589.11      17.40      7.832       649          59,197    72.16
  100,000.00    -    149,999.99     576       60,648,412.49      14.38      7.164       652         105,292    73.88
  150,000.00    -    199,999.99     294       44,187,389.88      10.48      7.371       666         150,297    71.94
  200,000.00    -    249,999.99     232       44,015,467.29      10.44      6.990       681         189,722    69.39
  250,000.00    -    299,999.99     151       33,675,679.62       7.99      6.766       685         223,018    66.36
  300,000.00    -    349,999.99      92       25,326,845.72       6.01      6.848       698         275,292    63.93
  350,000.00    -    399,999.99      62       19,555,030.17       4.64      6.792       716         315,404    62.20
  400,000.00    -    449,999.99      54       20,231,196.39       4.80      6.745       702         374,652    69.01
  450,000.00    -    499,999.99      28       11,804,343.61       2.80      7.110       707         421,584    65.04
  500,000.00    -    549,999.99      26       11,682,222.23       2.77      6.611       716         449,316    59.31
  550,000.00    -    599,999.99      13        7,036,072.88       1.67      6.863       694         541,236    77.59
  600,000.00    -    649,999.99      18        9,991,669.77       2.37      5.748       738         555,093    68.12
  650,000.00    -    699,999.99      10        5,887,010.67       1.40      7.086       716         588,701    62.17
  700,000.00    -    749,999.99       1          744,000.00       0.18      6.000       734         744,000    80.00
  750,000.00    -    799,999.99       5        3,641,520.57       0.86      5.867       729         728,304    73.40
  800,000.00    -    849,999.99       5        3,896,785.31       0.92      7.501       705         779,357    72.33
  850,000.00    -    899,999.99       2        1,626,500.00       0.39      5.185       759         813,250    62.20
  900,000.00    -    949,999.99       1          708,927.06       0.17      4.625       785         708,927    63.02
  950,000.00    -    999,999.99       2        1,910,289.13       0.45      7.250       731         955,145    42.71
1,000,000.00    -  1,049,999.99       4        2,723,899.25       0.65      7.079       720         680,975    47.25
1,050,000.00    -  1,099,999.99       1          524,234.18       0.12      5.250       763         524,234    27.59
1,100,000.00    -  1,149,999.99       1        1,110,000.00       0.26      6.250       780       1,110,000    75.00
1,150,000.00    -  1,199,999.99       1        1,050,000.00       0.25      6.155       732       1,050,000    65.63
1,200,000.00    -  1,249,999.99       2        2,041,407.82       0.48      8.170       733       1,020,704    63.81
1,400,000.00    -  1,449,999.80       4        5,069,765.77       1.20      6.011       730       1,267,441    71.23
                                  -----     ---------------     ------      -----       ---      ----------    -----
              TOTAL               3,937     $421,611,004.73     100.00%     7.219%      678      $  107,089    69.29%
===============================  ========   ===============   ==========   ========   ========   ==========   ========

---------------------
* This table reflects, generally, the range of principal balances of the Mortgage Loans at origination or, if the Mortgage Loan has been modified, as of the date of the modification, expressed as a percentage of the Cut-off Date Pool Balance.

        PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                              PERCENTAGE
                                 NUMBER                          OF        WEIGHTED   WEIGHTED                WEIGHTED
                                   OF            TOTAL         TOTAL       AVERAGE    AVERAGE     AVERAGE     AVERAGE
       PRINCIPAL BALANCE         MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE   CREDIT     PRINCIPAL    CURRENT
     AS OF CUT-OFF DATE($)       LOANS          BALANCE       BALANCE       RATE      SCORE       BALANCE      LTV
-------------------------------  --------   ---------------   ----------   --------   --------   ----------   --------
    2,563.43    -     49,999.99   1,518     $ 43,874,815.31      10.41%     8.215%      654      $   28,903    63.42%
   50,000.00    -     99,999.99   1,078       76,538,012.52      18.15      7.777       651          71,000    72.40
  100,000.00    -    149,999.99     501       61,358,560.20      14.55      7.148       657         122,472    73.68
  150,000.00    -    199,999.99     292       50,502,832.42      11.98      7.270       673         172,955    69.57
  200,000.00    -    249,999.99     185       40,833,825.00       9.69      6.749       677         220,723    69.99
  250,000.00    -    299,999.99     109       29,631,051.02       7.03      7.156       688         271,845    68.72
  300,000.00    -    349,999.99      72       23,408,088.41       5.55      6.913       708         325,112    63.65
  350,000.00    -    399,999.99      50       18,809,525.31       4.46      6.886       686         376,191    67.22
  400,000.00    -    449,999.99      34       14,316,058.41       3.40      6.624       730         421,061    68.85
  450,000.00    -    499,999.99      29       13,712,249.85       3.25      6.672       698         472,836    64.40
  500,000.00    -    549,999.99      13        6,825,833.12       1.62      7.262       727         525,064    59.68
  550,000.00    -    599,999.99      17        9,850,699.12       2.34      6.265       711         579,453    76.55
  600,000.00    -    649,999.99       8        5,082,873.56       1.21      6.514       711         635,359    74.82
  650,000.00    -    699,999.99       6        3,980,612.95       0.94      5.976       748         663,435    63.68
  700,000.00    -    749,999.99       8        5,852,639.56       1.39      6.631       739         731,580    71.09
  750,000.00    -    799,999.99       3        2,367,265.28       0.56      5.671       737         789,088    60.67
  800,000.00    -    849,999.99       3        2,478,389.79       0.59      6.602       707         826,130    69.03
  850,000.00    -    899,999.99       2        1,731,077.16       0.41      4.426       739         865,539    67.83
  900,000.00    -    949,999.99       1          924,289.13       0.22      8.450       676         924,289    44.44
  950,000.00    -    999,999.99       1          986,000.00       0.23      6.125       783         986,000    41.08
1,000,000.00    -  1,049,999.99       1        1,000,000.00       0.24      4.875       681       1,000,000    62.50
1,050,000.00    -  1,099,999.99       1        1,050,000.00       0.25      6.155       732       1,050,000    65.63
1,100,000.00    -  1,149,999.99       1        1,110,000.00       0.26      6.250       780       1,110,000    75.00
1,150,000.00    -  1,199,999.99       1        1,196,368.00       0.28     10.875       668       1,196,368    74.77
1,300,000.00    -  1,349,999.99       1        1,322,133.10       0.31      5.125       674       1,322,133    46.93
1,400,000.00    -  1,449,999.80       2        2,867,805.51       0.68      7.114       752       1,433,903    85.61
                                  -----     ---------------     ------      -----       ---      ----------    -----
              TOTAL               3,937     $421,611,004.73     100.00%     7.219%      678      $  107,089    69.29%
===============================  ========   ===============   ==========   ========   ========   ==========   ========

     As of the Cut-off Date, the average Principal Balance of the Mortgage Loans is approximately $107,089.

          MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE*

                    NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED               WEIGHTED
                      OF           TOTAL         OF TOTAL    AVERAGE    AVERAGE     AVERAGE    AVERAGE
    MORTGAGE       MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT    PRINCIPAL   CURRENT
    RATES(%)        LOANS         BALANCE        BALANCE       RATE      SCORE      BALANCE      LTV
    --------       --------   ---------------   ----------   --------   --------   ---------   --------
 3.00    -   3.99      63     $  6,268,682.84       1.49%      3.792%     726      $ 99,503     60.84%
 4.00    -   4.99     304       38,903,461.84       9.23       4.504      685       127,972     66.32
 5.00    -   5.99     501       74,760,710.01      17.73       5.434      694       149,223     68.26
 6.00    -   6.99     567       73,011,872.09      17.32       6.417      705       128,769     71.57
 7.00    -   7.99     782       92,949,564.35      22.05       7.465      687       118,861     67.01
 8.00    -   8.99     639       63,820,461.26      15.14       8.414      666        99,876     70.86
 9.00    -   9.99     423       33,374,978.14       7.92       9.411      625        78,901     70.16
10.00    -  10.99     306       21,681,566.70       5.14      10.445      642        70,855     74.30
11.00    -  11.99     226       11,563,195.91       2.74      11.344      613        51,165     72.13
12.00    -  12.99      96        4,265,700.19       1.01      12.302      595        44,434     73.51
13.00    -  13.99      12          469,938.89       0.11      13.614      598        39,162     69.27
14.00    -  14.99       7          269,379.42       0.06      14.495      556        38,483     70.20
15.00    -  15.99       4          120,856.09       0.03      15.538      564        30,214     56.05
16.00    -  16.99       2           33,064.23       0.01      16.534      605        16,532     47.80
17.00    -  17.90       5          117,572.77       0.03      17.303      631        23,515     86.10
                    -----     ---------------     ------      ------      ---      --------     -----
TOTAL               3,937     $421,611,004.73     100.00%      7.219%     678      $107,089     69.29%
=================  ========   ===============   ==========   ========   ========   =========   ========

---------------------
* Reflects, generally, current Mortgage Rates for the Adjustable Rate Mortgage Loans. In some cases, the Mortgage Rates of Adjustable Rate Mortgage Loans that are delinquent in payment may not have been adjusted during the period of delinquency in accordance with the terms of the related Mortgage Note.

     As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans is approximately 7.22% per annum.

              ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

                                                   PERCENTAGE
                       NUMBER                          OF       WEIGHTED   WEIGHTED               WEIGHTED
                         OF           TOTAL          TOTAL      AVERAGE    AVERAGE     AVERAGE    AVERAGE
   ORIGINAL LOAN-     MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT    PRINCIPAL   CURRENT
 TO-VALUE RATIOS(%)    LOANS         BALANCE        BALANCE       RATE      SCORE      BALANCE      LTV
--------------------  --------   ---------------   ----------   --------   --------   ---------   --------
    Not Available         11     $  1,513,093.53       0.36%     6.565%      725      $137,554      62.53%
   9.63    -   10.00       2          157,994.84       0.04      8.401       633        78,997       8.33
  10.01    -   20.00      11        1,299,166.76       0.31      7.236       711       118,106      14.93
  20.01    -   30.00      26        2,587,677.88       0.61      6.782       747        99,526      23.29
  30.01    -   40.00      66        7,785,661.56       1.85      7.178       720       117,965      32.12
  40.01    -   50.00     136       20,997,773.15       4.98      7.380       698       154,395      42.35
  50.01    -   60.00     220       29,706,670.20       7.05      7.635       696       135,030      51.23
  60.01    -   70.00     377       47,207,983.22      11.20      7.332       695       125,220      58.65
  70.01    -   80.00   1,047      146,506,666.84      34.75      6.948       693       139,930      68.40
  80.01    -   90.00     859       77,363,803.01      18.35      7.611       653        90,063      79.21
  90.01    -   95.00     643       36,835,437.94       8.74      7.498       645        57,287      82.42
  95.01    -  100.00     421       36,790,873.96       8.73      7.124       646        87,389      87.96
 100.01    -  105.00      55        4,711,738.91       1.12      6.504       653        85,668      89.31
 105.01    -  110.00      25        3,244,555.70       0.77      5.954       666       129,782      94.02
 110.01    -  115.00      15        1,735,406.15       0.41      5.442       640       115,694      92.10
 115.01    -  120.00       9        1,477,930.55       0.35      5.568       614       164,215      89.52
 120.01    -  125.00      11        1,138,288.36       0.27      5.241       645       103,481     102.26
 140.01    -  150.00       1          450,012.03       0.11      5.000       706       450,012      97.83
 150.01   or greater       2          100,270.14       0.02      7.354       548        50,135      67.35
                       -----     ---------------     ------      -----       ---      --------     ------
   TOTAL               3,937     $421,611,004.73     100.00%     7.219%      678      $107,089      69.29%
====================  ========   ===============   ==========   ========   ========   =========   ========

     The minimum and maximum Original Loan-to-Value Ratios of the Mortgage Loans are approximately 9.63% and 204.29%, respectively, and the weighted average Original Loan-to-Value Ratio of the Mortgage Loans with Original Loan-to-Value Ratios is approximately 77.84%.

   CURRENT LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                   PERCENTAGE
                       NUMBER                          OF       WEIGHTED   WEIGHTED               WEIGHTED
                         OF           TOTAL          TOTAL      AVERAGE    AVERAGE     AVERAGE    AVERAGE
   CURRENT LOAN-      MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT    PRINCIPAL   CURRENT
 TO-VALUE RATIOS(%)    LOANS         BALANCE        BALANCE       RATE      SCORE      BALANCE      LTV
--------------------  --------   ---------------   ----------   --------   --------   ---------   --------
   1.54    -   10.00      44     $    778,429.15       0.18%     6.715%      707      $ 17,692       7.52%
  10.01    -   20.00     126        4,375,273.91       1.04      7.176       735        34,724      15.86
  20.01    -   30.00     172       10,618,967.16       2.52      7.171       740        61,738      25.72
  30.01    -   40.00     237       19,310,402.13       4.58      7.182       701        81,478      35.64
  40.01    -   50.00     253       29,539,728.09       7.01      6.720       707       116,758      45.78
  50.01    -   60.00     536       53,547,346.15      12.70      7.217       681        99,902      55.55
  60.01    -   70.00     646       83,053,906.14      19.70      7.151       687       128,566      65.20
  70.01    -   80.00     713      103,822,906.96      24.63      6.956       686       145,614      75.82
  80.01    -   90.00     635       63,456,429.28      15.05      7.758       648        99,931      85.95
  90.01    -   95.00     368       29,595,026.21       7.02      7.685       625        80,421      92.94
  95.01    -  100.00     145       17,823,090.40       4.23      7.240       661       122,918      97.78
 100.01    -  105.00      26        2,384,657.63       0.57      7.478       660        91,718     102.70
 105.01    -  110.00      19        1,716,097.19       0.41      7.445       651        90,321     106.99
 110.01    -  115.00       7          719,424.18       0.17      5.522       672       102,775     113.39
 115.01    -  120.00       7          720,180.34       0.17      8.849       616       102,883     117.76
 120.01    -  122.63       3          149,139.81       0.04      8.489       606        49,713     122.50
                       -----     ---------------     ------      -----       ---      --------     ------
   TOTAL               3,937     $421,611,004.73     100.00%     7.219%      678      $107,089      69.29%
====================  ========   ===============   ==========   ========   ========   =========   ========

     As of the Cut-off Date, the weighted average Current Loan-to-Value Ratio of the Mortgage Loans with Current Loan-to-Value Ratios is approximately 69.29%.

                   DELINQUENCY STATUS OF THE MORTGAGE LOANS*

                                                 PERCENTAGE
                     NUMBER                          OF       WEIGHTED   WEIGHTED               WEIGHTED
                       OF           TOTAL          TOTAL      AVERAGE    AVERAGE     AVERAGE    AVERAGE
DELINQUENCY STATUS  MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT    PRINCIPAL   CURRENT
    (IN DAYS)        LOANS         BALANCE        BALANCE       RATE      SCORE      BALANCE      LTV
------------------  --------   ---------------   ----------   --------   --------   ---------   --------
      0 - 29         3,672     $396,918,331.02      94.14%     7.177%      683      $108,093     69.03%
     30 - 59           265       24,692,673.71       5.86      7.895       596        93,180     73.48
                     -----     ---------------     ------      -----       ---      --------     -----
TOTAL                3,937     $421,611,004.73     100.00%     7.219%      678      $107,089     69.29%
==================   =====     ===============     ======      =====       ===      ========     =====

---------------------
* The above table reflects the Principal Balance as of the Cut-off Date of the Mortgage Loans that were delinquent as of the Cut-off Date.

                   30-DAY DELINQUENCIES OF THE MORTGAGE LOANS

       NUMBER OF 30-DAY          NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED               WEIGHTED
DELINQUENCIES IN THE 12 MONTHS     OF           TOTAL         OF TOTAL    AVERAGE    AVERAGE     AVERAGE    AVERAGE
  PRECEDING THE DELINQUENCY     MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT    PRINCIPAL   CURRENT
      DETERMINATION DATE         LOANS         BALANCE        BALANCE       RATE      SCORE      BALANCE      LTV
------------------------------  --------   ---------------   ----------   --------   --------   ---------   --------
              0                  2,896     $326,883,806.23      77.53%     7.077%      697      $112,874     68.36%
              1                    407       43,874,312.54      10.41      7.512       648       107,799     72.24
              2                    135       11,946,729.61       2.83      7.808       625        88,494     72.81
              3                    111        9,090,471.74       2.16      7.970       603        81,896     76.60
              4                     76        5,140,711.59       1.22      7.640       564        67,641     72.01
              5                     66        5,577,240.19       1.32      7.693       581        84,504     73.50
              6                     52        3,931,190.11       0.93      8.174       563        75,600     69.23
              7                     45        4,087,407.00       0.97      7.662       555        90,831     76.06
              8                     39        2,348,668.95       0.56      7.985       577        60,222     69.57
              9                     36        2,770,592.85       0.66      8.862       548        76,961     72.59
              10                    29        2,403,225.41       0.57      7.290       559        82,870     72.37
              11                    25        1,910,128.91       0.45      7.672       558        76,405     65.61
              12                    20        1,646,519.60       0.39      8.230       574        82,326     62.77
                                 -----     ---------------     ------      -----       ---      --------     -----
      TOTAL                      3,937     $421,611,004.73     100.00%     7.219%      678      $107,089     69.29%
==============================   =====     ===============     ======      =====       ===      ========     =====

                   60-DAY DELINQUENCIES OF THE MORTGAGE LOANS

       NUMBER OF 60-DAY          NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED               WEIGHTED
DELINQUENCIES IN THE 12 MONTHS     OF           TOTAL         OF TOTAL    AVERAGE    AVERAGE     AVERAGE    AVERAGE
  PRECEDING THE DELINQUENCY     MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT    PRINCIPAL   CURRENT
      DETERMINATION DATE         LOANS         BALANCE        BALANCE       RATE      SCORE      BALANCE      LTV
------------------------------  --------   ---------------   ----------   --------   --------   ---------   --------
              0                  3,639     $396,839,662.46      94.12%     7.178%      685      $109,052     69.13%
              1                    120        8,790,902.61       2.09      8.035       578        73,258     73.54
              2                     72        6,959,819.23       1.65      7.654       574        96,664     67.84
              3                     36        3,023,288.72       0.72      7.661       550        83,980     75.15
              4                     20        1,844,532.48       0.44      8.013       551        92,227     69.79
              5                     21        1,463,643.49       0.35      8.727       549        69,697     76.51
              6                     10          946,281.40       0.22      7.276       549        94,628     72.40
              7                      5          431,590.10       0.10      7.432       566        86,318     80.99
              8                      7          912,654.08       0.22      7.326       557       130,379     71.54
              9                      4          215,246.10       0.05      8.951       570        53,812     72.75
              10                     3          183,384.06       0.04      8.301       575        61,128     40.82
                                 -----     ---------------     ------      -----       ---      --------     -----
      TOTAL                      3,937     $421,611,004.73     100.00%     7.219%      678      $107,089     69.29%
==============================   =====     ===============     ======      =====       ===      ========     =====

                   90-DAY DELINQUENCIES OF THE MORTGAGE LOANS

                                                             PERCENTAGE
       NUMBER OF 90-DAY          NUMBER                          OF       WEIGHTED   WEIGHTED               WEIGHTED
DELINQUENCIES IN THE 12 MONTHS     OF           TOTAL          TOTAL      AVERAGE    AVERAGE     AVERAGE    AVERAGE
  PRECEDING THE DELINQUENCY     MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT    PRINCIPAL   CURRENT
      DETERMINATION DATE         LOANS         BALANCE        BALANCE       RATE      SCORE      BALANCE      LTV
------------------------------  --------   ---------------   ----------   --------   --------   ---------   --------
              0                  3,832     $412,726,270.64      97.89%     7.209%      681      $107,705     69.24%
              1                     50        4,392,611.55       1.04      7.444       549        87,852     68.17
              2                     24        1,842,512.63       0.44      7.989       548        76,771     73.00
              3                     14        1,326,727.50       0.31      7.487       550        94,766     78.97
              4                      5          320,924.21       0.08      8.942       541        64,185     82.79
              5                      1          156,139.96       0.04      9.064       595       156,140     86.74
              6                      4          447,188.08       0.11      6.568       564       111,797     77.37
              8                      5          234,399.49       0.06      8.863       568        46,880     69.55
              9                      2          164,230.67       0.04      8.350       578        82,115     41.65
                                 -----     ---------------     ------      -----       ---      --------     -----
      TOTAL                      3,937     $421,611,004.73     100.00%     7.219%      678      $107,089     69.29%
==============================   =====     ===============     ======      =====       ===      ========     =====

               ORIGINAL TERMS TO MATURITY OF THE MORTGAGE LOANS*

                                            PERCENTAGE
                NUMBER                          OF       WEIGHTED   WEIGHTED               WEIGHTED
ORIGINAL TERM     OF           TOTAL          TOTAL      AVERAGE    AVERAGE     AVERAGE    AVERAGE
 TO MATURITY   MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT    PRINCIPAL   CURRENT
 (IN MONTHS)    LOANS         BALANCE        BALANCE       RATE      SCORE      BALANCE      LTV
-------------  --------   ---------------   ----------   --------   --------   ---------   --------
    4 -  59        27     $  3,534,316.90       0.84%     7.409%      706      $130,901     62.70%
   60 - 119       150       12,955,313.94       3.07      7.892       686        86,369     74.08
  120 - 179       216       15,906,989.63       3.77      8.984       681        73,643     65.28
  180 - 239       474       41,254,759.93       9.79      8.305       676        87,035     58.84
  240 - 299       189       15,459,412.84       3.67      7.958       676        81,796     68.40
  300 - 359       233       20,675,142.77       4.90      6.975       701        88,735     67.23
  360 - 419     2,647      311,678,269.69      73.93      6.934       676       117,748     70.93
  420 - 480         1          146,799.03       0.03      7.000       644       146,799     69.90
                -----     ---------------     ------      -----       ---      --------     -----
TOTAL           3,937     $421,611,004.73     100.00%     7.219%      678      $107,089     69.29%
=============   =====     ===============     ======      =====       ===      ========     =====

---------------------
* With respect to Mortgage Loans that have been modified, the original term to maturity is, generally, deemed to be from the date of modification.

     As of the Cut-off Date, the weighted average original term to maturity of the Mortgage Loans is approximately 318 months.

    REMAINING TERMS TO MATURITY OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                             PERCENTAGE
                 NUMBER                          OF       WEIGHTED   WEIGHTED               WEIGHTED
REMAINING TERM     OF           TOTAL          TOTAL      AVERAGE    AVERAGE     AVERAGE    AVERAGE
 TO MATURITY    MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT    PRINCIPAL   CURRENT
 (IN MONTHS)     LOANS         BALANCE        BALANCE       RATE      SCORE      BALANCE      LTV
--------------  --------   ---------------   ----------   --------   --------   ---------   --------
    1 -  59        300     $ 18,512,178.56       4.39%     7.895%      706      $ 61,707     58.88%
   60 - 119        405       25,084,094.93       5.95      8.587       691        61,936     58.41
  120 - 179        854       60,104,434.37      14.26      7.300       674        70,380     61.04
  180 - 239        407       48,319,963.90      11.46      7.176       700       118,722     62.94
  240 - 299        646       84,640,577.64      20.08      6.970       682       131,023     64.17
  300 - 359      1,305      183,068,729.30      43.42      7.050       668       140,283     78.41
  360 - 370         20        1,881,026.03       0.45      8.457       644        94,051     85.94
                 -----     ---------------     ------      -----       ---      --------     -----
  TOTAL          3,937     $421,611,004.73     100.00%     7.219%      678      $107,089     69.29%
==============   =====     ===============     ======      =====       ===      ========     =====

     As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans with known remaining terms to maturity is approximately 255 months.

            SEASONING OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE*

                                                PERCENTAGE
                    NUMBER                          OF       WEIGHTED   WEIGHTED               WEIGHTED
                      OF           TOTAL          TOTAL      AVERAGE    AVERAGE     AVERAGE    AVERAGE
    SEASONING      MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT    PRINCIPAL   CURRENT
   (IN MONTHS)      LOANS         BALANCE        BALANCE       RATE      SCORE      BALANCE      LTV
   -----------     --------   ---------------   ----------   --------   --------   ---------   --------
    0    -     59   2,120     $258,709,924.76      61.36%     7.437%      669      $122,033     75.71%
   60    -    119     747       85,676,841.22      20.32      7.005       682       114,695     62.65
  120    -    179     407       49,161,094.14      11.66      7.029       713       120,789     56.09
  180    -    239     513       25,785,447.32       6.12      5.954       698        50,264     54.77
  240    -    299      57        1,255,641.62       0.30      8.905       662        22,029     45.05
  300    -    359      93        1,022,055.67       0.24      8.845       700        10,990     29.18
                    -----     ---------------     ------      -----       ---      --------     -----
            TOTAL   3,937     $421,611,004.73     100.00%     7.219%      678      $107,089     69.29%
=================  ========   ===============   ==========   ========   ========   =========   ========

---------------------
* With respect to Mortgage Loans that have been modified, seasoning has been measured for purposes of this table, generally, as the number of months elapsed since modification.

     As of the Cut-off Date, the weighted average seasoning of the Mortgage Loans is approximately 62 months.

        GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES--MORTGAGE LOANS

                       NUMBER                      PERCENTAGE   WEIGHTED   WEIGHTED               WEIGHTED
                         OF           TOTAL         OF TOTAL    AVERAGE    AVERAGE     AVERAGE    AVERAGE
                      MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT    PRINCIPAL   CURRENT
    JURISDICTION       LOANS         BALANCE        BALANCE       RATE      SCORE      BALANCE      LTV
    ------------      --------   ---------------   ----------   --------   --------   ---------   --------
Alabama                  114     $ 10,727,686.98       2.54%     7.135%      709      $ 94,103     76.14%
Alaska                     4          485,599.38       0.12      7.796       545       121,400     83.63
Arizona                   66        7,161,505.36       1.70      7.206       648       108,508     80.05
Arkansas                  33        2,078,310.21       0.49      8.107       723        62,979     70.97
California               391       65,321,596.34      15.49      6.676       682       167,063     66.35
Colorado                  61        9,740,986.97       2.31      6.999       709       159,688     77.25
Connecticut               45       10,002,889.32       2.37      7.463       690       222,286     64.16
Delaware                   6          519,688.24       0.12      6.543       739        86,615     77.63
District of Columbia      11        1,593,759.79       0.38      7.863       701       144,887     67.00
Florida                  335       25,323,275.28       6.01      7.267       674        75,592     65.94
Georgia                  126       11,516,801.90       2.73      7.450       662        91,403     74.70
Hawaii                     9        1,830,874.64       0.43      7.701       729       203,431     59.66
Idaho                      7          597,346.18       0.14      8.059       661        85,335     81.60
Illinois                  80       11,466,131.92       2.72      6.842       670       143,327     70.03
Indiana                   53        4,276,134.45       1.01      6.922       644        80,682     76.12
Iowa                       5          285,034.77       0.07      7.006       644        57,007     79.62
Kansas                    11          588,961.30       0.14      7.874       611        53,542     70.75
Kentucky                  14          987,212.90       0.23      6.825       674        70,515     73.90
Louisiana                118        5,163,766.48       1.22      6.506       673        43,761     58.69
Maine                      4          268,791.90       0.06      6.639       614        67,198     88.72
Maryland                  88       13,157,271.57       3.12      7.417       662       149,514     67.83
Massachusetts             81       15,100,010.58       3.58      6.876       691       186,420     68.13
Michigan                  68        6,235,357.97       1.48      8.687       637        91,696     72.06
Minnesota                 35        5,374,465.90       1.27      6.817       695       153,556     74.06
Mississippi               36        1,092,953.49       0.26      9.401       611        30,360     70.01
Missouri                  22        1,406,179.33       0.33      7.105       668        63,917     86.70
Montana                    2          219,012.04       0.05      7.026       749       109,506     81.74
Nebraska                   5          299,341.79       0.07      8.447       684        59,868     80.67
Nevada                    30        3,817,635.83       0.91      7.116       656       127,255     78.51
New Hampshire             25        2,766,281.11       0.66      7.067       649       110,651     76.56
New Jersey               220       38,301,563.39       9.08      6.978       687       174,098     68.27
New Mexico                15        1,270,726.64       0.30      8.660       645        84,715     72.36
New York                 242       41,652,345.66       9.88      6.981       697       172,117     62.58
North Carolina           111        9,710,107.60       2.30      7.540       674        87,478     73.89
North Dakota               1           53,747.39       0.01      7.250       637        53,747     86.69
Ohio                      76        6,087,486.89       1.44      6.999       662        80,099     71.04
Oklahoma                  33          894,893.30       0.21      7.387       656        27,118     59.78
Oregon                    33        4,477,522.68       1.06      7.037       706       135,683     64.07
Pennsylvania             220       16,522,989.61       3.92      7.421       650        75,104     73.47
Rhode Island              18        2,357,965.63       0.56      7.601       659       130,998     61.30
South Carolina            52        4,267,922.54       1.01      7.135       663        82,075     72.20
South Dakota               2           31,464.82       0.01      9.096       668        15,732     56.13
Tennessee                 83        4,882,737.32       1.16      8.211       635        58,828     77.22
Texas                    746       45,934,976.09      10.90      8.066       666        61,575     72.33
Utah                      22        3,028,452.42       0.72      7.783       675       137,657     80.60
Vermont                    3          928,684.90       0.22      7.817       639       309,562     66.81
Virginia                 114       11,322,843.40       2.69      7.409       693        99,323     65.95
Virgin Islands             1          120,532.52       0.03      5.875         0       120,533     61.81
Washington                36        7,570,805.04       1.80      6.939       713       210,300     69.09
West Virginia              6        1,184,842.49       0.28      5.187       682       197,474     64.61
Wisconsin                 18        1,603,530.48       0.38      7.284       685        89,085     74.78
                       -----     ---------------     ------      -----       ---      --------     -----
TOTAL                  3,937     $421,611,004.73     100.00%     7.219%      678      $107,089     69.29%
====================   =====     ===============     ======      =====       ===      ========     =====

     No more than approximately 0.61% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

                       LOAN PURPOSE OF THE MORTGAGE LOANS

                                                  PERCENTAGE
                      NUMBER                          OF       WEIGHTED   WEIGHTED               WEIGHTED
                        OF           TOTAL          TOTAL      AVERAGE    AVERAGE     AVERAGE    AVERAGE
                     MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT    PRINCIPAL   CURRENT
   LOAN PURPOSE       LOANS         BALANCE        BALANCE       RATE      SCORE      BALANCE      LTV
   ------------      --------   ---------------   ----------   --------   --------   ---------   --------
Purchase              2,519     $212,881,252.23      50.49%     7.344%      675      $ 84,510     73.03%
Rate/Term Refinance     782      121,238,047.21      28.76      6.645       683       155,036     66.69
Cashout Refinance       636       87,491,705.29      20.75      7.710       677       137,566     63.78
                      -----     ---------------     ------      -----       ---      --------     -----
TOTAL                 3,937     $421,611,004.73     100.00%     7.219%      678      $107,089     69.29%
===================   =====     ===============     ======      =====       ===      ========     =====

                    AMORTIZATION TYPES OF THE MORTGAGE LOANS

                                                PERCENTAGE
                    NUMBER                          OF       WEIGHTED   WEIGHTED               WEIGHTED
                      OF           TOTAL          TOTAL      AVERAGE    AVERAGE     AVERAGE    AVERAGE
                   MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT    PRINCIPAL   CURRENT
AMORTIZATION TYPE   LOANS         BALANCE        BALANCE       RATE      SCORE      BALANCE      LTV
-----------------  --------   ---------------   ----------   --------   --------   ---------   --------
Fully Amortizing    3,708     $393,979,235.03      93.45%     7.126%      678      $106,251     69.15%
Balloon               229       27,631,769.70       6.55      8.548       683       120,663     71.29
                    -----     ---------------     ------      -----       ---      --------     -----
TOTAL               3,937     $421,611,004.73     100.00%     7.219%      678      $107,089     69.29%
=================   =====     ===============     ======      =====       ===      ========     =====

                     ADJUSTMENT TYPE OF THE MORTGAGE LOANS

                                                PERCENTAGE
                    NUMBER                          OF       WEIGHTED   WEIGHTED               WEIGHTED
                      OF           TOTAL          TOTAL      AVERAGE    AVERAGE     AVERAGE    AVERAGE
                   MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT    PRINCIPAL   CURRENT
 ADJUSTMENT TYPE    LOANS         BALANCE        BALANCE       RATE      SCORE      BALANCE      LTV
 ---------------   --------   ---------------   ----------   --------   --------   ---------   --------
Fixed Rate          2,500     $226,172,069.18      53.64%     8.142%      672      $ 90,469     70.10%
Adjustable Rate     1,437      195,438,935.55      46.36      6.150       686       136,005     68.35
                    -----     ---------------     ------      -----       ---      --------     -----
TOTAL               3,937     $421,611,004.73     100.00%     7.219%      678      $107,089     69.29%
=================   =====     ===============     ======      =====       ===      ========     =====

                        LOAN TYPE OF THE MORTGAGE LOANS

                                                             PERCENTAGE
                                 NUMBER                          OF       WEIGHTED   WEIGHTED               WEIGHTED
                                   OF           TOTAL          TOTAL      AVERAGE    AVERAGE     AVERAGE    AVERAGE
                                MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT    PRINCIPAL   CURRENT
          LOAN TYPE              LOANS         BALANCE        BALANCE       RATE      SCORE      BALANCE      LTV
          ---------             --------   ---------------   ----------   --------   --------   ---------   --------
Conventional Uninsured           2,678     $299,064,533.65      70.93%     7.097%      688      $111,675     64.09%
Conventional with Lender Paid
  Mortgage Insurance               641       60,802,426.03      14.42      7.689       667        94,856     78.90
Conventional with Primary
  Mortgage Insurance               362       41,334,197.87       9.80      7.464       654       114,183     83.62
FHA Insured                        141       12,575,081.37       2.98      6.511       607        89,185     91.05
FHA Uninsured                       41        4,203,758.08       1.00      7.623       606       102,531     83.27
Contract for Deed                   44        2,429,354.22       0.58      9.097       652        55,213     82.67
VA Insured                          30        1,201,653.51       0.29      7.430       677        40,055     78.96
                                 -----     ---------------     ------      -----       ---      --------     -----
TOTAL                            3,937     $421,611,004.73     100.00%     7.219%      678      $107,089     69.29%
=============================    =====     ===============     ======      =====       ===      ========     =====

                      CREDIT SCORES OF THE MORTGAGE LOANS*

                                           PERCENTAGE
               NUMBER                          OF       WEIGHTED   WEIGHTED               WEIGHTED
                 OF           TOTAL          TOTAL      AVERAGE    AVERAGE     AVERAGE    AVERAGE
              MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT    PRINCIPAL   CURRENT
CREDIT SCORE   LOANS         BALANCE        BALANCE       RATE      SCORE      BALANCE      LTV
------------  --------   ---------------   ----------   --------   --------   ---------   --------
  No Score       288     $ 22,586,099.01       5.36%     6.633%       NA      $ 78,424     63.97%
 407 - 439         2           49,966.44       0.01     10.838       419        24,983     81.25
 440 - 479        13        1,018,493.26       0.24      7.447       469        78,346     91.34
 480 - 519       198       13,793,942.65       3.27      8.096       502        69,666     75.83
 520 - 539       174       12,154,760.42       2.88      8.057       530        69,855     75.48
 540 - 559       172       12,657,974.54       3.00      7.999       549        73,593     71.62
 560 - 579       206       16,186,309.67       3.84      7.934       569        78,574     74.93
 580 - 599       222       19,259,380.54       4.57      8.037       590        86,754     73.48
 600 - 619       233       24,815,429.39       5.89      7.786       610       106,504     72.91
 620 - 639       275       27,438,068.17       6.51      7.892       629        99,775     71.60
 640 - 659       261       30,031,800.44       7.12      7.326       650       115,064     74.28
 660 - 679       259       33,917,315.31       8.04      7.554       671       130,955     72.83
 680 - 699       285       36,511,978.31       8.66      6.986       689       128,112     71.05
 700 - 719       278       33,748,516.01       8.00      7.141       708       121,398     70.59
 720 - 739       195       25,369,218.31       6.02      6.585       729       130,099     69.22
 740 - 759       245       33,601,779.92       7.97      6.639       750       137,150     67.89
 760 - 779       227       30,297,814.36       7.19      6.678       770       133,471     61.90
 780 - 799       236       32,089,223.71       7.61      6.533       789       135,971     60.98
 800 - 819       116       11,841,732.41       2.81      6.899       809       102,084     55.01
 820 - 839        52        4,241,201.86       1.01      6.056       827        81,562     46.93
               -----     ---------------     ------      -----       ---      --------     -----
   TOTAL       3,937     $421,611,004.73     100.00%     7.219%      678      $107,089     69.29%
============   =====     ===============     ======      =====       ===      ========     =====

---------------------
* Credit score information was generally obtained by the Seller from one of the several credit reporting bureaus.

     The weighted average credit score of the Mortgage Loan with credit scores was approximately 678 as of the Cut-off Date.

                 MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS

                                                          PERCENTAGE
                              NUMBER                          OF       WEIGHTED   WEIGHTED               WEIGHTED
                                OF           TOTAL          TOTAL      AVERAGE    AVERAGE     AVERAGE    AVERAGE
                             MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT    PRINCIPAL   CURRENT
       PROPERTY TYPE          LOANS         BALANCE        BALANCE       RATE      SCORE      BALANCE      LTV
       -------------         --------   ---------------   ----------   --------   --------   ---------   --------
Single Family                 3,002     $308,871,945.67      73.26%      6.990%     676      $102,889     69.06%
Condominium                     284       24,338,867.70       5.77       6.923      690        85,700     70.70
2-4 Family                      152       19,398,417.79       4.60       7.805      678       127,621     77.21
Planned Unit Development        115       18,029,905.35       4.28       6.766      671       156,782     75.79
Mixed Use(1)                     65        9,803,781.18       2.33       9.429      689       150,827     65.59
Single Family (other)(2)        134        7,505,233.23       1.78       8.811      678        56,009     65.89
Commercial (other)(1)(3)         28        5,645,751.14       1.34       8.510      721       201,634     54.00
Retail(1)                        15        5,227,862.70       1.24       8.068      686       348,524     56.07
Multifamily(5+)(1)               23        5,094,869.56       1.21       8.790      688       221,516     76.10
Manufactured Housing
  (including Mobile Homes)       62        3,624,753.21       0.86       8.432      616        58,464     83.98
Hotel/Motel                       7        3,486,736.12       0.83       9.030      720       498,105     68.47
Restaurant                       17        3,247,922.92       0.77       9.062      668       191,054     64.70
Office(1)                        11        2,661,819.24       0.63       8.223      682       241,984     73.13
Cooperative                      14        2,323,544.74       0.55       5.577      744       165,967     47.46
Industrial(1)                     5        1,360,985.73       0.32       9.219      623       272,197     57.06
Warehouse(1)                      3          988,608.45       0.23      10.142      657       329,536     38.03
                              -----     ---------------     ------      ------      ---      --------     -----
TOTAL                         3,937     $421,611,004.73     100.00%      7.219%     678      $107,089     69.29%
===========================   =====     ===============     ======      ======      ===      ========     =====

---------------------
(1) For a summary description of the related Mortgage Loans, see "--Commercial, Multifamily and Mixed Use Loans" below.

(2) Includes improved and unimproved land, townhouses and duplexes.

(3) Includes auto repair facilities, gas stations, self-storage facilities, day care centers and campgrounds.

                     OCCUPANCY TYPES OF THE MORTGAGE LOANS

                                                          PERCENTAGE
                              NUMBER                          OF       WEIGHTED   WEIGHTED               WEIGHTED
                                OF           TOTAL          TOTAL      AVERAGE    AVERAGE     AVERAGE    AVERAGE
                             MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT    PRINCIPAL   CURRENT
      OCCUPANCY TYPE          LOANS         BALANCE        BALANCE       RATE      SCORE      BALANCE      LTV
      --------------         --------   ---------------   ----------   --------   --------   ---------   --------
Primary Home                  3,194     $329,023,722.45      78.04%     7.025%      674      $103,013     69.47%
Investment*                     705       82,707,998.50      19.62      8.102       687       117,316     68.44
Second Home                      38        9,879,283.78       2.34      6.274       726       259,981     70.24
                              -----     ---------------     ------      -----       ---      --------     -----
TOTAL                         3,937     $421,611,004.73     100.00%     7.219%      678      $107,089     69.29%
===========================   =====     ===============     ======      =====       ===      ========     =====

---------------------
*  Includes all Commercial Loans

                   DOCUMENTATION LEVELS OF THE MORTGAGE LOANS

                                                          PERCENTAGE
                              NUMBER                          OF       WEIGHTED   WEIGHTED               WEIGHTED
                                OF           TOTAL          TOTAL      AVERAGE    AVERAGE     AVERAGE    AVERAGE
                             MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT    PRINCIPAL   CURRENT
   DOCUMENTATION LEVELS       LOANS         BALANCE        BALANCE       RATE      SCORE      BALANCE      LTV
   --------------------      --------   ---------------   ----------   --------   --------   ---------   --------
Full                          2,036     $204,286,008.72      48.45%     6.928%      687      $100,337     64.98%
Limited                         790       94,861,264.55      22.50      7.396       689       120,078     68.82
Stated                          632       76,343,095.17      18.11      7.478       655       120,796     75.09
Alternative                     410       39,753,749.68       9.43      7.684       653        96,960     80.47
No Income                        37        4,082,133.10       0.97      7.753       676       110,328     78.03
No Income No Asset               32        2,284,753.51       0.54      8.182       611        71,399     69.97
                              -----     ---------------     ------      -----       ---      --------     -----
TOTAL                         3,937     $421,611,004.73     100.00%     7.219%      678      $107,089     69.29%
===========================   =====     ===============     ======      =====       ===      ========     =====

                 INDICES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                      PERCENTAGE
                          NUMBER                          OF       WEIGHTED   WEIGHTED               WEIGHTED
                            OF           TOTAL          TOTAL      AVERAGE    AVERAGE     AVERAGE    AVERAGE
                         MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT    PRINCIPAL   CURRENT
         INDEX            LOANS         BALANCE        BALANCE       RATE      SCORE      BALANCE      LTV
         -----           --------   ---------------   ----------   --------   --------   ---------   --------
1 Year CMT                  912     $101,446,501.89      51.91%     5.496%      678      $111,235     67.71%
6 Month LIBOR               296       65,985,755.64      33.76      6.717       695       222,925     73.38
Prime                        60       13,280,352.20       6.80      8.459       673       221,339     59.35
COFI                        123        9,780,048.10       5.00      5.847       722        79,513     54.92
3 Year CMT                   16        1,509,340.97       0.77      6.487       700        94,334     57.73
1 Month LIBOR                 8        1,334,562.64       0.68      7.000       541       166,820     60.55
1 Year LIBOR                  3          645,146.72       0.33      4.613       692       215,049     63.46
FNMA 30 Year Fixed Rate       3          544,839.91       0.28      5.669       686       181,613     92.82
5 Year CMT                    3          395,341.00       0.20      8.280       653       131,780     81.95
6 Month CMT                   8          208,002.91       0.11      5.546       616        26,000     42.97
30 Year CMT                   3          177,554.14       0.09      6.055       726        59,185     60.67
10 Year CMT                   1           81,329.55       0.04      7.000         0        81,330     92.42
3 Month CMT                   1           50,159.88       0.03      6.350       773        50,160     45.69
                          -----     ---------------     ------      -----       ---      --------     -----
TOTAL                     1,437     $195,438,935.55     100.00%     6.150%      686      $136,005     68.35%
=======================   =====     ===============     ======      =====       ===      ========     =====

                  FREQUENCY OF MORTGAGE RATE ADJUSTMENT OF THE
             ADJUSTABLE RATE MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                              PERCENTAGE
                  NUMBER                          OF       WEIGHTED   WEIGHTED               WEIGHTED
RATE ADJUSTMENT     OF           TOTAL          TOTAL      AVERAGE    AVERAGE     AVERAGE    AVERAGE
   FREQUENCY     MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT    PRINCIPAL   CURRENT
  (IN MONTHS)     LOANS         BALANCE        BALANCE       RATE      SCORE      BALANCE      LTV
---------------  --------   ---------------   ----------   --------   --------   ---------   --------
       1             24     $  4,581,700.93       2.34%     6.393%      728      $190,904     55.46%
       3             10          251,337.10       0.13      5.563       674        25,134     47.65
       6            378       77,723,361.59      39.77      6.761       693       205,617     70.98
      12            958      108,637,333.85      55.59      5.663       679       113,400     67.42
      24              7          360,955.31       0.18      6.928       663        51,565     63.17
      36             50        3,006,694.40       1.54      6.877       683        60,134     54.84
      60              9          808,658.11       0.41      8.349       641        89,851     72.59
      84              1           68,894.26       0.04      8.880       558        68,894     68.28
                  -----     ---------------     ------      -----       ---      --------     -----
     TOTAL        1,437     $195,438,935.55     100.00%     6.150%      686      $136,005     68.35%
===============   =====     ===============     ======      =====       ===      ========     =====

              GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                  PERCENTAGE
                      NUMBER                          OF       WEIGHTED   WEIGHTED               WEIGHTED
                        OF           TOTAL          TOTAL      AVERAGE    AVERAGE     AVERAGE    AVERAGE
       GROSS         MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT    PRINCIPAL   CURRENT
    MARGINS(%)        LOANS         BALANCE        BALANCE       RATE      SCORE      BALANCE      LTV
    ----------       --------   ---------------   ----------   --------   --------   ---------   --------
No Margin                59     $  1,815,040.66       0.93%      7.193%     670      $ 30,763     51.48%
 0.250    -   0.999       2          377,714.80       0.19       4.680      768       188,857     69.45
 1.000    -   1.999      17        2,433,207.59       1.24       7.077      738       143,130     50.94
 2.000    -   2.999     936      139,256,559.44      71.25       5.464      695       148,778     67.99
 3.000    -   3.999     209       17,412,973.97       8.91       6.338      695        83,316     66.86
 4.000    -   4.999      16        3,648,110.51       1.87       6.902      648       228,007     70.49
 5.000    -   5.999      56       10,913,973.84       5.58       8.401      662       194,892     75.85
 6.000    -   6.999      53        9,199,176.48       4.71       8.790      638       173,569     67.83
 7.000    -   7.999      34        3,404,701.41       1.74       8.975      625       100,138     76.37
 8.000    -   8.999      41        4,724,010.32       2.42       9.869      609       115,220     73.38
 9.000    -   9.999      12        2,102,966.93       1.08      10.585      638       175,247     72.73
10.000    -  10.999       1           99,668.97       0.05      10.420      629        99,669     94.03
11.000    -  11.020       1           50,830.63       0.03      10.350      528        50,831     79.42
                      -----     ---------------     ------      ------      ---      --------     -----
              TOTAL   1,437     $195,438,935.55     100.00%      6.150%     686      $136,005     68.35%
===================  ========   ===============   ==========   ========   ========   =========   ========

     As of the Cut-off Date, the weighted average Gross Margin of the Adjustable Rate Mortgage Loans is approximately 3.22% per annum.

          MAXIMUM MORTGAGE RATES ON THE ADJUSTABLE RATE MORTGAGE LOANS

                                                 PERCENTAGE
                     NUMBER                          OF       WEIGHTED   WEIGHTED               WEIGHTED
                       OF           TOTAL          TOTAL      AVERAGE    AVERAGE     AVERAGE    AVERAGE
     MAXIMUM        MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT    PRINCIPAL   CURRENT
MORTGAGE RATES(%)    LOANS         BALANCE        BALANCE       RATE      SCORE      BALANCE      LTV
-----------------   --------   ---------------   ----------   --------   --------   ---------   --------
No Maximum Rate        123     $ 11,121,063.33       5.69%      6.385%     719      $ 90,415     59.49%
 6.00 -  6.99            3          290,784.18       0.15       4.848      739        96,928     62.64
 8.00 -  8.99            2          272,594.18       0.14       6.094      689       136,297     79.03
 9.00 -  9.99           10        1,633,629.73       0.84       4.810      717       163,363     80.12
10.00 - 10.99           84       24,860,890.69      12.72       5.588      711       295,963     73.56
11.00 - 11.99          122       25,157,941.15      12.87       5.886      702       206,213     70.48
12.00 - 12.99          304       49,026,852.85      25.09       5.349      664       161,273     72.84
13.00 - 13.99          179       30,885,202.46      15.80       5.917      704       172,543     64.99
14.00 - 14.99          183       19,183,222.00       9.82       6.797      679       104,826     64.65
15.00 - 15.99          167       16,598,031.81       8.49       7.861      653        99,389     65.49
16.00 - 16.99          129        8,074,909.46       4.13       7.401      671        62,596     62.83
17.00 - 17.99           83        4,704,319.39       2.41       8.232      653        56,679     60.93
18.00 - 18.99           34        3,031,998.60       1.55       7.475      659        89,176     61.04
19.00 - 19.99            8          325,313.21       0.17      11.505      609        40,664     66.48
20.00 - 20.99            3           97,550.58       0.05      11.320      664        32,517     64.62
21.00 - 21.99            1           79,533.50       0.04       5.875      778        79,534     71.65
22.00 - 22.99            1           33,778.31       0.02       4.600      685        33,778     42.76
24.00 - 24.00            1           61,320.12       0.03       8.875      509        61,320     64.55
                     -----     ---------------     ------      ------      ---      --------     -----
  TOTAL              1,437     $195,438,935.55     100.00%      6.150%     686      $136,005     68.35%
  =============      =====     ===============     ======      ======      ===      ========     =====

     As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans with Maximum Mortgage Rates is approximately 13.04% per annum.

          MINIMUM MORTGAGE RATES ON THE ADJUSTABLE RATE MORTGAGE LOANS

                                                 PERCENTAGE
                     NUMBER                          OF       WEIGHTED   WEIGHTED               WEIGHTED
                       OF           TOTAL          TOTAL      AVERAGE    AVERAGE     AVERAGE    AVERAGE
     MINIMUM        MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT    PRINCIPAL   CURRENT
MORTGAGE RATES(%)    LOANS         BALANCE        BALANCE       RATE      SCORE      BALANCE      LTV
-----------------   --------   ---------------   ----------   --------   --------   ---------   --------
No Minimum Rate        695     $ 64,843,442.08      33.18%      5.692%     683      $ 93,300     63.90%
 0.50 -  0.99            2          265,039.92       0.14       5.711      666       132,520     93.82
 1.00 -  1.99            5          430,464.63       0.22       6.615      558        86,093     87.69
 2.00 -  2.99          379       87,329,472.44      44.68       5.480      698       230,421     71.03
 3.00 -  3.99           68        5,932,259.54       3.04       6.418      685        87,239     76.50
 4.00 -  4.99           21        2,881,026.31       1.47       5.580      710       137,192     67.41
 5.00 -  5.99           20        2,092,805.23       1.07       7.700      675       104,640     74.75
 6.00 -  6.99           44        3,403,636.16       1.74       6.876      652        77,355     72.29
 7.00 -  7.99           58        7,689,474.51       3.93       7.545      679       132,577     66.10
 8.00 -  8.99           52        8,224,707.84       4.21       8.531      672       158,167     71.15
 9.00 -  9.99           43        6,073,709.86       3.11       9.588      605       141,249     66.45
10.00 - 10.99           25        3,587,028.88       1.84      10.699      669       143,481     70.46
11.00 - 11.99           16        1,873,699.26       0.96      11.414      653       117,106     52.02
12.00 - 12.99            8          783,500.87       0.40      12.343      596        97,938     62.11
13.00 - 13.40            1           28,668.02       0.01      13.400      536        28,668     81.91
                     -----     ---------------     ------      ------      ---      --------     -----
  TOTAL              1,437     $195,438,935.55     100.00%      6.150%     686      $136,005     68.35%
  =============      =====     ===============     ======      ======      ===      ========     =====

     As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the Adjustable Rate Mortgage Loans with Minimum Mortgage Rates is approximately 4.11% per annum.

      MONTHS TO NEXT RATE ADJUSTMENT OF THE ADJUSTABLE RATE MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE

                                             PERCENTAGE
                 NUMBER                          OF       WEIGHTED   WEIGHTED               WEIGHTED
  MONTHS TO        OF           TOTAL          TOTAL      AVERAGE    AVERAGE     AVERAGE    AVERAGE
  NEXT RATE     MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT    PRINCIPAL   CURRENT
  ADJUSTMENT     LOANS         BALANCE        BALANCE       RATE      SCORE      BALANCE      LTV
--------------  --------   ---------------   ----------   --------   --------   ---------   --------
   1    -  6..     690     $ 76,540,174.71      39.16%     5.826%      685      $110,928     64.12%
   7    -  12..    414       42,879,320.17      21.94      5.451       666       103,573     70.03
  13    -  18..     53        6,977,485.90       3.57      7.592       672       131,651     69.15
  19    -  24..    102       16,929,193.20       8.66      8.742       643       165,972     69.95
  25    -  30..     40        3,992,263.94       2.04      7.791       634        99,807     71.33
  31    -  36..     16        1,688,257.92       0.86      6.463       649       105,516     71.85
  37    -  42..      4          250,107.29       0.13      7.924       540        62,527     77.30
  43    -  48..      3          670,394.98       0.34      7.783       683       223,465     86.15
  49    -  54..     26        5,052,373.12       2.59      5.753       716       194,322     79.80
  55    -  60..     12        3,787,783.66       1.94      6.856       685       315,649     78.43
  73    -  78..      2          893,772.68       0.46      5.712       773       446,886     70.43
  79    -  84..      1          137,915.85       0.07      5.375       646       137,916     74.55
 109    -  114..     7        5,789,538.28       2.96      5.996       741       827,077     75.34
 115    -  118..    67       29,850,353.85      15.27      5.913       730       445,528     69.92
                 -----     ---------------     ------      -----       ---      --------     -----
         TOTAL   1,437     $195,438,935.55     100.00%     6.150%      686      $136,005     68.35%
==============  ========   ===============   ==========   ========   ========   =========   ========

     The weighted average remaining months to next Adjustment Date for the Adjustable Rate Mortgage Loans is approximately 31 months.

              PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                    PERCENTAGE
                        NUMBER                          OF       WEIGHTED   WEIGHTED               WEIGHTED
                          OF           TOTAL          TOTAL      AVERAGE    AVERAGE     AVERAGE    AVERAGE
                       MORTGAGE      PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT    PRINCIPAL   CURRENT
   PERIODIC CAP(%)      LOANS         BALANCE        BALANCE       RATE      SCORE      BALANCE      LTV
   ---------------     --------   ---------------   ----------   --------   --------   ---------   --------
      No Periodic Cap     129     $ 12,987,579.96       6.65%     5.886%      716      $100,679     55.70%
0.500    -      0.500       9          253,694.79       0.13      7.008       631        28,188     52.56
0.501    -      0.750       3          105,413.63       0.05      8.000       779        35,138     50.64
0.751    -      1.000     481       85,936,929.72      43.97      6.343       677       178,663     74.27
1.251    -      1.500     136        7,600,973.25       3.89      7.548       671        55,890     64.65
1.751    -      2.000     670       88,020,121.09      45.04      5.867       692       131,373     64.87
2.251    -      2.500       2           41,236.44       0.02      7.287       542        20,618     42.85
2.501    -      2.750       1            7,215.51       0.00      7.500       766         7,216     20.62
2.751    -      3.000       5          472,054.86       0.24      7.604       594        94,411     62.94
5.751    -      6.000       1           13,716.30       0.01      3.500       709        13,716     32.66
                        -----     ---------------     ------      -----       ---      --------     -----
                TOTAL   1,437     $195,438,935.55     100.00%     6.150%      686      $136,005     68.35%
=====================  ========   ===============   ==========   ========   ========   =========   ========

COMMERCIAL, MULTIFAMILY AND MIXED USE LOANS

     General. Approximately 86 Mortgage Loans, with a total principal balance as of the Cut-off Date of approximately $22,619,686 (representing approximately 5.37% of the Mortgage Loans), are Commercial Loans. Approximately 0.25% of the Commercial Loans were thirty days or more, but less than sixty days, delinquent in payment as of the Cut-off Date.

     Approximately 88 Mortgage Loans, with a total Principal Balance as of the Cut-off Date of approximately $14,898,651 (representing approximately 3.53% of the Mortgage Loans) are Multifamily Loans or Mixed Use Loans. Approximately 2.24% of the Multifamily Loans or Mixed Use Loans were thirty days or more, but less than sixty days, delinquent in payment as of the Cut-off Date.

     See "The Trusts and the Trust Assets -- Mortgage Loans -- Commercial, Multifamily and Mixed Use Mortgage Loans" in the Prospectus.

     Reserve Accounts.   Certain of the Commercial, Multifamily and Mixed Use
Loans require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including credit enhancement, repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies. In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit. These amounts may be held in a custodial account by the applicable Servicer or an agent. The loan documents generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

     These amounts may not continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease. Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events. In the event of default by a borrower, amounts in the related reserve account may generally be applied to pay amounts owed on the Mortgage Loan.

     Environmental Insurance.   The Trustee will be the beneficiary, for the
benefit of the Certificateholders, of insurance policies (the "Environmental Policies") providing limited coverage against certain environmental risks with respect to the Mortgaged Properties securing certain Commercial, Multifamily and Mixed Use Loans. The Environmental Policies cover most commercial loans originated by Interbay or Bayview; loans acquired from other sources are not covered. Subject to various exceptions and exclusions (including asbestos and lead paint), the Environmental Policies generally cover losses, clean-up costs, third-party claims and legal expenses up to pre-determined limits. Subject to the terms of the policy, if a Mortgaged Property securing a covered loan is subject to environmental contamination, in the event of default by the borrower the outstanding principal balance of the loan, plus accrued interest, will be payable under the applicable Environmental Policy.

     Underwriting Guidelines.   The following generally summarizes certain
aspects of the underwriting process employed by Bayview and Interbay in the origination of mortgage loans secured by commercial, multifamily or mixed use properties. It is not a complete description of the underwriting guidelines or process. In originating loans, Bayview and Interbay consider factors other than those described below; in addition, exceptions to the guidelines described below are made from time to time, and it should be assumed that certain of the Mortgage Loans were originated on the basis exceptions.

Prospective investors should be aware that approximately 65.92% of the Commercial, Multifamily and Mixed Use Loans were acquired from other lenders and, therefore, it is unlikely that the underwriting procedures used in connection with the origination of those Mortgage Loans conformed to the description set forth herein.

     Bayview originates loans for the purchase or refinancing of commercial, multifamily and mixed use commercial real estate from its Coral Gables, Florida, office. Depending on property type and location, loans for amounts less than $600,000 may be referred to or originate directly from one of Interbay's offices in Fort Washington, Pennsylvania, Foxborough, Massachusetts or Hollywood, Florida for underwriting through Interbay. Because most of the Commercial, Multifamily and Mixed Use Mortgage Loans, other than Commercial, Multifamily and Mixed Use Mortgage Loans that were acquired from other lenders, were originated by Interbay, the summary that follows generally describes Interbay's underwriting process. Interbay's commercial loan program is "Stated
Income -- Stated Asset." Generally, Bayview's underwriting guidelines impose stricter requirements on borrowers whose original loan balances are generally higher.

     The collateral for multifamily and mixed use commercial loans consists primarily of first liens, in the case of loans originated by Interbay, and of first and second liens, in the case of loans originated by Bayview, on an interest in real estate. Substantially all of the loans also are secured by personal guarantees from the primary principals of the related businesses when the primary borrower is a legal entity rather than an individual.

     Interbay requires a current real estate appraisal on all assets that will be securing the loan. Appraisals provided on behalf of the borrower that are less than 180 days old from the date of submission may be acceptable, depending on the quality and thoroughness of the report as well as the reasonableness of the valuation conclusion. If a new appraisal is required, one will be ordered from an appraiser on Interbay's preferred list. The type of report required will be based on the nature and complexity of the property type.

     The borrower is required to provide evidence confirming a minimum period of two years' business ownership or comparable experience in the type of business that secures the loan. The underwriter may waive this requirement due to compensating factors or when the property is leased to a tenant that has occupied the property for the required two-year period.

     A credit report dated within 30 days of submission is required for each individual borrower or guarantor. A business credit report may be required to confirm the existence of the business entity and its financial condition, as the underwriter deems necessary. Generally, the primary borrower for pricing purposes is the individual with the highest earnings and/or ownership interest. The middle score of the primary borrower will be used to determine the credit grade for the transaction (if only two scores are available, the lower score is used). Credit grade will be used to determine eligibility, pricing and maximum loan-to-value ratio. Interbay may adjust the maximum loan-to-value ratio and/or pricing for a borrower whose credit score does not appear to accurately represent the borrower's creditworthiness.

     For larger loans underwritten by Bayview, the borrower must provide a current rent roll for the subject property. All rent rolls must be certified by the borrower and must include, if applicable, the tenant name, the lease term, the leaseable area and unit type, the lease rate per square foot or per unit and expense arrangements. The borrower also must provide copies of all leases, and historical operating statements must be submitted for review for at least two years and year-to-date.

     Upon receipt of all the necessary real estate information, Bayview examines and analyzes the collateral to determine its value. Bayview's approach to real estate valuation differs slightly from that of a traditional lender in that Bayview considers the content of the data within an appraisal on an individual basis, as well as the reasonableness of the valuation conclusion. In addition, Bayview also considers the asset's liquidity at the estimate of valuation provided. Certain property types that are not actively traded in the market, those that require a special type of purchaser, have limited investor interest or are located in economically depressed sub-markets generally require longer marketing periods in the event of a sale. Property types that fall into this category may include, but are not limited to, restaurants, nightclubs and special purpose buildings.

     Interbay and Bayview generally require that all properties have a debt service coverage ratio ("DSCR") of at least 1.20, although certain of the Mortgage Loans may have a lower DSCR. DSCR is calculated as the ratio of one year's net operating income ("NOI") of the Mortgaged Property over one year's principal and interest loan obligations. NOI for a particular property is calculated under one of two scenarios: (1) actual and (2) stabilized. Interbay's DSCR calculation may be based on stated income as provided by the borrower.

     Actual NOI is used in the DSCR calculation when the property is non-owner occupied and the existing tenant rents for the property are at market levels. Above market rent may only be considered in the actual NOI calculation if the tenant is of investment grade credit quality (i.e., a "BBB" credit rating or better).

     If an owner occupies any portion of the property or if the existing tenant rents are not at market levels, a stabilized NOI is used in the DSCR calculation. To determine stabilized NOI, market rent is used (1) for all owner occupied portions of the building, (2) in place of any above market rent for lower credit quality tenants (below a "BBB" credit rating), and (3) in place of any below market rent if it can be reasonably expected that the existing below market rent can be marked to market within one year. Below market rent is included in the DSCR calculation if the lease term is longer than one year.

     Environmental insurance is generally required for all property types except multifamily and mixed use properties that secure loans having an initial balance less than $400,000, although exceptions to this requirement have been made. Environmental insurance coverage may be waived if the borrower submits specified environmental site assessment reports.

     The property securing a mortgage loan must be continuously insured with an acceptable property and liability insurance policy meeting Interbay's and Bayview's requirements and minimum coverage limits.

     The first priority perfected lien status of any mortgage, deed of trust, deed to secure debt, or similar security instrument encumbering the mortgaged property to be granted to Interbay or Bayview, as applicable, in connection with the mortgage loan must be insured by an acceptable title insurance policy.

     Loan Characteristics.   Set forth below is a description of certain
characteristics of the Commercial, Multifamily and Mixed Use Loans as of the Cut-off Date (except as otherwise indicated). All percentages of the Commercial, Multifamily and Mixed Use Loans are approximate percentages by total Principal Balance of the applicable Commercial, Multifamily and Mixed Use Loans as of the Cut-off Date (except as otherwise indicated). Unless otherwise specified, all Principal Balances of the Commercial, Multifamily and Mixed Use Loans are as of the Cut-off Date and are rounded to the nearest dollar. In some instances, percentages may not add to 100.00% due to rounding.


     PRINCIPAL BALANCES OF THE COMMERCIAL, MULTIFAMILY AND MIXED USE LOANS
                             AS OF THE CUT-OFF DATE

                                                             PERCENTAGE
                                  NUMBER                         OF       WEIGHTED   WEIGHTED               WEIGHTED
                                    OF          TOTAL          TOTAL      AVERAGE    AVERAGE     AVERAGE    AVERAGE
      PRINCIPAL BALANCES         MORTGAGE     PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT    PRINCIPAL   CURRENT
  AS OF THE CUT-OFF DATE ($)      LOANS        BALANCE        BALANCE       RATE      SCORE      BALANCE      LTV
  --------------------------     --------   --------------   ----------   --------   --------   ---------   --------
   14,899.67    -     49,999.99      9      $   297,256.17       0.79%     8.924%      679      $ 33,028     50.13%
   50,000.00    -     99,999.99     43        3,201,420.74       8.53      9.691       688        74,452     59.36
  100,000.00    -    149,999.99     28        3,498,645.00       9.33      9.336       669       124,952     64.42
  150,000.00    -    199,999.99     27        4,731,606.67      12.61      9.187       672       175,245     68.17
  200,000.00    -    249,999.99     22        4,970,899.18      13.25      8.794       688       225,950     64.87
  250,000.00    -    299,999.99      9        2,460,305.60       6.56      9.627       681       273,367     66.40
  300,000.00    -    349,999.99      9        2,938,879.94       7.83      9.083       683       326,542     58.80
  350,000.00    -    399,999.99      6        2,328,256.71       6.21      9.524       631       388,043     61.07
  400,000.00    -    449,999.99      5        2,119,173.76       5.65      7.915       731       423,835     70.88
  450,000.00    -    499,999.99      4        1,922,972.55       5.13      9.884       700       480,743     57.43
  500,000.00    -    549,999.99      4        2,106,750.94       5.62      9.718       733       526,688     56.55
  600,000.00    -    649,999.99      1          647,994.01       1.73      7.490       619       647,994     64.80
  650,000.00    -    699,999.99      1          668,899.27       1.78      7.600       786       668,899     64.94
  700,000.00    -    749,999.99      1          731,214.71       1.95      8.750       710       731,215     86.03
  800,000.00    -    849,999.99      2        1,672,139.79       4.46      6.892       711       836,070     66.15
  850,000.00    -    899,999.99      1          879,827.16       2.35      3.750       745       879,827     60.89
  900,000.00    -    949,999.99      1          924,289.13       2.46      8.450       676       924,289     44.44
1,400,000.00    -  1,417,805.71      1        1,417,805.71       3.78      8.125       748     1,417,806     70.89
                                   ---      --------------     ------      -----       ---      --------     -----
  TOTAL                            174      $37,518,337.04     100.00%     8.871%      691      $215,623     63.64%
===============================  ========   ==============   ==========   ========   ========   =========   ========

     As of the Cut-off Date, the average Principal Balance of the Commercial, Multifamily and Mixed Use Loans is approximately $215,623.

CURRENT LOAN-TO-VALUE RATIOS OF THE COMMERCIAL, MULTIFAMILY AND MIXED USE LOANS

                      NUMBER                     PERCENTAGE   WEIGHTED   WEIGHTED               WEIGHTED
      CURRENT           OF          TOTAL         OF TOTAL    AVERAGE    AVERAGE     AVERAGE    AVERAGE
   LOAN-TO-VALUE     MORTGAGE     PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT    PRINCIPAL   CURRENT
     RATIOS(%)        LOANS        BALANCE        BALANCE       RATE      SCORE      BALANCE      LTV
   -------------     --------   --------------   ----------   --------   --------   ---------   --------
 14.06    -   20.00      5      $   354,902.95       0.95%      8.141%     686      $ 70,981     16.06%
 20.01    -   30.00      5          749,865.57       2.00      10.450      776       149,973     27.18
 30.01    -   40.00      6          970,787.58       2.59      10.352      699       161,798     34.88
 40.01    -   50.00     16        4,421,867.04      11.79       8.000      689       276,367     46.33
 50.01    -   60.00     35        7,230,811.63      19.27       9.647      656       206,595     55.86
 60.01    -   70.00     53       11,115,392.60      29.63       8.571      693       209,724     64.61
 70.01    -   80.00     34        7,389,269.50      19.70       8.964      719       217,331     73.47
 80.01    -   90.00     16        4,566,903.27      12.17       8.732      676       285,431     84.95
 90.01    -   98.44      4          718,536.90       1.92       7.699      721       179,634     97.14
                       ---      --------------     ------      ------      ---      --------     -----
              TOTAL    174      $37,518,337.04     100.00%      8.871%     691      $215,623     63.64%
===================  ========   ==============   ==========   ========   ========   =========   ========

             GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES --
                  COMMERCIAL, MULTIFAMILY AND MIXED USE LOANS

                       NUMBER                     PERCENTAGE   WEIGHTED   WEIGHTED               WEIGHTED
                         OF          TOTAL         OF TOTAL    AVERAGE    AVERAGE     AVERAGE    AVERAGE
                      MORTGAGE     PRINCIPAL      PRINCIPAL    MORTGAGE    CREDIT    PRINCIPAL   CURRENT
STATE                  LOANS        BALANCE        BALANCE       RATE      SCORE      BALANCE      LTV
-----                 --------   --------------   ----------   --------   --------   ---------   --------
Alabama                  10      $ 3,484,493.74       9.29%      7.048%     707      $348,449     63.20%
Arkansas                  2        1,090,058.08       2.91       7.600      786       545,029     61.84
California               17        4,591,768.55      12.24       8.045      714       270,104     59.31
Colorado                  1          167,634.00       0.45       5.625      637       167,634     81.77
Connecticut               8        1,317,830.88       3.51       9.692      731       164,729     50.06
District of Columbia      1          123,100.86       0.33       9.625      616       123,101     61.55
Florida                   2          288,205.95       0.77       9.223      672       144,103     57.01
Illinois                  2          303,162.55       0.81      10.754      600       151,581     56.25
Kentucky                  1           82,277.72       0.22       9.125      603        82,278     54.85
Louisiana                 1          186,229.90       0.50      11.500      610       186,230     54.77
Maryland                  3          628,368.35       1.67      11.303      691       209,456     32.51
Massachusetts            12        1,830,953.89       4.88       8.688      662       152,579     67.98
Michigan                  6        1,575,252.89       4.20       9.561      603       262,542     70.91
Minnesota                 3          380,574.97       1.01       7.988      741       126,858     66.15
Montana                   1          196,557.02       0.52       7.000      749       196,557     83.64
Nevada                    1           73,104.89       0.19      10.990      660        73,105     58.48
New Hampshire             3          393,175.09       1.05       9.293      626       131,058     54.03
New Jersey               30        6,862,372.18      18.29       9.937      686       228,746     60.61
New Mexico                1          297,499.44       0.79       8.750      721       297,499     82.64
New York                 17        3,052,458.03       8.14       8.747      697       179,556     68.73
North Carolina            3        1,621,851.91       4.32       8.304      741       540,617     68.29
Ohio                      3          597,206.45       1.59       9.189      660       199,069     58.64
Pennsylvania             21        2,932,940.06       7.82       9.297      659       139,664     65.63
Rhode Island              3          490,312.59       1.31       8.885      672       163,438     67.77
Texas                    13        2,713,702.31       7.23       9.159      666       208,746     72.73
Utah                      1          478,660.51       1.28       7.750      721       478,661     72.52
Vermont                   1          449,260.13       1.20       7.000      651       449,260     64.18
Virginia                  3          785,609.77       2.09       9.587      750       261,870     67.39
Washington                2          302,448.64       0.81       8.768      671       151,224     56.77
Wisconsin                 2          221,265.69       0.59      10.920      694       110,633     70.56
                        ---      --------------     ------      ------      ---      --------     -----
TOTAL                   174      $37,518,337.04     100.00%      8.871%     691      $215,623     63.64%
====================    ===      ==============     ======      ======      ===      ========     =====

     For information regarding types of properties securing the Commercial Loans, see the table entitled "Mortgaged Property Types of the Mortgage Loans" under "-- Loan Characteristics" above.

CHANGES IN THE MORTGAGE POOL

     The description in this prospectus supplement of the Mortgage Loans is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, generally as adjusted for scheduled principal payments due on or before the Cut-off Date. Prior to the issuance of the Certificates, the Principal Balances of certain of the Mortgage Loans will be adjusted and Mortgage Loans will be removed from the Mortgage Pool if the Depositor deems their removal necessary or appropriate. A limited number of other mortgage loans may be included in the pool of Mortgage Loans prior to the issuance of the Certificates. The Depositor believes that the information set forth herein will be substantially representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities, the proportion of Fixed and Adjustable Rate Mortgage Loans, and certain other characteristics of the Mortgage Loans, may vary.

                                 THE AGREEMENTS

GENERAL

     The following summary describes certain terms of the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement, the Mortgage Loan Diligence Agreement and the Servicing Agreements (collectively, the "Agreements"). The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Agreements. The following summary supplements, and to the extent inconsistent with, replaces, the description of the general terms and provisions of the Agreements under the heading "The Agreements" in the Prospectus.

     The Certificates will be issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") dated as of July 1, 2003, among the Depositor, the Master Servicer and the Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. Offered Certificates in certificated form will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as certificate registrar and paying agent.

     The Pooling and Servicing Agreement will be filed with the Securities and Exchange Commission (the "Commission") as part of a Current Report on Form 8-K within 15 days following the Closing Date.

ASSIGNMENT OF MORTGAGE LOANS

     General.   The Depositor will purchase (1) certain of the Mortgage Loans
(other than the Special Interest Assets) and the Special Interest Certificate from the Seller pursuant to the Mortgage Loan Purchase Agreement and (2) the remaining Mortgage Loans from BFPT II as described below, and will sell the Mortgage Loans and Special Interest Certificate to the Trustee for the benefit of Certificateholders, together with (generally) all principal and interest received on or with respect to the Mortgage Loans after the Cut-off Date, but not including any principal and interest due on or before the Cut-off Date. The Special Interest Certificate will be issued to the Trustee as described under "Description of the Mortgage Loans -- Contracts for Deed" herein.

     The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Loans and the Special Interest Certificate. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement. Such schedule will include information as to the Principal Balance of each Mortgage Loan as of the Cut-off Date, as well as information with respect to the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Loan and the Original Loan-to-Value Ratio at origination or modification.

     It is expected that the Mortgages or assignments of Mortgage with respect to certain of the Mortgage Loans will have been recorded in the name of an agent on behalf of the holder of the related Mortgage Note. In that case, no Mortgage assignment in favor of the Trustee will be required to be prepared, delivered or recorded. Instead, the applicable Servicer will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. Except as described above and under "Risk Factors -- Risks Associated with Documentation Defects," the Depositor will, as to each Mortgage Loan that is not a Contract or Contract for Deed, deliver or cause to be delivered to the Trustee the Mortgage Note endorsed to the order of the Trustee or in blank, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of such Mortgage together with its certificate that the original of such Mortgage was delivered to such recording office), and an assignment of the Mortgage in recordable form. With respect to the Contracts for Deed, the Depositor will deliver to the Trustee originals or copies of the related deeds, recorded in the name of BFPT. Except as described above, assignments of the Mortgages to the Trustee will be recorded in the appropriate public office for real property records if necessary to protect the interest of the Trust Fund or if deemed appropriate by the Depositor. In addition, with respect to any Multifamily Loans and Mixed Use Loans, the Depositor will deliver or cause to be delivered to the Trustee the assignment of leases, rents and profits (if separate from the Mortgage) and an executed re-assignment of assignment of leases, rents and profits.

     The Depositor will deliver or cause to be delivered to the Trustee with respect to each Cooperative Loan, to the extent in its possession, the related original cooperative note endorsed to the order of the Trustee, the related security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. The Seller will file in the appropriate office a financing statement evidencing the Trustee's security interest in the collateral for each Cooperative Loan.

     With respect to each Contract, the Depositor will deliver or cause to be delivered to the Trustee, the Contract and copies of documents and instruments related to each Contract and the security interest in the manufactured home securing each Contract.

     The Trustee will hold these documents in trust for the benefit of the Certificateholders and will, within the period specified in the Pooling and Servicing Agreement, review the documents. If any document in a loan file is found to be defective in any material respect, the Trustee will promptly notify the Depositor and the Seller. The Seller will be obligated to either substitute another Mortgage Loan of like kind (a "Qualified Substitute Mortgage Loan") for the affected Mortgage Loan (subject to the limitations provided in the Pooling and Servicing Agreement) or to repurchase any Mortgage Loan if any effort to enforce the related Mortgage Loan or Mortgage is materially impaired by such documentation defect. Any such Mortgage Loan with respect to which the original Mortgage or original Mortgage Note is missing will not be required to be repurchased unless and until such Mortgage Loan is to be foreclosed upon and the related Mortgage is unenforceable because the original Mortgage is not obtainable from the public recording office. Any repurchase effected by the Seller will be at a price equal to the Principal Balance of the related Mortgage Loan as of the date of purchase, together with accrued and unpaid interest at the applicable Mortgage Rate to the date of such repurchase, plus the amount of any unreimbursed Advances and servicing advances made by the related Servicer or the Master Servicer in respect of the Mortgage Loan. The Trustee is obligated to enforce the repurchase obligation of the Seller, to the extent described herein under "The Agreements -- Representations and Warranties." This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a material defect in a loan document.

     See "The Trusts and the Trust Assets -- Assignment of Primary Assets" and "The Agreements -- Assignment of Primary Assets -- Mortgage Loans" in the Prospectus.

     The Re-Sold Mortgage Loans.   Each Revolving Trust will have assigned to
BFPT II, and BFPT II will assign to the Depositor, its rights under the representations and warranties made by the Seller in connection with the initial sale of these Mortgage Loans by the Seller. In addition, in connection with its purchase of the Re-Sold Mortgage Loans from BFPT II, the Depositor and Bayview entered into a "Mortgage Loan Diligence Agreement" pursuant to which Bayview undertook to perform, for a fee, such diligence procedures as were appropriate in Bayview's reasonable judgment in order to ensure the accuracy of certain representations and warranties and the delivery of proper documentation with respect to the Re-Sold Mortgage Loans. In its capacity as agent under the Mortgage Loan Diligence Agreement, Bayview has undertaken liability for breaches of the representations and warranties listed below (among others) and for defective documentation as if it were the seller of the Re-Sold Mortgage Loans to the Depositor. For convenience of reference we refer elsewhere in this prospectus supplement to the obligations of the Seller to repurchase or substitute for Mortgage Loans due to breaches of representations and warranties or defective documentation, although Bayview's obligation may be in its capacity as Seller or as agent under the Mortgage Loan Diligence Agreement.

REPRESENTATIONS AND WARRANTIES

     The Seller will make as of the Closing Date (or in the case of certain representations and warranties with respect to the Re-Sold Mortgage Loans, will have made previously), certain limited representations and warranties in respect of the Mortgage Loans and will be obligated to repurchase (or, within the period provided in the Pooling and Servicing Agreement, to substitute a Qualified Substitute Mortgage Loan for) any Mortgage Loan as to which there exists an uncured breach of certain of its representations and warranties, which breach materially and adversely affects the value of, or interest of the Certificateholders in, the Mortgage Loan. These representations and warranties include the following, among others, effective as of the Closing Date:

     - immediately prior to the transfer and assignment of the Mortgage Loans, the Seller (or BFPT II) had good title to and was sole owner of each such Mortgage Loan;

     - each Mortgage constitutes a valid first lien on the related Mortgaged Property (subject only to permissible title insurance exceptions);

     - any required title insurance or attorney's certificate of title and any required standard hazard insurance is in effect;

     - each Mortgaged Property is free of damage and is in good repair;

     - each Mortgage Loan and Mortgage is enforceable;

     - each Mortgage Loan at the time it was made complied in all material respects with applicable laws;

     - no Mortgage Loan is a "high cost" or "covered" loan under federal or state predatory lending laws; and

     - each Mortgage Loan is a "qualified mortgage" for REMIC purposes.

     The Seller may also repurchase a Mortgage Loan as to which there exists an uncured breach of certain representations and warranties made by the party from which the Seller acquired the Mortgage Loan.

     There can be no assurance as to the ability of the Seller to fulfill its obligation to repurchase, or substitute for, defective Mortgage Loans.

     The purchase price of any Mortgage Loan will be generally equal to 100% of the unpaid principal balance thereof at the date of repurchase, together with accrued and unpaid interest at the applicable Mortgage Rate to the date of repurchase, the amount of any unreimbursed Advances and servicing advances made by the Master Servicer or a Servicer, as applicable, in respect of the Mortgage Loan and the amount of any costs and damages incurred by the Trust Fund as a result of violation of any applicable federal, state, or local predatory or abusive lending law in connection with the origination of the Mortgage Loan. See "Risk Factors -- Limited Obligations" and "-- Assignment of Mortgage Loans" herein.

     With respect to any Mortgage Loan required to be purchased by the Seller as provided above, rather than repurchase the Mortgage Loan, the Seller may, at its sole option, remove the Mortgage Loan (a "Deleted Mortgage Loan") from the Mortgage Pool and substitute in its place a Qualified Substitute Mortgage Loan, provided that the substitution occurs within two years following the Closing Date.

     Any Qualified Substitute Mortgage Loan will, on the date of substitution:

     - have an outstanding Principal Balance, after application of all Monthly Payments due during or prior to the month of substitution, not in excess of the Principal

       Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs;

     - have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan;

     - in the case of any Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan;

     - in the case of any Adjustable Rate Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan;

     - in the case of any Adjustable Rate Mortgage Loan, have a gross margin equal to the gross margin of the Deleted Mortgage Loan;

     - in the case of any Adjustable Rate Mortgage Loan, have a next adjustment date not more than two months later than the next adjustment date on the Deleted Mortgage Loan;

     - have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan;

     - have the same Due Date as the Due Date of the Deleted Mortgage Loan;

     - have an Original Loan-to-Value Ratio as of the date of substitution equal to or lower than the Original Loan-to-Value Ratio of the Deleted Mortgage Loan as of that date;

     - not be more than 29 days delinquent in payment; and

     - conform to each representation and warranty set forth in the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan.

SERVICING

     The Mortgage Loans will be serviced by the Servicers in accordance with the provisions of the Servicing Agreements under the supervision of the Master Servicer, to the extent provided in the Pooling and Servicing Agreement and consistent with the applicable Servicing Agreements. The Master Servicer will not be ultimately responsible for the performance of the servicing activities by any Servicer, except as described under "-- Advances" below. In addition, the Master Servicer will not be responsible for the supervision of the activities of the Servicers related to resolution of defaulted Mortgage Loans, including collections, modifications, foreclosure and disposition of REO Property. If a Servicer fails to fulfill its obligations under the applicable Servicing Agreement, the Master Servicer will be obligated to terminate that Servicer and, within 90 days of such termination, appoint a successor servicer that satisfies the eligibility requirements set forth in the Servicing Agreement.

     A Servicer will be prohibited from making any material modification to a Mortgage Loan unless the Mortgage Loan is in default or default is reasonably foreseeable. A Servicer will be permitted, subject to the provisions of the Servicing Agreement, to modify the terms of a Mortgage Loan in order to prevent default or to mitigate a loss.

These modifications could include, for example, changes in the applicable Mortgage Rate, Monthly Payment amount or maturity date (provided, however, that no maturity date may be extended past the maturity date of the Mortgage Loan with the latest maturity date as of the Closing Date), or forgiveness of defaulted payments.

     A Servicer will have the discretion to waive prepayment premiums as provided in the related Servicing Agreement.

     A Servicer may generally transfer the servicing to one or more successor servicers at any time, subject to the conditions set forth in the applicable Servicing Agreement and the Pooling and Servicing Agreement, including the requirement that, in the case of transfers to a successor servicer other than a Servicer identified in this prospectus supplement, each Rating Agency confirm in writing that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Certificates.

     Certain of the FHA Mortgage Loans and VA Mortgage Loans will be serviced on a full recourse basis ("Full Recourse Mortgage Loans"). See "The
Agreements -- The Pooling and Servicing Agreement and the Agreements -- Full Recourse Servicing of Certain FHA and VA Mortgage Loans" in the Prospectus.

     For a general description of certain provisions of the Pooling and Servicing Agreement and the Servicing Agreements, see "The Agreements -- The Pooling and Servicing Agreement and the Servicing Agreements."

COLLECTIONS AND REMITTANCES

     As is generally described in the Prospectus under "The Agreements -- The Pooling and Servicing Agreement and Servicing Agreements -- Collections and Remittances," each Servicing Agreement will require that the applicable Servicer remit to the Master Servicer on a monthly basis collections and other recoveries in respect of the Mortgage Loans, as reduced by the Servicing Fees for the related period and by the amount of any prior Advances and expenses reimbursable to the Servicer. These amounts will be deposited in a separate account established and maintained by the Master Servicer (the "Collection Account"). The Master Servicer will deposit in a separate account established and maintained by the Trustee (the "Certificate Distribution Account") on the date specified in the Pooling and Servicing Agreement amounts required to be distributed to Certificateholders and certain other amounts described herein.

     Amounts received in connection with the RMIC Policy and payments under the Cap Agreement will be deposited directly into the Certificate Distribution Account.

PREPAYMENT INTEREST SHORTFALLS

     When a borrower prepays a Mortgage Loan between Due Dates, the borrower generally is required to pay interest on the amount prepaid only from the last scheduled Due Date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. If, on any Distribution Date, as a result of principal prepayments in full on the Mortgage Loans during the applicable

Prepayment Period, the amount of interest due on these Mortgage Loans is less than a full month's interest on these Mortgage Loans, the applicable Servicer (or other party under contract with the Trustee), or in the case of certain of the Mortgage Loans the Master Servicer, will be required to remit the amount of the insufficiency. With respect to certain of the Mortgage Loans, the amount of the insufficiency remitted by the applicable Servicer (or the Master Servicer) will be limited to the Servicer's Servicing Fee as provided in the applicable Servicing Agreement (or to the Master Servicing Fee). Generally, neither the Servicers nor the Master Servicer will be obligated to remit the amount of any insufficiency due to a prepayment in part.

ADVANCES

     The information in the following three paragraphs applies generally to the servicing of Mortgage Loans other than Full Recourse Mortgage Loans. References in this prospectus supplement to "Advances" do not include amounts advanced by a Servicer in respect of a Full Recourse Mortgage Loan.

     Prior to each Distribution Date, each Servicer (or other party under contract with the Trustee) will be required to make advances (out of its own funds or funds held in its Custodial Account for future distribution or withdrawal) with respect to any Monthly Payments (net of the related Servicing
Fees) that were due on the Mortgage Loans it services during the immediately preceding Due Period and delinquent at the close of business on the related determination date (each, an "Advance"); provided, however, that with respect to delinquent Balloon Payments a Servicer's obligation to make an Advance will be limited to an amount equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for the related Balloon Mortgage Loan.

     These Advances will be required to be made only to the extent they are deemed by a Servicer to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds. The purpose of making these Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Servicers will not be required to make any Advances with respect to reductions in the amount of the Monthly Payments on the Mortgage Loans due to Debt Service Reductions or the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act") or similar legislation or regulations. If a Servicer fails to make an Advance as required under the applicable Servicing Agreement, the Master Servicer, if it becomes successor Servicer, will be obligated to make any such Advance, subject to the Master Servicer's determination of recoverability and otherwise in accordance with the terms of the Pooling and Servicing Agreement.

     All Advances will be reimbursable to the Servicers and Master Servicer on a first priority basis from late collections, Insurance Proceeds or Liquidation Proceeds from the Mortgage Loan as to which the unreimbursed Advance was made. In addition, any Advances previously made that are deemed by the Servicers or the Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to the Servicers out of any funds in the Custodial Account prior to remittance to the Master Servicer and reimbursed to the Master Servicer out of any funds in the Collection Account prior to distribution on the Certificates.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer will be paid a monthly fee (the "Master Servicing Fee") for each Mortgage Loan calculated as 0.015% per annum (the "Master Servicing Fee Rate") on the total Principal Balance of the Mortgage Loans (the "Pool Balance") and, as additional compensation, the Master Servicer will retain investment income on funds in the Collection Account prior to deposit into the Certificate Distribution Account.

     A monthly fee (a "Servicing Fee") will be paid for each Mortgage Loan, calculated as, for Mortgage Loans initially serviced by M&T Mortgage, not in excess of approximately 2.1250% per annum; and for Mortgage Loans serviced by the remaining Servicers, as provided in the related Servicing Agreement, not in excess of approximately 1.7025% per annum (each, a "Servicing Fee Rate"), on the outstanding principal balance (or scheduled principal balance, as specified in the applicable Servicing Agreement) of each Mortgage Loan serviced by that Servicer. As of the Cut-off Date the weighted average Servicing Fee Rate is approximately 0.5394% per annum.

     Each Servicer will also be entitled to receive, to the extent provided in the applicable Servicing Agreement, additional compensation, in the form of any interest or other income earned on funds it has deposited in a custodial account (a "Custodial Account") pending remittance to the Master Servicer, as well as late charges and certain fees paid by borrowers.

     The Master Servicer and the Servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders.

EARLY TERMINATION OF THE TRUST FUND

     On the first Distribution Date on or after the date on which the total Class Principal Balance of the LIBOR Certificates after giving effect to distributions on that Distribution Date is less than 35% of the total Class Principal Balance of the Certificates as of the Closing Date (the "Initial Certificate Balance") (that Distribution Date, the "Auction Call Date"), the Trustee (or its agent) will solicit bids in a commercially reasonable manner for the purchase of the Mortgage Loans and other property remaining in the Trust Fund. The Trustee will not sell the assets of the Trust Fund unless it has received at least three bids and at least one such bid is for not less than the Minimum Bid Price. This process will be repeated every three months until the Minimum Bid Price is received. The Trustee will be reimbursed for the costs of the sale before the proceeds are distributed to Certificateholders.

     The "Minimum Bid Price" will equal the sum of (1) the total unpaid principal balance of the Mortgage Loans, (2) interest accrued and unpaid on the Mortgage Loans, (3) the fair market value of all other property of the Trust Fund and (4) any unreimbursed servicing advances, fees and expenses of the Master Servicer, the Servicers, the Trustee and RMIC.

     The holder of the Residual Certificate and the Master Servicer, as provided in the Pooling and Servicing Agreement, will have the option, on or after the "Optional Call Date," which will be the first Distribution Date on which the Pool Balance is less than 10% of the Cut-off Date Pool Balance, if the property in the Trust Fund has not been sold as described above, to purchase all remaining Mortgage Loans and other assets in the Trust Fund. Any such purchase of Mortgage Loans and other assets must be made at a price equal to the sum of
(a) the greater of (1) the sum of the unpaid principal balance of each Mortgage Loan as of the date of repurchase and (2) the fair market value of each Mortgage Loan without regard to accrued interest, (b) accrued and unpaid interest on the Mortgage Loans at the Mortgage Rate to, but not including, the Due Date in the Due Period relating to the Distribution Date on which such repurchase price is distributed, (c) any unreimbursed servicing advances with respect to the Mortgage Loans and (d) the fair market value of all other property of the Trust Fund. Distributions on the Certificates in respect of any such optional purchase will be made in accordance with the priorities of distribution described herein. The proceeds of any such distribution may not be sufficient to distribute the full amount due to each class of Certificates.

     Upon presentation and surrender of the Certificates in connection with an optional purchase of the Mortgage Loans, the holders of the Certificates will receive, to the extent of available amounts, an amount equal to (1) in the case of the Class IO and Class A-IO Certificates, one month's interest thereon at the then-applicable Interest Rate, plus any previously unpaid accrued interest, and
(2) in the case of the LIBOR Certificates, the Class Principal Balance of that class plus one month's interest thereon at the then-applicable Interest Rate, plus any previously unpaid accrued interest.

OPTIONAL SUBSTITUTION OF CERTAIN MORTGAGE LOANS

     The Seller will have the option, but not the obligation, to substitute a Qualified Substitute Mortgage Loan for a Removable Mortgage Loan within 90 days after the Closing Date. The Seller's option will be exercisable on the date that the Mortgage Loan becomes 30 days delinquent and until the above-referenced 90 day period expires, in accordance with the procedures for substitution described under "-- Representations and Warranties" above. Even if the related borrower subsequently makes a late Monthly Payment, the Seller will retain its right to exercise the option described above.

VOTING RIGHTS

     88% of all voting rights under the Pooling and Servicing Agreement will be allocated among all holders of LIBOR Certificates, in proportion to their then outstanding Class Principal Balances; 2% of all voting rights will be allocated to the holders of the Class IO Certificates; 2% of all voting rights will be allocated to the holders of the Class X Certificates; 2% of all voting rights will be allocated to the holders of the Class F Certificates; and 6% of all voting rights will be allocated to the holder of the Residual Certificate. The Class A-IO and Class P Certificates will have no voting rights.

THE TRUSTEE

     Wachovia Bank, National Association will be the Trustee under the Pooling and Servicing Agreement. The Trustee will be paid a monthly fee (the "Trustee Fee") equal to 0.0075% per annum (the "Trustee Fee Rate") multiplied by the Pool Balance as of the beginning of the related Due Period, and will be entitled to reimbursement for expenses and certain other amounts prior to distribution of any amounts to Certificateholders in accordance with the Pooling and Servicing Agreement.

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor will remove the Trustee if the Trustee becomes affiliated with the Master Servicer, or otherwise ceases to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

     The offices of the Trustee are located at 401 South Tryon Street, Charlotte, North Carolina 28288-1179.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Bayview Financial Mortgage Pass-Through Certificates, Series 2003-D (the "Certificates") will consist of the following classes:

     - the Class A, Class A-IO, Class IO and Class F Certificates (the "Senior Certificates");

     - the Class M-1, Class M-2, Class M-3, Class M-4 and Class B Certificates (the "Subordinate Certificates");

     - the Class X and Class P Certificates; and

     - the Class R Certificate (the "Residual Certificate").

     The Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class B Certificates are sometimes referred to herein collectively as the "LIBOR Certificates." The Class A, Class A-IO and Class IO Certificates and the Subordinate Certificates are sometimes referred to herein collectively as the "Offered Certificates." Only the Offered Certificates are offered hereby.

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will evidence undivided beneficial ownership interests in the Trust Fund. The Trustee will elect to treat the assets of the Trust Fund as one or more real estate mortgage investment conduits (each, a "REMIC") for federal income tax purposes. Each class of Offered Certificates will represent ownership of a "regular interest" in a REMIC and the Class R Certificate will be designated as the sole class of "residual interest" in the REMICs.

     Each class of LIBOR Certificates will be issued in the approximate initial principal balances specified on the cover page hereof (each a "Class Principal Balance"). The Class IO Certificates and the Class A-IO Certificates will be issued without a principal balance and will accrue interest on their respective Class Notional Balances as described below. The initial Class Principal Balances and Class Notional Balances of the Offered Certificates may vary by plus or minus five percent from those set forth herein. Except as may be provided in the Pooling and Servicing Agreement for purposes of determining amounts distributable on REMIC interests, the Class X, Class F, Class P and Class R Certificates will not have Class Principal Balances.

     The "Trust Fund" will generally consist of:

     - the Mortgage Loans, together with the related security interest in collateral pledged to secure the Mortgage Loans;

     - the Special Interest Certificate;

     - amounts deposited in the Collection Account and the Certificate Distribution Account;

     - property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure;

     - any applicable insurance policies and all proceeds thereof;

     - the Cap Agreement described herein;

     - the Reserve Fund described herein; and

     - all proceeds of any of the foregoing.

     Distributions on the Offered Certificates will be made on the 28th day of each month (or, if the 28th day is not a Business Day, the next succeeding Business Day), commencing in August 2003 (each, a "Distribution Date"), to Certificateholders of record on the immediately preceding Record Date. The "Record Date" for each Distribution Date will be the close of business on the last Business Day immediately preceding that Distribution Date. A "Business Day" is generally any day other than a Saturday or Sunday or a day on which banks in New York, North Carolina, Minnesota or Maryland (or, as to the Servicers, such other states as are specified in the applicable Servicing Agreements) are closed.

     Distributions on the Offered Certificates will be made to each registered holder entitled thereto, either (1) by check mailed to each Certificateholder's address as it appears on the books of the Trustee, or (2) at the request, submitted to the Trustee in writing at least five Business Days prior to the related Record Date, of any holder of an Offered Certificate having an initial principal balance of not less than $5,000,000 or a percentage interest equal to or greater than 25%, by wire transfer in immediately available funds; provided, that the final distribution in respect of an Offered Certificate will be made only upon presentation and surrender of the Certificate at the corporate trust office of the Trustee.

     The LIBOR Certificates will be issued in minimum principal balance denominations of $25,000 and integral multiples of $1 in excess thereof. The Class A-IO Certificates will be issued in minimum notional balance denominations of $1,000,000 and integral multiples of $1 in excess thereof. The Class IO Certificates will be issued in minimum percentage interests of 10%.

BOOK-ENTRY REGISTRATION

     General.   Each class of Offered Certificates (the "Book-Entry
Certificates") will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its participants in the United States or, through Clearstream Banking, societe anonyme ("Clearstream") or Euroclear Bank S.A./NV as operator of the Euroclear System ("Euroclear") in Europe and through their participating organizations (each participant or participating organization, a "Participant").

     Each class of Book-Entry Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. See "Global Clearance, Settlement and Tax Documentation Procedures" attached as Annex A hereto.

     No person acquiring an interest in a Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a certificate representing its interest (a "Definitive Certificate"), except as set forth below under "-- Definitive Certificates" and in the Prospectus under "The
Securities -- Book-Entry Registration."

     Unless and until Definitive Certificates are issued for the Book-Entry
Certificates:

     - the only Certificateholder of the Certificates will be Cede, as nominee of DTC, and Beneficial Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement;

     - Beneficial Owners of the Certificates offered hereby will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC, Clearstream or Euroclear, as applicable, and their Participants; and

     - while the Certificates are outstanding, under the rules, regulations and procedures creating and affecting DTC, Clearstream and Euroclear and their operations, DTC, Clearstream and Euroclear are required to make book-entry transfers among Participants on whose behalf they act with respect to the Certificates and are required to receive and transmit payments of principal of, and interest on, the Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, DTC, Clearstream and Euroclear have in place a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

     Neither the Depositor nor the Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee including, without limitation, actions with respect to any aspect of the records relating to or distributions made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede, as nominee for DTC, or with respect to maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     Definitive Certificates.   Definitive Certificates will be issued to
Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "The Securities -- Book-Entry Registration."

     Upon the occurrence of an event described in the Prospectus under "The Securities -- Book-Entry Registration," the Trustee (through DTC) is required to notify Participants who have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Book-Entry Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Book-Entry Certificates as Definitive Certificates in the respective classes and principal balances owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and the Book-Entry Certificates, see "The Securities -- Book-Entry Registration" in the Prospectus.

DISTRIBUTIONS OF INTEREST

     The amount of interest distributable on each Distribution Date in respect of each class of Offered Certificates will equal the sum of Current Interest for that class and any Carryforward Interest for that class, to the extent of the Interest Remittance Amount for that Distribution Date. Interest will accrue on the LIBOR Certificates on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period; interest will accrue on the Class IO Certificates and the Class A-IO Certificates on the basis of a 360-day year consisting of twelve 30-day months.

     - With respect to each Distribution Date, the "Accrual Period" applicable to the Certificates will be the period beginning on the immediately preceding Distribution Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

     Distributions of interest on the Class A-IO Certificates will be made only up to and including the Distribution Date in January 2006.

     - The "Interest Rate" for each class of Certificates (other than the Class X, Class F, Class P and Class R Certificates) will be the applicable per annum rate set forth or described in the "Summary of Terms" herein or below.

     - The Interest Rate for the Class IO Certificates will be (1) for each Distribution Date through January 2004, 0.60% per annum, (2) for each Distribution Date thereafter through July 2004, 0.50% per annum, and (3) for each Distribution Date thereafter, 0.40% per annum.

     - The "Adjusted Net WAC" will equal, for any Distribution Date, the weighted average (by Principal Balance) of the Net Mortgage Rates of the Mortgage Loans minus (1) the Interest Rate for the Class IO Certificates for that date and (2) the Adjusted Class F Rate for that date.

     - The "Adjusted Class F Rate," expressed as a percentage, will equal (1) for any Distribution Date through July 2007, (a) the Class F Distribution Amount for that date divided by (b) the total Principal Balance of the Mortgage Loans as of the start of the related Due Period multiplied by
       (c) the fraction, expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period and (2) for any Distribution Date thereafter, zero.

     - The "Class F Distribution Amount" will equal (1) for any Distribution Date through July 2007, the product of (a) the per annum rate equal to the excess, if any, of 3.00% over LIBOR for that date and (b) the total Principal Balance of the Fixed Rate, Balloon and Long ARM Mortgage Loans as of the first day of the related Due Period and (2) for any Distribution Date thereafter, zero. After the Distribution Date in July 2007, the Class F Certificates will no longer be entitled to receive distributions of any kind.

     The Class IO Certificates and the Class A-IO Certificates will accrue interest on a notional balance (each, a "Class Notional Balance").

     - The Class Notional Balance of the Class IO Certificates will be equal as of any Distribution Date to the Pool Balance as of the start of the related Due Period. The Class Notional Balance of the Class IO Certificates as of the Closing Date will be approximately $421,611,005.

     - The Class Notional Balance of the Class A-IO Certificates will be equal as of any Distribution Date to the lesser of the Pool Balance for that date and (1) for each Distribution Date through January 2004, approximately $116,000,000, (2) for each Distribution Date thereafter through April 2004, approximately $94,900,000, (3) for each Distribution Date thereafter through January 2005, approximately $84,400,000, (4) for each Distribution Date thereafter through May 2005, approximately $63,300,000, (5) for each Distribution Date thereafter through August 2005, approximately $42,200,000, (6) for each Distribution Date thereafter through December 2005, $21,100,000, (7) for the Distribution Date in January 2006, $16,900,000, and (8) for each Distribution Date thereafter, $0.

     The Interest Rate applicable to each class of LIBOR Certificates will be subject to reduction by application of the Available Funds Cap, which is the maximum rate of interest for any class of LIBOR Certificates for any Distribution Date.

     - The "Available Funds Cap," expressed as a percentage, will equal, for any Distribution Date and each class of LIBOR Certificates, (A)(1)(a) the total of interest accrued (whether or not collected or advanced) for the related Due Period on all Mortgage Loans at the applicable Net Mortgage Rates minus (b) the total of interest accrued for the related Accrual Period on all classes of Certificates having a higher priority of distribution than that class divided by (2) the Class Principal Balance of that class immediately prior to that Distribution Date multiplied by
       (B) the fraction, expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period.

     The Available Funds Cap may affect one or more classes of LIBOR Certificates on any Distribution Date. The outstanding LIBOR Certificates having the lowest priority of distribution of interest are the most likely to be affected by the Available Funds Cap at any time. Any resulting Basis Risk Shortfall will be distributable from Excess Interest and from amounts received in respect of the Cap Agreement on any applicable

Distribution Date as described herein, and, to the limited extent described herein, from the Reserve Fund.

     - "Current Interest" for each class of Offered Certificates will equal, for any Distribution Date, the total amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Balance (or Class Notional Balance) of that class.

     - "Carryforward Interest" for each class of Offered Certificates will equal, for any Distribution Date, the amount, if any, by which (1) the sum of (x) Current Interest for that class for the immediately preceding Distribution Date and (y) any unpaid Carryforward Interest from previous Distribution Dates exceeds (2) the amount distributed in respect of interest on that class on that immediately preceding Distribution Date.

     - The "Due Period" for any Distribution Date is the one-month period beginning on the second day of the calendar month immediately preceding the month in which that Distribution Date occurs and ending on the first day of the month in which that Distribution Date occurs.

     - The "Interest Remittance Amount" for any Distribution Date will equal, in general, to the extent provided in the Pooling and Servicing Agreement and the Servicing Agreements, (a) the sum of (1) all interest collected (other than Payaheads)or advanced or otherwise remitted in respect of Monthly Payments on the Mortgage Loans during the related Due Period, less (x) the Master Servicing Fee and the applicable Servicing Fee and
       (y) unreimbursed Advances and other amounts due to the Master Servicer, the Servicers or the Trustee (other than the Trustee Fee) for such Mortgage Loans, to the extent allocable to interest, (2) all Compensating Interest paid by the applicable Servicer with respect to the related Prepayment Period, (3) the portion of the purchase price allocable to interest (less unreimbursed Advances, to the extent allocable to interest, and other amounts due the Master Servicer, the Servicers or the Trustee, to the extent allocable to interest) of each Mortgage Loan that was purchased from the Trust Fund during the related Prepayment Period due to a breach of a representation or a warranty or a document defect,
       (4) the portion of any Substitution Amount paid during the related Prepayment Period allocable to interest, (5) all Net Liquidation Proceeds and any other recoveries collected and remittances made during the related Prepayment Period, to the extent allocable to interest, less unreimbursed Advances, to the extent allocable to interest, and other amounts due to the Master Servicer, the Servicers or the Trustee, and (6) certain other amounts as provided in the Pooling and Servicing Agreement, as reduced by (b) any other expenses reimbursable to the Trustee. Prepayment premiums and yield maintenance payments paid by borrowers will not be included in the Interest Remittance Amount and will not be available to pay interest on the Offered Certificates or be included in Excess Interest.

     - "Insurance Proceeds" means, generally, proceeds of any title, hazard or other insurance policy covering any Mortgage Loan, including the RMIC Policy, other than (1) proceeds to be applied to the restoration or repair of the related Mortgaged Property, (2) proceeds released to the related borrower in accordance with the Pooling and Servicing Agreement, and (3) proceeds released to the related Servicer or to the Master Servicer to reimburse such party for any Advances or servicing advances made in respect of the related Mortgage Loan pursuant to the related Servicing Agreement or the Pooling and Servicing Agreement, as applicable.

     - "Liquidation Expenses" means, generally, expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan.

     - "Liquidation Proceeds" means, generally, amounts (including any Insurance Proceeds) received in connection with the liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise (including FHA/VA Claim Proceeds, to the extent that such proceeds are not retained by the Servicer under the applicable Servicing Agreement), or amounts received in connection with any condemnation or partial release of a Mortgaged Property, other than amounts required to be paid to the borrower pursuant to the terms of the applicable Mortgage Loan or otherwise pursuant to law.

     - "Net Liquidation Proceeds" means Liquidation Proceeds reduced by Liquidation Expenses.

     - A "Payahead" is generally any scheduled payment intended by the related borrower to be applied in a Due Period subsequent to the Due Period in which the payment was received.

     - The "Prepayment Period" for any Distribution Date is the immediately preceding calendar month (or, in certain cases, such other period as is specified in the applicable Servicing Agreement).

     - The "Principal Balance" of any Mortgage Loan for any date of determination is, generally, equal to the outstanding principal balance thereof as of the Cut-off Date, reduced by all scheduled principal payments due on or before the Cut-off Date, whether or not received, minus the sum of (1) all principal collected or advanced in respect of Monthly Payments due after the Cut-off Date through the immediately preceding Due Period and (2) all principal prepayments received, and the principal portion of all Liquidation Proceeds and other unscheduled recoveries collected with respect to principal, through the immediately preceding Prepayment Period.

     - The "Substitution Amount" will be generally equal to the amount, if any, by which the Principal Balance of a Mortgage Loan required to be removed from the Mortgage Pool due to a breach of representation or warranty or defective documentation exceeds the principal balance of the related substitute Mortgage Loan, plus unpaid interest accrued thereon at the applicable Mortgage Rate through the end of the Due Period during which such substitution occurs and the amount of any costs and damages incurred by the Trust Fund as a result of violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of the Mortgage Loan.

     On each Distribution Date, the Interest Remittance Amount for that date will be distributed in the following order of priority:

         (1) to the Trustee and RMIC, the Trustee Fee and the Pool PMI Insurance Premiums (and related amounts), respectively;

         (2) to the Class F Certificates, the Class F Distribution Amount for that Distribution Date;

         (3) to the Class IO Certificates, Current Interest and any Carryforward Interest for that class and that Distribution Date;

         (4) to the Class A-IO Certificates, Current Interest and any Carryforward Interest for that class and that Distribution Date;

         (5) to the Class A Certificates, Current Interest and any Carryforward Interest for that class and that Distribution Date;

         (6) to the Class M-1 Certificates, Current Interest and any Carryforward Interest for that class and that Distribution Date;

         (7) to the Class M-2 Certificates, Current Interest and any Carryforward Interest for that class and that Distribution Date;

         (8) to the Class M-3 Certificates, Current Interest and any Carryforward Interest for that class and that Distribution Date;

         (9) to the Class M-4 Certificates, Current Interest and any Carryforward Interest for that class and that Distribution Date;

         (10) to the Class B Certificates, Current Interest and any Carryforward Interest for that class and that Distribution Date; and

         (11) for application as described under "-- Overcollateralization; Application of Excess Cashflow" below.

The sum of any Interest Remittance Amount remaining after application pursuant to clauses (1) through (10) above will be "Excess Interest" for that Distribution Date.

     When a principal prepayment is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Prepayments in part will generally be applied as of the date of receipt. Full or partial prepayments (or proceeds of other liquidations) received in any Prepayment Period will be distributed to Certificateholders on the Distribution Date following the applicable Prepayment Period. To the extent that, as a result of a prepayment in full, a borrower is not required to pay a full month's interest on the amount prepaid, a shortfall in the amount available to make distributions of one month's interest on the Certificates (a "Prepayment Interest Shortfall") could result. With respect to prepayments in full of Mortgage Loans, as of the Closing Date the Servicers (or the Master Servicer)will be obligated to fund any resulting Prepayment Interest Shortfall for any Prepayment Period as described under "The Agreements--Prepayment Interest Shortfalls" herein. The Servicers are not obligated to fund Prepayment Interest Shortfalls resulting from prepayments in part with respect to any of the Mortgage Loans. See "The Agreements -- Prepayment Interest Shortfalls" herein. Any such payment by a Servicer is referred to herein as "Compensating Interest" and is limited, in certain cases, as further described herein. Any Prepayment Interest Shortfalls not covered by Compensating Interest ("Net Prepayment Interest Shortfalls") will reduce the Interest Remittance Amount available for distribution on the related Distribution Date.

     The Class X Certificates will be entitled on each Distribution Date to certain amounts as provided in the Pooling and Servicing Agreement. The Class F Certificates will be entitled on each Distribution Date to the Class F Distribution Amount for that date. The Class P Certificates will be entitled on each Distribution Date to all prepayment premiums and yield maintenance payments actually collected by the Servicers during the related Prepayment Period.

THE CAP AGREEMENT; BASIS RISK SHORTFALLS AND LIMITED CREDIT SUPPORT

     The Cap Agreement.   On the Closing Date the Trustee will enter into an
interest rate cap agreement (the "Cap Agreement") with CDC Financial Products Inc. (together with any successor, the "Counterparty") whereby the Counterparty will agree to make certain payments to the Trust Fund prior to each Distribution Date.

     Under the Cap Agreement, the Counterparty will agree to pay prior to each Distribution Date interest on a calculated notional amount at an annual rate equal to the excess, if any, of LIBOR (subject, beginning in August 2006, to a maximum rate of 10.00%) over the specified rate for that Distribution Date (the "Strike Rate") on the basis of a 360-day year and the actual number of days elapsed in the applicable calculation period. The Strike Rate will be, for each Distribution Date through the Distribution Date in July 2006, 3.00%; for each subsequent Distribution Date through the Distribution Date in July 2011, 5.00%; and for each subsequent Distribution Date until the Cap Agreement terminates, 7.00%. The Cap Agreement will terminate after the Distribution Date in July 2013. The amount upon which payments under the Cap Agreement will be based for each Distribution Date will be approximately as set forth on Annex B hereto.

     To the extent that the notional balance of the Cap Agreement exceeds the total Principal Balance of the Fixed Rate, Balloon and Long ARM Mortgage Loans at any time, the amount payable under the Cap Agreement in respect of that excess (the "Excess Cap Amount") may remain property of the Trust Fund or may be sold for the benefit of the Trust Fund by Bayview in its capacity as investment manager. The proceeds of any such sale will be distributed to holders of the Class X Certificates.

     As of the Closing Date, the Counterparty (or its credit support provider under the Cap Agreement) will be rated Aaa by Moody's and AAA by S&P. However, there can be no assurance that such rating will be maintained. If the rating of the Counterparty

(or its credit support provider) is qualified, reduced or withdrawn, the ratings of the Offered Certificates may be reduced.

     Basis Risk Shortfalls.   With respect to each Distribution Date and any
class of LIBOR Certificates, to the extent that the amount calculated under clause (1) of the definition of "Interest Rate" for that class exceeds the Available Funds Cap (such excess, a "Basis Risk Shortfall"), that class will be entitled to the amount of the Basis Risk Shortfall or Unpaid Basis Risk Shortfall with interest thereon at the applicable Interest Rate (calculated without regard to the Available Funds Cap) before the holders of the Class X and Class R Certificates are entitled to any distributions. The affected class will be entitled to the amount of the Basis Risk Shortfall or Unpaid Basis Risk Shortfall from Excess Cashflow for the related Distribution Date, treated as paid from and to the extent that funds are on deposit in a reserve fund (the "Reserve Fund"). See "-- Overcollateralization; Application of Excess Cashflow" below. The source of funds on deposit in the Reserve Fund will be limited to (1) an initial deposit of $1,000 by the Seller, (2) Excess Cashflow that would otherwise be distributed to the Class X Certificateholder and (3) any amounts received under the Cap Agreement for the related Distribution Date. Notwithstanding the foregoing, the amount of any Basis Risk Shortfall for any class of LIBOR Certificates in respect of any Distribution Date may not exceed the amount, if any, by which (x) the amount payable at the applicable Maximum Interest Rate exceeds (y) the amount payable at the Available Funds Cap.

     - The "Unpaid Basis Risk Shortfall" for any class of LIBOR Certificates for any Distribution Date will equal the total of all Basis Risk Shortfalls for that class remaining unpaid from all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the Available Funds Cap.

     The amount of Excess Cashflow distributable with respect to the Class X Certificates on any Distribution Date will be reduced by the amount of any Basis Risk Payment not satisfied from amounts, if any, received under the Cap Agreement or otherwise deposited into the Reserve Fund. The "Basis Risk Payment" for any Distribution Date will be the sum of (1) any Basis Risk Shortfall, (2) any Unpaid Basis Risk Shortfall, and (3) any Required Reserve Fund Deposit (as specified in the Pooling and Servicing Agreement) for that Distribution Date, less any amounts received by the Trust Fund pursuant to the Cap Agreement. The amount of the Basis Risk Payment for any Distribution Date cannot exceed the amount of Excess Cashflow otherwise distributable to the Class X Certificates.

     Limited Credit Support.   To the extent described under "-- Allocation of
Losses; Reserve Fund Draws" below, amounts remaining on deposit in the Reserve Fund will be applied to cover Realized Losses on the Mortgage Loans. The amount of Excess Cashflow distributable to the Class X Certificates on any Distribution Date will be reduced by the amount of any such draw on the Reserve Fund.

DETERMINATION OF LIBOR

     LIBOR for each Accrual Period other than the first such period will be determined by the Master Servicer on the second LIBOR Business Day immediately prior to the commencement of such Accrual Period (each, a "LIBOR Rate Adjustment Date").

     On each LIBOR Rate Adjustment Date, "LIBOR" will equal the rate for one month United States dollar deposits that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London time, on that LIBOR Rate Adjustment Date. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Master Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Depositor) as of 11:00 a.m., London time, on the LIBOR Rate Adjustment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the total Class Principal Balance of the LIBOR Certificates then outstanding. The Master Servicer will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City selected by the Master Servicer, as of 11:00 a.m., New York City time, on that date for loans in U.S. Dollars to leading European banks for a period of one month. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date. "LIBOR Business Day" means any day other than (1) a Saturday or a Sunday or (2) a day on which banking institutions in the city of London, England or in the city of New York, New York are required or authorized by law to be closed.

     The establishment of LIBOR by the Master Servicer and the Master Servicer's subsequent calculation of the Interest Rates applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

DISTRIBUTIONS OF PRINCIPAL

     Distributions of principal on the LIBOR Certificates will be made on each Distribution Date in a total amount equal to the Principal Distribution Amount for that Distribution Date. The Class IO Certificates and the Class A-IO Certificates will not be entitled to receive any distributions of principal.

     - The "Principal Distribution Amount" for any Distribution Date will be equal to the Principal Remittance Amount for that date minus the Overcollateralization Release Amount, if any, for that date.

     - The "Principal Remittance Amount" for any Distribution Date will be equal, in general, to the sum of (1) all principal collected (other than Payaheads) or advanced or otherwise remitted in respect of Monthly Payments on the Mortgage Loans during the related Due Period, (2) all prepayments in full or in part received during the applicable Prepayment Period, (3) the portion of the purchase price allocable to principal of each Mortgage Loan that was purchased from the Trust Fund during the related Prepayment Period, (4) the portion of any Substitution Amount allocable to principal paid during the related Prepayment Period, and (5) all Net Liquidation Proceeds and any other recoveries collected and remittances made during the related Prepayment Period, to the extent allocable to principal, as reduced in each case, as provided in the Pooling and Servicing Agreement, by unreimbursed Advances, to the extent allocable to principal and other amounts due to the Master Servicer, the Servicers or the Trustee and not reimbursed from the Interest Remittance Amount for that Distribution Date.

     - The "Overcollateralization Amount" for any Distribution Date will be equal to the amount, if any, by which (1) the Pool Balance for that date exceeds (2) the total Class Principal Balance of the LIBOR Certificates after giving effect to distributions on that Distribution Date.

     - The "Overcollateralization Release Amount" for any Distribution Date will be equal to the lesser of (x) the Principal Remittance Amount for that Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for that date, assuming that 100% of the Principal Remittance Amount for that date is applied on that date in reduction of the Class Principal Balances of the LIBOR Certificates, exceeds (2) the Targeted Overcollateralization Amount for that date.

     - The "Targeted Overcollateralization Amount" for any Distribution Date will be equal to (x) prior to the Stepdown Date and for any Distribution Date thereafter as to which a Trigger Event is not in effect, the product of 3.00 % and the Pool Balance as of the Cut-off Date (the "Cut-off Date Pool Balance"), (y) on and after the Stepdown Date if a Trigger Event is in not effect, the greater of (1) the product of 0.50% and the Cut-off Date Pool Balance and (2) the product of 6.00% and the Pool Balance for that Distribution Date, and (z) on and after the Stepdown Date if a Trigger Event is in effect, the amount calculated under this definition for the immediately preceding Distribution Date.

     - The "Stepdown Date" is the latest to occur of (1) the Distribution Date in August 2006, (2) the first Distribution Date on which the Pool Balance is equal to or less than 50% of the Cut-off Date Pool Balance and (3) the Enhancement

       Percentage for each class of LIBOR Certificates equals or exceeds the applicable percentage set forth below:

                          CLASS            PERCENTAGE
                          -----            ----------
                            A                  27.5%
                            M-1                17.0%
                            M-2                15.0%
                            M-3                11.5%
                            M-4                10.0%
                            B                   6.0%

     - A "Trigger Event" will be in effect for any Distribution Date if either a Delinquency Event or a Cumulative Loss Trigger Event has occurred with respect to that Distribution Date.

     - A "Delinquency Event" will have occurred with respect to any Distribution Date if the Three Month Average 60-Day Delinquency Rate as of the last day of the immediately preceding calendar month exceeds 14.0%.

     - The "Three Month Average 60-Day Delinquency Rate" for any Distribution Date will be the average of the 60-Day Delinquency Rates for each of the three (or one or two, in the case of the first and second Distribution Dates) immediately preceding Due Periods.

     - The "60-Day Delinquency Rate" for any Due Period will be the fraction, expressed as a percentage, the numerator of which is the total outstanding principal balance of all Mortgage Loans 60 days or more delinquent, all Mortgage Loans in foreclosure and all Mortgage Loans relating to REO Property as of the close of business on the last day of that Due Period.

     - A "Cumulative Loss Trigger Event" will have occurred with respect to any Distribution Date if the fraction, expressed as a percentage, obtained by dividing (1) the total amount of cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Due Period by (2) the Cut-off Date Balance, exceeds the applicable percentages set forth below for that Distribution Date:

       DISTRIBUTION DATE                                        LOSS PERCENTAGE
       -----------------                           -----------------------------------------
       August 2006 through July 2007............   2.20% for the first month plus an
                                                   additional 1/12 of 0.55% for each month
                                                   thereafter
       August 2007 through July 2008............   2.75% for the first month plus an
                                                   additional 1/12 of 0.36% for each month
                                                   thereafter
       August 2008 through July 2009............   3.11% for the first month plus an
                                                   additional 1/12 of 0.14% for each month
                                                   thereafter
       August 2009 and thereafter...............   3.25%

     - The "Enhancement Percentage" for each class of LIBOR Certificates for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of (1) the total Class Principal Balance of the Subordinate Certificates that are lower in priority of distribution than that class, (2) the Overcollateralization Amount (which will generally not be less than zero and will be calculated on the basis of the assumption that the Principal Distribution Amount has been distributed on that Distribution Date and no Trigger Event has occurred), and (3) amounts on deposit in the Reserve Fund after giving effect to withdrawals therefrom on that date, and the denominator of which is the Pool Balance.

     On each Distribution Date, the Principal Distribution Amount will be distributed to the LIBOR Certificates in the following order of priority:

         (1) for each Distribution Date occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date and for which a Trigger Event is in effect, until the total Class Principal Balance of the LIBOR Certificates equals the Pool Balance for that Distribution Date minus the Targeted Overcollateralization Amount for that Distribution Date, in the following order of priority:

               (a) to the Class A Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance of that class has been reduced to zero;

               (b) to the Class M-1 Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance of that class has been reduced to zero;

               (c) to the Class M-2 Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance of that class has been reduced to zero;

               (d) to the Class M-3 Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance of that class has been reduced to zero;

               (e) to the Class M-4 Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance of that class has been reduced to zero;

               (f) to the Class B Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance of that class has been reduced to zero; and

               (g) any remaining amount, for application as part of Excess Cashflow for that Distribution Date; and

         (2) for each Distribution Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, until the total Class Principal Balance of the LIBOR Certificates equals the Pool Balance for that Distribution Date minus the Targeted Overcollateralization Amount for that Distribution Date in the following order of priority:

               (a) concurrently, to the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class B Certificates, pro rata, in reduction of their respective Class Principal Balances, until the Class Principal Balance of each such class has been reduced to zero; and

               (b) any remaining amount, for application as part of Excess Cashflow for that Distribution Date.

OVERCOLLATERALIZATION; APPLICATION OF EXCESS CASHFLOW

     As of the Closing Date, the Overcollateralization Amount is anticipated to be approximately $1,056,005. With respect to any Distribution Date, interest received on the Mortgage Loans during the related Due Period is generally expected (although it may not at any particular time) to exceed interest payable on the Certificates and fees and expenses of the Trust Fund, thus generating certain excess interest collections which, in the absence of delinquencies or losses, will not be necessary to fund interest distributions on the Certificates and fees and expenses of the Trust Fund. To the extent described below, Excess Interest will be applied on each Distribution Date in reduction of the Class Principal Balances of the Certificates. This application of interest collections as distributions of principal will cause the total principal balance of the Certificates to amortize more rapidly than the Pool Balance, creating overcollateralization. However, Realized Losses will reduce overcollateralization.

     As described herein, after the Targeted Overcollateralization Amount has been reached, a portion of the Principal Remittance Amount will not be applied in reduction of the principal balances of the LIBOR Certificates, but will instead be applied as described below.

     On each Distribution Date, the sum of (1) Excess Interest and (2) the Overcollateralization Release Amount for that Distribution Date will be the "Excess Cashflow" for that date, which will be distributed, together with payments (if any) received under the Cap Agreement and amounts (if any) on deposit in the Reserve Fund, in the following order of priority:

         (1) to the extent of Available Excess Interest for that Distribution Date, for each Distribution Date occurring (a) before the Stepdown Date or
     (b) on or after the Stepdown Date and for which a Trigger Event is in effect, until (after giving effect to distributions of principal for that date as described under "-- Distributions of Principal" above) the total Class Principal Balance of the LIBOR Certificates equals the Pool Balance for that Distribution Date minus the Targeted Overcollateralization Amount for that Distribution Date, in the following order of priority:

               (a) to the Class A Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance of that class has been reduced to zero;

               (b) to the Class M-1 Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance of that class has been reduced to zero;

               (c) to the Class M-2 Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance of that class has been reduced to zero;

               (d) to the Class M-3 Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance of that class has been reduced to zero;

               (e) to the Class M-4 Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance of that class has been reduced to zero; and

               (f) to the Class B Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance of that class has been reduced to zero;

         (2) to the extent of Available Excess Interest for that Distribution Date, for each Distribution Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, until (after giving effect to distributions of principal for that date as described under "-- Distributions of Principal" above) the total Class Principal Balance of the LIBOR Certificates equals the Pool Balance for that Distribution Date minus the Targeted Overcollateralization Amount for that Distribution Date, concurrently, to the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class B Certificates, pro rata, in reduction of their respective Class Principal Balances, until the Class Principal Balance of each such class has been reduced to zero;

         (3) to the extent of any amounts received in respect of the Cap Agreement for that Distribution Date, from the Reserve Fund, to the LIBOR Certificates in order of priority of distribution of interest, any unpaid Carryforward Interest for that class for that date;

         (4) to the extent of Available Excess Interest for that Distribution Date and any remaining amounts received in respect of the Cap Agreement for that Distribution Date, from the Reserve Fund, to the Subordinate Certificates in order of priority of distribution of interest, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for that class for that date;

         (5) to the extent of any remaining amounts received in respect of the Cap Agreement for that Distribution Date, from the Reserve Fund, to the LIBOR Certificates in reduction of their Class Principal Balances in the order of priority specified in clause (1) or (2), as applicable, above, any Loss Amount for that date;

         (6) to the extent of Available Excess Interest for that Distribution Date and any remaining amounts received in respect of the Cap Agreement for that Distribution Date, from the Reserve Fund, to the LIBOR Certificates, in order of seniority, any Deferred Principal Amount for that class for that date;

         (7) as provided in the Pooling and Servicing Agreement, any fee payable in connection with the purchase of a substitute Cap Agreement, if any, for that Distribution Date;

         (8) to the Class X Certificates, the amount distributable thereon under the Pooling and Servicing Agreement, including any amounts remaining on deposit in the Reserve Fund in excess of the Reserve Fund Requirement for that date after giving effect to any withdrawals from the Reserve Fund on that date; and

         (9) to the Residual Certificate, any remaining amount.

     - "Available Excess Interest" (a) for the Distribution Date in August 2003 will be equal to the lesser of (x) the sum of (1) 0.0% of Excess Interest for that date, (2) total Realized Losses on the Mortgage Loans for the related Due Period, (3) any Deferred Principal Amounts for that date and
       (4) any Basis Risk Shortfalls for that date, and (y) Excess Interest for that date; (b) for each Distribution Date from September 2003 through July 2004 will be equal to the lesser of (x) the sum of (1) 50.0% of Excess Interest for that date, (2) total Realized Losses on the Mortgage Loans for the related Due Period, (3) any Deferred Principal Amounts for that date and (4) any Basis Risk Shortfalls for that date, and (y) Excess Interest for that date; and (c) for each Distribution Date thereafter, Available Excess Interest will equal Excess Interest.

     - The "Deferred Principal Amount" for each Class of LIBOR Certificates and each Distribution Date will be equal to the amount by which (1) the total of Applied Loss Amounts previously applied in reduction of the Class Principal Balance thereof, together with interest thereon at the applicable Interest Rate, exceeds (2) the total of amounts previously distributed in reimbursement thereof.

     - The "Reserve Fund Requirement" for any Distribution Date, will be an amount equal to the greater of (1) zero and (2) the Targeted Overcollateralization Amount for that date minus the Overcollateralization Amount for that date.

ALLOCATION OF LOSSES; RESERVE FUND DRAWS

     If a Mortgage Loan becomes a Liquidated Mortgage Loan during any Prepayment Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of such Mortgage Loan. The amount of such insufficiency is a "Realized Loss." A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the applicable Servicer has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

     Realized Losses on the Mortgage Loans will have the effect of reducing amounts distributable in respect of the Subordinate Certificates in inverse order of seniority before reducing amounts distributable in respect of the Class A Certificates. These losses will also reduce interest distributable on the Class IO Certificates.

     On each Distribution Date, an amount equal to the lesser of (1) the total of Realized Losses incurred during the related Prepayment Period and (2) funds remaining on deposit in the Reserve Fund after application pursuant to clauses
(3) and (4) under "-- Overcollateralization; Application of Excess Cashflow" above (such amount, the "Loss Amount" for that date) will be withdrawn from the Reserve Fund and distributed to Certificateholders in the order of priority specified in clause (5) under "-- Overcollateralization; Application of Excess Cashflow" above.

     To the extent that the Mortgage Loans experience losses in excess of amounts available for withdrawal from the Reserve Fund, these losses will reduce the total principal balance of the Mortgage Loans and may reduce the Overcollateralization Amount. As described herein, the Overcollateralization Amount is created, increased and maintained by application of Excess Interest to make certain distributions of principal on the LIBOR Certificates.

     If on any Distribution Date, after giving effect to all losses incurred with respect to Mortgage Loans during the related Prepayment Period and all distributions on the Certificates on that Distribution Date, (1) the total Class Principal Balance of the LIBOR Certificates exceeds (2) the Pool Balance (such excess, an "Applied Loss Amount"), the Class Principal Balances of the Subordinate Certificates will be reduced to the extent of that excess in inverse order of seniority, as follows:

     first, the Class B Certificates, until their Class Principal Balance has been reduced to zero;

     second, the Class M-4 Certificates, until their Class Principal Balance has been reduced to zero;

     third, the Class M-3 Certificates, until their Class Principal Balance has been reduced to zero;

     fourth, the Class M-2 Certificates, until their Class Principal Balance has been reduced to zero; and

     fifth, the Class M-1 Certificates, until their Class Principal Balance has been reduced to zero.

The Class Principal Balance of the Class A Certificates and the Class Notional Balance of the Class A-IO Certificates will not be reduced by allocation of Applied Loss Amounts.

     Holders of Subordinate Certificates will not receive any distributions in respect of Applied Loss Amounts except to the extent of available Excess Cashflow as described under "-- Overcollateralization; Application of Excess Cashflow" above.

EARLY TERMINATION OF THE TRUST FUND

     On the Auction Call Date, the Trustee or its agent will solicit bids for purchase of the Mortgage Loans and other property remaining in the Trust Fund, as described under "The Agreements -- Early Termination of the Trust Fund" herein. This process will be repeated periodically until the property of the Trust Fund is sold or the Trust Fund otherwise terminates.

     On the Optional Call Date, if the property in the Trust Fund has not been sold as described above, the holder of the Residual Certificate and the Master Servicer will, as provided in the Pooling and Servicing Agreement, each have the option to purchase all remaining Mortgage Loans and other property in the Trust Fund.

     If the assets of the Trust Fund are purchased as described above, the Certificates will be paid the amounts to which they are entitled as described herein to the extent of available funds after payment of certain expenses, and the Trust Fund will be terminated. Any such early termination of the Trust Fund will adversely affect the yields of the Class IO Certificates and, possibly, the Class A-IO Certificates.

     If neither the holder of the Residual Certificate nor the Master Servicer exercises its option to purchase the Mortgage Loans as described above on the Optional Call Date, the Interest Rates of the LIBOR Certificates will be increased as described herein.

     See "The Agreements -- Early Termination of the Trust Fund" for a more detailed description of these early termination provisions.

FINAL SCHEDULED DISTRIBUTION DATE

     The "Final Scheduled Distribution Date" for the Offered Certificates other than the Class A-IO Certificates is May 29, 2034; the actual final Distribution Date for these classes of Offered Certificates may be earlier or later, and could be substantially earlier, than their Final Scheduled Distribution Date. The Final Scheduled Distribution Date for the Class A-IO Certificates is January 30, 2006.

     The Final Scheduled Distribution Date for the Offered Certificates other than the Class A-IO Certificates has been determined by adding one month to the month of scheduled maturity of the latest maturing Mortgage Loan.

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

     The yields to maturity (or early termination) and the total amount of distributions on the Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans, by the amount and timing of borrower defaults resulting in Realized Losses and by adjustments to the Mortgage Rates of the Adjustable Rate Mortgage Loans. The yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of principal prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans, purchases of Mortgage Loans due to certain breaches of representations and warranties, and the sale of the Mortgage Loans by the Trustee or the exercise by the holder of the Residual Certificate or the Master Servicer of any option to purchase Mortgage Loans, as described under "The Agreements -- Early Termination of the Trust Fund" herein. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of losses on the Mortgage Loans will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal distributions on the LIBOR Certificates.

     Certain of the Mortgage Loans are subject to prepayment premiums as described under "Description of the Mortgage Loans -- General." These prepayment premiums, to the extent not waived by the applicable Servicer, may have the effect of reducing the amount or the likelihood of prepayment of such loans during such intervals. Subject to any such prepayment premium, the Mortgage Loans generally may be prepaid in full or in part at any time.

     The Servicers will generally be required to enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, except under certain circumstances as described under "The Agreements -- The Pooling and Servicing Agreement and the Servicing Agreements -- Due on Sale Clauses; Assumptions" in the Prospectus. The extent to which the Mortgage Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related borrowers in connection with the sales of the Mortgaged Properties will affect the weighted average lives of the Class IO Certificates and the LIBOR Certificates and may result in a prepayment experience of the Mortgage Loans that differs from that of other mortgage loans.

     Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to holders of LIBOR Certificates of principal that would otherwise be distributed over the remaining terms of the Mortgage Loans. Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the value of the mortgaged properties, changes in local, regional or national economic conditions, mortgage market interest rates and servicing decisions, as well as refinancings resulting from solicitations by mortgage lenders and by the Seller and its affiliates. In addition, if prevailing mortgage rates fell significantly below the Mortgage Rates on the Mortgage Loans or the rates, the rate of prepayments (including refinancings) would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayments would be expected to decrease. The rate of prepayments on the Adjustable Rate Mortgage Loans with initial Mortgage Rates lower than the sum of the applicable Index and Gross Margin could also increase as the Mortgage Rates on those Mortgage Loans increase to the sum of the applicable Index and Gross Margin, even where the level of the Index remains constant or declines.

     From time to time, areas of the United States may be affected by wildfires such as those recently experienced in several western states, flooding, and severe storms, landslides, earthquakes or other natural disasters. The Seller will have represented and warranted that each Mortgaged Property is free of material damage as of the Closing Date. In the event of an uncured breach of any such representation and warranty that materially and adversely affects the interests of Certificateholders, the Seller will be required to repurchase the affected Mortgage Loan, or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will have no such obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by flooding and earthquakes, and flood or earthquake insurance may not have been obtained with respect to the Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the LIBOR Certificates and will reduce the yields on the LIBOR Certificates to the extent they are purchased at a premium, and will reduce the yield on the Class IO Certificates.

     The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal distributions on the LIBOR Certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, especially with respect to the Adjustable Rate Mortgage Loans, as increases in the monthly payments to an amount in excess of the monthly payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans. It is likely that the borrower under each Adjustable Rate Mortgage Loan was qualified on the basis of the Mortgage Rate in effect at origination, and the repayment of these Mortgage Loans will be dependent on the ability of the borrower to make larger monthly payments as the Mortgage Rate increases. Furthermore, the rate of default on Mortgage Loans with high Original Loan-to-Value Ratios may be higher than for other types of mortgage loans. As a result of the relatively low credit quality of a substantial portion of the borrowers, the Mortgage Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more reliable credit histories. In addition, because of certain of the borrowers' relatively poor credit histories and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans, the Mortgage Loans may be serviced in a manner intended to result in a faster exercise of remedies in the event delinquencies and defaults occur than would be the case if the Mortgage Loans were serviced in accordance with such other programs. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and losses is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

     Certain characteristics of the Mortgage Loans that may influence the likelihood that Realized Losses will be incurred are described herein under "Risk Factors" and "Description of the Mortgage Loans."

     To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by the applicable credit enhancement, holders of the Subordinate Certificates will bear all risk of losses resulting from default by borrowers until the Class Principal Balances of the Subordinate Certificates have been reduced to zero. Even where the applicable credit enhancement covers losses incurred on the Mortgage Loans, the effect of losses may be to increase prepayment experience on the Mortgage Loans, thus reducing average weighted life and affecting yield.

     The yields to investors on the LIBOR Certificates, particularly the Subordinate Certificates, may be adversely affected by Net Prepayment Interest Shortfalls or by application of the Relief Act or similar state laws.

     The yields on the Offered Certificates will depend on, among other things, the price paid by the holders of such Certificates and the applicable Interest Rates. The extent to which the yield of a LIBOR Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a security is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity (or early termination) will be lower than that anticipated at the time of purchase. Conversely, if a security is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield will be lower than that anticipated at the time of purchase.

     The payment of Balloon Payments may result in lower yields on Class IO Certificates and LIBOR Certificates than would be the case if all the Mortgage Loans were fully amortizing. Balloon Mortgage Loans also pose a greater risk of default than fully amortizing Mortgage Loans because borrowers are required to pay the Balloon Payment upon maturity. A borrower's ability to pay a Balloon Payment may depend on its ability to refinance the Mortgage Loan or sell the related Mortgaged Property. See "Risk Factors -- Greater Risk Involving Balloon Mortgage Loans."

     The yields of the LIBOR Certificates will be affected by the application of Excess Cashflow as described herein and by the amount of overcollateralization. The amount of Excess Cashflow will be affected by the delinquency, default and prepayment experience of the Mortgage Loans and the total Principal Balance and characteristics of the Mortgage Loans. There can be no assurance as to the rate at which overcollateralization will be increased, or whether overcollateralization will be created and maintained at the levels described herein.

     The Interest Rates on the LIBOR Certificates are primarily affected by changes in LIBOR. Adjustments to the Mortgage Rates of the Adjustable Rate Mortgage Loans are based on the applicable Indices. Accordingly, the yield to investors in any class of LIBOR Certificates may be adversely affected by fluctuations in the indices applicable to the Adjustable Rate Mortgage Loans, to the extent that these fluctuations result in application of the Available Funds Cap to reduce the Interest Rate applicable to one or more classes of LIBOR Certificates. Although the Mortgage Rate with respect to each Adjustable Rate Mortgage Loan will adjust to reflect changes in its Index, the Mortgage Rate is subject to any applicable Periodic Cap, Maximum Mortgage Rate and Minimum Mortgage Rate. Furthermore, because the Interest Rates on the LIBOR Certificates are subject to adjustment, the Interest Rates will generally decrease if the Indices applicable to the Adjustable Rate Mortgage Loans decline on any subsequent adjustment dates. Because there can be no assurance that the levels of the Indices will correlate with the levels of prevailing mortgage interest rates, it is possible that lower prevailing mortgage rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of any Index.

     The inclusion in the Trust Fund of Mortgage Loans with a negative amortization feature may affect the yields on the Class IO Certificates and the LIBOR Certificates, because the amount of the Monthly Payment may be limited (subject in some cases to periodic adjustment), which may have the effect of reducing the Interest Remittance Amount or the amount of Excess Interest for any particular Distribution Date. The negative amortization feature could result in periodic increases in the Principal Balances of the related Mortgage Loans. These Mortgage Loans may experience a higher rate of delinquency and default and a greater severity of loss than Mortgage Loans without this feature.

     The Interest Rates on the LIBOR Certificates may be adversely affected by a faster rate of prepayment of Mortgage Loans having relatively high Mortgage Rates, to the extent that these prepayments result in application of the Available Funds Cap to reduce the Interest Rate applicable to one or more classes of LIBOR Certificates.

     After the Distribution Date in July 2006, amounts payable under the Cap Agreement will decline over time, as described herein, reducing amounts available to pay Basis Risk Shortfalls on the LIBOR Certificates. In addition, to the extent that LIBOR exceeds 10.00%, no payments will be made under the Cap Agreement in respect of that excess. There can be no assurance that Excess Interest or amounts payable under the Cap Agreement will be available in sufficient amounts to pay Basis Risk Shortfalls. The ratings of the LIBOR Certificates do not address the likelihood of payment of Basis Risk Shortfalls.

YIELD CONSIDERATIONS RELATED TO THE CLASS IO CERTIFICATES

     The yield to investors in the Class IO Certificates will be extremely sensitive to the rate of principal payments, including prepayments and liquidations of Mortgage Loans, and to any optional purchase of Mortgage Loans. Prospective investors in the Class IO Certificates should carefully consider the risk that a faster than anticipated rate of prepayments on the Mortgage Loans could result in an actual yield that is lower than the anticipated yield, and could result in the failure of investors in the Class IO Certificates to recover their initial investments.

     To illustrate the significance of prepayments (including liquidations) on the yield on the Class IO Certificates, the following table indicates the pre-tax yield to early termination (on a corporate bond equivalent basis) under the specified assumptions at the constant percentages of CPR shown. The yields shown were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class IO Certificates, would cause the discounted present value of these assumed streams of cash flows to equal the assumed total purchase price of these Certificates and converting these monthly rates to corporate bond equivalent rates. These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on these Certificates, and consequently do not purport to reflect the return on any investment in any these Certificates when reinvestment rates are considered. It is not expected that the Mortgage Loans will prepay at any of the assumed constant rates shown or at any other constant rate until maturity. The timing of changes in the rate of prepayments may significantly affect the actual yield to early termination even if the average rate of principal prepayments is consistent with an investor's expectation.

     The following table was prepared on the basis of the Modeling Assumptions and the additional assumptions that (1) the applicable assumed purchase price not including accrued interest (expressed as a percentage of the Pool Balance) for the Class IO Certificates is as set forth below, (2) Current Interest for the Class IO Certificates is calculated as described herein, and (3) the Mortgage Loans and other property of the Trust Fund are purchased on the Auction Call Date, in the case of the "Yield to Auction Call," or are not purchased on the Auction Call Date but are purchased on the Optional Call Date, in the case of the "Yield to Optional Call," in each case as described under "The
Agreements -- Early Termination of the Trust Fund."

                  PRE-TAX YIELD* OF THE CLASS IO CERTIFICATES
      ASSUMED PURCHASE PRICE PERCENTAGE: 0.85001% (PRICED TO AUCTION CALL)
                                   1.02149% (PRICED TO OPTIONAL CALL)

                                                           PERCENTAGE OF CPR
                            --------------------------------------------------------------------------------
                             10%      15%      21%       30%        40%        50%        60%         70%
                            ------   ------   ------   --------   --------   --------   --------   ---------
Yield to Auction Call*....  39.32%   29.38%   15.00%    (9.69)%   (38.88)%   (67.64)%   (97.42)%   (124.83)%
Yield to Optional Call*...  30.20%   23.68%   15.00%      0.05%   (19.68)%   (42.60)%   (67.02)%    (95.34)%

---------------
* Corporate bond equivalent basis

YIELD CONSIDERATIONS RELATED TO THE CLASS A-IO CERTIFICATES

     The Class A-IO Certificates will receive distributions of interest on the first 30 Distribution Dates and will not receive any distributions thereafter. However, if the property of the Trust Fund is sold on the Auction Call Date or the Optional Call Date as described under "The Agreements -- Early Termination of the Trust Fund," and such action results in the retirement of the Certificates prior to the Distribution Date in January 2006, then the holders of the Class A-IO Certificates will receive fewer than the 30 distributions of interest that they would otherwise have been entitled to receive.

SUBORDINATE CERTIFICATES

     The yield on each class of Subordinate Certificates, and particularly on those classes of Subordinate Certificates having lower distribution priorities, will be very sensitive to losses on the Mortgage Loans (and the timing thereof), to the extent that losses are not covered by overcollateralization, by the Reserve Fund or by any class of Subordinate Certificates having a lower priority of distribution. Furthermore, as described herein, the timing of receipt of principal and interest by any class of Subordinate Certificates may be adversely affected by losses even if that class does not ultimately bear the loss.

MODELING ASSUMPTIONS

     For purposes of preparing the tables on pages S-95 and S-96 below, the following assumptions (the "Modeling Assumptions") have been made: (1) all scheduled payments on the Mortgage Loans are timely received on the first day of each month, commencing August 1, 2003; (2) there are no defaults, losses or delinquencies on the Mortgage Loans; (3) the Fixed Rate Mortgage Loans and the Adjustable Rate Mortgage Loans prepay monthly at the respective specified constant annual percentages of CPR specified in the table; (4) no Mortgage Rate of an Adjustable Rate Mortgage Loan is converted to a fixed interest rate; (5) the closing date is July 30, 2003; (6) all principal prepayments represent prepayments in full of the Mortgage Loans and include 30 days of interest thereon; (7) there are no purchases of or substitutions for the Mortgage Loans;
(8) all Mortgage Loans provide for payment on a monthly basis; (9) no early termination of the Trust Fund is effected (except in the case of "Weighted Average Life (in years) with Early Termination"); (10) cash distributions are received by the Certificateholders on the 28th day of each month, commencing in August 2003; (11) no Mortgage Loan provides for deferred interest or negative amortization; (12) the Insurance Fee Rate is 1.185%; (13) the value of each Index remains constant at the per annum rates indicated below:

                       INDEX                    RATE (%)
                       -----                    --------
                        1 Month LIBOR              1.11
                        6 Month LIBOR              1.12
                        Prime                      4.00
                        COFI                       2.13
                        1 Year CMT                 1.12

and (14) the Mortgage Pool consists of 69 assumed mortgage loans having the following characteristics:

                                            ASSUMED MORTGAGE LOAN CHARACTERISTICS
                                WEIGHTED                   WEIGHTED      WEIGHTED      WEIGHTED
                                AVERAGE     WEIGHTED        AVERAGE       AVERAGE       AVERAGE
                                CURRENT      AVERAGE       REMAINING     REMAINING     REMAINING     WEIGHTED
                                 GROSS     CURRENT NET   AMORTIZATION     TERM TO    INTEREST-ONLY   AVERAGE
                  PRINCIPAL     MORTGAGE    MORTGAGE         TERM        MATURITY        TERM        LOAN AGE
RATE TYPE        BALANCE($)     RATE(%)    RATE(%)(1)      (MONTHS)      (MONTHS)      (MONTHS)      (MONTHS)       INDEX
---------        ----------     --------   -----------   ------------    ---------   -------------   --------       -----
Fixed Rate       5,835,382.55     8.180       7.657            48            48             0          148           N/A
Fixed Rate      12,660,922.19     8.445       7.715            95            95             0           84           N/A
Fixed Rate      21,770,539.31     8.452       7.614           159           159             0           36           N/A
Fixed Rate      29,341,650.78     8.297       7.706           230           230             0          100           N/A
Fixed Rate      47,871,455.84     7.787       7.255           256           256             0          101           N/A
Fixed Rate      81,816,457.26     7.991       7.059           341           341             0           19           N/A
Fixed Rate         291,141.55     7.028       6.256           240           352           112            8           N/A
Fixed Rate      10,899,797.76     8.152       7.385           280            37             0           23           N/A
Fixed Rate         272,313.27    10.203       9.105             0            29            29           11           N/A
Fixed Rate      10,193,617.51     9.260       8.569           304            96             0           18           N/A
Fixed Rate       5,218,791.16     8.588       7.420           332           164             0           25           N/A
Adjustable
  Rate           1,569,921.59     5.500       4.723           226           226             0          145          COFI
Adjustable
  Rate           1,227,187.73     6.934       6.217           222           222             0          138      6 Month LIBOR
Adjustable
  Rate             551,485.50    10.480       9.737            67            67             0          145       Prime Rate
Adjustable
  Rate             103,986.87     4.750       4.228           312           312             0           48       1 Year CMT
Adjustable
  Rate           2,735,379.08     5.312       4.649           161           161             0          198          COFI
Adjustable
  Rate             180,771.55     4.750       4.353           353           353             0            7          COFI
Adjustable
  Rate             211,106.25     4.500       3.728            45            45             0          135      6 Month LIBOR
Adjustable
  Rate             161,540.47     5.375       4.978           352           352             0            8      6 Month LIBOR
Adjustable
  Rate           1,364,354.52     6.978       6.469           179           179             0           32       Prime Rate
Adjustable
  Rate           3,699,232.68     9.540       8.815           197           197             0            3       Prime Rate
Adjustable
  Rate             135,390.64     5.750       4.168           351           351             0            9       Prime Rate
Adjustable
  Rate          82,785,693.87     5.432       4.691           252           252             0          101       1 Year CMT
Adjustable
  Rate           1,529,609.74     5.977       5.117           355           355             0            5       1 Year CMT
Adjustable
  Rate           3,737,321.76     6.935       5.911           288           288             0           43       1 Year CMT
Adjustable
  Rate           2,585,111.89     7.389       6.732           297           297             0           38       1 Year CMT
Adjustable
  Rate             223,199.00     7.171       5.713           343           343             0           17       1 Year CMT
Adjustable
  Rate           1,984,169.34     5.078       3.819           353           353             0            7       1 Year CMT
Adjustable
  Rate           1,031,688.53     5.667       5.270           353           353             0            7       1 Year CMT
Adjustable
  Rate              92,435.90     7.302       6.904           123           123             0          237          COFI
Adjustable
  Rate              50,087.69     7.613       7.215            96            96             0          224          COFI
Adjustable
  Rate              46,431.72     5.625       5.228           109           109             0          251       1 Year CMT
Adjustable
  Rate             251,337.10     5.563       5.165           133           133             0          221       1 Year CMT
Adjustable
  Rate             184,042.51     8.251       7.853           149           149             0          203          COFI
Adjustable
  Rate             267,304.53     7.674       7.259           127           127             0          223          COFI
Adjustable
  Rate             359,038.61     8.610       8.235           129           129             0          220          COFI
Adjustable
  Rate              55,295.78    10.000       9.728            99            99             0          261      6 Month LIBOR
Adjustable
  Rate             113,181.00     5.250       4.478           187           187             0           53       Prime Rate
Adjustable
  Rate             219,571.91     5.750       4.978           161           161             0           79       Prime Rate
Adjustable
  Rate             125,524.00     8.498       7.879           171           171             0          189       1 Year CMT
Adjustable
  Rate           1,015,743.50     6.309       5.727           171           171             0          189       1 Year CMT
Adjustable
  Rate             666,992.56     6.194       5.293           156           156             0          146       1 Year CMT

                  ASSUMED MORTGAGE LOAN CHARACTERISTICS
                                                              WEIGHTED      WEIGHTED
                                       WEIGHTED                AVERAGE      AVERAGE
                WEIGHTED    WEIGHTED   AVERAGE    WEIGHTED      RATE       MONTHS TO
                 AVERAGE    AVERAGE    LIFETIME   AVERAGE    ADJUSTMENT    NEXT RATE
                  GROSS     MAXIMUM      RATE     PERIODIC    FREQUENCY    ADJUSTMENT
RATE TYPE       MARGIN(%)   RATE(%)    FLOOR(%)    CAP(%)    (MONTHS)(2)      DATE
---------       ---------   --------   --------   --------   -----------   ----------
Fixed Rate       N/A          N/A        N/A       N/A         N/A          N/A
Fixed Rate       N/A          N/A        N/A       N/A         N/A          N/A
Fixed Rate       N/A          N/A        N/A       N/A         N/A          N/A
Fixed Rate       N/A          N/A        N/A       N/A         N/A          N/A
Fixed Rate       N/A          N/A        N/A       N/A         N/A          N/A
Fixed Rate       N/A          N/A        N/A       N/A         N/A          N/A
Fixed Rate       N/A          N/A        N/A       N/A         N/A          N/A
Fixed Rate       N/A          N/A        N/A       N/A         N/A          N/A
Fixed Rate       N/A          N/A        N/A       N/A         N/A          N/A
Fixed Rate       N/A          N/A        N/A       N/A         N/A          N/A
Fixed Rate       N/A          N/A        N/A       N/A         N/A          N/A
Adjustable
  Rate           2.671       13.179      3.520    1.000            1            1
Adjustable
  Rate           2.655       13.775      6.716     N/A             1            1
Adjustable
  Rate           1.385       18.000     10.461     N/A             1            1
Adjustable
  Rate           2.875       10.750      2.875    1.000            1            1
Adjustable
  Rate           2.245       14.160      2.444    1.969           12            5
Adjustable
  Rate           2.750        9.750      2.750    2.000           12           53
Adjustable
  Rate           2.750       13.875      2.750    2.000           12            9
Adjustable
  Rate           2.250       10.375      2.250    2.000           12           52
Adjustable
  Rate           3.022       13.686      5.170    2.000           12           10
Adjustable
  Rate           6.255       15.540      9.540    1.949           12           21
Adjustable
  Rate           2.750       11.750      2.750    2.000           12           51
Adjustable
  Rate           3.040       13.192      3.308    1.722           12            6
Adjustable
  Rate           2.750       10.977      2.750    2.000           12          115
Adjustable
  Rate           2.918       12.737      2.936    2.000           12           16
Adjustable
  Rate           3.021       13.062      3.006    2.000           12           28
Adjustable
  Rate           2.855       12.750      2.855    2.000           12           43
Adjustable
  Rate           2.765       10.231      2.765    1.929           12           53
Adjustable
  Rate           2.750       10.667      2.750    2.000           12           77
Adjustable
  Rate           0.000       17.302      4.085    1.000           24            6
Adjustable
  Rate           0.000       17.444      7.444    1.549           24           18
Adjustable
  Rate           3.000       14.875      4.875    2.000           24           14
Adjustable
  Rate           2.250       16.000      5.210    0.500            3            2
Adjustable
  Rate           0.000       15.307      0.000    2.000           36            4
Adjustable
  Rate           0.118       16.683      0.595    1.899           36           19
Adjustable
  Rate           0.144       17.404      4.815    2.155           36           30
Adjustable
  Rate           0.000       16.875     10.000    1.500           36           28
Adjustable
  Rate           0.000        N/A        0.000     N/A            36           19
Adjustable
  Rate           1.500        N/A        1.500     N/A            36           29
Adjustable
  Rate           2.673       15.645      5.668    2.000           36            5
Adjustable
  Rate           2.677       14.521      2.677    2.000           36           18
Adjustable
  Rate           2.677       13.998      2.677    2.017           36           26

                                WEIGHTED                   WEIGHTED      WEIGHTED      WEIGHTED
                                AVERAGE     WEIGHTED        AVERAGE       AVERAGE       AVERAGE
                                CURRENT      AVERAGE       REMAINING     REMAINING     REMAINING     WEIGHTED
                                 GROSS     CURRENT NET   AMORTIZATION     TERM TO    INTEREST-ONLY   AVERAGE
                  PRINCIPAL     MORTGAGE    MORTGAGE         TERM        MATURITY        TERM        LOAN AGE
RATE TYPE        BALANCE($)     RATE(%)    RATE(%)(1)      (MONTHS)      (MONTHS)      (MONTHS)      (MONTHS)       INDEX
---------        ----------     --------   -----------   ------------    ---------   -------------   --------       -----
Adjustable
  Rate           4,316,499.46     5.846       5.363           182           182             0          177          COFI
Adjustable
  Rate          14,807,643.11     7.203       6.530           267           267             0           78      6 Month LIBOR
Adjustable
  Rate          10,645,489.69     8.485       7.210           355           355             0            5      6 Month LIBOR
Adjustable
  Rate           1,325,443.93     8.542       7.564           355           355             0            5      6 Month LIBOR
Adjustable
  Rate             541,155.27     7.791       6.397           346           346             0           14      6 Month LIBOR
Adjustable
  Rate           2,540,403.90     6.424       5.664           355           355             0            5      6 Month LIBOR
Adjustable
  Rate             139,441.36     7.933       7.183           298           298             0           45       Prime Rate
Adjustable
  Rate           3,975,953.33     9.151       8.508           196           196             0            2       Prime Rate
Adjustable
  Rate           1,417,805.71     8.125       7.353           237           237             0            3       Prime Rate
Adjustable
  Rate           1,835,826.96     4.218       3.459           183           183             0          177       1 Year CMT
Adjustable
  Rate              24,567.18     8.500       8.103            87            87             0          273          COFI
Adjustable
  Rate             166,257.61    10.500      10.103            81            81             0          159       Prime Rate
Adjustable
  Rate              61,320.12     8.875       8.103           161           161             0           79       Prime Rate
Adjustable
  Rate             135,238.58     5.562       5.013           176           176             0          135       Prime Rate
Adjustable
  Rate             157,845.30     8.594       8.197            63            63             0           57       1 Year CMT
Adjustable
  Rate             189,675.59     8.500       7.978           195           195             0          165       1 Year CMT
Adjustable
  Rate              25,933.62     8.750       7.978           162           162             0           18       1 Year CMT
Adjustable
  Rate              47,820.11     6.375       5.853           170           170             0          190       1 Year CMT
Adjustable
  Rate              68,894.26     8.880       8.358           147           147             0          213       1 Year CMT
Adjustable
  Rate              81,869.24     6.250       5.853             2             2             0          177       Prime Rate
Adjustable
  Rate             272,500.00     4.250       3.853           240           359           119            1      6 Month LIBOR
Adjustable
  Rate           5,830,664.53     4.968       4.570           240           250            10          110       1 Year CMT
Adjustable
  Rate             169,600.00     5.499       4.726           301           353            52            7       1 Year CMT
Adjustable
  Rate             172,000.00     6.880       5.298            25            53            28            7       Prime Rate
Adjustable
  Rate          34,110,282.39     5.924       5.527           250           356           106            4      6 Month LIBOR
Adjustable
  Rate           2,067,416.48     6.108       4.492           340           353           113            7      6 Month LIBOR
Adjustable
  Rate           1,047,250.00     5.120       4.415             0             8             8            7       Prime Rate

                                                              WEIGHTED      WEIGHTED
                                       WEIGHTED                AVERAGE      AVERAGE
                WEIGHTED    WEIGHTED   AVERAGE    WEIGHTED      RATE       MONTHS TO
                 AVERAGE    AVERAGE    LIFETIME   AVERAGE    ADJUSTMENT    NEXT RATE
                  GROSS     MAXIMUM      RATE     PERIODIC    FREQUENCY    ADJUSTMENT
RATE TYPE       MARGIN(%)   RATE(%)    FLOOR(%)    CAP(%)    (MONTHS)(2)      DATE
---------       ---------   --------   --------   --------   -----------   ----------
Adjustable
  Rate           2.409       13.037      2.409    1.000            6            3
Adjustable
  Rate           4.445       13.791      5.606    1.147            6            3
Adjustable
  Rate           6.618       14.810      7.081    1.167            6           20
Adjustable
  Rate           8.195       14.607      8.431    1.033            6           31
Adjustable
  Rate           3.558       13.316      3.558    2.000            6           46
Adjustable
  Rate           3.953       11.553      3.953    1.152            6           55
Adjustable
  Rate           1.402       15.727      7.906    2.000            6            4
Adjustable
  Rate           5.890       15.152      9.151    1.068            6           22
Adjustable
  Rate           3.875        N/A        8.125    2.000            6           57
Adjustable
  Rate           2.651       15.682      2.856    1.951            6            3
Adjustable
  Rate           0.000       16.500      6.500    2.500           60           27
Adjustable
  Rate           1.500        N/A        1.500     N/A            60           21
Adjustable
  Rate           2.000       24.000      2.000     N/A            60           41
Adjustable
  Rate           1.798       18.000      1.798     N/A            60           56
Adjustable
  Rate           3.250        N/A        3.250     N/A            60            3
Adjustable
  Rate           2.750       15.625      2.750    2.000           60           15
Adjustable
  Rate           2.000       14.750      2.000     N/A            60           42
Adjustable
  Rate           2.250       15.625      2.250    2.000           60           50
Adjustable
  Rate           0.000        N/A        0.000     N/A            84           39
Adjustable
  Rate           2.000        N/A        2.000     N/A             1            1
Adjustable
  Rate           2.500       10.250      2.500    2.000           12           35
Adjustable
  Rate           2.750       13.395      2.750    2.000           12            5
Adjustable
  Rate           2.585       10.499      2.585    2.000           12           53
Adjustable
  Rate           2.000        8.880      6.880     N/A            24           29
Adjustable
  Rate           2.000       11.270      2.000    1.000            6          116
Adjustable
  Rate           2.250       12.108      2.288    2.000            6           53
Adjustable
  Rate           0.870       18.000      4.000     N/A             1            1

---------------------

(1) The weighted average current Net Mortgage Rate equals the weighted average current gross Mortgage Rate less the sum of the (1) Servicing Fee Rate, (2) Master Servicing Fee Rate, (3) Trustee Fee Rate and (4) Insurance Fee Rate, as applicable.

(2) The Mortgage Loan payment adjustment frequency is assumed to be equal to one month following the Rate Adjustment Frequency.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The models used herein are the "Constant Prepayment Rate" or "CPR" assumption, which represents an assumed annualized rate of prepayment relative to the then-outstanding balance of a pool of new mortgage loans, and the "Prepayment Assumption," which represents an assumed annualized rate of prepayment of 21% of CPR. An assumption that CPR or the Prepayment Assumption is equal to any particular percentage is an assumption that such percentage of the then-outstanding balance of a pool of mortgage loans is prepaid during the course of each year.

     Neither CPR nor the Prepayment Assumption purports to be a historical description of prepayment experience or prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The percentages of the Prepayment Assumption in the tables below do not purport to be historical correlations of relative prepayment experience of the Mortgage Loans or predictions of the anticipated relative rate of prepayment of the Mortgage Loans. Variations in the prepayment experience and the balance of the related Mortgage Loans that prepay may increase or decrease the percentages of initial Class Principal Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of the Prepayment Assumption.

     The performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that the Mortgage Loans will prepay at the same rate, that the Fixed Rate Mortgage Loans and the Adjustable Rate Mortgage Loans will prepay at the same rate, or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between the assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Principal Balances outstanding over time and the weighted average lives of the LIBOR Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption specified.

     Subject to the foregoing discussion and assumptions, the following tables set forth the percentages of the initial Class Principal Balances of the LIBOR Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of CPR and the corresponding weighted average lives.

     The weighted average life of a Class of LIBOR Certificates is determined by
(1) multiplying the amount of each principal distribution by the number of years from the date of issuance of the Certificates to the related Distribution Date,
(2) adding the results, and (3) dividing the sum by the initial Class Principal Balance of that Class of LIBOR Certificates.

   PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OF THE CLASS A CERTIFICATES
     OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

DISTRIBUTION DATE                                              0%     50%    75%    100%   125%   150%
-----------------                                             -----   ----   ----   ----   ----   ----
Initial Percentage..........................................    100    100    100   100    100     100
July 2004...................................................     96     85     79    73     68      62
July 2005...................................................     91     70     61    52     44      36
July 2006...................................................     87     58     46    35     26      18
July 2007...................................................     81     47     35    26     18      12
July 2008...................................................     78     39     29    20     13       8
July 2009...................................................     75     34     23    15      9       5
July 2010...................................................     71     29     19    12      7       3
July 2011...................................................     65     24     15     9      4       2
July 2012...................................................     61     21     12     6      3       1
July 2013...................................................     57     17     10     5      2       1
July 2014...................................................     53     15      8     3      1       *
July 2015...................................................     48     12      6     2      1       *
July 2016...................................................     44     10      4     2      *       0
July 2017...................................................     39      8      3     1      *       0
July 2018...................................................     36      7      2     1      0       0
July 2019...................................................     32      5      2     *      0       0
July 2020...................................................     29      4      1     *      0       0
July 2021...................................................     25      3      1     0      0       0
July 2022...................................................     21      2      *     0      0       0
July 2023...................................................     18      2      *     0      0       0
July 2024...................................................     14      1      0     0      0       0
July 2025...................................................     12      1      0     0      0       0
July 2026...................................................     11      *      0     0      0       0
July 2027...................................................      9      *      0     0      0       0
July 2028...................................................      8      *      0     0      0       0
July 2029...................................................      6      0      0     0      0       0
July 2030...................................................      4      0      0     0      0       0
July 2031...................................................      2      0      0     0      0       0
July 2032...................................................      *      0      0     0      0       0
July 2033...................................................      0      0      0     0      0       0
                                                              -----   ----   ----   ----   ----   ----
Weighted Average Life (in years)
  Without Early Termination.................................  12.27   5.46   4.08   3.14   2.47   1.99
  With Early Termination (35% Auction Call)(1)..............  10.71   3.92   2.83   2.17   1.77   1.48
  With Early Termination (10% Optional Call)(2).............  12.09   5.16   3.82   2.92   2.30   1.87

---------------

 *  Indicates a value between 0.0% and 0.5%.

(1) Assuming that the Mortgage Loans and other property of the Trust Fund are purchased on the Auction Call Date pursuant to the bid procedure described under "The Agreements -- Early Termination of the Trust Fund" herein.

(2) Assuming that the Mortgage Loans and other property of the Trust Fund are not purchased pursuant to the bid procedure described under "The Agreements -- Early Termination of the Trust Fund" herein and that the holder of the Residual Certificate thereafter exercises its option to purchase the Mortgage Loans and other property of the Trust Fund on the Optional Call Date.

PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OF THE CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4 AND CLASS B CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES
                          OF THE PREPAYMENT ASSUMPTION

DISTRIBUTION DATE                                              0%      50%    75%    100%   125%   150%
-----------------                                             -----   -----   ----   ----   ----   ----
Initial Percentage..........................................    100     100    100   100    100     100
July 2004...................................................    100     100    100   100    100     100
July 2005...................................................    100     100    100   100    100     100
July 2006...................................................    100     100    100   100    100     100
July 2007...................................................    100     100     86    75     71      66
July 2008...................................................    100      95     70    57     50      44
July 2009...................................................    100      82     57    43     36      29
July 2010...................................................    100      71     46    33     25      18
July 2011...................................................    100      59     36    24     17      11
July 2012...................................................    100      50     29    18     12       7
July 2013...................................................    100      43     23    13      8       4
July 2014...................................................    100      36     18    10      5       2
July 2015...................................................    100      30     14     7      3       *
July 2016...................................................    100      25     11     5      1       0
July 2017...................................................     95      20      8     3      1       0
July 2018...................................................     87      16      6     2      0       0
July 2019...................................................     79      13      4     1      0       0
July 2020...................................................     70      10      3     *      0       0
July 2021...................................................     61       8      2     0      0       0
July 2022...................................................     52       6      1     0      0       0
July 2023...................................................     44       4      *     0      0       0
July 2024...................................................     35       3      0     0      0       0
July 2025...................................................     30       2      0     0      0       0
July 2026...................................................     26       1      0     0      0       0
July 2027...................................................     23       1      0     0      0       0
July 2028...................................................     18       *      0     0      0       0
July 2029...................................................     14       0      0     0      0       0
July 2030...................................................      9       0      0     0      0       0
July 2031...................................................      4       0      0     0      0       0
July 2032...................................................      1       0      0     0      0       0
July 2033...................................................      0       0      0     0      0       0
                                                              -----   -----   ----   ----   ----   ----
Weighted Average Life (in years)
  Without Early Termination.................................  20.03   10.28   7.67   6.42   5.79   5.30
  With Early Termination (35% Auction Call)(1)..............  16.23    6.53   4.67   3.67   3.08   2.58
  With Early Termination (10% Optional Call)(2).............  19.59    9.56   7.03   5.78   5.13   4.61

---------------

 *  Indicates a value between 0.0% and 0.5%.

(1) Assuming that the Mortgage Loans and other property of the Trust Fund are purchased on the Auction Call Date pursuant to the bid procedure described under "The Agreements -- Early Termination of the Trust Fund" herein.

(2) Assuming that the Mortgage Loans and other property of the Trust Fund are not purchased pursuant to the bid procedure described under "The Agreements -- Early Termination of the Trust Fund" herein and that the holder of the Residual Certificate thereafter exercises its option to purchase the Mortgage Loans and other property of the Trust Fund on the Optional Call Date.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

TAX CLASSIFICATION OF THE TRUST FUND

     The Pooling and Servicing Agreement provides that the assets of the Trust Fund (exclusive of the Reserve Fund and the Cap Agreement) will be designated as one or more REMICs. See "Material Federal Income Tax Considerations -- Types of Securities -- REMIC Securities Generally" in the Prospectus. The Pooling and Servicing Agreement will designate the Class R Certificates as representing ownership of the single class of residual interest in each REMIC. Upon the issuance of the Offered Certificates, McKee Nelson LLP, special counsel to the Depositor, will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, each REMIC created by and designated in the Pooling and Servicing Agreement will qualify as a REMIC within the meaning of
Section 860D of the Internal Revenue Code of 1986, as amended (the "Code") and the Class R Certificates will represent ownership of the residual interest in each REMIC.

TAX TREATMENT OF THE CLASS IO AND CLASS A-IO CERTIFICATES

     The Class IO and Class A-IO Certificates will represent ownership of REMIC regular interests for federal income tax purposes. See "Material Federal Income Tax Considerations -- Types of Securities -- REMIC Securities Generally" in the Prospectus. In addition, the Class IO and Class A-IO Certificates will be issued with original issue discount ("OID"). A beneficial owner of a Certificate issued with OID must include the OID in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Material Federal Income Tax
Considerations -- Taxation of Securities Treated as Debt Instruments -- Interest Income and OID" in the Prospectus. The prepayment assumption that will be used in determining the accrual of any OID or market discount with respect to the Class IO and Class A IO Certificates will be a rate equal to 21% CPR. See "Certain Yield and Prepayment Considerations" above. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate.

TAX TREATMENT OF THE LIBOR CERTIFICATES

     For federal income tax purposes, a beneficial owner of a LIBOR Certificate will be treated (1) as holding an undivided interest in a REMIC regular interest corresponding to that Certificate and (2) as having entered into a limited recourse notional principal contract (the "Notional Principal Contract"). The REMIC regular interest corresponding to a LIBOR Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the LIBOR Certificate to which it corresponds, except that the Available Funds Cap of such REMIC regular interest will equal the weighted average Net Mortgage Rate of all Mortgage Loans (adjusted to account for payments to the Class F, Class IO and Class A-IO Certificates). Any amount paid on a LIBOR Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been paid on such certificate from the Reserve Fund pursuant to the Notional Principal

Contract. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the LIBOR Certificates to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Reserve Fund pursuant to the Notional Principal Contract.

     Consequently, each beneficial owner of a LIBOR Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Material Federal Income Tax Considerations -- Types of Securities -- REMIC Securities Generally" in the Prospectus. In addition, each beneficial owner of a LIBOR Certificate will be required to report net income with respect to the Notional Principal Contract component and will be permitted to recognize a net deduction with respect to the Notional Principal Contract component, subject to the discussion under "-- Taxation of the Notional Principal Contract Components" below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each LIBOR Certificate.

     Allocations.   A beneficial owner of a LIBOR Certificate must allocate its purchase price for the Certificate between its components -- the REMIC regular interest component and the Notional Principal Contract component. For information reporting purposes, it will be assumed that the Notional Principal Contract components have nominal value. Each Notional Principal Contract is difficult to value, and the Internal Revenue Service ("IRS") could assert that the value of a Notional Principal Contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Notional Principal Contract components.

     Upon the sale, exchange, or other disposition of a LIBOR Certificate, the beneficial owner of the Certificate must allocate the amount realized between the components of the Certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Notional Principal Contract component. See "Material Federal Income Tax Considerations -- Taxation of Securities Treated as Debt
Instruments -- Sale or Other Disposition" in the Prospectus and "-- Taxation of the Notional Principal Contract Components" below.

     It is possible that a beneficial owner of a LIBOR Certificate could be treated as having received a premium to enter into the related Notional Principal Contract. In such a case, the beneficial owner would be treated as having paid the premium as additional consideration for the REMIC regular interest corresponding to such certificate. The beneficial owner would be required to include the premium in income over the life of such LIBOR Certificate, taking into account the declining balance of the related REMIC regular interest. As stated above, however, the Notional Principal Contracts will be treated as having nominal value for tax information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert that a premium was received by a beneficial owner of a LIBOR Certificate. The remainder of this discussion assumes that no such premium will be received by a beneficial owner of a

LIBOR Certificate in connection with its acquisition (or will be paid by a beneficial owner of a LIBOR Certificate in connection with its disposition).

     Original Issue Discount.   The REMIC regular interest component of a LIBOR
Certificate may be issued with OID. A beneficial owner of a LIBOR Certificate must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Material Federal Income Tax Considerations -- Taxation of Securities Treated as Debt Instruments -- Interest Income and OID" in the Prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium with respect to the regular interest component of a LIBOR Certificate will be a rate equal to 21% CPR. See "Certain Yield and Prepayment Considerations" above. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate.

TAXATION OF THE NOTIONAL PRINCIPAL CONTRACT COMPONENTS

     The portion of the overall purchase price of a LIBOR Certificate attributable to the Notional Principal Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal balance of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Notional Principal Contract component of a LIBOR Certificate.

     Any payments to a beneficial owner of a LIBOR Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on such certificate pursuant to the Notional Principal Contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Notional Principal Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the LIBOR Certificates to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Reserve Fund pursuant to the Notional Principal Contract, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the Notional Principal Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Notional Principal Contract should be treated as ordinary income or as an ordinary deduction.

     A beneficial owner's ability to recognize a net deduction with respect to the Notional Principal Contract component is limited under Sections 67 and 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Notional Principal Contract component in computing the beneficial owner's alternative minimum tax liability.

     Because a beneficial owner of a LIBOR Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Notional Principal Contract but may not be able to deduct that amount from income, a beneficial owner of a LIBOR Certificate may have income that exceeds cash distributions on the LIBOR Certificate, in any period and over the term of the LIBOR Certificate. As a result, the LIBOR Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Notional Principal Contract would be subject to the limitations described above.

     Upon the sale, exchange, or other disposition of a LIBOR Certificate, the beneficial owner of the Certificate must allocate the amount realized between the components of the Certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Notional Principal Contract component. Assuming that the LIBOR Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Notional Principal Contract component should be capital gain or loss.

SPECIAL TAX ATTRIBUTES

     The Class IO and Class A-IO Certificates and the REMIC regular interest components of LIBOR Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the Class IO and Class A-IO Certificates and the REMIC regular interest components of LIBOR Certificates will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. See "Material Federal Income Tax Considerations -- Special Tax Attributes -- REMIC Securities" in the Prospectus. The Notional Principal Contract components of the LIBOR Certificates will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. As a result, the LIBOR Certificates may not be a suitable investment for a REMIC.

                              ERISA CONSIDERATIONS

     The Class A and Class A-IO Certificates (the "ERISA Eligible Certificates") are eligible for relief under an individual exemption issued to Merrill Lynch, Pierce, Fenner & Smith Incorporated (Prohibited Transaction Exemption ("PTE") 90-29 as most recently amended and restated by PTE 2002-41) (the "Exemption"), and may be purchased by an employee benefit plan or other retirement arrangement that is subject to the Employment Retirement Income Security Act of 1974, as amended ("ERISA") or to Section 4975 of the Code (collectively, a "Plan") and that is an "accredited investor" within the meaning of Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended (the "Securities Act"), or by a person investing on behalf of or with plan assets of such a Plan.

     A fiduciary of a Plan should carefully review with its legal advisors whether the purchase or holding of ERISA Eligible Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. See "ERISA Considerations" in the Prospectus for a description of the requirements for relief under the Exemption.

     Because the loan-to-value-ratios of some of the Mortgage Loans exceed 100% and the Subordinate Certificates are subordinate to other classes of certificates with respect to the right to receive distributions in the event of defaults or delinquencies on the Trust Fund assets and the Class IO Certificates are not being underwritten or placed by the Underwriters, they do not qualify as ERISA Eligible Certificates under the Exemption. Consequently, transfers of any Subordinate Certificate or Class IO Certificate (collectively, "ERISA-Restricted Offered Certificates") will not be registered by the Trustee unless the Trustee receives:

     - a representation from the transferee of the ERISA-Restricted Offered Certificate, acceptable to and in form and substance satisfactory to the Trustee, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan's assets to effect the transfer;

     - in the case of an ERISA Restricted Offered Certificate other than a Class IO Certificate, if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA-Restricted Offered Certificate with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60")) and that the purchase and holding of the ERISA-Restricted Offered Certificate are covered under Sections I and III of PTE 95-60; or

     - an opinion of counsel satisfactory to the Trustee that the purchase and holding of the ERISA-Restricted Offered Certificate by a Plan, or any person acting on behalf of a Plan or using a Plan's assets, will not result in non-exempt prohibited transactions under Title I of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Master Servicer or the Depositor to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

     Each transferee of an interest in an ERISA-Restricted Offered Certificate in book-entry form will be deemed to have made one of the representations set forth above.

     The Class IO Certificates are not eligible for exemptive relief under the Exemption because they are not being underwritten or placed by the Underwriters. However, in the event that the Class IO Certificates should become the subject of a best efforts or firm commitment underwriting or private placement by the Underwriters or any other entity that has obtained a prohibited transaction exemption similar to PTE 90-29 (or an Underwriter or such other entity acts as the selling agent for the Class IO Certificates), the Class IO Certificates would become eligible for purchase by a Plan at that time, provided the Plan is an "accredited investor" and the conditions of the applicable exemption are met.

     See "ERISA Considerations" in the Prospectus.

                        LEGAL INVESTMENT CONSIDERATIONS

     The Offered Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the Offered Certificates.

     Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

     Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Certificates may be purchased by them.

     See "Legal Investment Considerations" in the Prospectus.

                                USE OF PROCEEDS

     The net proceeds received from the sale of the Offered Certificates will be applied by the Depositor toward the purchase of the Mortgage Loans and the repayment of any related financing.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement relating to the Offered Certificates (the "Underwriting Agreement"), the Depositor has agreed to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Lehman Brothers Inc. (the "Underwriters"), and the Underwriters have agreed, severally and not jointly, to purchase from the Depositor, the initial principal balance (or notional balance) of each class of Offered Certificates listed below (the "Underwritten Certificates") as set forth opposite its name below.

                                              MERRILL LYNCH,
                                             PIERCE, FENNER &     CITIGROUP GLOBAL
CLASS                                       SMITH INCORPORATED      MARKETS INC.      LEHMAN BROTHERS INC.
-----                                       ------------------    ----------------    --------------------
A.........................................     $125,079,000         $125,077,000          $125,077,000
A-IO......................................     $ 38,668,000(1)      $ 38,666,000(1)       $ 38,666,000(1)
M-1.......................................     $  7,378,000         $  7,378,000          $  7,378,000
M-2.......................................     $  1,406,000         $  1,405,000          $  1,405,000
M-3.......................................     $  2,460,000         $  2,459,000          $  2,459,000
M-4.......................................     $  1,054,000         $  1,054,000          $  1,054,000
B.........................................     $  2,812,000         $  2,810,000          $  2,810,000

---------------

(1) Indicates the initial notional balance.

     The Depositor has been advised by the Underwriters that they propose initially to offer the Underwritten Certificates to the public at the respective offering prices set forth on the front cover of this prospectus supplement, and to certain dealers at those prices less a concession not in excess of 0.700% per each class of Underwritten Certificates. The Underwriters may allow and such dealers may re-allow a concession not in excess of 0.700% per each class of Underwritten Certificates to certain other dealers. After the initial public offering, the public offering prices and concessions may be changed.

     Until the distribution of the Underwritten Certificates is completed, rules of the Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the Underwritten Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Underwritten Certificates. Those transactions consist of bids or purchased for the purpose of pegging, fixing or maintaining the price of the Underwritten Certificates.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

     Neither the Depositor nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Underwritten Certificates. In addition, neither the Depositor nor any Underwriter makes any representation that the Underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

     The Underwriting Agreement provides that the Seller and the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

     There can be no assurance that a secondary market for the Underwritten Certificates will develop or, if it does develop, that it will continue or provide Certificateholders with sufficient liquidity of investment.

     Expenses incurred by the Depositor in connection with this offering are expected to be approximately $1,500,000.

     From time to time the underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of the Depositor. The underwriters or affiliates of the underwriters have provided financing for certain of the Mortgage Loans. A portion of the proceeds of the sale of the Underwritten Certificates will be used to repay this financing.

     The Class IO Certificates may be offered by the Depositor from time to time directly or through underwriters or agents on terms described in a supplement to this prospectus supplement.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor by McKee Nelson LLP, Washington, D.C., and for the Underwriters by Sidley Austin Brown & Wood LLP, New York, New York.

                                    RATINGS

     It is a condition to the issuance of the Offered Certificates that they receive the following ratings from Fitch Ratings ("Fitch"), Moody's Investors Service, Inc. ("Moody's) and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") (collectively, the "Rating Agencies"):

                    CLASS                 FITCH/ MOODY'S/S&P
                    -----                 ------------------
                    IO                        AAA/Aaa/AAA
                    A-IO                      AAA/Aaa/AAA
                    A                         AAA/Aaa/AAA
                    M-1                        AA/Aa2/AA
                    M-2                       AA-/Aa3/AA-
                    M-3                          A/A2/A
                    M-4                         A-/A3/A-
                    B                        BBB+/Baa1/BBB+

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A securities rating addresses the likelihood of the receipt by Certificateholders of payments in the amount of scheduled payments on the Mortgage Loans. A rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Certificates. The ratings assigned to the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments.

     A rating does not address the possibility that Certificateholders might suffer a lower than anticipated yield due to prepayments, or that holders of Class IO or Class A-IO Certificates may fail to recoup their initial investments.

     The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by any Rating Agency.

     The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the Offered Certificates could be lower than the ratings assigned by the Rating Agencies.

                             INDEX OF DEFINED TERMS

DEFINED TERM                   PAGE
------------                   -----
60-Day Delinquency Rate......   S-82
Accrual Period...............   S-73
Additional Collateral........   S-34
Adjustable Rate Mortgage
  Loans......................   S-31
Adjusted Class F Rate........   S-73
Adjusted Net WAC.............   S-73
Adjustment Date..............   S-32
Advance......................   S-66
Aggregate Fee Rate...........   S-31
Agreements...................   S-60
Applied Loss Amount..........   S-87
Auction Call Date............   S-67
Available Excess Interest....   S-86
Available Funds Cap..........   S-74
Balloon Mortgage Loans.......   S-30
Balloon Payment..............   S-30
Bank Prime Rate..............   S-32
Basis Risk Payment...........   S-79
Basis Risk Shortfall.........   S-79
Bayview......................   S-25
Beneficial Owner.............   S-72
BFPT.........................   S-35
BFPT II......................   S-28
Book-Entry Certificates......   S-71
Boston Company...............   S-26
Business Day.................   S-71
Cap Agreement................   S-78
Carryforward Interest........   S-75
Cede.........................   S-71
Cendant......................   S-26
Certificate Distribution
  Account....................   S-65
Certificateholder............   S-29
Certificates.................   S-70
Class F Distribution
  Amount.....................   S-74
Class Notional Balance.......   S-74
Class Principal Balance......   S-70
Clearstream..................   S-71
Closing Date.................   S-28
Code.........................  S-100
COFI.........................   S-32
Collection Account...........   S-65
Commercial Loans.............   S-28

DEFINED TERM                   PAGE
------------                   -----
Commission...................   S-60
Compensating Interest........   S-78
Condominium Loans............   S-28
Constant Prepayment Rate.....   S-97
Contracts....................   S-33
Contracts for Deed...........   S-35
Cooperative Loans............   S-28
Cooperatives.................   S-28
Counterparty.................   S-78
Countrywide..................   S-26
CPR..........................   S-97
Cumulative Loss Trigger
  Event......................   S-82
Current Interest.............   S-75
Current Loan-to-Value
  Ratio......................   S-30
Custodial Account............   S-67
Cut-off Date.................   S-28
Cut-off Date Pool Balance....   S-81
Deferred Principal Amount....   S-86
Definitive Certificate.......   S-72
Deleted Mortgage Loan........   S-63
Delinquency Event............   S-82
Depositor....................   S-25
Distribution Date............   S-71
DSCR.........................   S-56
DTC..........................   S-71
Due Date.....................   S-32
Due Period...................   S-75
Enhancement Percentage.......   S-83
Environmental Policies.......   S-54
ERISA........................  S-104
ERISA Eligible
  Certificates...............  S-104
ERISA-Restricted Offered
  Certificates...............  S-104
Euroclear....................   S-71
Excess Cap Amount............   S-79
Excess Cashflow..............   S-84
Excess Interest..............   S-78
Exemption....................  S-104
FHA Mortgage Loans...........   S-29
Final Scheduled Distribution
  Date.......................   S-88
Fitch........................  S-107
Fixed Rate Mortgage Loans....   S-31

DEFINED TERM                   PAGE
------------                   -----
Full Recourse Mortgage
  Loans......................   S-65
Global Securities............  S-A-1
GMAC.........................   S-26
Gross Margin.................   S-31
Index........................   S-31
Initial Certificate
  Balance....................   S-67
Insurance Fee Rate...........   S-36
Insurance Proceeds...........   S-76
Interbay.....................   S-25
Interest Rate................   S-73
Interest Remittance Amount...   S-75
Interest-Only Loans..........   S-34
IRS..........................  S-101
LIBOR........................   S-80
LIBOR Business Day...........   S-80
LIBOR Certificates...........   S-70
LIBOR Rate Adjustment Date...   S-80
Liquidated Mortgage Loan.....   S-86
Liquidation Expenses.........   S-76
Liquidation Proceeds.........   S-76
Long ARM Mortgage Loans......   S-32
Loss Amount..................   S-87
M&T Mortgage.................   S-25
Master Servicer..............   S-25
Master Servicing Fee.........   S-67
Master Servicing Fee Rate....   S-67
Maximum Mortgage Rate........   S-33
Minimum Bid Price............   S-67
Minimum Mortgage Rate........   S-32
Mixed Use Loans..............   S-28
Modeling Assumptions.........   S-94
Monthly Payment..............   S-32
Moody's......................  S-107
Mortgage Loan Diligence
  Agreement..................   S-62
Mortgage Loan Purchase
  Agreement..................   S-28
Mortgage Loans...............   S-28
Mortgage Note................   S-30
Mortgage Pool................   S-28
Mortgage Rate................   S-31
Mortgaged Property...........   S-28
Multifamily Loans............   S-28
Net Liquidation Proceeds.....   S-76

DEFINED TERM                   PAGE
------------                   -----
Net Mortgage Rate............   S-31
Net Prepayment Interest
  Shortfall..................   S-78
NOI..........................   S-56
Notional Principal
  Contract...................  S-100
Offered Certificates.........   S-70
OID..........................  S-100
One-Year CMT.................   S-31
Optional Call Date...........   S-68
ORI..........................   S-35
Original Loan-to-Value
  Ratio......................   S-30
Overcollateralization
  Amount.....................   S-81
Overcollateralization Release
  Amount.....................   S-81
Participant..................   S-71
Payahead.....................   S-76
Periodic Cap.................   S-32
Plan.........................  S-104
Pool Balance.................   S-67
Pool PMI Insurance Premiums..   S-36
Pooling and Servicing
  Agreement..................   S-60
Prepayment Assumption........   S-97
Prepayment Interest
  Shortfall..................   S-78
Prepayment Period............   S-76
Principal Balance............   S-76
Principal Distribution
  Amount.....................   S-81
Principal Remittance
  Amount.....................   S-81
Prospectus...................   S-29
PTE..........................  S-104
PTE 95-60....................  S-104
Qualified Substitute Mortgage
  Loan.......................   S-61
Rating Agencies..............  S-107
Realized Loss................   S-86
Record Date..................   S-71
Reference Bank Rate..........   S-80
Release......................   S-31
Relief Act...................   S-66
REMIC........................   S-70
Removable Mortgage Loan......   S-29
REO Property.................   S-25
Reserve Fund.................   S-79
Reserve Fund Requirement.....   S-86
Residual Certificate.........   S-70

DEFINED TERM                   PAGE
------------                   -----
Re-Sold Mortgage Loans.......   S-28
Revolving Trust..............   S-28
RMIC.........................   S-35
RMIC Policy..................   S-35
S&P..........................  S-107
Securities Act...............  S-104
Seller.......................   S-25
Senior Certificates..........   S-70
Servicer.....................   S-26
Servicing Agreement..........   S-25
Servicing Fee................   S-67
Servicing Fee Rate...........   S-67
Six-Month LIBOR..............   S-32
Special Interest Assets......   S-35
Special Interest
  Certificate................   S-35
Specified Coverage
  Percentage.................   S-35
Stepdown Date................   S-82
Strike Rate..................   S-78
Subordinate Certificates.....   S-70
Substitution Amount..........   S-77

DEFINED TERM                   PAGE
------------                   -----
Targeted
  Overcollateralization
  Amount.....................   S-81
Telerate Screen Page 3750....   S-80
Three Month Average 60-Day
  Delinquency Rate...........   S-82
TIN..........................  S-A-5
Trigger Event................   S-82
Trust Fund...................   S-70
Trustee......................   S-25
Trustee Fee..................   S-69
Trustee Fee Rate.............   S-69
Underwriters.................  S-105
Underwriting Agreement.......  S-105
Underwritten Certificates....  S-106
Unpaid Basis Risk
  Shortfall..................   S-79
VA Mortgage Loans............   S-29
WAMU.........................   S-26
WFHM.........................   S-26
WMMSC........................   S-26

                                    ANNEX A

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Bayview Financial Mortgage Pass-Through Certificates, Series 2003-D (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed securities issues.

     Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed securities issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

                                      S-A-1

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants.   Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior mortgage loan asset backed securities issues in same-day funds.

     Trading between Clearstream and/or Euroclear Participants.   Secondary
market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser.   When
Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon Distribution Date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure,

                                      S-A-2

Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser.   Due to
time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless

                                      S-A-3
affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a Global Security through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the "U.S. withholding agent") establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

     1. the Trustee or the U.S. withholding agent receives a statement from the holder on IRS Form W-8BEN (or any successor form) that

     - is signed by the holder under penalties of perjury,

     - certifies that such owner is not a United States person, and

     - provides the name and address of the holder, or

from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that --

     - is signed under penalties of perjury by an authorized representative of the financial institution,

     - states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

     - provides the name and address of the holder, and

     - attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

                                      S-A-4

     2. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

     3. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

     4. the holder is a "nonwithholding partnership" and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the IRS (for example "qualified intermediaries") may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

     A holder holding Global Securities through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the Global Securities, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances an IRS Form W-8BEN, if furnished with a taxpayer identification number, ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. An IRS Form W-8BEN, if furnished without a TIN, and an IRS Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

     In addition, all holders holding Global Securities through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

     - provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY(or any successor forms) if that person is not a United States person;

     - provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

     - is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code, or otherwise establishes that it is a recipient exempt from United States backup withholding.

     This summary does not deal with all aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are not "United States persons" within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

     The term "United States person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not

                                      S-A-5
treated as a United States person under any applicable Treasury regulations),
(3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to that date and that elect to continue to be treated as United States persons.

                                      S-A-6

                                    ANNEX B

                   SCHEDULE OF CAP AGREEMENT NOTIONAL AMOUNTS

                                                      CURRENT
          CAP PAYMENT DATE                       NOTIONAL AMOUNT($)
          ----------------                       ------------------
           August 28, 2003                           271,683,807
         September 28, 2003                          269,308,852
          October 28, 2003                           266,954,659
          November 28, 2003                          264,621,045
          December 28, 2003                          262,307,831
          January 28, 2004                           260,014,838
          February 28, 2004                          257,741,890
           March 28, 2004                            255,488,810
           April 28, 2004                            253,255,427
            May 28, 2004                             251,041,566
            June 28, 2004                            248,847,058
            July 28, 2004                            246,671,734
           August 28, 2004                           244,515,426
         September 28, 2004                          242,377,967
          October 28, 2004                           240,259,193
          November 28, 2004                          238,158,941
          December 28, 2004                          236,077,048
          January 28, 2005                           234,013,354
          February 28, 2005                          231,967,701
           March 28, 2005                            229,939,929
           April 28, 2005                            227,929,884
            May 28, 2005                             225,937,410
            June 28, 2005                            223,962,353
            July 28, 2005                            222,004,561
           August 28, 2005                           220,063,883
         September 28, 2005                          218,140,171
          October 28, 2005                           216,233,274
          November 28, 2005                          214,343,047
          December 28, 2005                          212,469,343
          January 28, 2006                           210,612,019
          February 28, 2006                          208,770,931
           March 28, 2006                            206,945,936
           April 28, 2006                            205,136,896
            May 28, 2006                             203,343,669
            June 28, 2006                            201,566,117
            July 28, 2006                            199,804,105
           August 28, 2006                           198,057,495
         September 28, 2006                          196,326,153
          October 28, 2006                           194,609,947
          November 28, 2006                          192,908,742
          December 28, 2006                          191,222,409
          January 28, 2007                           189,550,817
          February 28, 2007                          187,893,838
           March 28, 2007                            186,251,343
           April 28, 2007                            184,623,206
            May 28, 2007                             183,009,302
            June 28, 2007                            181,409,506
            July 28, 2007                            179,823,694
           August 28, 2007                           178,251,746
         September 28, 2007                          176,693,538
          October 28, 2007                           175,148,952

                                      S-B-1

                                                      CURRENT
          CAP PAYMENT DATE                       NOTIONAL AMOUNT($)
          ----------------                       ------------------
          November 28, 2007                          173,617,868
          December 28, 2007                          172,100,168
          January 28, 2008                           170,595,735
          February 28, 2008                          169,104,454
           March 28, 2008                            167,626,208
           April 28, 2008                            166,160,885
            May 28, 2008                             164,708,372
            June 28, 2008                            163,268,555
            July 28, 2008                            161,841,325
           August 28, 2008                           160,426,571
         September 28, 2008                          159,024,184
          October 28, 2008                           157,634,057
          November 28, 2008                          156,256,081
          December 28, 2008                          154,890,151
          January 28, 2009                           153,536,162
          February 28, 2009                          152,194,008
           March 28, 2009                            150,863,588
           April 28, 2009                            149,544,797
            May 28, 2009                             148,237,534
            June 28, 2009                            146,941,700
            July 28, 2009                            145,657,192
           August 28, 2009                           144,383,914
         September 28, 2009                          143,121,766
          October 28, 2009                           141,870,651
          November 28, 2009                          140,630,473
          December 28, 2009                          139,401,136
          January 28, 2010                           138,182,546
          February 28, 2010                          136,974,608
           March 28, 2010                            135,777,229
           April 28, 2010                            134,590,317
            May 28, 2010                             133,413,781
            June 28, 2010                            132,247,530
            July 28, 2010                            131,091,473
           August 28, 2010                           129,945,522
         September 28, 2010                          128,809,589
          October 28, 2010                           127,683,586
          November 28, 2010                          126,567,426
          December 28, 2010                          125,461,023
          January 28, 2011                           124,364,291
          February 28, 2011                          123,277,147
           March 28, 2011                            122,199,506
           April 28, 2011                            121,131,285
            May 28, 2011                             120,072,403
            June 28, 2011                            119,022,777
            July 28, 2011                            117,982,326
           August 28, 2011                           116,950,970
         September 28, 2011                          115,928,630
          October 28, 2011                           114,915,227
          November 28, 2011                          113,910,683
          December 28, 2011                          112,914,920
          January 28, 2012                           111,927,862
          February 28, 2012                          110,949,432
           March 28, 2012                            109,979,555
           April 28, 2012                            109,018,157
            May 28, 2012                             108,065,163

                                      S-B-2

                                                      CURRENT
          CAP PAYMENT DATE                       NOTIONAL AMOUNT($)
          ----------------                       ------------------
            June 28, 2012                            107,120,499
            July 28, 2012                            106,184,093
           August 28, 2012                           105,255,873
         September 28, 2012                          104,335,767
          October 28, 2012                           103,423,705
          November 28, 2012                          102,519,615
          December 28, 2012                          101,623,428
          January 28, 2013                           100,735,076
          February 28, 2013                           99,854,489
           March 28, 2013                             98,981,600
           April 28, 2013                             98,116,341
            May 28, 2013                              97,258,646
            June 28, 2013                             96,408,449
            July 28, 2013                             95,565,684

                                      S-B-3

PROSPECTUS

                  ASSET-BACKED NOTES/ASSET-BACKED CERTIFICATES
                              (ISSUABLE IN SERIES)

                   BAYVIEW FINANCIAL SECURITIES COMPANY, LLC
                                   DEPOSITOR

THE TRUSTS:

- may periodically issue asset-backed notes or asset-backed pass-through securities, in each case in one or more series with one or more classes; and

- will be established from time to time as separate trusts to hold assets transferred to a trust by Bayview Financial Securities Company, LLC in connection with each series of securities. These assets may include:

     - mortgage loans, including loans secured by one-to four-family residential properties, manufactured housing, shares in a cooperative corporation, multifamily properties, commercial properties, mixed use residential and commercial properties, or unimproved land;

     - mortgage-backed securities insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

     - asset-backed securities backed by assets of the type described in this prospectus; and

     - other assets described in the applicable prospectus supplement, including various forms of credit enhancement.

     The assets in your trust will be specified in the prospectus supplement for your securities. The types of assets that may be included in a trust, whether or not included in your trust, are described in this prospectus.

THE SECURITIES:

- will be offered for sale pursuant to a prospectus supplement;

- will evidence beneficial ownership of, or be secured by, the assets in the related trust and will be paid only from the trust assets described in the applicable prospectus supplement; and

- will have the benefit of one or more forms of credit enhancement.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is July 25, 2003

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
The Trusts and the Trust Assets.............................     1
   General..................................................     1
   Mortgage Loans...........................................     3
   Manufactured Housing Contracts...........................    14
   Agency Securities........................................    15
   Non-Agency Securities....................................    22
   Pre-Funding..............................................    24
   Assignment of Primary Assets.............................    24
The Depositor...............................................    26
Bayview Financial Trading Group, L.P........................    26
Use of Proceeds.............................................    26
Origination, Acquisition and Servicing of Loans.............    26
   Origination and Acquisition of Loans.....................    26
   Servicing................................................    27
The Securities..............................................    28
   General..................................................    28
   Payments on the Securities...............................    30
   Optional Termination.....................................    32
   Optional Purchase of Securities..........................    33
   Other Purchases or Redemption............................    33
   Book-Entry Registration..................................    33
Credit Enhancement..........................................    39
   Financial Guaranty Insurance Policies; Surety Bonds......    40
   Letters of Credit........................................    40
   Subordinate Securities...................................    42
   Shifting Interest........................................    42
   Overcollateralization....................................    43
   Interest Rate Caps and Swaps; Yield Supplement
     Agreements.............................................    43
   Purchase Obligations.....................................    44
   Reserve Funds............................................    44
   Performance Bond.........................................    47
Insurance...................................................    47
   Primary Mortgage Insurance Policies......................    47
   FHA Insurance and VA Guarantees..........................    50
   Standard Hazard Insurance Policies on Mortgage Loans.....    50
   Standard Hazard Insurance Policies on Manufactured
     Homes..................................................    51
   Environmental Insurance..................................    52
   Pool Insurance Policies..................................    53
   Special Hazard Insurance Policies........................    55

                                                               PAGE
                                                               ----
   Mortgagor Bankruptcy Bond................................    57
Yield and Prepayment Considerations.........................    57
   Yield....................................................    57
   Maturity and Prepayment..................................    61
The Agreements..............................................    64
   General..................................................    65
   Assignment of Primary Assets.............................    65
   The Pooling and Servicing Agreement and the Servicing
     Agreements.............................................    71
   The Indenture............................................    83
   The Trust Agreement......................................    87
   Reports to Securityholders...............................    88
   The Trustees; Agents.....................................    89
   Loss Mitigation Advisor; Investment Manager; Other
     Parties................................................    90
Certain Legal Aspects of Loans and Contracts................    90
   Mortgage Loans...........................................    90
   Contracts for Deed.......................................    91
   Junior Mortgages; Rights of Senior Mortgagees or
     Beneficiaries..........................................    92
   Cooperatives.............................................    94
   Manufactured Housing Contracts...........................    96
   Foreclosure..............................................    98
   Realizing Upon Cooperative Security......................   100
   Rights of Redemption.....................................   101
   Anti-Deficiency Legislation and Other Limitations on
     Lenders................................................   102
   Bankruptcy Laws..........................................   104
   Due-on-Sale Clauses......................................   107
   Enforceability of Certain Provisions.....................   108
   Environmental Considerations.............................   109
   Soldiers' and Sailors' Relief Act........................   111
   Alternative Mortgage Instruments.........................   112
   Consumer Protection Laws.................................   112
   Applicability of Usury Laws..............................   113
   Commercial, Multifamily and Mixed Use Loans..............   113
   Leases and Rents.........................................   114
   Default Interest and Limitations on Prepayment...........   115
   Secondary Financing; Due-on-Encumbrance Provisions.......   115
   Certain Laws and Regulations.............................   116
   Type of Mortgaged Property...............................   116
   Americans with Disabilities Act..........................   117
   Personal Property........................................   117
   FHA Insurance and VA Guaranty............................   117
Material Federal Income Tax Considerations..................   121

                                                               PAGE
                                                               ----
   Types of Securities......................................   122
   Taxation of Securities Treated as Debt Instruments.......   126
   REMIC Residual Certificates..............................   134
   FASIT Ownership Certificates.............................   143
   Grantor Trust Certificates...............................   144
   Partner Certificates.....................................   148
   Special Tax Attributes...................................   151
   Backup Withholding.......................................   153
State And Local Tax Considerations..........................   153
ERISA Considerations........................................   154
   General..................................................   154
   Debt Securities..........................................   155
   Underwriters' Exemptions Applicable to Purchase of
     Certificates and Debt Securities.......................   156
   Other Considerations.....................................   163
Legal Investment Considerations.............................   163
Method of Distribution......................................   166
Legal Matters...............................................   167
Financial Information.......................................   167
Additional Information......................................   167
Reports to Securityholders..................................   168
Incorporation of Certain Information by Reference...........   168
Ratings.....................................................   168
Index of Defined Terms......................................   170

                        THE TRUSTS AND THE TRUST ASSETS

GENERAL

     Notes will be secured by a pledge of the assets of the applicable trust, or one or more subgroups of trust assets (each an "Asset Group"), and certificates will represent beneficial ownership interests in the assets of the applicable trust, or an individual Asset Group, each as specified in the related prospectus supplement. The securities of a series will be non-recourse obligations of the trust. Holders of notes may only proceed against the assets of the trust as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust not pledged to secure the notes, or against the assets of any trustee or any other party other than a party, such as an insurer, that expressly undertakes to guarantee payments on securities.

     Each trust will be administered by a trustee identified in the applicable prospectus supplement, which may be referred to as the trustee, the owner trustee or the managing trustee. In addition, in the case of a series of securities that include notes issued pursuant to an indenture, the prospectus supplement will identify the trustee under the indenture, generally referred to as the indenture trustee. References in this prospectus to "trustee" are intended to refer as to any particular series of securities to the trustee, owner trustee, managing trustee or indenture trustee, as applicable, unless the context requires otherwise.

     If specified in the applicable prospectus supplement, the trust for a series will be a special purpose statutory trust organized under the laws of the state of Delaware or such other state as is specified.

     The property or the trust for each series of securities will generally consist of:

     - mortgage loans or manufactured housing contracts secured by properties of the types described in this prospectus;

     - asset-backed or mortgage-backed securities, all of which are sometimes referred to in this prospectus as asset-backed securities, of the types described in this prospectus supplement;

     - amounts due and payable with respect to the Primary Assets (as defined herein) as of the cut-off date specified in the prospectus supplement;

     - amounts held from time to time in the collection account, distribution account or other account established for a series of securities;

     - mortgaged properties that secured a mortgage loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

     - any reserve fund established pursuant to the agreements for a series of securities, if specified in the prospectus supplement;

     - any security insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, interest rate cap agreement, interest rate swap agreement, currency swap agreement or other form of credit enhancement described in the prospectus supplement;

     - any servicing agreements relating to mortgage loans in the trust, to the extent that these agreements are assigned to the trustee;

     - any primary mortgage insurance policies, FHA insurance, or VA guarantee relating to mortgage loans in the trust;

     - any environmental insurance policy relating to commercial, multifamily or mixed use properties;

     - investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

     - any other asset, instrument or agreement relating to the trust and specified in the prospectus supplement.

     For convenience of reference, we sometimes refer in this prospectus to mortgage loans and manufactured housing contracts collectively as "Loans."

     The prospectus supplement may specify that a certain amount or percentage of a Primary Asset will not be sold by the depositor or by the seller of the Primary Asset, but will be retained by that party (the "retained interest"). Therefore, amounts received with respect to retained interest in a Loan, an Agency Security or a Non-Agency Security (each as defined herein) included in the trust for a series will not be included in the trust but will be payable to the seller of the respective asset, or to the master servicer (if any), servicer, depositor or another party, free and clear of the interest of securityholders under the agreements.

     The "Primary Assets" in the trust for a series of securities may consist of any combination of the following, to the extent and as specified in the prospectus supplement:

     - mortgage loans;

     - manufactured home loans;

     - Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates, all of which are referred to in this prospectus as "Agency Securities;"

     - securities representing a fractional, undivided interest in or secured by Primary Assets ("Non-Agency Securities"); and

     - For convenience of reference, Agency Securities and Non-Agency Securities are sometimes referred to in this prospectus collectively as "Underlying Securities."

     If so specified in the applicable prospectus supplement, the depositor or an affiliate of the depositor will have the right or obligation to purchase, or to substitute other assets for, Primary Assets due to breaches of representations and warranties, default or such other reason as is specified in the prospectus supplement. If so specified in the applicable prospectus supplement, the depositor or an affiliate of the depositor will have the right to purchase a specified amount or percentage of the Primary Assets, or specified Primary Assets, under the circumstances described in the prospectus supplement.

MORTGAGE LOANS

General

     If stated in the prospectus supplement with respect to a series, the trust for that series may include one or more pools containing:

     - conventional one- to four-family residential, first and/or junior lien mortgage loans;

     - cooperative loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular cooperative dwelling;

     - mortgage loans secured by multifamily property;

     - mortgage loans secured by commercial property, including agricultural land;

     - mortgage loans secured by mixed use property;

     - mortgage loans secured by unimproved land;

     - mortgage loans insured by the FHA or partially guaranteed by the VA;

     - manufactured housing conditional sales contracts and installment loan agreements; or

     - any combination of the foregoing.

     The mortgage loans and contracts will be newly originated or seasoned, and will be purchased by the depositor, either directly or through affiliates, from one or more affiliates or from sellers unaffiliated with the depositor. Mortgage loans and contracts may have been originated by an affiliate of the depositor or by a variety of originators pursuant to varying underwriting guidelines.

     The mortgage loans will be evidenced by notes ("mortgage notes"). Single family property will consist of one-to four-family residential dwelling units including single family detached homes, attached homes, single family units having a common wall, individual units located in condominiums, cooperative dwellings and such other type of homes or units as are described in the related prospectus supplement. Multi-family property may include multifamily residential rental properties, condominium projects and apartment buildings owned by cooperative housing corporations. Attached homes may consist of duplexes or units connected to more than one other unit (multifamily structures where each borrower owns the land upon which the unit is built with the remaining adjacent land owned in common). Multifamily property may include, and mixed use property will consist of, mixed commercial and residential buildings. The mortgaged properties may include investment properties and vacation and second homes. Commercial property will consist of income-producing commercial real estate, unimproved land or other property types described in the applicable prospectus supplement. If specified in the applicable prospectus supplement, borrowers may not be United States residents and mortgaged properties may be located outside of the United States. Mortgage loans secured by commercial property, multifamily property or mixed use property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgaged properties, or by personal guarantees of the borrowers or principals of the borrowers, to the extent specified in the applicable prospectus supplement. Mortgage loans may be secured by additional collateral such as securities or accounts, to the extent specified in the applicable prospectus supplement.

     If stated in the applicable prospectus supplement, a trust may include mortgage loans with adjustable mortgage rates. Any mortgage loan with an adjustable mortgage rate may provide that on the day on which the mortgage rate adjusts, the amount of the monthly payment on the mortgage loan will be adjusted to provide for the payment of the remaining principal balance of the mortgage loan with level monthly payments of principal and interest at the new mortgage rate to the maturity date of the mortgage loan. Alternatively, the mortgage loan may provide that the mortgage rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal on the mortgage loan, thus increasing or decreasing the rate at which the mortgage loan is repaid. See "Yield and Prepayment Considerations" in this prospectus. In the event that an adjustment to the mortgage rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on such mortgage loan, the excess or "deferred" interest may be added to the principal balance of the mortgage loan, unless otherwise paid by the borrower, and will bear interest at the mortgage rate in effect from time to time. The amount by which the mortgage rate or monthly payment may increase or decrease and, if applicable, the total amount of deferred interest on any mortgage loan may be subject to certain limitations, as described in the related prospectus supplement.

     If stated in the applicable prospectus supplement, the mortgage rate on certain adjustable-rate mortgage loans will be convertible from an adjustable-rate to a fixed rate, or from a fixed to an adjustable rate, at the option of the borrower under certain circumstances. If stated in the related prospectus supplement, the related agreements will provide that the seller from which the depositor (or its affiliate) acquired the convertible adjustable-rate mortgage loans, or the master servicer or servicer, will be obligated to repurchase from the trust any adjustable-rate mortgage loan as to which the conversion option has been exercised, at a purchase price set forth in the related prospectus supplement. The amount of the purchase price will be required to be deposited in the distribution account and will be distributed to the securityholders on the distribution date in the month following the month of the exercise of the conversion option. The obligation of the related seller or other party to repurchase converted adjustable-rate mortgage loans may or may not be supported by cash, letters of credit, insurance policies, third party guarantees or other similar arrangements.

     If stated in the applicable prospectus supplement, a trust may include mortgage loans that provide for payments at monthly intervals or at bi-weekly, semi-monthly, quarterly, semi-annual, annual or other intervals, or that provide for payments of interest only for a period of time; and that have terms to maturity of more than 40 years; or that have such other characteristics as are specified in the applicable prospectus supplement.

     If stated in the applicable prospectus supplement, a trust may include mortgage loans that provide that the lender will be required to make future advances to the borrowers, in incremental amounts up to the maximum amount specified under the terms of the related mortgage loan, if the borrowers satisfy certain requirements that generally involve making certain repairs or improvements to the related mortgaged property ("partially disbursed loans"), mortgage loans with respect to which a portion of the loan proceeds may be held in a custodial account by the applicable servicer, an escrow agent or an attorney for disbursement to the related borrowers when certain repairs or improvements to the related mortgaged properties have been completed ("holdback loans") or mortgage loans that otherwise provide for future advances to the borrowers. Additional advances under partially disbursed loans will be funded or acquired by the trust by withdrawals from a fund established by the depositor, by application of amounts that would otherwise be payable as principal to securityholders, or as otherwise described in the applicable prospectus supplement.

     A trust may include VA loans or FHA loans. VA loans will be partially guaranteed by the United States Department of Veteran's Affairs (the "VA"), under the Servicemen's Readjustment Act of 1944, as amended. FHA loans will be insured by the Federal Housing Administration (the "FHA"), as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one-to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance certain multifamily residential rental properties.

     With respect to any trust that contains mortgage loans, the prospectus supplement for the series of securities related to that trust will contain information as to the types of mortgage loans that will comprise the related mortgage pool. The related prospectus supplement will also contain information, to the extent material to investors, as to:

     - the total principal balance of the mortgage loans as of the applicable cut-off date;

     - the types of mortgaged properties securing the mortgage loans;

     - the range of original terms to maturity of the mortgage loans;

     - the range of principal balances and average principal balance of the mortgage loans;

     - the earliest origination date and latest maturity date of the mortgage loans;

     - mortgage loans having loan-to-value ratios at origination exceeding 80%;

     - the interest rate or range of interest rates borne by the mortgage loans;

     - the geographical distribution of the mortgage loans;

     - the total principal balance of buydown loans or GPM loans, if applicable;

     - the delinquency status of the mortgage loans as of the cut-off date;

     - with respect to adjustable-rate mortgage loans, the adjustment dates, the highest, lowest and weighted average margin, the limitations on the adjustment of the interest rates on any adjustment date and over the life of the loans; and

     - whether the mortgage loan provides for an interest only period and whether the principal balance of that mortgage loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the mortgage loan.

     The total principal balance of the mortgage loans or contracts in a trust as stated in the related prospectus supplement is subject to a permitted variance of plus or minus five percent.

     No assurance can be given that values of the mortgaged properties securing mortgage loans have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing cooperative loans and the delinquency rate with respect to cooperative loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See "Certain Legal Aspects of Loans and Contracts -- Cooperatives" in this prospectus. To the extent that such losses are not covered by the methods of credit enhancement or the insurance policies described in this prospectus or by alternative forms of credit enhancement described in the applicable prospectus supplement, they will be borne by holders of the securities of the related series.

     The depositor will cause the mortgage loans included in each trust to be assigned to the trustee named in the applicable prospectus supplement for the benefit of the holders of the securities of that series. The master servicer, servicer or servicers identified in the applicable prospectus supplement will service the mortgage loans, either directly or through other mortgage servicing institutions, if any, or a special servicer, if any, pursuant to the agreements for the series or a separate servicing agreement, and will receive a fee for those services. With respect to those mortgage loans subserviced by a subservicer, the subservicer will be required to service the related mortgage loans in accordance with a subservicing agreement between the servicer and the subservicer, and will receive the fee for the services specified in the related subservicing agreement; however, the servicer will remain liable for its servicing obligations as if the servicer alone were servicing the related mortgage loans. Bayview Financial Trading Group, L.P. ("BFTG") or its affiliates, or third parties from which mortgage loans were acquired, may retain ownership of the servicing rights related to mortgage loans included in a trust. The servicing of the mortgage loans is generally described under "Origination, Acquisition and Servicing of Loans" and "The Agreements -- The Pooling and Servicing Agreement and the Servicing Agreements" in this prospectus supplement.

     If stated in the applicable prospectus supplement, the depositor will make certain limited representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without recourse. As described in this prospectus, each seller of the mortgage loans will make certain representations and warranties with respect to the mortgage loans, which will generally be assigned to the trustee. Upon a breach of any representation and warranty that materially and adversely affects the interest of the securityholders in a mortgage loan, the seller will generally be obligated either to cure the breach in all material respects or to purchase the mortgage loan or, if stated in the related prospectus supplement, to substitute another mortgage loan. This repurchase or substitution obligation (and any related indemnity, if applicable) will constitute the sole remedy available to the securityholders or the trustee for a breach of representation and warranty by the seller.

Single Family Mortgage Loans

     The applicable prospectus supplement will specify the types of mortgaged properties securing single family mortgage loans, the original principal balances of the single family mortgage loans, the original maturities of the mortgage loans and the loan-to-value ratios of the mortgage loans. Single family mortgage loans may be fully-amortizing mortgage loans or balloon mortgage loans. If stated in the related prospectus supplement, a mortgage pool may also include adjustable-rate mortgage loans with a mortgage interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index described in that prospectus supplement, subject to any applicable restrictions on those adjustments. Mortgage pools may also include other types of single family mortgage loans to the extent described in the applicable prospectus supplement.

     If provided for in the applicable prospectus supplement, a trust may contain mortgage loans under which the monthly payments made by the borrower during the early years following origination will be less than the scheduled monthly payment on that mortgage loan ("buydown loans"). The resulting difference in payment on a buydown loan will be compensated for from amounts on deposit in the related buydown fund or as described in the applicable prospectus supplement. In lieu of a cash deposit, if stated in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the trustee to fund the buydown fund. Buydown loans included in a mortgage pool will provide for a reduction in monthly interest payments by the borrower for an initial period of the term of such mortgage loans.

     If provided for in the applicable prospectus supplement, a trust may contain mortgage loans under which the monthly payments by the borrower during the early years following origination are less than the amount of interest that would otherwise be payable ("GPM loans"). GPM loans generally provide for a schedule of fixed, gradually increasing monthly payments over time. If stated in the related prospectus supplement, the resulting difference in payment on the early payments due under a GPM loan will be compensated for from amounts on deposit in a segregated fund (a "GPM fund"). In lieu of cash deposit, the depositor may deliver to the trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the related rating agency to fund the GPM fund.

     If specified in the related prospectus supplement, a trust may contain "re-performing loans," which are generally previously delinquent loans that have been brought current, mortgage loans that are subject to a repayment plan or bankruptcy plan and that had arrearages of at least three monthly payments when the repayment plan or bankruptcy plan was entered into, and mortgage loans that have been modified. These mortgage loans may be acquired from a wide variety of sources through bulk or periodic sales. The rate of default on re-performing mortgage loans may be higher than the rate of default on mortgage loans that have not previously been in arrears.

     If specified in the applicable prospectus supplement, the mortgage loans may include "step-down" mortgage loans, which permit the servicer to reduce the interest rate on the mortgage loan if the borrower has been current in its monthly payments of principal and interest. The amount by which the mortgage rate may be reduced and the period during which the mortgage loan must have been current will be specified in the mortgage note.

     If specified in the applicable prospectus supplement, a trust may include "reverse mortgage loans" that do not provide for monthly payments of principal and interest by the borrower. Instead, these mortgage loans will provide generally either for the accrual of interest on a monthly basis and the repayment of principal, interest and, in some cases, certain amounts calculated by reference to the value, or the appreciation in value of the related mortgaged property, or for payment in lieu of interest of an amount calculated by reference to the appreciation in value of the related mortgaged property, or for payments calculated as otherwise specified in the related mortgage note, in each case upon the occurrence of specified maturity events. Maturity events will generally include:

     - the death of the borrower, or the last living of two co-borrowers;

     - the borrower, or the last living of two co-borrowers, ceasing to use the related mortgaged property as his or her principal residence; or

     - the sale of the related Mortgaged Property.

     The maturity of a reverse mortgage loan may be accelerated upon the occurrence of certain events, such as deterioration in the condition of the mortgaged property.

Commercial, Multifamily and Mixed Use Mortgage Loans

     The commercial mortgage loans, multifamily mortgage loans and mixed use mortgage loans will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in commercial real property, including agricultural property and partially improved or unimproved land; multifamily residential property;

cooperatively owned multifamily properties and/or mixed residential and commercial property; and related property and interests.

     Certain of the commercial, multifamily and mixed use mortgage loans may be simple interest loans, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

     Commercial, multifamily and mixed use mortgage loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the mortgaged property and in some cases by certain letters of credit, personal guarantees or both, and/or other collateral. Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed. See "Certain Legal Aspects of Loans and Contracts -- Leases and Rents" in this prospectus.

     Certain of the commercial, multifamily and mixed use mortgage loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the mortgaged property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies. In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit. These amounts may be held in a custodial account by the applicable servicer or an agent. The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

     Such amounts may not continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease. Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events. In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the mortgage loan.

     Commercial, multifamily and mixed use mortgage loans may be originated by an affiliate of the depositor. Other originators of commercial, multifamily and mixed use mortgage loans may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, which may apply varying underwriting criteria in connection with originating mortgage loans.

     Commercial, multifamily and mixed use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending.

Commercial, multifamily and mixed use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Commercial, multifamily and mixed use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to commercial, multifamily and mixed use real estate lending.

     A borrower (or the borrowers) under a commercial, multifamily or mixed use loan may be one or more individuals or may be a corporation or other registered organization. In some cases a borrower, such as a special purpose entity, will have no material assets other than the mortgaged property. In addition, in some cases the loans will have been made on a non-recourse basis -- in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

     There are various risks associated with different types of commercial, multifamily and mixed use loans. For example, the performance of a multifamily loan and the value of the related mortgaged property may be affected by many factors, including:

     - local and regional economic conditions;

     - the physical condition of the property;

     - the types of services and amenities provided;

     - the tenant population -- i.e., predominantly students or elderly persons, or workers in a particular industry;

     - availability of alternative rental properties;

     - changes in the surrounding neighborhood;

     - management;

     - the level of mortgage interest rates;

     - dependence upon government rent subsidies;

     - any applicable rent control laws; and

     - state and local regulations.

The performance of a commercial loan secured by one or more retail properties and the value of the related mortgaged property may be affected by many factors, including:

     - the quality and success of a retail property's tenants;

     - closing of a major store in the shopping center where the related property is located;

     - changes in consumer preferences;

     - declines in consumer spending;

     - competition from local merchants and from catalog and internet retailers; and

     - product obsolescence.

The performance of a commercial loan secured by one or more office properties and the value of the related mortgaged property may be affected by many factors, including:

     - quality and nature of tenants;

     - tenant concentration -- i.e., predominantly high tech firms, law firms, government agencies, etc.;

     - the physical condition of the property;

     - the types of services and amenities provided;

     - changes in the surrounding neighborhood; and

     - availability of alternative office space.

The performance of a commercial loan secured by one or more industrial properties and the value of the related mortgaged property may be affected by many factors, including:

     - the design and adaptability of the building;

     - success or failure of the business of the tenant, which is frequently the sole tenant of the property;

     - availability of alternative space; and

     - quality of the local and regional transportation system.

     The value of a commercial, multifamily or mixed use property may also be affected by a variety of other factors. In general, such factors as location, changing demographics or traffic patterns, increases in operating expenses, competitive factors and economic conditions generally, among others, may affect the value of a commercial property.

     Hospitals, nursing homes and other health care properties may receive a substantial portion of their revenues from government programs, which are subject to statutory and regulatory changes and funding limitations. With respect to commercial, multifamily and mixed use loans generally, such factors as the management skill, experience and financial resources of the operator (which may be other than the borrower), national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.

     Unimproved land generates no current income to support payment of the related mortgage loan and other expenses, may prove to be unsuitable for its intended purpose and may be difficult to sell for an amount at least equal to the unpaid principal balance of the related loan.

     Leasehold mortgages are subject to risks not associated with mortgage loans secured by a lien on the fee estate of a borrower. If the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. However, such leases generally require the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, and permit the leasehold estate to be assigned to and by the leasehold mortgagee.

     The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to commercial and mixed use loans than with respect to residential mortgage loans. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. See "Certain Legal Aspects of Loans and Contracts -- Environmental Considerations" in this prospectus. A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower. In addition, certain environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances. Property owners in some areas have been subject to liability claims associated with mold.

     No single commercial, multifamily or mixed use loan will have a principal balance equal as of the applicable cut-off date to ten percent of more of the total principal balance of the loans in the trust.

Balloon Loans

     A borrower's ability to pay the balloon amount at maturity, which may be a substantial amount, will typically depend on the borrower's ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the borrower's financial situation, the level of available mortgage loan interest rates, the borrower's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. Neither the depositor, the master servicer or servicer, the trustee, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

Simple Interest Loans

     If specified in the related prospectus supplement, a portion of the loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

     Monthly payments on most mortgage loans are computed and applied on an actuarial basis. Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

Contracts for Deed

     The mortgage loans in a trust may also consist of installment contracts for the purchase of real property ("contracts for deed"). An affiliate of the depositor, referred to in this prospectus as a title-holding trust, will retain record title to contracts for deed and the related real estate. Instead of acquiring title to those assets and assigning them to the trust, BFTG, as owner of the undivided trust interest representing the entire beneficial interest in property of the title-holding trust that has not been allocated to special units of beneficial interest in the title-holding trust, will cause the title-holding trust to create a class of certificates of beneficial interest (a "special interest certificate") that will evidence beneficial ownership of the applicable contracts for deed and related property ("special interest assets") to be issued to the trustee. The special interest certificate for a series will represent the entire beneficial interest in the related contracts for deed, which will be an indirect beneficial interest rather than a direct legal interest, and will entitle the trustee as holder to receive all payments and other cash proceeds in respect of the related contracts for deed. Property of other special units of beneficial interest of a title-holding trust and the proceeds of that property will not be available to make payments on securities of any series other than a series for which a particular special interest certificate has been issued to the trustee.

     See "Certain Legal Aspects of Loans and Contracts -- Contracts for Deed" in this prospectus.

MANUFACTURED HOUSING CONTRACTS

     If stated in the prospectus supplement with respect to a series, the trust for that series may include manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. The contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each contract will be secured by a manufactured home. The contracts may be fully amortizing or provide for a balloon payment at maturity, and will bear interest at a fixed annual percentage rate or a variable rate described in the applicable prospectus supplement.

     The manufactured homes securing the contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     The depositor will cause the contracts to be assigned to the trustee named in the related prospectus supplement for the benefit of the related securityholders. The servicer specified in the related prospectus supplement will service the contracts, either directly or through subservicers. BFTG or its affiliates, or third parties from which contracts were acquired, may retain ownership of the servicing rights related to contracts included in a trust. See "Origination, Acquisition and Servicing of Loans" in this prospectus. With respect to those contracts serviced by the servicer through a subservicer, the servicer will remain liable for its servicing obligations as if the servicer alone were servicing the related contracts. If stated in the related prospectus supplement, the contract documents may be held for the benefit of the trustee by a custodian appointed pursuant to the pooling and servicing agreement or a custodial agreement.

     The related prospectus supplement will specify for the contracts contained in the related contract pool, among other things:

     - the range of dates of origination of the contracts;

     - the weighted average annual percentage rate on the contracts;

     - the range of outstanding principal balances as of the cut-off date;

     - the average outstanding principal balance of the contracts as of the cut-off date;

     - the weighted average term to maturity as of the cut-off date; and

     - the range of original maturities of the contracts.

     As described in this prospectus, each seller of the contracts will make certain representations and warranties with respect to the contracts, which will generally be assigned to the trustee. Upon a breach of any representation and warranty that materially and adversely affects the interest of the securityholders in a mortgage loan, the seller will generally be obligated either to cure the breach in all material respects or to purchase the affected contract or, if stated in the related prospectus supplement, to substitute another contract. This repurchase or substitution obligation (and any related indemnity, if applicable) will constitute the sole remedy available to the securityholders or the trustee for a breach of representation and warranty by the seller.

AGENCY SECURITIES

Government National Mortgage Association

     Ginnie Mae is a wholly owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title 11 of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

     Section 306(g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

     Ginnie Mae Certificates.   Each Ginnie Mae certificate held in a trust will
be a "fully modified pass-through" mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one-to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

     The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the total amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

     If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the peel of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

     Regular monthly installment payments on each Ginnie Mae certificate held in a trust will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee, by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

     Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

     The Ginnie Mae certificates included in a trust, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Federal Home Loan Mortgage Corporation

     Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates.   Each Freddie Mac certificate represents an
undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

     Mortgage loans underlying the Freddie Mac certificates held by a trust will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

     Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate. whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates. guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal, In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards that require that the demand be made within any specified period.

     Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

     Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie Mac is required to remit each registered Freddie Mac securityholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

     Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders' instructions.

Federal National Mortgage Association

     Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     Fannie Mae Certificates.   These are guaranteed mortgage pass-through
certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

     Mortgage loans underlying Fannie Mae certificates held by a trust will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years. Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie Mae certificate may be backed by adjustable rate mortgages.

     Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder's proportionate sham of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal balance of any foreclosed or other finally liquidated mortgage loan, whether or not the principal balance is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to 52.25 billion outstanding at anytime, neither the United States nor any of its agencies is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

     Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check.

     The Fannie Mae certificates included in a trust, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Stripped Mortgage-Backed Securities

     Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie-Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac. Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

Other Agency Securities

     If specified in the related prospectus supplement, a trust may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust.

NON-AGENCY SECURITIES

     Non-Agency Securities may consist of pass-through certificates or notes representing an ownership interest in, or secured by, pools of mortgage loans and manufactured housing contracts. Non-Agency Securities will have been issued pursuant to a pooling and servicing agreement, trust agreement, indenture or similar agreement.

     If so specified in the related prospectus supplement, the sponsor or issuer of Non-Agency Securities may he an affiliate of the depositor. The obligations of the sponsor of Non-Agency Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. The sponsor of Non-Agency Securities will not have guaranteed any of the assets conveyed to the related trust or any of the Non-Agency Securities issued under the agreements. Additionally, although the mortgage loans underlying the Non-Agency Securities may be guaranteed by an agency or instrumentality the United States, the Non-Agency Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Non-Agency Securities on the dates specified in the related prospectus supplement. The Non-Agency Securities may he entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will he made on the Non-Agency Securities by the private trustee or the private servicer. The sponsor of Non-Agency Securities may have the right to repurchase assets underlying the Non-Agency Securities after a certain date or under other circumstances specified in the related prospectus supplement.

     The loans underlying the Non-Agency Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by single family property or multifamily property, by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative, by manufactured housing or by commercial property.

     The prospectus supplement for a series for which the trust includes Non-Agency Securities will specify, to the extent material to investors:

     - the total approximate principal amount and type of the Non-Agency Securities to be included in the trust;

     - certain characteristics of the loans that comprise the underlying assets for the Non-Agency Securities, including:

         - the payment features of the underlying loans,

         - the approximate total principal balance, known, of underlying mortgage loans insured or guaranteed by a governmental entity,

         - the servicing fee or range of servicing fees with respect to the loans and

         - the minimum and maximum stated maturities of the underlying mortgage loans at origination;

     - maximum original term-to-stated maturity of the Non-Agency Securities;

     - the weighted average term-to stated maturity of the Non-Agency
       Securities;

     - the interest rates of the Non-Agency Securities;

     - the weighted interest rate of the Non-Agency Securities;

     - the issuer of Non-Agency Securities;

     - certain characteristics of credit enhancement, if any, applicable to the Non-Agency Securities; and

     - the terms on which the underlying loans for the Non-Agency Securities may, or are required to be purchased (or substituted for) before the stated maturity of the Non-Agency Securities.

     Non-Agency Securities included in the trust for a series of securities that were issued by an issuer of Non-Agency Securities that is not affiliated with the depositor must, if issued in a transaction registered under the Securities Act of 1933, as amended (the "Securities Act"), be acquired in bona fide secondary market transactions, and must either have been previously registered under the Securities Act or, if not registered, have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act.

PRE-FUNDING

     If stated in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series will be deposited in a pre-funding account to be established with the trustee, which will be used to acquire additional Primary Assets from time to time during the time period specified in the related prospectus supplement. Prior to the application of amounts on deposit in the related pre-funding account to purchase additional Primary Assets, those amounts may be invested in one or more investments permitted under the applicable agreements.

     Additional Primary Assets that are purchased with amounts on deposit in a pre-funding account will be required to satisfy certain eligibility criteria set forth in the related prospectus supplement. The eligibility criteria for additional Primary Assets will be consistent with the eligibility criteria of the Primary Assets included in the related trust as of the closing date subject to the exceptions stated in the related prospectus supplement.

     Although the specific parameters of a pre-funding account with respect to any issuance of securities will be specified in the related prospectus supplement, it is anticipated that:

     - the period during which additional Primary Assets may be purchased from amounts on deposit in the related pre-funding account will not exceed 90 days from the related closing date, unless otherwise specified; and

     - the additional Primary Assets to be acquired by the related trust will be subject to the same representations and warranties as the Primary Assets included in the related trust on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

In no event will the period during which additional Primary Assets may be purchased exceed one year.

ASSIGNMENT OF PRIMARY ASSETS

General

     In general, the Primary Assets will be originated by affiliates of the depositor or will be acquired from various third parties, and will be assigned by the depositor to the trustee or the trust. The applicable prospectus supplement will specify whether the documents evidencing the Primary Assets will be held by the trustee or by a custodian on behalf of the trustee, and, to the extent applicable, whether those documents will be indorsed or otherwise marked to indicate their assignment to the trustee.

     For more information, see "The Agreements -- Assignment of Primary Assets" in this prospectus.

Representations and Warranties

     Unless otherwise specified in the applicable prospectus supplement, a seller of Loans to the depositor will make certain representations and warranties as to each Loan, including representations and warranties to the effect that:

     - the seller has good title to the Loan;

     - the seller is transferring the Loan free of any liens;

     - the Loan was originated in accordance with applicable law;

     - if applicable, the related mortgage or security agreement creates a valid lien on the collateral securing the Loan;

     - the loan and the related mortgage or security agreement are enforceable; and

     - if applicable, the mortgaged property has not incurred material damage from fire, storm or other casualty.

     In general, a seller of Agency or Non-Agency Securities will make only very limited representations and warranties, including:

     - the seller has good title to the Underlying Securities; and

     - the seller is transferring the Underlying Securities free of any liens.

     The agreements will generally provide that the only remedies of the trustee or securityholders for a breach of these representations and warranties will be
(1) to the extent provided in the applicable agreements, the obligation of the seller to repurchase the affected Primary Assets for the applicable repurchase price, or, if so specified, to substitute another Primary Asset for the defective Loan or Underlying Security, and (2) if and to the extent specified in the applicable prospectus supplement, recovery under any applicable indemnity by the seller for losses due to breaches of representations and warranties.

Status of the Loans and Related Assets in the Event of Insolvency of the Seller

     Each transfer of a Loan to the applicable seller, from the seller to the depositor and from the depositor to the trust, will have been intended to be an absolute and unconditional sale of such Loan. However, in the event of insolvency of a prior owner of a Loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that Loan by such insolvent party as a borrowing secured by a pledge of the Loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities of the related series. If such an attempt were successful, it is possible that the affected Loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the insolvency of the seller, there can be no assurance that the proceeds of such liquidation would be sufficient to repay the securities in full.

     In addition, the insolvency of a servicer or subservicer that remains, for purposes of FHA administration, the record owner of an FHA mortgage loan could result in delays in receipt of payments under the related FHA insurance or failure to recover such payments.

                                 THE DEPOSITOR

     Bayview Financial Securities Company, LLC, a Delaware limited liability company, was organized on March 21, 2003 for the limited purposes of establishing trusts; acquiring, owning and transferring Primary Assets and other property; selling securities evidencing interests in or obligations secured by Primary Assets; and engaging in related activities. The depositor will not guarantee payments on any securities.

     The depositor is a wholly owned subsidiary of Bayview Financial Trading Group, L.P. The principal executive offices of the depositor are located at 4425 Ponce de Leon Boulevard, 4th Floor, Coral Gables, Florida 33146. Its telephone number is (305) 341-5632.

                     BAYVIEW FINANCIAL TRADING GROUP, L.P.

     BFTG is an investment banking firm specializing in the mortgage banking industry. BFTG began business in 1978 under the name Reserve Financial providing valuation, servicing brokerage and merger and acquisition advisory services to the mortgage banking industry. In 1994, BFTG began purchasing and selling mortgage loans as principal. As of the date of this prospectus supplement, BFTG had acquired more than $6 billion in principal balance of mortgage loans since 1994.

                                USE OF PROCEEDS

     The depositor will apply all or substantially all of the proceeds from the sale of the securities of each series to purchase the related Primary Assets and certain other property, to fund any applicable credit enhancement and to pay fees and expenses associated with the issuance of the securities.

                ORIGINATION, ACQUISITION AND SERVICING OF LOANS

ORIGINATION AND ACQUISITION OF LOANS

     BFTG and other affiliates of the depositor acquire pools of loans from a wide variety of sources, including, for example, banks, savings institutions, finance companies, leasing companies, mortgage companies, mortgage brokers, insurance companies, and governmental agencies. BFTG and its affiliates generally obtain information on available pools of loans from several sources, including referrals from sellers with whom BFTG has transacted business in the past. Pools of loans generally are acquired in negotiated transactions or through competitive bids.

     Prior to making an offer to purchase a pool of loans, BFTG (or an affiliate) generally conducts an evaluation of the individual loans comprising the pool of mortgage loans and/or the separate parcels of real estate or other collateral in the pool. If this evaluation proves satisfactory, BFTG (or an affiliate) will make an offer to purchase the pool of loans, which offer is subject to further diligence with respect to the mortgage pool. If the offer is accepted, diligence typically consists of an analysis of the information provided by the seller of the loans (generally, the credit and collateral files for the loans), other relevant material that may be available (including tax records) and the underlying collateral. The purchaser either performs its own diligence or engages third party to perform the reunderwriting of the credit files and review of collateral documentation. BFTG (or affiliated purchaser) obtains broker price value opinions from third parties if it determines that they are necessary, and, in some cases, conducts site inspections. The purchaser may also review information on the local economy and real estate markets including the amount of time generally required to complete foreclosure on real property in the jurisdiction in which the property is located. The credit score is reviewed if available. In connection with its review of a pool of loans being considered for acquisition, BFTG (or its affiliate) generally reviews each loan or property in such pool of loans and designs a preliminary servicing plan for each loan and property that is intended to maximize the cash flow from such loan or property. In some cases, however, review of loans purchased by BFTG and its affiliates will be more limited than described above.

     Upon completion of the diligence process and confirmation to the purchaser's satisfaction that the information supplied by the seller of the loans is accurate, the seller of the loans and BFTG (or an affiliate) will generally enter into a loan purchase agreement containing representations and warranties by the seller of the loans concerning the loans being sold (which representations and warranties will generally not be assigned to the trustee). In some cases BFTG and its affiliates will purchase loans on an "as is" basis, receiving only very limited (or no) representations and warranties from the seller.

     BFTG and an affiliate, Interbay Funding, LLC ("Interbay") also originate commercial, multifamily, mixed use and residential mortgage loans. If loans originated by BFTG or Interbay constitute a substantial portion of the Loans included in a trust, the applicable prospectus supplement will include a summary description of the underwriting process.

     Loans originated by BFTG or Interbay will generally be serviced initially by Interbay, although the related servicing rights may subsequently be sold, or the servicing may be transferred, to a third party. Loans acquired by BFTG and its affiliates may be purchased on a servicing-released basis, meaning that the purchaser acquires the servicing rights, or on a servicing-retained basis, meaning that the seller retains the servicing rights. In either case the seller or a third party may service the loans, or they may be serviced by Interbay. BFTG or an affiliate may retain ownership of servicing rights with respect to Loans included in a trust.

SERVICING

     The agreements for a series of securities may provide for a master servicer that will be responsible (to the extent described in the applicable prospectus supplement) for enforcement of the servicing obligations of various servicers (and that may or may not service loans directly), or for a servicer that may service loans directly or may do so through one or more subservicers. References in this prospectus to "master servicer" under an agreement are intended to refer as to any particular series of securities to the master servicer or, if there is no master servicer, to the servicer under the related agreements, as applicable, unless the context requires otherwise. Similarly, references to obligations of the "servicer" for a series may apply to the master servicer.

     Unless otherwise specified in the applicable prospectus supplement, the servicers will service the mortgage loans, directly or through subservicers under the supervision of the master servicer, to the extent provided in the pooling and servicing agreement and consistent with the applicable servicing agreements. The master servicer will generally not be ultimately responsible for the servicing of the mortgage loans except to the limited extent described under "The Agreements -- The Pooling and Servicing Agreement and the Servicing Agreements -- Advances" in this prospectus, and will generally not be responsible for the supervision of loss mitigation functions, including collection efforts with respect to defaulted mortgage loans, workouts, discounted payoffs, foreclosure, and disposition of REO property. However, if the master servicer becomes aware that a servicer is not fulfilling its obligations under the servicing agreement with respect to such matters, the master servicer will be obligated to terminate the servicer and, within 90 days of such termination (or such other period of time as is specified in the applicable agreements), appoint a successor servicer that satisfies the eligibility requirements set forth in the applicable agreements. Following termination of a servicer and prior to the appointment of a successor, the master servicer will assume the obligation to make Advances.

     BFTG or its affiliates, or third parties, will, if specified in the applicable prospectus supplement, retain ownership of the servicing rights related to Loans included in a trust. These parties, referred to as "servicing rights owners," will have the right, to the extent provided in the applicable agreements, to sell the servicing rights or to transfer the servicing of the related Loans to one or more third parties, subject to the limitations set forth in the applicable agreements.

                                 THE SECURITIES

GENERAL

     The asset-backed certificates of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust created pursuant to the related agreements. A series of securities may also include asset-backed notes (referred together with the certificates of a series as the "securities") that will represent indebtedness of the related trust and will be issued pursuant to an indenture. See "The Agreements" in this prospectus.

     Each series of securities will consist of one or more classes of securities, one or more of which may:

     - accrue interest based on a variable or adjustable rate;

     - provide for the accrual of interest, which is periodically added to the principal balance of the securities, but on which no interest or principal is payable except during any periods specified in the prospectus supplement;

     - be entitled to payments of principal but not to any payments of interest;

     - be entitled to a greater percentage of interest on the assets underlying or comprising the Primary Assets for the series than the percentage of principal on the Primary Assets to which the securities are entitled;

     - be entitled to a greater percentage of principal on the Loans underlying or comprising the Primary Assets for the series than the percentage of interest on the Loans to which the securities are entitled;

     - not be entitled to principal until the earlier of the date specified in or determined as described in the prospectus supplement or the date on which the principal of all securities of the series having an earlier final scheduled distribution date have been paid in full;

     - be entitled to payments of principal in accordance with a schedule;

     - be entitled to payments of interest for a specified period of time;

     - be entitled to a portion of interest and principal collections on some, but not all, of the Primary Assets in a trust;

     - be subordinate to one or more other classes of securities in respect of receiving distributions of principal and interest, to the extent and under the circumstances specified in the prospectus supplement; and/or

     - have other payment characteristics, as described in the prospectus supplement.

     If specified in the prospectus supplement, distributions on one or more classes of a series of securities may be limited to collections from a designated portion of the assets in the related trust.

     Each class of securities offered by this prospectus and the prospectus supplement (the "offered securities") will be issued in the minimum original principal balance or notional balance (or percentage interest) for securities of that class specified in the prospectus supplement. The transfer of any offered securities may be registered, and those securities may be exchanged, without the payment of any service charge. The classes of securities of a series may be issued in fully registered, certificated form ("definitive securities") or issued in book-entry form only ("book-entry securities") in specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement. See "-- Book-Entry Registration" below.

PAYMENTS ON THE SECURITIES

General

     Payments on the securities of each series will be made by or on behalf of the trustee from the available distribution amount for that series, on each distribution date, as specified in the prospectus supplement. Payments (other than the final payment) will be made to the persons in whose names the securities are registered on the close of business on the record date specified in the prospectus supplement. Payments will be made by check mailed to the registered owners at their addresses appearing on the applicable security register, or by wire transfer in certain circumstances described in the prospectus supplement; provided, however, that the final payment in retirement of a security will be made only upon presentation and surrender of the security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement. Advance notice of the final distribution on a security will be provided to the securityholders.

     Payments of interest on securities entitled to receive interest will be made periodically at the intervals and on the basis of the interest rates specified in or determined in accordance with the prospectus supplement. The interest rate for a class of securities may be subject to an available funds cap, net weighted average rate cap or other limitation described in the prospectus supplement. Shortfalls in interest payments to securityholders due to application of such a limitation will be referred to as "basis risk shortfalls" or such other term as is used in the applicable prospectus supplement, and, will be payable to securityholders on future distribution dates only if so specified in the prospectus supplement, and then only to the extent of funds available for such payments. Interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months, unless the prospectus supplement specifies a different basis. Distributions of principal on each class of securities in a series that are entitled to receive principal will be made on a pro rata or random lot basis among all of the securities of the class, or as otherwise specified in the prospectus supplement.

     The funds in the distribution account (together with any amounts transferred from any reserve fund or applicable credit enhancement) may be insufficient to make the full distribution to securityholders on a distribution date. In that case, the funds available for payment to the securityholders of each class will be distributed in accordance with their respective interests. However, as described in the prospectus supplement, holders of senior securities will receive their current payments and past amounts due but unpaid to them before holders of subordinate securities are paid (in each case, these amounts will be calculated as described in the prospectus supplement). The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for payment and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next distribution date.

     For a description of the reports to be furnished to securityholders concerning a distribution, see "The Agreements -- Reports to Securityholders" in this prospectus.

Single Class Securities Generally

     With respect to a series of securities that is not a multi-class series, distributions on the securities on each distribution date will generally be allocated to each security entitled to payment on the basis of the undivided percentage interest evidenced by the security, or on the basis of the security's outstanding principal balance or notional balance (subject to any subordination of the rights of any classes of subordinate securities to receive current distributions), as specified in the prospectus supplement. See "-- Subordinate Securities" below.

     If the Primary Assets for a series of securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the securities or on a class in the series (the "interest rate") may also vary, due to changes in prevailing interest rates and due to prepayments on Loans comprising or underlying the Primary Assets. If the Primary Assets for a series have fixed interest rates, then the interest rate on securities of a series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate of the Primary Assets. If the Primary Assets have lifetime or periodic adjustment caps on their respective rates, then the interest rate on the securities of the related series may also reflect those caps.

Multi-Class Series

     A series of securities may include fixed and floating rate securities, accrual securities, interest-only and principal-only securities, planned amortization securities, classes of subordinate securities and senior securities, and classes of securities of various types described in the prospectus supplement (a "multi-class series"). For a series of securities that is not a multi-class series, each class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets. This designation does not change over the term of the securities unless the series has a subordination feature in one or more classes of subordinate securities that protects one or more classes of senior securities in the event of failure of timely payment of the Primary Assets. Unless otherwise specified in the prospectus supplement, each security of a multi-class series will have a principal balance or a notional balance and a specified interest rate (that may be zero). Interest distributions on a multi-class series will be made on each security entitled to an interest distribution on each distribution date at the interest rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the distribution account, subject to any subordination of the rights of any classes of subordinate securities to receive current distributions. See "-- Subordinate Securities" below and "Credit Enhancement -- Subordinate Securities" in this prospectus.

     Distributions of interest on accrual securities will begin only after the related accretion termination date specified in the prospectus supplement. On each distribution date on or before the accretion termination date, interest on the accrual securities accrues, and the amount of interest accrued is added on each distribution date to the principal balance of the security. On each distribution date after the accretion termination date, interest distributions will be made on classes of accrual securities as described in the prospectus supplement.

     A multi-class series may include one or more classes of floating rate securities. The interest rate of a floating rate security will be a variable or adjustable rate, which may be subject to a maximum floating rate, a minimum floating rate or both, as specified in the prospectus supplement. For each class of floating rate securities, the prospectus supplement will set forth the initial floating rate (or the method of determining it), the period during which the floating rate applies, and the formula, index, or other method by which the floating rate for each period will be determined.

Subordinate Securities

     A series of securities may include one or more classes of subordinate securities that provide some or all of the credit enhancement for the senior securities in the series. The rights of holders of some classes of securities (the "subordinate securities") to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the "senior securities") but only to the extent described in the prospectus supplement. If the Primary Assets are divided into separate Asset Groups, evidenced by separate classes, credit enhancement may be provided by a cross-support feature. This feature requires in general that distributions be made to senior securities prior to making distributions on subordinate securities backed by assets in another Asset Group within the trust. Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each, a "rating agency"), subordinate securities will not be offered by this prospectus or the prospectus supplement. See "Credit Enhancement -- Subordinate Securities" in this prospectus.

OPTIONAL TERMINATION

     If specified in the prospectus supplement for a series of securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the Primary Assets of the trust, or cause an early termination of the trust by purchasing all of the Primary Assets from the trust or directing the sale of the Primary Assets. This termination may occur on a date on or after the date on which either (1) the total principal balance of the Primary Assets is less than a specified percentage of the initial total principal balance, or (2) the total principal balance of the securities (or of certain classes in a series) is less than a specified percentage of their initial total principal balance, or on or after another date, as described in the prospectus supplement. If specified in the prospectus supplement, the trustee or other specified party will, either upon direction of a specified party or parties or upon the occurrence of a specified date or event, solicit bids for purchase of the assets of the trust. This bid process may be subject to a minimum bid price.

     The optional termination described in this section will be in addition to terminations that may result from other events. See "The Agreements -- The Pooling and Servicing Agreement and the Servicing Agreements -- Master Servicer Default" and "-- Optional Purchase or Substitution of Assets; Termination" in this prospectus.

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

OPTIONAL PURCHASE OF SECURITIES

     The prospectus supplement for a series of securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated entity (including holders of another class of securities), at specified times and purchase prices, and under particular circumstances. Notice of any purchase must be given by the trustee or other specified party prior to the optional purchase date, as specified in the prospectus supplement.

OTHER PURCHASES OR REDEMPTION

     If specified in the prospectus supplement for a series, any class of securities in the series may be subject to redemption, in whole or in part, at the request of the holders of that class, or to mandatory purchase by the depositor, the servicer or master servicer, or another designated entity. The terms and conditions of any redemption or mandatory purchase with respect to a class of securities will be described in the prospectus supplement.

     The depositor may also have the option to obtain for any series of securities one or more guarantees from a company or companies acceptable to the rating agencies. As specified in the prospectus supplement, these guarantees may provide for one or more of the following for any series of securities:

     - call protection for any class of securities of a series;

     - a guarantee of a certain prepayment rate of some or all of the Loans underlying the series; or

     - certain other guarantees described in the prospectus supplement.

BOOK-ENTRY REGISTRATION

General

     Each class of securities offered by this prospectus will be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). Securityholders may hold beneficial interests in securities through DTC (in the United States) or Clearstream Banking, societe anonyme (referred to herein as "Clearstream") or Euroclear Bank S.A./NV as operator of the Euroclear System ("Euroclear") (in Europe or Asia) directly if they are participants of those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of their participants (referred to herein as "Clearstream participants" and "Euroclear participants," respectively) through customers' securities accounts in their respective names on the books of their respective depositaries (collectively, the "depositaries") which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

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

     No securityholder will be entitled to receive a certificate representing that person's interest in the securities, except as set forth below. Unless and until securities of a class are issued in fully registered certificated form under the limited circumstances described below, all references in this prospectus to actions by noteholders, certificateholders or securityholders shall refer to actions taken by DTC upon instructions from DTC participants (as defined below), and all references in this prospectus to distributions, notices, reports and statements to noteholders, certificateholders or securityholders shall refer to distributions, notices, reports and statements to Cede & Co., as the registered holder of the securities, for distribution to securityholders in accordance with DTC procedures. Therefore, it is anticipated that the only noteholder, certificateholder or securityholder will be Cede & Co., as nominee of DTC. Securityholders will not be recognized by the related trustee as noteholders, certificateholders or securityholders as those terms will be used in the relevant agreements, and securityholders will only be permitted to exercise the rights of holders of securities of the related class indirectly through DTC and DTC participants, as further described below.

     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, each of these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with that system's rules and procedures and within that system's established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective depositaries.

     Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear participant or Clearstream participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

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

DTC

     DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act of 1934. DTC was created to hold securities for its participating members ("DTC participants") and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, which may include underwriters, agents or dealers with respect to the securities of any class or series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly (the "indirect DTC participants"). The rules applicable to DTC and DTC participants are on file with the SEC.

     Securityholders that are not DTC participants or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through DTC participants and indirect DTC participants. DTC participants will receive a credit for the securities on DTC's records. The ownership interest of each securityholder will in turn be recorded on respective records of the DTC participants and indirect DTC participants. securityholders will not receive written confirmation from DTC of their purchase, but securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect DTC participant through which the securityholder entered into the transaction. Transfers of ownership interests in the securities of any class will be accomplished by entries made on the books of DTC participants acting on behalf of securityholders.

     To facilitate subsequent transfers, all securities deposited by DTC participants with DTC will be registered in the name of Cede & Co., as nominee of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC will have no knowledge of the actual securityholders and its records will reflect only the identity of the DTC participants to whose accounts those securities are credited, which may or may not be the securityholders. DTC participants and indirect DTC participants will remain responsible for keeping account of their holdings on behalf of their customers. While the securities of a series are held in book-entry form, securityholders will not have access to the list of securityholders of that series, which may impede the ability of securityholders to communicate with each other.

     Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect DTC participants and by DTC participants and indirect DTC participants to securityholders will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the securities and is required to receive and transmit payments of principal of and interest on the securities. DTC participants and indirect DTC participants with which securityholders have accounts with respect to the securities similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective securityholders.

     DTC's practice is to credit DTC participants' accounts on each payment date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on that payment date. Payments by DTC participants and indirect DTC participants to securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that DTC participant and not of DTC, the related trustee (or any paying agent appointed by the trustee), the seller or the servicer, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal of and interest on each class of securities to DTC will be the responsibility of the related trustee (or any paying agent), disbursement of those payments to DTC participants will be the responsibility of DTC and disbursement of those payments to the related securityholders will be the responsibility of DTC participants and indirect DTC participants. DTC will forward those payments to its DTC participants, which thereafter will forward them to indirect DTC participants or securityholders.

     Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and some other banks, a securityholder may be limited in its ability to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to those securities due to the lack of a physical certificate for those securities.

     DTC may take any action permitted to be taken by a securityholder and will do so only at the direction of one or more DTC participants to whose account with DTC the securities are credited. Additionally, DTC will take those actions with respect to specified percentages of the securityholders' interests only at the direction of and on behalf of DTC participants whose holdings include undivided interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of DTC participants whose holdings include those undivided interests.

     Neither DTC nor Cede & Co. will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an "Omnibus Proxy" to the related trustee as soon as possible after any applicable record date for that consent or vote. The Omnibus Proxy will assign Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the related securities are credited on that record date (which record date will be identified in a listing attached to the Omnibus Proxy).

Clearstream

     Clearstream is organized under the laws of the Grand Duchy of Luxembourg as a professional depositary. Clearstream holds securities for Clearstream participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in Clearstream accounts of Clearstream participants or between a Clearstream account and a Euroclear account, thereby eliminating the need for physical movement of certificates. For transactions between a Clearstream participant and a participant of another securities settlement system, Clearstream generally adjusts to the settlement rules of the other securities settlement system. Transactions may be settled by Clearstream in numerous currencies, including United States dollars. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, "CSSF." Clearstream participants are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream participant. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

Euroclear

     Euroclear was created in 1968 to hold securities for Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in numerous currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class or series of securities offered by this prospectus. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Payments with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. For information with respect to tax documentation procedures relating to the securities, see "Material Federal Income Tax Considerations" in this prospectus and, if the book-entry securities are globally offered and the prospectus supplement so provides, see "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to the prospectus supplement.

     Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC. DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform the foregoing procedures and such procedures may be discontinued at any time.

Definitive Securities

     The notes, if any, and the certificates of a given series will be issued in fully registered, certificated form ("definitive notes" and "definitive certificates," respectively, and collectively referred to in this prospectus as "definitive securities") to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if:

     (1) DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those securities and the seller or the trustee is unable to locate a qualified successor (and if it is the seller that has made that determination, the Seller so notifies the applicable trustee in writing);

     (2) the seller or the trustee, as applicable, at its option, elects to terminate the book-entry system through DTC; or

     (3) after the occurrence of an event of default or a servicer default with respect to those securities, holders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, of that series, acting together as a single class, advise the applicable trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to those notes or certificates is no longer in the best interests of the holders of those securities.

     Upon the occurrence of any event described in the immediately preceding paragraph, the applicable trustee will be required to notify all applicable securityholders of a given series through DTC participants of the availability of definitive securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the applicable trustee will reissue those securities as definitive securities to those securityholders.

     Payments of principal of, and interest on, the definitive securities will thereafter be made by the applicable trustee in accordance with the procedures set forth in the related indenture or the related trust agreement, transfer and servicing agreement or pooling and servicing agreement, as applicable, directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date specified for those securities in the applicable prospectus supplement. Those payments will be made by check mailed to the address of that holder as it appears on the register maintained by the applicable trustee. The final payment on any definitive security, however, will be made only upon presentation and surrender of that definitive security at the office or agency specified in the notice of final payment to the applicable securityholders. The applicable trustee will provide notice to the applicable securityholders not less than 15 nor more than 30 days prior to the date on which final payment is expected to occur.

     Definitive securities will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

                               CREDIT ENHANCEMENT

     Credit enhancement for a series of securities may be provided by one or more financial guaranty insurance policies, surety bonds or letters of credit, the issuance of subordinated classes or subclasses of securities, provision for shifting interest credit enhancement, the establishment of a reserve fund, another method of credit enhancement specified in the applicable prospectus supplement, or any combination of the foregoing, in addition to, or in lieu of, insurance arrangements of the types set forth in this prospectus under "Insurance." The amount and method of credit enhancement will be described in the prospectus supplement with respect to a series of securities.

FINANCIAL GUARANTY INSURANCE POLICIES; SURETY BONDS

     The depositor may obtain one or more financial guaranty insurance policies or surety bonds issued by insurers or other parties acceptable to the rating agency or agencies rating the securities of a series. Any such policy or surety bond may provide payments to the holders of only one or more classes of securities of a series, as specified in the applicable prospectus supplement.

     Unless specified in the prospectus supplement, a financial guaranty insurance policy or surety bond will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date. The specific terms of any financial guaranty insurance policy or surety bond will be described in the accompanying prospectus supplement. A financial guaranty insurance policy or surety bond may have limitations and, in most cases, will not insure the obligation of the sellers or the depositor to purchase or substitute for a defective trust asset and will not guarantee any specific rate of principal prepayments or cover specific interest shortfalls. In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

LETTERS OF CREDIT

     The letters of credit, if any, with respect to a series of securities will be issued by the bank or other financial institution specified in the related prospectus supplement. The maximum obligation of the letter of credit bank under the related letter of credit will be to honor requests for payment in a total fixed dollar amount, net of unreimbursed payments previously made under the letter of credit, equal to the percentage of the total principal balance on the related cut-off date of the mortgage loans or contracts evidenced by each series specified in the prospectus supplement for that series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the letter of credit with respect to a series of securities will be in compliance with the requirements established by the related rating agency and will be set forth in the prospectus supplement relating to that series of securities. The amount available under the letter of credit in all cases will be reduced to the extent of the unreimbursed payments previously made under the letter of credit. The obligations of the letter of credit bank under the letter of credit for each series of securities will expire 30 days (or such other period of time as is specified in the applicable prospectus supplement) after the latest of the scheduled final maturity dates of the mortgage loans or contracts in the related pool or the repurchase of all mortgage loans or contracts in the pool, or on another date specified in the related prospectus supplement.

     If stated in the applicable prospectus supplement, under the related agreements, the master servicer will be required not later than three business days prior to each distribution date to determine whether a payment under the letter of credit will be necessary on the distribution date and will, no later than the third business day prior to that distribution date, advise the letter of credit bank and the trustee of its determination, stating the amount of any required payment.

     On the distribution date, the letter of credit bank will be required to honor the trustee's request for payment in an amount equal to the lesser of (unless otherwise specified):

     - the remaining amount available under the letter of credit; and

     - the outstanding principal balances of any liquidating loans to be assigned on that distribution date, together with accrued and unpaid interest thereon at the related mortgage rate to the related due date.

     The proceeds of payments under the letter of credit will be deposited into the distribution account and will be distributed to securityholders, in the manner specified in the related prospectus supplement, on that distribution date, except to the extent of any unreimbursed Advances, servicing compensation due to the master servicer and the servicers and other amounts payable to the depositor or the person or entity named in the applicable prospectus supplement.

     If at any time the letter of credit bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a liquidating loan, it will be entitled to receive an assignment by the trustee of that liquidating loan, and the letter of credit bank will thereafter own the liquidating loan free of any further obligation to the trustee or the securityholders with respect to that loan. Payments made to the distribution account by the letter of credit bank under the letter of credit with respect to a liquidating loan will be reimbursed to the letter of credit bank only from the proceeds, net of liquidation costs, of that liquidating loan. The amount available under the letter of credit will be increased to the extent it is reimbursed for those payments.

     To the extent the proceeds of liquidation of a liquidating loan acquired by a letter of credit bank in the manner described in the preceding paragraph exceed the amount of payments made with respect thereto, the letter of credit bank will be entitled to retain the proceeds as additional compensation for issuance of the letter of credit.

     Prospective purchasers of securities of a series with respect to which credit enhancement is provided by a letter of credit must look to the credit of the letter of credit bank, to the extent of its obligations under the letter of credit, in the event of default by obligors on the Assets in the trust. If the amount available under the letter of credit is exhausted, or the letter of credit bank becomes insolvent, and amounts in the reserve fund, if any, with respect to that series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the related prospectus supplement, the securityholders, in the priority specified in the related prospectus supplement, will thereafter bear all risks of loss resulting from default by obligors, including losses not covered by insurance or other credit enhancement, and must look primarily to the value of the properties securing defaulted mortgage loans or contracts for recovery of the outstanding principal and unpaid interest.

SUBORDINATE SECURITIES

     To the extent of the subordinated amount as specified in the applicable prospectus supplement, credit enhancement may be provided by the subordination of the rights of the holders of one or more classes or subclasses of securities to receive distributions with respect to the mortgage loans or contracts in the pool underlying that series, to the rights of senior securityholders or holders of one or more classes or subclasses of subordinated securities of that series to receive distributions. In such a case, credit enhancement may also be provided by the establishment of a reserve fund, as described under "-- Reserve Funds." If stated in the related prospectus supplement, the subordinated amount will decline over time in accordance with a schedule that will also be set forth in the related prospectus supplement.

     If specified in the applicable prospectus supplement, losses on particular Primary Assets or on a pool of Primary Assets will be allocated to reduce the principal balances of the securities, or of the subordinate securities, in inverse order of seniority. If the principal balance of the most subordinate class of securities outstanding will be reduced by an amount equal to the amount by which the total principal balance of the securities exceeds the total principal balance of the Loans, the amount of such reduction will be referred to as an "applied loss amount" or other term specified in the applicable prospectus supplement.

SHIFTING INTEREST

     If stated in the prospectus supplement for a series of securities for which credit enhancement is provided by shifting interest as described in this section, the rights of the holders of subordinated securities of that series to receive distributions with respect to the mortgage loans or contracts in the related trust will be subordinated to the right of the holders of senior securities of that series to receive distributions to the extent described in that prospectus supplement. This subordination feature is intended to enhance the likelihood of regular receipt by holders of senior securities of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of senior securities against losses due to borrower defaults.

     The protection afforded to the holders of senior securities of a series by the shifting interest subordination feature will be effected by distributing to the holders of senior securities a disproportionately greater percentage of prepayments of principal on the related mortgage loans or contracts, or on the loans underlying the related Non-Agency Securities. The initial percentage of principal to be received by the senior securities for a series will be the percentage specified in the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions stated in that prospectus supplement. This disproportionate distribution of prepayments of principal on the related mortgage loans or contracts or loans underlying the related Non-Agency Securities will have the effect of accelerating the amortization of the senior securities while increasing the respective interest of the subordinated securities in the pool. Increasing the respective interest of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the benefits of the subordination provided by the subordinated securities.

OVERCOLLATERALIZATION

     If stated in the applicable prospectus supplement, interest collections on the mortgage loans or contracts may exceed interest payments on the securities for the related distribution date. To the extent such excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the total outstanding balance of the mortgage loans or contracts, thereby creating overcollateralization and additional protection for the securityholders, if and to the extent specified in the accompanying prospectus supplement. If stated in the applicable prospectus supplement, the total principal balance of the mortgage loans or contracts (or other assets of the trust) may exceed the total principal balance of the securities of that series on the date of issuance.

INTEREST RATE CAPS AND SWAPS; YIELD SUPPLEMENT AGREEMENTS

     The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars intended to minimize the risk to securityholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

     An interest rate swap is an agreement between two parties to exchange one stream of interest payments on an agreed hypothetical or "notional" principal amount for another. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates, including the London Interbank Offered Rate ("LIBOR"), a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates). An interest rate cap and an interest rate floor are, essentially, two separate agreements that taken together achieve the same economic result as a swap. Under a cap agreement, the counterparty would agree to pay to the trust a specified fixed or floating rate of interest on a notional principal amount for a specified period of time. Under a floor agreement, the trust would agree to pay to the counterparty a fixed or floating rate of interest on a notional principal amount that may or may not be the same as the amount on which payments received under the cap agreement held by the trust are calculated. If a trust is party to both a cap and floor agreement, the counterparties may be different. The counterparty under a floor agreement may be an affiliate of the depositor.

     The credit rating of the counterparty under any interest rate swap or cap agreement will be specified in the applicable prospectus supplement.

     The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation.

     Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the securities of any series.

     There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

PURCHASE OBLIGATIONS

     Some of the mortgage loans or contracts and classes of securities of any series, if specified in the related prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the related prospectus supplement. A purchase obligation with respect to mortgage loans or contracts may apply to the related mortgage loans or contracts or to the related securities. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company or other party. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. Each purchase obligation with respect to mortgage loans or contracts will be payable solely to the trustee for the benefit of the securityholders of the related series, or if stated in the related prospectus supplement, to some other person. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which the obligations relate.

RESERVE FUNDS

     If stated in the related prospectus supplement, credit enhancement with respect to a series of securities may be provided by the establishment and maintenance with the trustee, in trust, of one or more reserve funds for certain classes of that series. The reserve fund for a series may or may not be included in the trust for that series. The reserve fund for each series will be created by the depositor and will be funded by:

     - the retention by the servicer of certain payments on the mortgage loans or contracts;

     - the deposit with the trustee, in escrow, by the depositor of a pool of mortgage loans or contracts or other assets with the total principal balance, as of the related cut-off date, set forth in the related prospectus supplement;

     - an initial deposit;

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

     - any combination of the foregoing; or

     - some other manner as specified in the related prospectus supplement.

     Unless otherwise described in the applicable prospectus supplement, following the initial issuance of the securities of a series and until the balance of the reserve fund first equals or exceeds the required amount, the servicer will retain specified distributions on the mortgage loans or contracts, and/or on the mortgage loans or contracts in a segregated pool, otherwise distributable to the holders of securities and deposit those amounts in the reserve fund. After the amount in the reserve fund for a series first equals or exceeds the applicable required amount, the trustee will deposit in the reserve fund only so much of future collections as may be necessary, after the application of distributions to amounts due and unpaid on the applicable securities of that series, to maintain the reserve fund at the required amount. The balance in the reserve fund in excess of the required amount will be paid to the applicable class or subclass of securities, or to another specified person or entity, as set forth in the related prospectus supplement, and will be unavailable thereafter for future distribution to securityholders of any class. The prospectus supplement for each series will set forth the amount of the required amount applicable from time to time. The amount required to be maintained in the reserve fund may decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement, or otherwise. A reserve fund may be funded and maintained in any other manner described in the applicable prospectus supplement.

     Amounts held in the reserve fund for a series from time to time will continue to be the property of the securityholders of the classes or subclasses specified in the related prospectus supplement, if so specified, until withdrawn from the reserve fund and transferred to the distribution account as described below. If on any distribution date the amount in the distribution account available to be applied to distributions on the senior securities of that series, after giving effect to any delinquency advances made by the master servicer or the servicer on the related distribution date, is less than the amount required to be distributed to the senior securityholders on that distribution date, or as otherwise described in the applicable prospectus supplement, the servicer will withdraw from the reserve fund and deposit into the distribution account or pay directly to securityholders the lesser of:

     - the entire amount on deposit in the reserve fund available for distribution to the senior securityholders, which amount will not in any event exceed the required amount, or

     - the amount necessary to increase the funds in the distribution account eligible for distribution to the senior securityholders on that distribution date to the amount required to be distributed to the senior securityholders on that distribution date, or such other amount as is described in the applicable prospectus supplement.

     In some cases, whenever amounts on deposit in a reserve fund are less than the required amount, holders of the subordinated securities of the applicable class or subclass will not receive any distributions with respect to the mortgage loans or contracts other than amounts attributable to any income resulting from investment of the reserve fund as described below; however, if stated in the related prospectus supplement, holders of securities of the applicable class or subclass may receive distributions with respect to the mortgage loans or contracts when amounts on deposit in the reserve fund are less than the required amount. If specified in the applicable prospectus supplement, whether or not amounts on deposit in the reserve fund exceed the required amount on any distribution date, the holders of securities of the applicable class or subclass will be entitled to receive from the distribution account their share of the proceeds of any mortgage loan or contract, or any property acquired in respect thereof, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the agreements.

     If specified in the applicable prospectus supplement, amounts in the reserve fund will be applied in the following order:

     (1) to the reimbursement of Advances determined by the master servicer and the servicers to be otherwise unrecoverable, and the reimbursement of liquidation expenses incurred by the master servicer and the servicers if sufficient funds for reimbursement are not otherwise available in the related servicing accounts and distribution account;

     (2) to the payment to the holders of the senior securities of that series of amounts distributable to them on the related distribution date in respect of scheduled payments of principal and interest due on the related due date to the extent that sufficient funds in the distribution account are not available therefor; and

     (3) to the payment to the holders of the senior securities of that series of the principal balance or purchase price, as applicable, of mortgage loans or contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the due date to which that distribution relates and interest thereon at the related interest rate, to the extent that sufficient funds in the distribution account are not available therefor.

     If so specified in the applicable prospectus supplement, amounts in the reserve fund will be applied in any other manner so specified.

     Amounts in the reserve fund in excess of the required amount, including any investment income on amounts in the reserve fund, as set forth below, will then be released to the holders of the subordinated securities, or to some other person as is specified in the applicable prospectus supplement.

     Funds in the reserve fund for a series will be invested as provided in the related agreements. The earnings on those investments will be withdrawn and paid to the holders of the applicable class or subclass of subordinated securities in accordance with their respective interests in the reserve fund in the priority specified in the related prospectus supplement, or if specified in the applicable prospectus supplement will be paid to the trustee, an affiliate of the depositor or some other party. Investment income in the reserve fund will not available for distribution to the holders of the senior securities of that series or otherwise subject to any claims or rights of the holders of the applicable class or subclass of senior securities unless specified in the applicable prospectus supplement. Eligible investments for monies deposited in the reserve fund will be specified in the agreements for a series of securities for which a reserve fund is established and generally will be limited to investments acceptable to the related rating agencies as being consistent with the ratings of the securities.

     The time necessary for the reserve fund of a series to reach and maintain the applicable required amount at any time after the initial issuance of the securities of that series and the availability of amounts in the reserve fund for distributions on the related securities will be affected by the delinquency, foreclosure and prepayment experience of the mortgage loans or contracts in the related trust and/or in the segregated pool and therefore cannot be accurately predicted.

PERFORMANCE BOND

     If stated in the related prospectus supplement, the master servicer may be required to obtain a performance bond that would provide a guarantee of the performance by the master servicer of one or more of its obligations under the related agreements, including its obligation to advance delinquent installments of principal and interest on mortgage loans or contracts and its obligation to repurchase mortgage loans or contracts in the event of a breach by the master servicer or servicer of a representation or warranty contained in the related agreements. In the event that the outstanding credit rating of the obligor of the performance bond is lowered by the related rating agency, with the result that the outstanding rating on the securities would be reduced by the related rating agency, the master servicer may be required to secure a substitute performance bond issued by an entity with a rating sufficient to maintain the outstanding rating on the securities or to deposit and maintain with the trustee cash in the amount specified in the applicable prospectus supplement.

                                   INSURANCE

     To the extent described in the applicable prospectus supplement, the real property or manufactured home that secures a mortgage loan or contract will be covered by a standard hazard insurance policy and other insurance policies. Mortgage loans will be covered by primary mortgage insurance policies to the extent described in the applicable prospectus supplement. In addition, other forms of insurance, such as environmental insurance or pool insurance, may be applicable if described in the applicable prospectus supplement. The most common forms of insurance are described below. The terms of particular insurance policies will differ from these general descriptions; material terms of each policy, to the extent different from these descriptions, will be described in the applicable prospectus supplement.

PRIMARY MORTGAGE INSURANCE POLICIES

     To the extent specified in the related prospectus supplement, the agreements for the related series will require that the master servicer or the applicable servicer cause a primary mortgage insurance policy to be maintained in full force and effect with respect to each mortgage loan that is secured by a single family property requiring the insurance and to act on behalf of the insured with respect to all actions required to be taken by the insured under each primary mortgage insurance policy. Generally, a primary mortgage insurance policy covers the amount of the unpaid principal balance of the mortgage loan over 75% (or such other percentage as is specified in the related prospectus supplement) of the value of the mortgaged property at origination. Primary mortgage insurance policies are generally permitted or required to be terminated when the unpaid principal balance of the mortgage loan is reduced to 80% of the value of the mortgaged property at the time of origination. Primary mortgage insurance may be obtained on a loan-by-loan basis or with respect to a specified group of loans. A policy for a group of loans may be obtained by the depositor or an affiliate of the depositor, or by the trustee. Any primary credit insurance policies relating to the contracts underlying a series of securities will be generally described in the related prospectus supplement.

     Although the terms of a particular policy may differ, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan generally will consist of the insured portion of the unpaid principal balance of the covered mortgage loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

     - all rents or other payments collected or received by the related insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the mortgaged property;

     - hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the related mortgage loan;

     - amounts expended but not approved by the primary mortgage insurer;

     - claim payments previously made by the primary mortgage insurer; and

     - unpaid premiums.

     As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool, the related insured generally will be required to, in the event of default by the borrower:

     (1) advance or discharge:

         (A) all hazard insurance premiums; and

         (B) as necessary and approved in advance by the primary mortgage insurer:

               - real estate property taxes;

               - all expenses required to preserve, repair and prevent waste to the mortgaged property so as to maintain the mortgaged property in at least as good a condition as existed at the effective date of such primary mortgage insurance policy, ordinary wear and tear excepted;

               - property sales expenses;

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

               - any outstanding liens, as defined in the related primary mortgage insurance policy, on the mortgaged property; and

               - foreclosure costs, including court costs and reasonable
                 attorneys' fees;

     (2) in the event of a physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the related primary mortgage insurance policy, ordinary wear and tear excepted; and

     (3) tender to the primary mortgage insurer good and merchantable title to and possession of the mortgaged property.

     Other provisions and conditions of each primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will provide that:

     (1) no change may be made in the terms of the related mortgage loan without the consent of the primary mortgage insurer;

     (2) written notice must be given to the primary mortgage insurer within 10 days (or another specified period) after the related insured becomes aware that a borrower is delinquent in the payment of a sum equal to the total of two scheduled monthly payments due under the related mortgage loan or that any proceedings affecting the borrower's interest in the mortgaged property securing the mortgage loan have commenced, and thereafter the insured must report monthly to the primary mortgage insurer the status of any mortgage loan until the mortgage loan is brought current, those proceedings are terminated or a claim is filed;

     (3) the primary mortgage insurer will have the right to purchase the related mortgage loan, at any time subsequent to the notice period described in (2) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal balance of the mortgage loan, plus accrued and unpaid interest and reimbursable amounts expended by the related insured for the real estate taxes and fire and extended coverage insurance on the mortgaged property for a period not exceeding 12 months, and less the sum of any claim previously paid under the primary mortgage insurance policy and any due and unpaid premiums with respect to that policy;

     (4) the insured must commence proceedings at certain times specified in the primary mortgage insurance policy and diligently proceed to obtain good and merchantable title to and possession of the mortgaged property;

     (5) the related insured must notify the primary mortgage insurer of the price specified in (3) above at least 15 days prior to the sale of the mortgaged property by foreclosure, and bid that amount unless the primary mortgage insurer specifies a lower or higher amount; and

     (6) the related insured may accept a conveyance of the mortgaged property in lieu of foreclosure with written approval of the primary mortgage insurer provided

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

         the ability of the insured to assign specified rights to the primary mortgage insurer are not thereby impaired or the specified rights of the primary mortgage insurer are not thereby adversely affected.

     Any rents or other payments collected or received by the related insured which are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

     A primary mortgage insurance policy covering a group of loans may be subject to an aggregate loss coverage limitation or other limitation if specified in the applicable prospectus supplement.

FHA INSURANCE AND VA GUARANTEES

     Any FHA insurance or VA guarantees relating to contracts underlying a series of securities will be described in the related prospectus supplement, to the extent not described in this prospectus. Further information regarding FHA insurance and VA guarantees applicable to mortgage loans is provided under "Certain Legal Aspects of Loans and Contracts -- FHA Insurance and VA Guaranty" in this prospectus.

STANDARD HAZARD INSURANCE POLICIES ON MORTGAGE LOANS

     The agreements for a series will generally require that standard hazard insurance policies covering the mortgage loans provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to mortgage loans will be underwritten by different insurers and will cover mortgaged properties located in various states, those policies will not contain identical terms and conditions. The most significant terms of these policies, however, generally will be determined by state law and generally will be similar.

     Most standard hazard insurance policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudslides, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     The standard hazard insurance policies covering mortgaged properties securing mortgage loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (unless otherwise specified):

     - the actual cash value, the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed; or

     - the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the related dwellings, structures and other improvements.

     The agreements will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan or on a condominium unit. Generally, the cooperative (or condominium project) itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's cooperative dwelling or that cooperative's building could significantly reduce the value of the collateral securing the related cooperative loan to the extent not covered by other credit enhancement; the same would be true for a condominium.

     Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudslides and, with respect to mortgaged properties located in areas other than HUD designated flood areas, floods, or insufficient hazard insurance proceeds and any hazard losses incurred with respect to cooperative loans could affect distributions to securityholders.

     With respect to mortgage loans secured by commercial property, mixed use property and multifamily property, certain additional insurance policies may be required; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, business interruption insurance and rent loss insurance to cover income losses following damage or destruction of the mortgaged property. The related prospectus supplement will specify the required types and amounts of additional insurance that may be required in connection with mortgage loans secured by commercial property, mixed use property and multifamily property and will describe the general terms of such insurance and conditions to payment thereunder.

STANDARD HAZARD INSURANCE POLICIES ON MANUFACTURED HOMES

     The agreements for a series will generally require that the servicer cause to be maintained with respect to each contract one or more standard hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount which is not less than the maximum insurable value of that manufactured home or the principal balance due from the borrower, whichever is less; provided, however, that the amount of coverage provided by each standard hazard insurance policy will be sufficient to avoid the application of any coinsurance clause contained in the related standard hazard insurance policy. When a manufactured home's location was, at the time of origination of the related contract, within a federally designated flood area, the servicer also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each standard hazard insurance policy will contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any borrower is in default in the payment of premiums on its standard hazard insurance policy or policies, the servicer shall pay the premiums out of its own funds, and may add separately the premium to the borrower's obligation as provided by the contract, but may not add the premium to the remaining principal balance of the contract.

     The master servicer or applicable servicer may maintain, in lieu of causing individual standard hazard insurance policies to be maintained with respect to each manufactured home, and shall maintain, to the extent that the related contract does not require the borrower to maintain a standard hazard insurance policy with respect to the related manufactured home, one or more blanket insurance policies covering losses on the borrower's interest in the contracts resulting from the absence or insufficiency of individual standard hazard insurance policies. Any blanket policy will be substantially in the form and in the amount carried by the servicer as of the date of the applicable agreements. The master servicer or applicable servicer will pay the premium for the policy on the basis described in that policy and will pay any deductible amount with respect to claims under the policy relating to the contracts. If the insurer thereunder ceases to be acceptable to the master servicer or servicer, the master servicer or servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the original policy.

ENVIRONMENTAL INSURANCE

     If specified in the applicable prospectus supplement, the trust or trustee will be the beneficiary, for the benefit of the securityholders, of insurance policies ("Environmental Policies") providing limited coverage against certain environmental risks with respect to the mortgaged properties securing certain commercial, multifamily and mixed use loans. An Environmental Policy will generally cover most commercial loans originated by affiliates of the depositor if so specified in the applicable prospectus supplement; however, the depositor expects that loans acquired from other sources will not be covered by environmental insurance. Subject to various exceptions and exclusions (including asbestos and lead paint), Environmental Policies will generally cover losses, clean-up costs, third-party claims and legal expenses up to pre-determined limits. Subject to the terms of the applicable policy, if a mortgaged property securing a covered loan is subject to environmental contamination, in the event of default by the borrower the outstanding principal balance of the loan, plus accrued interest, will be payable under the applicable Environmental Policy.

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

POOL INSURANCE POLICIES

     If stated in the related prospectus supplement, the servicer will obtain a pool insurance policy for a mortgage pool, or a specified portion of a pool, underlying securities of that series. The pool insurance policy will be issued by the pool insurer named in the applicable prospectus supplement. Each pool insurance policy will cover any loss, subject to the limitations described below and in the applicable prospectus supplement, by reason of default to the extent the related mortgage loan is not covered by any primary mortgage insurance policy, FHA insurance or VA guarantee. The amount of the pool insurance policy, if any, with respect to a series will be specified in the related prospectus supplement. A pool insurance policy, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. Any pool insurance policies relating to the mortgage loans or contracts will be described in the related prospectus supplement.

     A pool insurance policy generally will provide that as a condition precedent to the payment of any claim the insured will be required:

     (1) to advance hazard insurance premiums on the mortgaged property securing the defaulted mortgage loan;

     (2) to advance, as necessary and approved in advance by the pool insurer,

         - real estate property taxes;

         - all expenses required to preserve and repair the mortgaged property, to protect the mortgaged property from waste, so that the mortgaged property is in at least as good a condition as existed on the date upon which coverage under the pool insurance policy with respect to the related mortgaged property first became effective, ordinary wear and tear excepted;

         - property sales expenses;

         - any outstanding liens on the mortgaged property; and

         - foreclosure costs including court costs and reasonable attorneys' fees; and

     (3) if there has been physical loss or damage to the mortgaged property, to restore the mortgaged property to its condition, reasonable wear and tear excepted, as of the issue date of the pool insurance policy.

It also will be a condition precedent to the payment of any claim under the pool insurance policy that the related insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all mortgage loans that have loan-to-value ratios at the time of origination in excess of 80%. FHA insurance and VA guarantees will be considered to be an acceptable primary mortgage insurance policy under the pool insurance policy.

     Assuming satisfaction of these conditions, the related pool insurer will pay to the related insured the amount of loss, but not more than the remaining amount of coverage under the pool insurance policy determined, unless otherwise specified, as follows:

     (1) the amount of the unpaid principal balance of the related mortgage loan immediately prior to the Approved Sale of the mortgaged property;

     (2) the amount of the accumulated unpaid interest on the related mortgage loan to the date of claim settlement at the applicable mortgage rate; and

     (3) advances as described above, less:

         - all rents or other payments, excluding proceeds of fire and extended coverage insurance, collected or received by the related insured, which are derived from or in any way related to the mortgaged property;

         - amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the mortgaged property and which have not been applied to the payment of the related mortgage loan;

         - any claims payments previously made by the pool insurer on the related mortgage loan;

         - due and unpaid premiums payable with respect to the pool insurance policy; and

         - all claim payments received by the related insured pursuant to any primary mortgage insurance policy.

     The related pool insurer must be provided with good and merchantable title to the mortgaged property as a condition precedent to the payment of any amount of a claim for benefits under a primary mortgage insurance policy. If any mortgaged property securing a defaulted mortgage loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the pool insurance policy, the servicer of the related mortgage loan will not be required to expend its own funds to restore the damaged mortgaged property unless it is determined:

     - that the restoration will increase the proceeds to the securityholders of the related series on liquidation of the mortgage loan, after reimbursement of the expenses of the master servicer; and

     - that the expenses will be recoverable by it through payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to that series, liquidation proceeds, insurance proceeds, amounts in the reserve fund, if any, or payments under any other form of credit enhancement, if any, with respect to that series.

     No pool insurance policy will insure, and many primary mortgage insurance policies may not insure, against loss sustained by reason of a default arising from, among other things:

     (1) fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the borrower, any unaffiliated seller, the originator or other persons involved in the origination thereof; or

     (2) the exercise by the related insured of a "due-on-sale" clause or other similar provision in the mortgage loan.

     Depending upon the nature of the event, a breach of representation made by the depositor or a seller may also have occurred. Such a breach, if it materially and adversely affects the interests of the securityholders of that series and cannot be cured, would give rise to a repurchase obligation on the part of the depositor or seller as more fully described under "The
Agreements -- Assignment of Primary Assets."

     The original amount of coverage under the pool insurance policy will be reduced over the life of the securities of the related series by the total dollar amount of claims paid less the total of the net amounts realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby.

     The amount of claims paid will include certain expenses incurred by the master servicer or the servicer of the defaulted mortgage loan as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if total net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the holders of the securities of that series. In addition, unless the servicer could determine that an advance in respect of a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of that mortgage loan or otherwise, the servicer would not be obligated to make an advance respecting any delinquency, since the advance would not be ultimately recoverable to it from either the pool insurance policy or from any other related source. See "The Agreements -- The Pooling and Servicing Agreement and the Servicing Agreements -- Advances" in this prospectus.

     Any pool insurance policy for a contract pool underlying a series of securities will be described in the related prospectus supplement.

SPECIAL HAZARD INSURANCE POLICIES

     If stated in the related prospectus supplement, the trustee or servicer obtain a special hazard insurance policy for the mortgage pool underlying a series of securities. A special hazard insurance policy for a mortgage pool underlying the securities of a series will be issued by the special hazard insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to the limitations described below, protect against loss by reason of damage to mortgaged properties caused by certain hazards, including vandalism and earthquakes and, except where the borrower is required to obtain flood insurance, floods and mudflows, not insured against under the standard form of hazard insurance policy for the respective states in which the

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

mortgaged properties are located. The special hazard insurance policy will not cover losses occasioned by war, certain governmental actions, nuclear reaction and certain other perils. Coverage under a special hazard insurance policy will be at least equal to the amount set forth in the related prospectus supplement.

     Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to the mortgaged property securing a defaulted mortgage loan and to the extent the damage is not covered by the standard hazard insurance policy, if any, maintained by the borrower or the servicer, the special hazard insurer will pay the lesser of:

     - the cost of repair or replacement of the mortgaged property; or

     - upon transfer of the mortgaged property to the special hazard insurer, the unpaid balance of the related mortgage loan at the time of acquisition of the mortgaged property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, excluding late charges and penalty interest, and certain expenses incurred in respect of the mortgaged property.

     No claim may be validly presented under a special hazard insurance policy unless:

     - hazard insurance on the mortgaged property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the related insurer; and

     - the related insured has acquired title to the mortgaged property as a result of default by the borrower.

     If the sum of the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the mortgaged property will further reduce coverage by that amount.

     The terms of the related agreements will require the master servicer to maintain the special hazard insurance policy in full force and effect throughout the term of the agreements. If a pool insurance policy is required to be maintained pursuant to the related agreements, the special hazard insurance policy will be designed to permit full recoveries under the pool insurance policy in circumstances where recoveries would otherwise be unavailable because the related mortgaged property has been damaged by a cause not insured against by a standard hazard insurance policy. In that event, the related agreements will provide that, if the related pool insurance policy shall have terminated or been exhausted through payment of claims, the servicer will be under no further obligation to maintain the special hazard insurance policy.

     Any special hazard insurance policies for a contract pool underlying a series of securities will be described in the related prospectus supplement.

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

MORTGAGOR BANKRUPTCY BOND

     In the event of a personal bankruptcy of a borrower, a bankruptcy court may establish the value of the related mortgaged property or cooperative dwelling at an amount less than the then outstanding principal balance of the related mortgage loan. The amount of the secured debt could be reduced to that lesser value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of that mortgage loan exceeds the value so assigned to the related mortgaged property or cooperative dwelling by the bankruptcy court. In addition, certain other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding. If stated in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the Loans in a pool will be covered under a borrower bankruptcy bond, or any other instrument that will not result in a downgrading of the rating of the securities of a series by the related rating agencies. Any borrower bankruptcy bond will provide for coverage in an amount acceptable to the related rating agency, which will be set forth in the related prospectus supplement. Subject to the terms of the mortgagor bankruptcy bond, the issuer thereof may have the right to purchase any mortgage loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal balance of that mortgage loan plus accrued and unpaid interest thereon. The coverage of the mortgagor bankruptcy bond with respect to a series of securities may be reduced as long as any reduction will not result in a reduction of the outstanding rating of the securities of that series by the related rating agency.

                      YIELD AND PREPAYMENT CONSIDERATIONS

YIELD

     The yield to maturity of a security will depend on the price paid by the holder of the security, the interest rate if the security is entitled to payments of interest, the rate and timing of principal payments on the related Primary Assets, including prepayments, liquidations and repurchases, and the allocation of principal payments to reduce the principal balance or notional balance of the security, among other factors.

     In general, if a security is purchased at a premium over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. This is particularly true for interest-only securities. In addition, if a class of securities is purchased at a discount from its face amount and payments of principal on the related loan occur at a rate slower than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed. This is particularly true for principal-only securities. The effect of principal prepayments, liquidations and purchases of Loans on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest. In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average net loan rate of

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

the loans from time to time will be adversely affected by principal prepayments on loans with loan rates higher than the weighted average loan rate on the loans. In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates. In some circumstances rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a interest rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

     A class of securities may be entitled to payments of interest at a fixed, variable or adjustable interest rate, or any combination of interest rates, each as specified in the accompanying prospectus supplement, or may not be entitled to payments of interest at all. A variable interest rate may be calculated based on the weighted average of the net loan rates, net of servicing fees and any excess spread, of the related loans for the month preceding the distribution date. An adjustable interest rate may be calculated by reference to an index or otherwise.

     The total payments of interest on a class of securities, and the yield to maturity on that security, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional balance of securities entitled to payments of interest only, and, in the case of securities evidencing interests in adjustable-rate mortgage loans, by changes in the net loan rates on the adjustable-rate mortgage loans. The yields on the securities will also be affected by liquidations of loans following borrower defaults and by purchases of Loans in the event of breaches of representations made for the loans by the seller and others, or conversions of adjustable-rate mortgage loans to a fixed interest rate.

     In general, defaults on mortgage loans and contracts are expected to occur with greater frequency in their early years. The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high loan-to-value ratios or combined loan-to-value ratios, as applicable, may be higher than for other types of loans. Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards. A trust may include mortgage loans or contracts that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent mortgage loans or mortgage loans or contracts with a recent history of delinquency, including re-performing loans, is likely to be higher than the rate of default on loans that have a current payment status.

     The rate of defaults and the severity of losses on mortgage loans or contracts with document deficiencies may be higher than for mortgage loans or contracts with no documentation deficiencies. To the extent that any document relating to a loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of liquidation proceeds received by the trustee.

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

     The risk of loss may also be greater on mortgage loans or contracts with loan-to-value ratios or combined loan-to-value ratios greater than 80% and no primary insurance policies. The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the master servicer, the servicer or any of their affiliates as described in this prospectus under "The
Agreements -- The Pooling and Servicing Agreement," in connection with a mortgage loan or contract that is in default, or if a default is reasonably foreseeable.

     In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

     For some loans, including adjustable-rate mortgage loans, the loan rate at origination may be below the rate that would result if the index and margin relating to those loans were applied at origination. Under the applicable underwriting standards, the borrower under each of the loans usually will be qualified on the basis of the loan rate in effect at origination which reflects a rate significantly lower than the maximum rate. The repayment of any loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, the periodic increase in the amount paid by the borrower of a buydown loan during or at the end of the applicable buydown period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default for the related loan.

     For any loan secured by a junior lien on the related mortgaged property, the inability of the borrower to pay off the balance thereof may be affected by the ability of the borrower to obtain refinancing of any related senior loan, thereby preventing a potential improvement in the borrower's circumstances.

     The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For loans secured by junior liens that have low balances relative to the amount secured by more senior mortgages, foreclosure costs may be substantial relative to the outstanding balance of the loan, and the amount of any liquidation proceeds

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

available to securityholders may be smaller as a percentage of the outstanding balance of the loan than would be the case for a first lien residential loan. In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

     Similarly, a borrower of a balloon loan will be required to pay the balloon amount at maturity. Those loans pose a greater risk of default than fully-amortizing loans, because the borrower's ability to make such a substantial payment at maturity will in most cases depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower's personal economic circumstances, the borrower's equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. None of the depositor, any seller or any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

     The loans rates on adjustable-rate mortgage loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial loan rates are typically lower than the sum of the indices applicable at origination and the related margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest that will be added to their principal balance and will bear interest at the applicable loan rate.

     If stated in the accompanying prospectus supplement, a trust may contain GPM loans or buydown loans that have monthly payments that increase during the first few years following origination. Borrowers in most cases will be qualified for those loans on the basis of the initial monthly payment. To the extent that the related borrower's income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

     Manufactured homes, unlike residential real estate properties, in most cases depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home may be lower than the principal balance outstanding under the related contract.

     If credit enhancement for a series of securities is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, that credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its security. In the event of a default under

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

the terms of a letter of credit, insurance policy or bond, any realized losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.

     The accompanying prospectus supplement may describe other factors concerning the Primary Assets underlying a series of securities or the structure of that series that will affect the yield on the securities.

     No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

     Generally, when a full prepayment is made on a mortgage loan or contract, the borrower under the mortgage loan or the borrower under a contract, is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the mortgage rate or contract rate by 365. Full prepayments will reduce the amount of interest paid by the related borrower or borrower because interest on the principal balance of any mortgage loan or contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the servicer with respect to a series will be required to pay from its own funds the portion of any interest at the related mortgage rate or contract rate, in each case less the servicing fee rate, that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Accordingly, to the extent not covered by the servicer, prepayments will reduce the yield to maturity of the securities. See "-- Maturity and Prepayment" below.

MATURITY AND PREPAYMENT

     The original terms to maturity of the loans in a given trust will vary depending on the types of loans included in that trust. The prospectus supplement for a series of securities will contain information regarding the types and maturities of the loans in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the weighted average life of and yield on the related series of securities.

     Prepayments on loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of securities may describe one or more prepayment standards or models and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal balance of each class of securities of that series that would be outstanding on the specified distribution dates for the series

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

based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

     The following is a list of some of the factors that may affect prepayment experience:

     - homeowner mobility;

     - economic conditions;

     - changes in borrowers' housing needs;

     - job transfers;

     - unemployment;

     - borrowers' equity in the properties securing the mortgages;

     - servicing decisions;

     - enforceability of due-on-sale clauses;

     - mortgage market interest rates;

     - mortgage recording taxes;

     - solicitations and the availability of mortgage funds; and

     - the obtaining of secondary financing by the borrower.

     All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities. The rate of prepayment for conventional fixed-rate loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of those loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans. Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans.

     Some mortgage loans may only be prepaid by the borrowers during specified periods upon the payment of a prepayment fee or penalty. The requirement to pay a prepayment fee or penalty may, to the extent that the prepayment penalty is enforceable under applicable law, discourage some borrowers from prepaying their mortgage loans or contracts. The servicer will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement. However, some states' laws restrict the imposition of prepayment charges even when the mortgage loans or contracts expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans or contracts that provide for the payment of these charges.

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

     The inclusion in the a trust of mortgage loans with a negative amortization feature may affect the yields on the securities of the related series, because the amount of the borrower's monthly payment may be limited (subject in some cases to periodic adjustment) which may have the effect of reducing the amount of interest collections for any particular distribution date. The negative amortization feature could result in periodic increases in the principal balances of the related mortgage loans. Those mortgage loans may experience a higher rate of delinquency and default and a greater severity of loss than mortgage loans without this feature.

     The addition of any deferred interest to the principal balance of any related class of securities will lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities.

     Mortgage loans and contracts with fixed interest rates, except in the case of FHA and VA loans, generally contain due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the mortgaged property. In most cases, the servicer may permit proposed assumptions of mortgage loans and contracts where the proposed buyer meets the underwriting standards applicable to that mortgage loan or contract. This assumption would have the effect of extending the average life of the mortgage loan or contract. FHA loans and VA loans are not permitted to contain "due on sale" clauses, and are freely assumable.

     An adjustable-rate mortgage loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the loan and, in the reasonable judgment of the servicer, the security for the adjustable-rate mortgage loan would not be impaired by the assumption. The extent to which adjustable-rate mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See "The Agreements -- The Pooling and Servicing Agreement and the Servicing
Agreements -- Due on Sale Clauses; Assumptions," and "Certain Legal Aspects of Loans and Contracts -- Enforceability of Certain Provisions" in this prospectus for a description of provisions of each agreement and legal developments that may affect the prepayment rate of loans.

     The terms of the agreements for a specific series generally will require the related servicer or special servicer, if applicable, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property or cooperative dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted. See "The Agreements -- The Pooling and Servicing Agreement and the Servicing Agreements -- Due on Sale Clauses; Assumptions" and "Certain Legal Aspects of Loans and Contracts" in this prospectus for a description of certain provisions of the agreements and certain legal developments that may affect the prepayment experience on the related mortgage loans.

     At the request of the related borrowers, the servicer may refinance the mortgage loans in any pool by accepting prepayments on those mortgage loans and making new

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

loans secured by a mortgage on the same property. Upon any refinancing, the new loans will not be included in the related pool and the related servicer will be required to repurchase the affected mortgage loan. A borrower may be legally entitled to require the servicer to allow a refinancing. Any repurchase of a refinanced mortgage loan will have the same effect as a prepayment in full of the related mortgage loan.

     For any index used in determining the rate of interest applicable to any series of securities or loan rates of the underlying mortgage loans or contracts, there are a number of factors that affect the performance of that index and may cause that index to move in a manner different from other indices. If an index applicable to a series responds to changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to securityholders due to those rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the loans, which adjust in accordance with that index, than of mortgage loans or contracts which adjust in accordance with other indices.

     Mortgage loans made with respect to commercial properties, multifamily properties and mixed use properties may have provisions that prohibit prepayment entirely or for certain periods and/or require payment of premium or yield maintenance penalties, and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. Prepayments of these mortgage loans may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of commercial property, multifamily property and mixed use property.

     If stated in the prospectus supplement relating to a specific series, the depositor or other specified entity will have the option to repurchase the assets included in the related trust under the conditions stated in the related prospectus supplement. For any series of securities for which the depositor has elected to treat the trust as a REMIC, any optional repurchase of assets will be effected in compliance with the requirements of Section 860F(a)(4) of the Code (as defined herein)so as to constitute a "qualifying liquidation" thereunder. In addition, the depositor will be obligated, under certain circumstances, to repurchase certain assets of the related trust. The sellers will also have certain repurchase obligations, as more fully described in this prospectus. In addition, the mortgage loans underlying Underlying Securities may be subject to repurchase under circumstances similar to those described above. Repurchases of the mortgage loans underlying Underlying Securities will have the same effect as prepayments in full.

                                 THE AGREEMENTS

     The following summaries describe certain material provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or

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

terms used in the agreements are referred to, these provisions or terms are as specified in the related agreements.

GENERAL

     Primary Assets will generally, unless otherwise specified in the applicable prospectus supplement, be conveyed by the applicable seller or sellers to the depositor pursuant to a sale agreement or similar document (the "sale agreement"). Pass-through certificates representing interests in a trust, or an Asset Group, that the trustee will elect to have treated as a REMIC, a FASIT or a grantor trust will be issued, and the related trust will be created, pursuant to a pooling and servicing agreement or trust agreement among the depositor, the trustee and the master servicer or servicer, and any other parties identified in the applicable prospectus supplement, or a trust agreement among the depositor, the trustee and any other parties identified in the applicable prospectus supplement. A series of notes issued by a trust will be issued pursuant to an indenture between the related trust and an indenture trustee named in the prospectus supplement. In the case of a series of notes, the trust, the depositor and any other parties identified in the applicable prospectus supplement will also enter into an agreement, which may be referred to as a sale and servicing agreement, transfer and servicing agreement, or sale and collection agreement, with the indenture trustee.

     The sale agreement or other similar document, pooling and servicing agreement, trust agreement, indenture, sale and servicing agreement, transfer and servicing agreement and sale and collection agreement, to the extent applicable to securities of a particular series, are referred to collectively as the "agreements" for that series. In addition, the pooling and servicing agreement, sale and servicing agreement or transfer and servicing agreement, as applicable, are referred to as the "pooling and servicing agreement" for the applicable series. In the case of a series of notes, the trust will be established either as a statutory business trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of notes. The Primary Assets of a trust will be serviced in accordance with the agreements or one or more underlying servicing agreements. In some cases, provisions regarding the servicing of Loans that are described in this prospectus as being included in the agreements may appear in the related servicing agreement.

ASSIGNMENT OF PRIMARY ASSETS

General

     The applicable seller or sellers will convey the Primary Assets to the depositor pursuant to a sale agreement. Unless otherwise specified in the applicable prospectus supplement, the depositor will assign its rights under the sale agreement to the trust or trustee. The trustee will have no recourse directly against the depositor except to the limited extent, if any, provided in the pooling and servicing agreement.

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

Mortgage Loans

     The depositor will cause the Loans to be included in a trust to be assigned to the trustee, together with (generally) all principal and interest received on or with respect to those mortgage loans after the cut-off date, but not including principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment of mortgage loans, deliver the securities to the depositor or its designee in exchange for the Loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to a related agreement. The schedule will include information such as the adjusted principal balance of each mortgage loan as of the cut-off date, as well as information respecting the interest rate, the currently scheduled monthly, or other periodic, payment of principal and interest, the maturity date of the mortgage note and the loan-to-value ratio of the mortgage loan.

     If stated in the applicable prospectus supplement, and in accordance with the rules of membership of MERSCORP, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of mortgages for a mortgage loan in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS System. For trust assets registered through the MERS System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those trust assets.

     In addition, unless otherwise specified in the applicable prospectus supplement the depositor will, as to each mortgage loan that is not a cooperative loan, deliver or cause to be delivered to the trustee, or to its custodian, the mortgage note endorsed to the order of the trustee or in blank, the mortgage with evidence of recording indicated thereon and, except in the case of a mortgage registered with MERS, an assignment of the mortgage in recordable form. With respect to any mortgage not returned from the public recording office, the depositor will, unless otherwise specified in the applicable prospectus supplement, deliver a copy of the mortgage together with its certificate stating that the original of the mortgage was delivered to the recording office. Unless otherwise specified in the applicable prospectus supplement, assignments of the mortgage loans to the trustee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, a recording is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan. In other cases, the mortgage notes and mortgages may be retained by sellers unaffiliated with the depositor or the servicer under the circumstances described in the related prospectus supplement, and the assignments of mortgage into the name of the trustee will only be recorded under the circumstances described in the related prospectus supplement. In addition, with respect to any commercial mortgage loans, multifamily mortgage loans and mixed-use mortgage loans, unless otherwise specified in the applicable prospectus supplement the depositor will deliver or cause to be delivered to the trustee or its custodian, if applicable, the assignment of leases, rents and profits, if separate from the mortgage, and an executed re-assignment of assignment of leases, rents and profits.

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

     Unless otherwise specified in the applicable prospectus supplement, the depositor will cause to be delivered to the trustee, its agent, or a custodian, with respect to any cooperative loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. A financing statement will be filed in the appropriate office evidencing the trustee's security interest in each cooperative loan.

     The trustee or a custodian on behalf of the trustee will, within a specified number of days after receipt, review the mortgage loan documents. If the seller or another entity specified in the related prospectus supplement cannot cure any material omission or defect in the mortgage loan documents within the time period specified in the related prospectus supplement, the seller or other entity will be obligated as provided in the related agreements to either substitute the affected mortgage loan for a substitute mortgage loan or loans, or to repurchase the related mortgage loan from the trust within the time period specified in the related prospectus supplement at a price equal (unless otherwise specified) to the principal balance thereof as of the date of purchase or, in the case of a series as to which an election has been made to treat the related trust as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable mortgage rate to the first day of the month following the repurchase, plus the amount of any unreimbursed Advances (as defined herein) made by the servicer in respect of the related mortgage loan. This purchase obligation and any related indemnity will constitute the sole remedy available to the securityholders or the trustee for a material omission or defect in a constituent document. If stated in the related prospectus supplement, mortgage loans will not be required to be repurchased or substituted for upon the discovery of certain omissions or defects in a constituent document.

     If stated in the applicable prospectus supplement, with respect to the mortgage loans in a pool, the depositor or the seller will make representations and warranties as to certain matters regarding the related mortgage loans and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each mortgage loan. See "The Trusts and the Trust
Assets -- Assignment of Primary Assets" in this prospectus. In addition, if stated in the related prospectus supplement, the depositor or the seller will represent and warrant that, as of the cut-off date for the related series of securities, no mortgage loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the depositor or the seller that materially and adversely affects the interest of securityholders, the depositor or the seller, as applicable, will be obligated either to cure the breach in all material respects or to purchase the mortgage loan at the purchase price set forth in the previous paragraph. In some cases, the depositor or the seller may substitute for mortgage loans as described in the succeeding paragraph. This repurchase or substitution obligation and any related indemnity will constitute the sole remedy available to securityholders or the trustee for a breach of representation or warranty by the depositor or the seller.

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

     Within the period, if any, specified in the related prospectus supplement following the date of issuance of a series of securities, the applicable seller or the depositor may deliver to the trustee substitute mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of securityholders. The required characteristics of any substitute mortgage loan and any additional restrictions relating to the substitution of mortgage loans will generally be as described in the prospectus supplement.

     If stated in related prospectus supplement, mortgage loans may be transferred to the trust with documentation of defects or omissions, such as missing notes or mortgages or missing title insurance policies. If stated in the related prospectus supplement, none of the seller, the depositor or any other person will be required to cure those defects or repurchase those mortgage loans if the defect or omission is not cured.

     If a custodian is not identified on the closing date the trustee will be authorized, with the consent of the depositor and the servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the mortgage loans as the agent of the trustee.

     Pursuant to each agreement, the master servicer or servicer, either directly or through subservicers, or a special servicer, if applicable, will service and administer the mortgage loans assigned to the trustee as more fully set forth below. The special servicer may also be a party to the agreements with respect to a series of securities, in which case the related prospectus supplement will describe the duties and responsibilities of the special servicer.

Contracts

     The depositor will cause the contracts constituting the contract pool to be assigned to the trustee, together (generally) with principal and interest due on or with respect to the contracts after the cut-off date, but not including principal and interest due on or before the cut-off date. If the depositor is unable to obtain a perfected security interest in a contract prior to transfer and assignment to the trustee, the related unaffiliated seller will be obligated to repurchase that contract. The trustee will, concurrently with the assignment of contracts, deliver the securities to the depositor or its designee in exchange for the contracts. Each contract will be identified in a schedule appearing as an exhibit to a related agreement. That contract schedule will specify, with respect to each contract, among other things:

     - the original principal balance and the adjusted principal balance as of the close of business on the cut-off date;

     - the annual percentage rate;

     - the current scheduled monthly level payment of principal and interest;
       and

     - the maturity of the contract.

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

     In addition, unless otherwise specified in the applicable prospectus supplement the depositor, as to each contract, will deliver or cause to be delivered to the trustee or its custodian, the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. In other cases, the contract and other documents and instruments may be retained by sellers unaffiliated with the depositor or the servicer under the circumstances described in the related prospectus supplement. In order to give notice of the right, title and interest of the securityholders to the contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor identifying the trustee as the secured party and identifying all contracts as collateral. If stated in the related prospectus supplement, the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust. However, in most cases the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust. Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trustee, the interest of the securityholders in the contracts could be defeated. See "Certain Legal Aspects of Loans and Contracts -- Contracts for Deed" in this prospectus.

     The trustee, or a custodian on behalf of the trustee, will review the contract documents within the number of days specified in the related prospectus supplement after receipt. If any contract document is found to be defective in any material respect as provided in the related agreements, the related seller unaffiliated with the depositor must cure that defect within 90 days, or within some other period that is specified in the related prospectus supplement. If the defect is not cured, the related seller will be required to repurchase the related contract or any property acquired in respect thereof from the trustee at a price equal (unless otherwise specified) to:

     - the remaining unpaid principal balance of the defective contract; or

     - in the case of a repossessed manufactured home, the unpaid principal balance of the defective contract immediately prior to the repossession; or

     - in the case of a series as to which an election has been made to treat the related trust as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code;

in each case together with accrued but unpaid interest to the first day of the month following repurchase, plus any unreimbursed Advances respecting the defective contract. The repurchase obligation and any related indemnity constitutes the sole remedy available to the securityholders or the trustee for a material defect in a contract document.

     If stated in the applicable prospectus supplement, with respect to the contracts in a pool, the depositor or the seller will make representations and warranties as to certain matters regarding the related contracts and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each contract. See "The Trusts and the Trust Assets -- Assignment of Primary Assets" in this prospectus. In addition, if stated in the related prospectus supplement, the depositor or the seller will represent and

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

warrant that, as of the cut-off date for the related series of securities, no contract is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the depositor or the seller that materially and adversely affects the interest of securityholders, the depositor or the seller, as applicable, will be obligated as provided in the related documents either to cure the breach in all material respects or to purchase the contract at the purchase price set forth in the previous paragraph. In some cases, the depositor or the seller may substitute for mortgage loans as described in the succeeding paragraph. This repurchase or substitution obligation and any related indemnity will constitute the sole remedy available to securityholders or the trustee for a breach of representation or warranty by the depositor or the seller.

     If stated in the related prospectus supplement, the depositor may make certain limited representations with respect to the contracts.

     If stated in related prospectus supplement, contracts may be transferred to the trust with documentation of defects or omissions, such as missing documents. If stated in the related prospectus supplement, none of the seller, the depositor or any other person will be required to cure those defects or repurchase those contracts if the defect or omission is not cured.

     If a custodian is not identified on the closing date the trustee will be authorized, with the consent of the depositor and the servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the contracts as the agent of the trustee.

     Pursuant to each agreement, the master servicer or servicer, either directly or through subservicers, or a special servicer, if applicable, will service and administer the contracts assigned to the trustee as more fully set forth below. The special servicer may also be a party to the agreement with respect to a series of securities, in which case the related prospectus supplement will describe the duties and responsibilities of the special servicer.

Agency and Non-Agency Securities

     Pursuant to the applicable agreements for a series of securities as to which Agency or Non-Agency Securities are included in the related trust, the depositor will cause the Underlying Securities to be transferred to the trustee together with all principal and interest payable thereon after the date specified in the applicable prospectus supplement. Each Underlying Security included in a trust will be identified in a schedule appearing as an exhibit to the applicable agreement. The schedule will include information as to the principal balance of each Underlying Security as of the date of issuance of the securities and its interest rate. In addition, steps will be taken by the depositor as are necessary to cause the trustee to become the registered owner of each Underlying Security that is included in a trust and to provide for all distributions on each Underlying Security to be made directly to the trustee.

     In connection with the assignment of Underlying Securities to the trustee, the depositor or seller will make certain limited representations and warranties in the related

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

agreements as to, among other things, its ownership of the Underlying Securities. In the event that these representations and warranties are breached, and the breach or breaches adversely affect the interests of securityholders in the Underlying Securities , the depositor or seller will be required to repurchase the affected Underlying Securities at a price equal (unless otherwise specified) to the principal balance thereof as of the date of purchase together with accrued and unpaid interest thereon at the related interest rate to the distribution date for the Underlying Securities. The Underlying Securities with respect to a series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the related prospectus supplement. Any amounts received in respect of repurchases of Underlying Securities will be distributed to securityholders on the immediately succeeding distribution date or such other date described in the related prospectus supplement.

     The applicable prospectus supplement will describe the characteristics of the mortgage loans and contracts underlying the Underlying Securities.

     If stated in the related prospectus supplement, within the specified period following the date of issuance of a series of securities, the depositor or seller may, in lieu of the repurchase obligation described above, and in certain other circumstances, deliver to the trustee new Underlying Securities in substitution for any one or more of the Underlying Securities initially included in the trust. The required characteristics or any such substitute Underlying Securities and any additional restrictions relating to the substitution of Underlying Securities will be set forth in the related prospectus supplement.

THE POOLING AND SERVICING AGREEMENT AND THE SERVICING AGREEMENTS

     The provisions of this section will generally be applicable, unless otherwise specified in the related prospectus supplement, to a pooling and servicing agreement, sale and servicing agreement, transfer and servicing agreement or sale and collection agreement, and to the servicing agreements.

General

     If the securities of a series consist of pass-through certificates, the certificates will be issued pursuant to the pooling and servicing agreement. If the securities of a series consist of notes and certificates, the notes will be issued pursuant to an indenture and the certificates will be issued pursuant to a trust agreement.

     The pooling and servicing agreement for a series of securities may provide for a master servicer that will be responsible (to the extent described in the applicable prospectus supplement) for enforcement of the servicing obligations of various servicers (and that may or may not service loans directly), or for a servicer that may service loans directly or may do so through one or more subservicers.

Servicing

     Each servicer will be required to service the Loans in accordance with the provisions of the applicable servicing agreement under the supervision of the master servicer, to the

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

extent provided in the pooling and servicing agreement and consistent with the applicable servicing agreement. Unless otherwise specified in the applicable prospectus supplement, the master servicer will not be ultimately responsible for the performance of the servicing activities by any servicer, except, unless otherwise specified in the applicable prospectus supplement, as described under "-- Advances" below. In addition, otherwise specified in the applicable prospectus supplement, the master servicer will not be responsible for the supervision of the activities of the servicers related to resolution of defaulted mortgage loans, including collections, modifications, foreclosure and disposition of real property to which title has been taken by the servicer by foreclosure, deed-in-lieu of foreclosure or otherwise ("REO property"). If a servicer fails to fulfill its obligations under the applicable servicing agreement, the master servicer will be obligated to terminate that servicer and, within 90 days of such termination (or such other period of time as is specified in the applicable agreement), appoint a successor servicer that satisfies the eligibility requirements set forth in the servicing agreement.

     A servicer will be permitted, subject to the provisions of the servicing agreement, to modify the terms of a mortgage loan in order to prevent default or to mitigate a loss. These modifications could include, for example, changes in the applicable mortgage loan interest rate, monthly payment amount or maturity date (provided, however, that no maturity date may be extended past the maturity date of the mortgage loan with the latest maturity date as of the closing date), or forgiveness of defaulted payments.

     A servicer will have the discretion to waive prepayment premiums as provided in the related servicing agreement.

     The depositor or an affiliate of the depositor may retain ownership of the servicing rights with respect to certain of the mortgage loans, and may transfer those servicing rights, subject to the conditions set forth in the pooling and servicing agreement, and may transfer the servicing related thereto to one or more successor servicers at any time, subject to the conditions set forth in the applicable servicing agreement and the pooling and servicing agreement, including the requirement that, in the case of transfers to a successor servicer other than a servicer identified in the applicable prospectus supplement, each rating agency confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the securities of the related series.

     Affiliates of the depositor may undertake certain limited loss mitigation and foreclosure efforts with respect to defaulted mortgage loans.

     Certain of the FHA mortgage loans and VA mortgage loans in a trust will, if specified in the applicable prospectus supplement, be serviced on a full recourse basis. See "-- Full Recourse Servicing of Certain FHA and VA Mortgage Loans" below.

     A servicer may, to the extent permitted by law and if provided in the applicable servicing agreement, establish and maintain an escrow in which borrowers will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items. This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance

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

premiums rather than causing escrows to be made. Withdrawals from an escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in that escrow account, if required, and to clear and terminate that escrow account. The servicer will be responsible for the administration of each escrow account and will be obligated, to the extent provided in the applicable servicing agreement, to make advances to those accounts when a deficiency exists in any of those escrow accounts. Alternatively, in lieu of establishing an escrow account, the servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the related rating agency, covering loss occasioned by the failure to escrow such amounts.

Collections and Remittances

     Each servicing agreement will require that the applicable servicer remit to the master servicer for deposit in a segregated account (the "collection account") on a monthly basis collections and other recoveries in respect of the Mortgage Loans, as reduced by the Servicing Fees for the related period and by the amount of any prior Advances and expenses reimbursable to such servicer. The master servicer may make withdrawals from the collection account, to the extent provided in the pooling and servicing agreement, for the following purposes:

     - to withdraw amounts deposited in error;

     - to make distributions of retained interest to any retained interest holder;

     - if so provided in the applicable prospectus supplement, to pay itself income earned (net of losses) on investment of funds in the collection account;

     - to reimburse itself or a servicer for outstanding Advances, as provided in the agreements;

     - to reimburse itself or a servicer for liquidation expenses and other amounts related to operation, maintenance and disposition of REO property;

     - to pay itself the master servicing fee;

     - to reimburse itself and other parties for expenses to the extent provided in the pooling and servicing agreement;

     - to reimburse a successor master servicer for amounts incurred in connection with the termination of a prior master servicer;

     - to make such other payments as are provided for in the pooling and servicing agreement;

     - to remit amounts to the trustee as provided in the pooling and servicing agreement; and

     - to clear and termination the collection account upon termination of the trust.

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

     The master servicer will be required to remit to the trustee on the date specified in the pooling and servicing agreement amounts for distribution to securityholders, as provided in the pooling and servicing agreement.

     The trustee will establish and maintain a segregated account (the "distribution account") on behalf of securityholders into which amounts released from the collection account will be deposited and from which distributions to securityholders will be made. If notes are issued pursuant to an indenture, the trustee will establish separate distribution accounts for amounts payable to noteholders and certificateholders.

Standard Hazard Insurance

     Unless otherwise provided in the applicable prospectus supplement, the terms of the servicing agreements will require each servicer to cause to be maintained for each mortgage loan that it services a standard hazard insurance policy covering the mortgaged property in an amount that is at least equal to the maximum insurable value of the improvements securing the mortgage loan or the principal balance of such mortgage loan, whichever is less. Unless otherwise provided in the applicable prospectus supplement, each servicer will also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any mortgage loan, a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of (1) the replacement cost of the improvements that are a part of the mortgaged property and (2) the outstanding principal balance of the mortgage loan at the time it was acquired. Any amounts collected by a servicer under the policies (other than amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with normal servicing procedures) will be deposited in the related servicing account and remitted to the master servicer for deposit in the collection account. Unless otherwise provided in the applicable prospectus supplement, any cost incurred in maintaining any such insurance will not, for the purpose of calculating monthly distributions to securityholders, be added to the amount owing under the mortgage loan, notwithstanding that the terms of the mortgage loan may so permit. This cost will be recoverable by a servicer only by withdrawal of funds from the custodial account as provided in the applicable servicing agreement. Unless otherwise provided in the applicable prospectus supplement, no earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a mortgage loan, other than pursuant to the related mortgage loan documents or to such applicable laws and regulations as may at any time be in force and as shall require such additional insurance. Unless otherwise provided in the applicable prospectus supplement, when the mortgaged property is located in a federally designated flood area, the applicable servicer will use reasonable efforts to cause the related borrower to maintain flood insurance, to the extent available.

     Unless otherwise provided in the applicable prospectus supplement, the agreements will not require that a Standard Hazard Insurance Policy or a flood insurance policy be maintained on a condominium unit relating to any condominium loan. See "Insurance -- Standard Hazard Insurance Policies on Mortgage Loans" in this prospectus.

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

     Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and, with respect to Mortgaged Properties located other than in HUD designated flood areas, floods) or insufficient hazard insurance proceeds and any hazard losses incurred with respect to the condominium loans could affect distributions to securityholders.

     In the event that a servicer obtains and maintains a blanket policy insuring against hazard losses on all of the related mortgage loans, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a Standard Hazard Insurance Policy for each mortgage loan. This blanket policy may contain a deductible clause, in which case such servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible, deposit in the custodial account, the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

     Because the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged mortgaged property. With respect to the mixed use loans and the multifamily loans, certain additional insurance policies may be required; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation and rent loss insurance to cover income losses following damage or destruction of the mortgaged property.

     See "Insurance -- Standard Hazard Insurance Policies on Mortgage Loans" and "Insurance -- Standard Hazard Insurance Policies on Manufactured Homes" in this prospectus.

Primary Mortgage Insurance

     To the extent specified in the applicable prospectus supplement, the servicer will be required to keep in force and effect for each mortgage loan secured by single family property serviced by it a primary mortgage insurance policy issued by a qualified insurer with regard to each mortgage loan for which coverage is required pursuant to the applicable pooling and servicing agreement and to act on behalf of the trustee, or "insured," under each primary mortgage insurance policy. The servicer will not be permitted to cancel or refuse to renew any primary mortgage insurance policy in effect at the date of the initial issuance of a series of securities that is required to be kept in force under the related pooling and servicing agreement unless a replacement primary mortgage insurance policy for the cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the related rating agencies. See "Insurance -- Primary Mortgage Insurance Policies" in this prospectus.

     If specified in the applicable prospectus supplement, a pool level primary mortgage insurance policy will be obtained for a specified group of Loans.

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

Other Insurance

     Unless otherwise specified in the applicable prospectus supplement, the agreements will not provide for special hazard insurance or other insurance coverage for the Loans.

Due on Sale Clauses; Assumptions

     Unless otherwise specified in the applicable prospectus supplement, the servicing agreements will provide that, when any mortgaged property has been conveyed by the borrower, the servicer will, to the extent it has knowledge of the conveyance, exercise its rights on behalf of the trustee to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable thereto, if any, unless (1) it reasonably believes that such enforcement is not exercisable under applicable law or regulations, or that the borrower generally is likely to bring a legal action to challenge such acceleration, (2) in certain cases, the servicer determines that such enforcement would adversely affect collectibility of the mortgage loans or would not be in the best economic interest of the securityholders. In either such case, where the due-on-sale clause will not be exercised, a servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such mortgaged property has been or is about to be conveyed, pursuant to which that person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the borrower remains liable thereon, provided that the mortgage loan will continue to be covered by any related Primary Mortgage Insurance Policy. In the case of an FHA mortgage loan, such an assumption can occur only with HUD approval of the substitute borrower. Each servicer will also be authorized, with the prior approval of the insurer under any required insurance policies, to enter into a substitution of liability agreement with such person, pursuant to which the original borrower is released from liability and such person is substituted as borrower and becomes liable under the mortgage note. See "Certain Legal Aspects of Loans and Contracts -- Due-on-Sale Clauses."

Prepayment Interest Shortfalls

     When a borrower prepays a mortgage loan in full or in part between due dates, the borrower generally is required to pay interest on the amount prepaid only from the last scheduled due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. To the extent specified in the applicable prospectus supplement, if, on any distribution date, as a result of principal prepayments in full, but not in part, on the mortgage loans during the applicable prepayment period, the amount of interest due on the affected mortgage loans is less than a full month's interest, the applicable servicer, (or other party under contract with the trustee or the master servicer), will be required to remit the amount of such insufficiency. To the extent specified in the applicable prospectus supplement, this obligation will be limited to the amount of the applicable servicer's servicing fee for the related period or to some lesser amount. Generally, neither the servicers nor the master servicer will be obligated to remit the amount of any such insufficiency due to a prepayment in part.

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

Advances

     The information in the following three paragraphs applies generally to the servicing of mortgage loans other than FHA mortgage loans and VA mortgage loans that are serviced on a full recourse basis, as described below.

     Unless otherwise provided in the applicable prospectus supplement, prior to each distribution date, each servicer (or other party under contract with the trustee or the master servicer) will be required to make advances (out of its own funds or funds held in its servicing account for future distribution or withdrawal) with respect to any monthly payments (net of the related servicing fees) that were due on the mortgage loans it services during the immediately preceding due period and delinquent at the close of business on the related determination date (each, a "delinquency advance"); provided, however, that with respect to delinquent balloon payments a servicer's obligation to make a delinquency advance will be limited to an amount equal to the assumed monthly payment that would have been due on the related due date based on the original principal amortization schedule for the related balloon mortgage loan. References in this prospectus to delinquency advances do not include amounts advanced by a servicer in respect of a full recourse mortgage loan, as described below.

     Delinquency advances will be required to be made only to the extent they are deemed by a servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making delinquency advances is to maintain a regular cash flow to the securityholders, rather than to guarantee or insure against losses. The servicers will not be required to make any advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to debt service reductions or the application of the Relief Act or similar legislation or regulations.

     The servicers generally will also be obligated to make servicing advances in respect of certain taxes, insurance premiums and, if applicable, property protection expenses not paid by borrowers on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney's fees (collectively, "servicing advances"). Property protection expenses are certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO property or the sale of defaulted mortgage loans or REO properties.

     We refer to delinquency advances and servicing advances collectively as "Advances." If a servicer fails to make an Advance as required under the applicable servicing agreement, unless otherwise specified in the applicable prospectus supplement the master servicer, if it becomes successor servicer, will be obligated to make any such Advance, subject to the master servicer's determination of recoverability and otherwise in accordance with the terms of the pooling and servicing agreement.

     All Advances will be reimbursable to the servicers and master servicer on a first priority basis from either late collections, Insurance Proceeds or Liquidation Proceeds from the mortgage loan as to which the unreimbursed Advance was made. In addition, any Advances previously made that are deemed by the servicers or the master servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation

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Proceeds may be reimbursed to the servicers out of any funds in the custodial account prior to remittance to the master servicer and reimbursed to the master servicer out of any funds in the collection account prior to distribution on the securities.

Full Recourse Servicing of Certain FHA and VA Mortgage Loans

     To the extent provided in the applicable prospectus supplement, a servicer will be required under the related servicing agreement to make certain payments from its own funds in respect of delinquencies and defaults on FHA and VA mortgage loans, and will not be reimbursed from the assets of the trust for those payments. We refer to these FHA and VA mortgage loans as "full recourse mortgage loans."

     In general, if a servicer is required to make such payments, prior to each distribution date the servicer will be required to make advances (out of its own funds or funds held in its custodial account for future distribution or withdrawal) with respect to any monthly payments (net of the related servicing fees) that were due on the full recourse mortgage loans during the immediately preceding due period and delinquent at the close of business on the related determination date. The servicer will be required to advance such amounts without regard to whether such amounts are deemed to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds, and without any right of reimbursement from the related custodial account or the collection account except as described below. In addition, the servicer will be required under the related servicing agreement to remit to the master servicer on a monthly basis, from its own funds, the amount of any realized loss incurred during the related Due Period with respect to a full recourse mortgage loan, and the amount, generally, of any loss incurred as the result of a buydown (as defined herein) of a VA mortgage loan.

     When a full recourse mortgage loan is liquidated, the servicer will be entitled to reimbursement to the extent that the total of all amounts collected and advanced with respect to such mortgage loan exceeds the sum of Monthly Payments received thereon and the outstanding principal balance thereof (plus interest accrued and unpaid) at the time of liquidation.

     As described under "-- Servicing" above, if the servicer fails to fulfill its obligations with respect to the servicing of the full recourse mortgage loans, the master servicer will be obligated to terminate the servicer as servicer and appoint a successor servicer that satisfies the eligibility requirements set forth in the related servicing agreement. If the master servicer is unable to identify a successor servicer that is willing to service such mortgage loans on a full recourse basis, then the full recourse mortgage loans will be serviced generally as described elsewhere in this prospectus and not as described above. Unless otherwise specified in the applicable prospectus supplement, neither the master servicer nor its affiliates will be obligated under any circumstances to service any mortgage loan on a full recourse basis.

Foreclosure and Other Disposition

     Under the servicing agreements, each servicer will be required to use its best efforts to foreclose upon or otherwise comparably convert the ownership of properties securing

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such of the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, in connection with such foreclosure or other conversion, each servicer will follow such practices and procedures as are deemed necessary or advisable in accordance with generally accepted servicing customs and practices of the mortgage servicing industry, or as otherwise set forth in the related servicing agreement, except when, in the case of FHA mortgage loans or VA mortgage loans, applicable regulations require otherwise. However, a servicer will not be required to expend its own funds towards the restoration of any property unless it determines that such restoration will increase the proceeds of liquidation of the related Loan to securityholders after reimbursement to itself for such expenses, and that such expenses will be recoverable to it either through liquidation proceeds, insurance proceeds or otherwise.

     As an alternative to foreclosure, a servicer may sell a defaulted Loan if such servicer determines that such a sale is likely to increase the net proceeds of liquidation.

Evidence as to Compliance

     The pooling and servicing agreement provides that each year during which the master servicer directly services any of the mortgage loans a firm of independent accountants will furnish a statement to the trustee to the effect that such firm has examined certain documents and records relating to the master servicer's performance of its servicing obligations under the pooling and servicing agreement and similar agreements and that, on the basis of such examination, such firm is of the opinion that the master servicing has been conducted in accordance with the terms of the pooling and servicing agreement, except for such exceptions as the firm believes to be immaterial and such other exceptions set forth in such statement. The servicing agreements will require the servicers to furnish similar reports to the master servicer on an annual basis, together with an officer's certification to the effect that, based upon a review of the activities of the servicer during the preceding calendar year, the servicer has fulfilled its obligations under the servicing agreement.

Errors and Omissions Coverage

     The master servicer will be required, and the servicers will generally be required, to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Servicing Compensation and Payment of Expenses

     The master servicer will be paid the compensation specified in the applicable prospectus supplement. This may be a monthly fee calculated as a fixed percentage on the principal balance of the Loans in the trust, investment income on funds on deposit in the collection account, a combination of these or another form of compensation specified in the prospectus supplement.

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     Unless otherwise specified in the applicable prospectus supplement, each servicer will be paid a monthly fee (the "servicing fee") calculated as a fixed percentage on the principal balance of the Loans serviced by it. A special servicer may be paid an additional fee calculated as a percentage of recoveries on liquidated mortgage loans or such other method as is described in the prospectus supplement. If an affiliate of the depositor owns the servicing rights relating to particular Loans, the servicing fee may be paid to the seller, and the seller will be responsible for paying the fees of the related servicer, which may be less than the related servicing fee described above.

     Each servicer will also be entitled to receive, to the extent provided in the applicable servicing agreement, additional compensation in the form of any interest or other income earned on funds it has deposited in a custodial account (a "servicing account") pending remittance to the master servicer, as well as late charges and certain fees paid by borrowers.

     The master servicer and the servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Securityholders.

Master Servicer Default

     A "master servicer event of default" under the pooling and servicing agreement will consist of: (1) any failure by the master servicer to make a timely required deposit to the collection account, or to timely deposit any amounts required to be deposited in the note distribution account; (2) any failure by the master servicer to observe or perform any other of its covenants or agreements in the pooling and servicing agreement or a failure to comply with accepted master servicing practices, which failure materially and adversely effects the rights of securityholders and which continues for 30 days after receipt of notice thereof as provided in the pooling and servicing agreement;
(3) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer, and (4) any failure by the master servicer to deliver a report expressly required by the pooling and servicing agreement, and the continuation of such failure for a period of three business days after the date upon which written notice of such failure has been given to the master servicer by the seller, the depositor, or the trustee.

Rights Upon Master Servicer Event of Default

     So long as any master servicer event of default remains unremedied, the trustee may, and at the direction of securityholders evidencing not less than 51% of the voting rights, the trustee must, by written notification to the master servicer and to the depositor, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any rights of the master servicer as securityholder) and in and to the mortgage loans and the proceeds thereof (other than amounts owed to the master servicer prior to such termination), whereupon the trustee shall appoint a successor master servicer or, if no such successor master servicer is appointed by the trustee within 60 days (or such other period of time as provided in the pooling and servicing agreement), the trustee will succeed to all the responsibilities,

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duties and liabilities of the master servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a servicer satisfying the requirements of the pooling and servicing agreement to act as successor to the master servicer. Pending such appointment, the trustee (unless prohibited by law from so acting) will be obligated to act in such capacity. The trustee and such successor master servicer may agree upon the servicing compensation to be paid to such successor, provided that the master servicing compensation applicable to the successor master servicer will not exceed any applicable limitation set forth in the pooling and servicing agreement.

Amendment

     In general, subject to the provisions of the particular agreement, the pooling and servicing agreement may be amended by the parties to that agreement, without the consent of the securityholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision of that agreement or with this prospectus or the applicable prospectus supplement or to correct any error,
(iii) to obtain or maintain a rating for a class of securities from a nationally recognized statistical rating organization, (iii) to change the timing and/or nature of deposits in the collection account or any distribution account or to change the name in which an account is maintained (except that (x) deposits into the distribution account must be made no later than the related distribution date, and (y) either (1) such change may not adversely affect in any material respect the interests of any securityholder, as evidenced by an opinion of counsel or (2) such change may not adversely affect the then-current rating of any rated classes of securities, as evidenced by letters from the rating agencies), (v) to modify, eliminate or add to any of its provisions (x) to the extent necessary to avoid or minimize the risk of imposition of any tax on the trust, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any securityholder or (y) to restrict the transfer of any residual interest certificate, provided that the depositor has determined that such change would not adversely affect the applicable ratings of any rated classes of securities, as evidenced by letters from the rating agencies and (vi) to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement, provided that such action will not adversely affect in any material respect the interests of any securityholder as evidenced by either an opinion of counsel or by letters from the rating agencies to the effect that such change will not adversely affect the then current ratings of any rated class of securities.

     The pooling and servicing agreement may also be amended by the parties with the consent of the holders of securities of each class affected by the amendment, in each case evidencing not less than 66 2/3% of the aggregate percentage interests constituting such class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying

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in any manner the rights of the securityholders; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, collections of payments on the Loans or distributions that are required to be made on a security of any class without the consent of the holder of such security or (ii) reduce the percentage of securities of any class the holders of which are required to consent to any such amendment unless the holders of all securities of such class have consented to the change in such percentage.

Optional Purchase or Substitution of Assets; Termination

     To the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will provide that the master servicer, the holder of the residual interest in the trust and/or another specified party will have the right to purchase all of the property of the trust on a specified date, or upon the occurrence of a certain event such as the reduction of the total principal balance of the Loans or securities to a specified level. The purchase price will be specified in the applicable prospectus supplement. In addition, to the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will provide that upon the direction of a specified proportion of securityholders (or of certain securityholders) or another specified party, or upon the occurrence of a certain event, the trustee or its agent will solicit bids for dale of the property of the trust to the highest bidder. This auction may or may not be subject to a minimum bid price.

     To the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will also provide that the depositor, an affiliate of the depositor or another party will have the right to purchase certain Loans or a specified proportion of Loans, or to substitute new loans for certain Loans, on the conditions and in accordance with the procedures set forth in the pooling and servicing agreement.

Voting Rights; Limitations on Exercise of Rights

     Voting rights under the pooling and servicing agreement will be allocated among securityholders as provided in the applicable prospectus supplement. If specified in the applicable prospectus supplement, voting rights of some or all securityholders will be exercised by an insurer or other party identified in the prospectus supplement.

Limitations on Rights of Securityholders

     Unless otherwise specified in the applicable prospectus supplement, no securityholder will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) securityholders having not less than 51% of the voting rights under the pooling and servicing agreement have made written request to the trustee to institute proceedings in respect of a master servicer event of default in its own name as trustee; (2) the trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and (3) no direction inconsistent with such written request has been given to the trustee during such 30-day period by securityholders having not

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less than 51% of the voting rights. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the securityholders covered by the pooling and servicing agreement, unless such securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred thereby.

Certain Risks

     If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the pooling and servicing agreement pursuant to Section 365 of the Bankruptcy Code, thus forcing the trustee to appoint a successor servicer.

     If the master servicer or servicer resigns or is in default and the cost of servicing the Loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the applicable pooling and servicing agreement. These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If such approval were not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

THE INDENTURE

Modification of Indenture

     If a trust has issued notes pursuant to an indenture, the trust and the indenture trustee may, with the consent of holders of 66 2/3% (or such other percentage as is specified) by principal balance (or as is otherwise specified) of the outstanding notes of the related series (or of one or more specified classes of notes), execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify (except as provided below) in any manner the rights of the noteholders.

     Without the consent of noteholders, the trust and the trustee may enter into supplemental indentures for the purposes of, among other things, conform any provision of the indenture to the provisions of the applicable prospectus supplement and this prospectus, or to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). However, without the consent of each

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Noteholder affected by the provisions of a supplemental indenture, no supplemental indenture will:

     - change the amount of, or delay the timing of, payments on any note;

     - alter the obligation of the master servicer or indenture trustee to make Advances or alter the servicing standards set forth in the transfer and servicing agreement;

     - reduce the proportion of notes required to consent to a supplemental indenture; or

     - permit the creation of any lien on any collateral prior to or on parity with the lien of the indenture.

     In addition, the trustee will not enter into any supplemental indenture unless the trustee has first received an opinion of counsel as to certain tax matters as provided in the indenture.

Events of Default Under the Indenture

     Events of default under an indenture (each, an "indenture default") will generally consist, unless otherwise specified, of:

     - a default for five days or more in the payment of any interest on any note of the class of notes then outstanding that has the highest priority of payment of interest (the "highest priority class");

     - a default in the payment of the entire principal of any note having a principal balance or the entire amount due on any interest-only notes on the applicable maturity date;

     - a default in the observance or performance of any covenant or agreement of the Issuer made in the indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Issuer as provided in the indenture;

     - any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such breach not having been cured within 30 days after notice thereof is given to the Issuer as provided in the indenture; or

     - certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

     If an indenture default occurs and is continuing, the indenture trustee or holders of a majority by percentage interest of the highest priority class notes then outstanding may declare the principal of the notes having principal balances, and all amounts due on any interest-only notes, to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority by percentage interest of such highest priority class notes.

     If the notes are declared immediately due and payable following an indenture default, the indenture trustee may institute proceedings to collect amounts due or

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foreclose on collateral pledged to secure the notes, exercise remedies as a secured party, sell the Loans and other assets of the trust pledged to secure the notes, or elect to have the trust maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the indenture trustee is prohibited from selling the Loans and related assets following an indenture default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any highest priority class note, unless (1) the holders of all outstanding notes consent to such sale, (2) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding notes at the date of such sale or (3) the indenture trustee determines that the proceeds of the Loans and the other property of the trust would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% (or such other percentage as is specified) of the aggregate outstanding principal balance of the notes.

     If the collateral securing the notes is sold following an indenture default, proceeds of such sale will be applied in the order of priority provided in the indenture. In such event, holders of any classes of certificates issued pursuant to the related trust agreement will not receive any distributions of interest until all notes remaining outstanding have been repaid in full.

     If an indenture default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

     Except as described above in the case of an indenture default, no holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

     - such holder previously has given to the Indenture Trustee written notice of a continuing indenture default;

     - the holders of not less than 25% in principal amount of the outstanding notes have made written request to the indenture trustee to institute such proceeding in its own name as indenture trustee;

     - such holder or holders have offered the indenture trustee reasonable indemnity;

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     - the indenture trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding; and

     - no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the holders of a majority in principal amount of such outstanding notes.

Covenants

     Each indenture will provide generally that the related trust will not, among other things:

     - so long as any notes are outstanding, dissolve or liquidate in whole or in part or merge or consolidate with any other entity;

     - except as expressly permitted by the indenture or the transfer and servicing agreement, sell, transfer or otherwise dispose of the assets of the trust, unless directed to do so by the indenture trustee;

     - claim any credit on, or make any deduction from the principal or interest payable in respect of, the notes of the related series(other than amounts withheld under the Code) or assert any claim against any present or former Noteholder by reason of the payment of taxes levied or assessed upon any part of the collateral;

     - permit the validity or effectiveness of the related indenture to be impaired, or permit the indenture to be amended, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture, except as expressly provided by the indenture;

     - permit any lien or other encumbrance to be created on or otherwise burden the collateral (other than by operation of law as provided in the indenture); or

     - take any other action that may cause the trust to be taxable as an association, a publicly traded partnership or a taxable mortgage pool pursuant to the Code.

     In addition, the indenture trustee and the securityholders, by accepting the securities, will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     Neither the indenture trustee nor the owner trustee in their respective individual capacities, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in any indenture.

Annual Compliance Statement

     Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the applicable indenture.

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Indenture Trustee's Annual Report

     To the extent required under the Trust Indenture Act, the indenture trustee for each applicable trust will be required to send to all related noteholders annually a brief report as to its eligibility and qualification to continue as indenture trustee under the related indenture; any amounts advanced by it under the indenture; the amount, interest rate and maturity date of specified indebtedness owing by the trust to the applicable indenture trustee in its individual capacity; the property and funds physically held by the indenture trustee; and any action taken by the indenture trustee that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

     An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the indenture trustee for cancellation of all of those notes or, with specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment of all of the notes.

THE TRUST AGREEMENT

     Each trust that is an obligor on notes issued under an indenture will be organized pursuant to a trust agreement as a statutory business trust or a common law trust, as specified in the applicable prospectus supplement, for the limited purposes of, generally;

     - issuing notes pursuant to an indenture and to conducting an offering of the notes;

     - issuing certificates pursuant to a trust agreement and conducting an offering or a private placement of the certificates;

     - acquiring Loans and other property from the depositor and, pursuant to an indenture, pledging the Loans to the indenture trustee as security for the trust's obligations under the notes;

     - entering into and performing its obligations under the transfer and servicing agreement or other applicable agreement, the trust agreement, the indenture, the servicing agreements, the sale agreement, the custodial agreement the administration agreement and any other applicable agreements;

     - entering into any applicable interest rate cap or swap agreements;

     - such other purposes as are described in the applicable prospectus supplement;

     - engaging in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

     - engaging in such other activities as may be appropriate in connection with conservation of the trust estate and the making of payments to securityholders.

     Under the terms of the related trust agreement, each trust will be prohibited from, among other things, incurring any debt other than as contemplated by the indenture, the transfer and servicing agreement and related documents.

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REPORTS TO SECURITYHOLDERS

     The pooling and servicing agreement will provide that on each distribution date, the trustee will make available to each securityholder of record a statement or statements, based (if applicable) on information provided by the master servicer, setting forth generally the following information, to the extent applicable and to the extent specified in the pooling and servicing agreement:

     - the amount of the distribution with respect to each class of securities;

     - the amount of such distributions allocable to principal, separately identifying the aggregate amount of any prepayments or other unscheduled recoveries of principal included in such amount;

     - the amount of such distributions allocable to interest;

     - the class principal balance of each class of securities (other than interest-only securities) as of such distribution date together with the principal balance of the securities of the related class (based on a security in the original principal balance of $1,000), after giving effect to any payment of principal on such distribution date;

     - if applicable, a statement that interest payable on one or more classes of securities on such distribution date represents interest accrued on those classes at a rate equal to the applicable available funds cap, net weighted average cap or other limitation;

     - the amount of any Advances for such distribution date, and the amount of any outstanding Advances remaining after such distribution date;

     - the purchase price deposited into the collection account with respect to any mortgage loan;

     - the total number of mortgage loans and the aggregate principal balances thereof, together with the number and aggregate principal balances of mortgage loans (a) 30-59 days delinquent, (b) 60-89 days delinquent and
       (c) 90 or more days delinquent;

     - the number and aggregate principal balance of mortgage loans in foreclosure proceedings (and whether any such mortgage loans are also included in any of the statistics described in the preceding clause);

     - the pool balance as of such distribution;

     - any applied loss amount applied to any class of securities;

     - the amount of any basis risk shortfall with respect to any class of securities;

     - the overcollateralization amount for such distribution date;

     - the amount of any shortfalls in distributions of interest with respect to each class of Notes on such distribution date and the cumulative amount of any unreimbursed shortfalls in distributions of interest from prior distribution dates;

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     - the number of properties and the unpaid principal balance with respect to each property relating to defaulted mortgage loans in the trust;

     - the amount of fees paid to the trustee, the custodian, the master servicer and the servicers for such distribution date; and

     - such other information as is required under the pooling and servicing agreement.

     In addition, within a reasonable period of time after the end of each calendar year, the trustee will furnish a report to each person that was a holder of record of any class of securities at any time during such calendar year. This report will include information as to the aggregate of amounts reported pursuant to the first three clauses above for such calendar year or, in the event such person was a holder of record of a class of securities during a portion of such calendar year, for the applicable portion of such year.

     The trustee may, at its option, distribute or cause to be distributed monthly statements to securityholders by first class mail or by making such statement available via an internet web site, provided that access to such website is limited as provided in the pooling and servicing agreement. In the event that an internet web site is used, securityholders will be entitled to receive paper copies of monthly statements by mail if they so request.

THE TRUSTEES; AGENTS

     The trustee under the pooling and servicing agreement for a series, or, if applicable, the indenture trustee under the indenture and the owner trustee or managing trustee under the trust agreement for a series, will be identified in the applicable prospectus supplement. References in this prospectus to "trustee" are intended to refer as to any particular series of securities to the trustee, indenture trustee, owner trustee or managing trustee, as applicable, unless the context requires otherwise.

     Each trustee's liability in connection with the issuance and sale of securities of a series and its administration of the trust will be limited as provided in the applicable agreements, and each trustee will be indemnified by the related trust for losses and expenses it may incur, to the extent provided in the applicable agreements. Unless otherwise provided in the applicable agreements a trustee may resign at any time, in which event the depositor, master servicer or other party so designated will be obligated to appoint a successor trustee. A trustee may be removed by the depositor or the master servicer or by a majority or supermajority of securityholders, to the extent provided in the applicable agreements.

     To the extent specified in the applicable prospectus supplement, a securities administrator, paying agent or other party may be appointed to perform certain functions that would otherwise be performed by the trustee. Such a party will be entitled to compensation as described in the prospectus supplement. In addition, the pooling and servicing agreement or indenture will provide that the trustee may appoint agents to perform certain functions from time to time.

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LOSS MITIGATION ADVISOR; INVESTMENT MANAGER; OTHER PARTIES

     The agreements or other documents for a series may provide for the appointment of (1) a loss mitigation advisor that will perform the functions described in the applicable prospectus supplement, which may include analysis of Loan performance data and advising the servicer regarding servicing of defaulted loans, (2) an investment manager, which may be an affiliate of the depositor, for the limited purposes described in the prospectus supplement, or (3) such other parties performing such other functions as are described in the prospectus supplement. Such parties will be entitled to compensation as described in the prospectus supplement.

                  CERTAIN LEGAL ASPECTS OF LOANS AND CONTRACTS

     The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing contracts that are general in nature. Because these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

MORTGAGE LOANS

     The mortgage loans are secured by first or junior mortgages, contracts for deed and deeds of trust. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the borrower, who is the obligor under the loan and the property owner, and the mortgagee, which is the lender. In a mortgage state, the borrower delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-property owner called the trustor (similar to a borrower), a lender called the beneficiary (similar to a mortgagee) and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

     The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than

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the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid.

CONTRACTS FOR DEED

     The mortgage loans may also consist of contracts for deed. Under a contract for deed, the lender (referred to in this section as the "mortgagee") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract for deed. Only after full performance by the borrower of the contract for deed is the mortgagee obligated to convey title to the property to the borrower. As with mortgage or deed of trust financing, during the effective period of the contract for deed, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property. The method of enforcing the rights of the mortgagee under a contract for deed varies on a state-by-state basis depending upon the extent to which state courts are willing or able to enforce the contract for deed strictly according to its terms. The terms of contracts for deed generally provide that upon default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the borrower's equitable interest in the property is forfeited. The mortgagee in such a situation does not have to foreclose in order to obtain title to the property, although in some cases both a quiet title action to clear title to the property (if the borrower has recorded notice of the contract for deed) and an ejectment action to recover possession may be necessary. In a few states, particularly in cases of default during the early years of a contract for deed, ejectment of the borrower and a forfeiture of his or her interest in the property will be permitted. However, in most states, laws (analogous to mortgage laws) have been enacted to protect borrowers under contracts for deed from the harsh consequences of forfeiture. These laws may require the mortgagee to pursue a judicial or nonjudicial foreclosure with respect to the property, give the borrower a notice of default and some grace period during which the contract for deed may be reinstated upon full payment of the default amount. Additionally, the borrower may have a post-foreclosure statutory redemption right, and, in some states, a borrower with a significant equity investment in the property may be permitted to share in the proceeds of any sale of the property after the indebtedness is repaid or may otherwise be entitled to a prohibition of the enforcement of the forfeiture clause.

     In order to avoid the expense and administrative burden of recording the deeds to real property securing the contracts for deed in the name of the trustee, an affiliate of the depositor organized as a Delaware statutory business trust, referred to in this prospectus as a title-holding trust, will retain record title to such deeds and other special interest assets and will cause the special interest certificate to be issued to the trustee. An affiliate of the depositor will service the contracts for deed pursuant to a servicing agreement between the title-holding trust and the servicer.

     Because the trustee will not appear as record holder to the real property securing a special interest asset in the registry of deeds or other appropriate local filing office, the

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trustee may not be able to directly assert the rights and seek the remedies detailed in the preceding paragraph and may require the assistance of the depositor, in its capacity as record holder of the related deed, in realizing upon the real property securing such special interest asset. The title-holding trust will covenant to take such actions on behalf of the trustee, as beneficiary under the special interest certificate, as may be necessary to permit the trustee to realize upon the security for the special interest assets.

     Because the title-holding trust retains record title to the real property that is the subject of a contract for deed, the title-holding trust retains the power to transfer to a bona fide purchaser for value a deed conveying the legal title to such real property and the economic benefits that accrue to the legal title holder under the contract for deed, which economic benefits have previously been assigned to the trustee as holder of the special interest certificate. Depending upon applicable state law, such bona fide purchaser will have priority over the trustee if it receives the deed without notice of the trustee's interest or if the purchaser, without notice of the trustee's interest, records the deed before the trustee records a deed conveying legal title to the real property to it. In addition, if the title-holding trust were to become a debtor under the United States Bankruptcy Code (the "Bankruptcy Code"), a trustee in bankruptcy or the title-holding trust as debtor in possession could avoid the interest of the trustee under the special interest certificate pursuant to its "strong arm" avoiding power under Section 544(a)(3) of the Bankruptcy Code, and therefore include in the title-holding trust's bankruptcy estate the legal title to such real property and the economic benefits that accrue to the seller under the contract for deed.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

     The rights of the trustee (and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the applicable servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by

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condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or deed of trust. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In those states, the borrower or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a future advance clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended

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by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

COOPERATIVES

     Cooperative loans are evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     A corporation which is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage (or mortgages) on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property borrower, is also responsible for meeting these mortgage or rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may

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provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "-- Realizing Upon Cooperative Security."

Tax Aspects of Cooperative Ownership

     In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a

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corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

MANUFACTURED HOUSING CONTRACTS

General

A manufactured housing contract evidences both:

     - the obligation of the borrower to repay the loan evidenced by the contract; and

     - the grant of a security interest in the manufactured home to secure repayment of the loan.

     Certain aspects of both features of manufactured housing contracts are described below.

Security Interests in Manufactured Homes

     The law governing perfection of a security interest in a manufactured home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payments of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection under the provisions of the Uniform Commercial Code in the applicable jurisdiction (the "UCC") is required. The lender or the servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing contract is registered. If the servicer or the lender fails to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the securityholders may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located. These filings must be

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made in the real estate records office of the county where the manufactured home is located. In some cases, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the seller and transferred to the depositor. In certain cases, the servicer or the subservicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws. If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the related securityholders would be against the seller under its repurchase obligation for breach of representations or warranties.

     The depositor will assign its security interests in the manufactured homes to the trustee on behalf of the securityholders. See "The Agreements -- Assignment of Primary Assets" in this prospectus. If stated in the applicable prospectus supplement, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state the depositor or the trustee will amend the certificates of title to identify the trustee as the new secured party. In most cases however, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state neither the depositor nor the trustee will amend the certificates of title to identify the trustee as the new secured party. Accordingly, the depositor or any other entity that may be specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes. However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

     If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee's security interest in the state, the security interest in the manufactured home will cease to be perfected. While in many circumstances the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

     When a borrower under a manufactured housing contract sells a manufactured home, the trustee or the servicer on behalf of the trustee must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien. The ability to accelerate the maturity of the related contract will depend on the enforceability under state law of the clause permitting acceleration on transfer. The Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St.

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Germain Act") preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of these clauses applicable to manufactured homes. To the extent the exceptions and conditions apply in some states, the servicer may be prohibited from enforcing the clause in respect of certain manufactured homes.

     Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest. The applicable seller typically will represent that it has no knowledge of any liens for any manufactured home securing payment on any manufactured housing contract. However, liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the related agreements.

     To the extent that manufactured homes are not treated as real property under applicable state law, manufactured housing contracts in most cases are "chattel paper" as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreements, the seller or the depositor, as the case may be, will transfer physical possession of the manufactured housing contracts to the trustee or its custodian, unless otherwise specified in the applicable prospectus supplement. In addition, the servicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts. If stated in the accompanying prospectus supplement, the manufactured housing contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. In most cases however, the manufactured housing contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the manufactured housing contracts without notice of the assignment, the trustee's interest in the manufactured housing contracts could be defeated. Even if unsuccessful, these claims could delay payments to the related trust and securityholders. If successful, losses to the related trust and securityholders also could result. To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans. See "-- Mortgage Loans" above.

FORECLOSURE

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-

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judicial power of sale. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire such tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

     Though a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "-- Rights of Redemption" below) and the fact that the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for a credit bid less than or equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying operating expenses and real estate taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The costs of operating and maintaining commercial and mixed use property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties that are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may

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have on the public's and the industry's (including franchisors') perception of the quality of such operations. Frequently, the lender employs a third-party management company to manage and operate the property. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds or proceeds from FHA insurance or a VA guaranty.

     In addition to applicable state law, a mortgagee's ability to foreclose on an FHA mortgage loan or a VA mortgage loan is limited by the regulations promulgated and procedures prescribed by such agencies.

REALIZING UPON COOPERATIVE SECURITY

     The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

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     Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

     In New York, lenders generally have realized upon the pledged shares and proprietary lease or occupancy agreement given to secure a cooperative loan by public sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a building that was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

RIGHTS OF REDEMPTION

     In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to a sale following judicial foreclosure, and not a sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

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     Borrowers under installment contracts generally do not have the benefits of redemption periods such as exist in the same jurisdiction for mortgage loans. Where redemption statutes do exist under state laws for installment contracts, the redemption period is usually far shorter than for mortgages.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

     In the case of cooperative loans, lenders generally realize on cooperative shares and the accompanying proprietary lease or occupancy agreement given to secure a cooperative loan under Article 9 of the UCC. Some courts have construed the provisions of the UCC regarding a secured party's right to dispose of collateral after default to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in a Chapter 13 case under the Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not

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secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence.

     The Bankruptcy Code and the laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

     The mortgage securing each mortgage loan relating to commercial, multifamily property or mixed use property will contain an assignment of rents and an assignment of leases, pursuant to which the borrower assigns its right, title and interest as landlord under each lease and the income derived therefrom to the applicable lender, while retaining a license to collect the rents so long as there is no default. In the event the borrower defaults, the license terminates and the trustee (as the assignee of such assignment) is entitled to collect the rents. The trustee may enforce its right to such rents by seeking the appointment of a receiver to collect the rents immediately after giving notice to the borrower of the default.

Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily
Property

     Section 365(a) of the Bankruptcy Code generally provides that a bankruptcy trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering such case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to such executory contract or unexpired lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related mortgage loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for such damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by such lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the filing of the petition and the date on which such lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

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     Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date.

     Under Section 365(f) of the Bankruptcy Code, if a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign such executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions such assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a borrower under a lease in the event of commencement of a case under the Bankruptcy Code with respect to the lessee or a borrower, as applicable.

     Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in- possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.

BANKRUPTCY LAWS

     Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all collection and enforcement actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor, including, without limitation, any junior mortgagee or beneficiary, may stay the senior lender from taking action to foreclose on such junior lien. Certain of the mortgaged properties may have a junior "wraparound" mortgage or deed of trust encumbering such mortgaged property. In general terms, a "wraparound" mortgage is a junior mortgage where the full amount of the mortgage is increased by an

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amount equal to the principal balance of the senior mortgage and where the junior lender agrees to pay the senior mortgage out of the payments received from the borrower under the wraparound mortgage. As with other junior mortgages, the filing of a petition under the Bankruptcy Code by or on behalf of such a wraparound mortgagee may stay the senior lender from taking action to foreclose upon such junior wraparound mortgage.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender's security interest), thus leaving the lender holding a general unsecured claim for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), or an extension (or reduction) of the final maturity date. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. In addition, under the Bankruptcy Code a bankruptcy court may permit a debtor through its plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

     A "deficient valuation" with respect to any mortgage loan is, generally, the excess of (a)(1) the then outstanding principal balance of the mortgage loan, plus (2) accrued and unpaid interest and expenses reimbursable under the terms of the related note to the date of the bankruptcy petition (collectively, the "outstanding balance"), over (b) a valuation by a court of competent jurisdiction of the mortgaged property which reduces the principal balance receivable on such mortgage loan to an amount less than the outstanding balance of the mortgage loan, which valuation results from a proceeding initiated under the Bankruptcy Code. As used in this prospectus, "deficient valuation" means, with respect to any mortgage loan, the deficient valuation described in the preceding sentence, without giving effect to clause (a)(2) thereof. If the terms of a court order in respect of any retroactive deficient valuation provide for a reduction in the indebtedness of a mortgage loan, and the earlier maturity thereof, the term deficient valuation includes an additional amount equal to the excess, if any, of (a) the amount of principal that would have been due on such mortgage loan, for each month retroactively affected, based on the original payment terms and amortization schedule of such mortgage loan over (b) the amount of principal due on such mortgage loan, for each such retroactive month (assuming the effect of such retroactive application according to such mortgage loan's revised amortization schedule). A "debt service reduction" with

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respect to any mortgage loan, is, generally, a reduction in the scheduled monthly payment for such mortgage loan, by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a deficient valuation.

     Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a borrower of rents and leases related to the mortgaged property if the related borrower is a debtor in a bankruptcy case. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (1) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy case, (2) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses or (3) to the extent other collateral may be substituted for the rents.

     To the extent a borrower's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

     In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a liquidation or reorganization case under the Bankruptcy Code may, subject to approval of the court, either assume the lease and retain it or assign it to a third party or reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently on a lease of non-residential real property during the post-petition period, there is a risk that such payments will not be made due to the lessee's poor financial condition. In addition, for leases of residential real property that a trustee or the lessee as debtor in possession rejects, the lessee is only obligated to pay an amount equal to the rental value of the premises (regardless of the contractual rent) to the lessor during the period from the filing of the petition to the rejection of the lease. Further, if the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited.

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     In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the borrower under the related mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments made in the ordinary course of business according to ordinary business terms on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     Under Section 364(d)(1) of the Bankruptcy Code, the bankruptcy court may authorize a borrower who is a debtor in bankruptcy to incur new indebtedness secured by a new lien on the debtor's mortgaged property that is senior or equal to the lien of an existing mortgage loan if the court determines that there is "adequate protection" of the existing mortgagee's interest. To the extent that a mortgage loan is secured only by a mortgage on the debtor's principal residence, other sections of the Bankruptcy Code may prevent the granting of a new lien with such "superpriority" status pursuant to a reorganization plan under chapter 11 or chapter 13 of the Bankruptcy Code, but there has been no definitive judicial resolution of this question.

     Both the House of Representatives and the Senate have passed major bankruptcy reform bills. The two bills contain certain inconsistencies and, as of the date of this Memorandum, lawmakers have not resolved these differences through the conference process. It is impossible to predict with any degree of certainty which, if any, of the substantial changes that are included in the two bills will be enacted. Each of the bills contains provisions that could adversely affect the value of the mortgage loans. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from either of the bills as passed.

DUE-ON-SALE CLAUSES

     The enforceability of "due-on-sale" clauses has been subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new buyer rather than

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being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. State and federal statutes or regulations may also limit a lender's right to collect a prepayment penalty when the prepayment is caused by the lender's acceleration of the loan pursuant to a due-on-sale clause. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Pursuant to the agreements, late charges and certain other fees (to the extent permitted by law and not waived by the applicable servicer) may be retained by the applicable servicer or master servicer as additional servicing compensation.

     Some of the commercial loans, multifamily loans and mixed use loans included in a trust will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

     State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of installment contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an installment contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

     Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast

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payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain or insure the property or the borrower executing a junior mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

ENVIRONMENTAL CONSIDERATIONS

     Real property pledged as security to a lender may be subject to potential environmental risks Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

     Under the laws of certain states where the mortgaged properties are located, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

     Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured party such as the trustee. Under the laws of some states and under CERCLA, current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of "owner" or "operator;" consequently, such laws often specifically exclude such a secured lender from the definitions of "owner" or "operator", provided that the lender does not participate in the management of the facility.

     Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, would be determined on a case by case basis, depending on the actions of the particular lender. Under amendments to CERCLA enacted in 1996,

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known as the "Asset Conservation Act," a lender must actually participate in the operational affairs of the property or the borrower, in order to be deemed to have "participated in the management of the facility." The Asset Conservation
Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices or assumes day-to-day management of all operational functions of the secured property.

     It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under state law or under federal laws other than CERCLA. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances." The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act ("RCRA"). Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors or alternatively, may not impose liability on secured creditors.

     Unless otherwise stated in the applicable prospectus supplement, the seller will represent, as of the applicable date described in this prospectus, that either (1) to the best of its knowledge no mortgaged property securing a commercial loan, a multifamily loan or a mixed use loan is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, such mortgaged property or which would subject the owner or operator of such mortgaged property or a lender secured by such mortgaged property to liability under applicable law, and there are no liens which relate to the existence of any clean-up of a hazardous substance (and to the best of its knowledge no circumstances are existing that under law would give rise to any such lien) affecting the mortgaged property which are or may be liens prior to or on a parity with the lien of the related mortgage, or (2) an environmental insurance policy is in effect with respect to each affected mortgaged property. In many cases the agreements will provide that the servicers, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation if such servicer has notice or knowledge of toxic or hazardous substances on such property unless such servicer has determined, based upon a report prepared by a person who regularly conducts environmental audits, that:
(1) the mortgaged property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the mortgaged property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (2) there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances for which investigation, testing, monitoring, containment, cleanup

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or remediation could be required under any federal, state or local law or regulation, or that, if any hazardous substances are present for which such action would be required, taking such actions with respect to the affected mortgaged property is in the best economic interest of securityholders. Such requirements effectively preclude enforcement of the security for the related mortgage Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that the trust will become liable for any environmental conditions affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by a servicer will detect all possible environmental conditions or that the other requirements of the agreements, even if fully observed by the servicers will in fact insulate the trust from liability for environmental conditions.

     If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "-- Anti-Deficiency Legislation and Other Limitations on Lenders" above) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

SOLDIERS' AND SAILORS' RELIEF ACT

     Under the terms of the Soldiers' and Sailors Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. Any shortfall in interest collections on the related mortgage loans resulting from the application of the Relief Act or similar state laws ("Relief Act shortfalls"), to the extent not covered by any applicable enhancements, could result in losses to the holders of the securities. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Certain persons not covered by the Relief Act may be eligible for similar loan payment relief under applicable state law. Because the Relief Act applies to borrowers who enter military service (including reservists who are later called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act. In addition, the Relief Act imposes limitations that would impair the ability of the servicers to foreclose on an affected mortgage loan during the borrower's period of active duty status and,

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under certain circumstances, during an additional three months thereafter. Thus, in the event that such a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII authorized any state to reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

CONSUMER PROTECTION LAWS

     The Reigle Community Development and Regulatory Improvement Act of 1994 (the "Reigle Act") incorporates the Home Ownership and Equity Protection Act of 1994, which adds certain additional provisions to Regulation Z, the implementing regulation of the Truth-in-Lending Act ("TILA"). These provisions impose additional disclosure and other requirements on creditors with respect to high cost loans. In general, mortgage loans within the purview of the Reigle Act have annual percentage rates over 8% greater than the yield on United States Treasury securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $455. The provisions of the Reigle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of a creditor, including the trust and the trustee, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

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     Mortgage loans are also subject to various other federal laws, including
(1) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;
(2) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and (3) the Fair Credit Reporting Act, which regulates the use and reporting of information related to borrowers' credit experience. Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages.

     State laws applicable to mortgage loans generally regulate interest rates and other charges and require certain disclosures to borrowers. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans. Depending upon the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle borrowers to a refund of amounts previously paid and could subject the trust to damages.

APPLICABILITY OF USURY LAWS

     Title V of the depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of home improvement first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title
V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

COMMERCIAL, MULTIFAMILY AND MIXED USE LOANS

     The market value of any commercial, multifamily or mixed use property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial or dwelling units, or such other factors as are considered by the originator. Because a default on a commercial loan, multifamily loan or mixed use loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when

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such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit enhancement, a loss may be experienced. With respect to multifamily property consisting of an apartment building owned by a cooperative, the cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The cooperative's ability to pay the principal balance of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage loan.

     Some of the commercial, multifamily and mixed use loans are secured by an assignment of leases (each , a "lease") and rents of one or more lessees (each, a "lessee"), either through a separate document of assignment or as incorporated in the mortgage. Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds that could otherwise serve as a source of repayment for the loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

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     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower without a hearing or the lender's consent, or unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "-- Bankruptcy Laws" above.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENT

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans secured by commercial property, mixed use property or multifamily property do not restrict secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. Some of the mortgage loans secured by commercial property, mixed use property or multifamily property preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property) or may require the consent of the senior lender to any second or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. Unless otherwise specified in the applicable prospectus supplement, the related agreement will provide that if any mortgage loan contains a provision in the nature of a due-on-encumbrance clause, which by its terms: (1) provides that such

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mortgage loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related mortgaged property; or (2) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related mortgaged property, then for so long as such mortgage loan is included in the applicable trust, the applicable servicer, on behalf of the trustee, will be requested to exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such mortgage loan to (x) accelerate the payments thereon, or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the agreements.

     Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subject to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal balance of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

CERTAIN LAWS AND REGULATIONS

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property that could, together with the possibility of limited alternative uses for a particular mortgaged property, result in a failure to realize the full principal balance of the related mortgage loan.

TYPE OF MORTGAGED PROPERTY

     Securityholders may be subject to additional risk depending upon the type and use of the mortgaged property in question. Mortgages on mortgaged properties that are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the person(s) appointed or elected by the condominium unit owners to govern the affairs of the condominium. A "condominium form" of ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. In addition, mortgaged properties that are multifamily residential properties or cooperatively owned multifamily

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properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and useable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable Person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing secured party who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

PERSONAL PROPERTY

     The equipment securing a franchise loan generally is considered personal property. The creation and enforcement of liens on personal property generally are governed by the UCC as adopted in the applicable jurisdiction. To the extent that personal property has been pledged to secure a loan, the security interest is generally perfected by the filing of financing statements and by subsequent filing of continuation statements as required. If a trustee or servicer fails to file any necessary continuation statement, another creditor's security interest in the related property could have priority over the security interest of the related trust.

     Repossession of personal property is governed by state law and is subject to certain limitations. Some states require that the borrower be given a period of time prescribed by statute before repossession may commence.

FHA INSURANCE AND VA GUARANTY

     The benefits of the FHA insurance and VA guaranty are limited, as described below. To the extent that amounts payable under the applicable Policy are insufficient to cover losses in respect of the related mortgage loan, any such loss in excess of the applicable credit enhancement will be borne by securityholders.

     Under both the FHA and VA programs the servicers must follow certain prescribed procedures in submitting claims for payment. Failure to follow such procedures could result in delays in receipt of the amount of proceeds collected in respect of any

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liquidated mortgage loan under the applicable FHA insurance or VA guaranty
("FHA/ VA Claim Proceeds") and reductions in FHA/VA Claim Proceeds received.

FHA Insurance

     FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the National Housing Act of 1934, as amended (the "National Housing Act"), and the United States Housing Act of 1937, as amended. FHA mortgage loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units as well as to refinance an existing mortgage. These programs generally limit the principal balance of the mortgage loans insured. Mortgage loans originated prior to October 21, 1998, and insured by the FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%. Mortgage loans originated on or after October 21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

     The monthly or periodic insurance premiums for FHA mortgage loans will be collected by the servicers and paid to FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and in general, conveyance of the mortgaged property to HUD. With respect to a defaulted FHA mortgage loan, a servicer is limited in its ability to initiate foreclosure proceedings. Servicers of FHA mortgage loans are required to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of loss mitigation plans with the borrower. Such relief may involve forbearance, the reduction or suspension of monthly payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage loan, loan modification and the rescheduling or other adjustment of payments due under the mortgage loan up to or beyond the scheduled maturity date. In addition, in certain instances, HUD may provide relief by making partial claim payment for the delinquent amounts due under the mortgage loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD). With certain exceptions, at least three full installments must be due and unpaid under the mortgage loan before a servicer may initiate foreclosure proceedings.

     HUD monitors the servicing of insured mortgage loans and reviews servicers to ensure that they are offering appropriate loss mitigation options to borrowers in accordance with HUD requirements. In cases in which HUD determines that servicers are not properly servicing insured mortgage loans and are not offering loss mitigation options to delinquent borrowers, HUD may seek to require the servicer to indemnify HUD against any losses it sustains.

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     To help ensure that mortgagees provide the required assistance to borrowers and offer them appropriate loss mitigation alternatives, Congress amended the National Housing Act to include the failure to engage in loss mitigation actions as grounds for the imposition of a civil money penalty against a mortgagee. The penalty for failing to engage in loss mitigation activities is set by statute at three times the amount of any insurance benefits claimed by the mortgagee with respect to any mortgage loan for which the mortgagee failed to engage in such loss mitigation actions. To date, however, HUD has not adopted implementing regulations.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Current practice is to pay such claims in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The related servicer will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA mortgage loan for an amount equal to the principal balance of such debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan, at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

     Although FHA insurance proceeds include accrued and unpaid interest on the defaulted mortgage loan, the amount of interest paid may be substantially less than such accrued interest. As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the mortgage Rate on the related mortgage loan. Such negative interest spread between the debenture rate and the mortgage Rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders. The interest payable may be curtailed if a servicer has not met FHA's timing requirements for certain actions during the foreclosure and conveyance process. When a servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

VA Guaranty

     VA mortgage loans are partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, which permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance

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an existing guaranteed loan. The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan. At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, $22,500 for any loan of more than $45,000 but less than $56,250, to the lesser of $36,000 or 40% of the principal balance of a loan of $56,251 to $144,000, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $60,000.

     With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months. Generally, a claim for the guarantee is submitted after foreclosure and after the mortgagee files with the VA a notice of election to convey the related mortgaged property to the VA.

     In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a "No-Bid"). In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property. The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness (which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

     When the mortgagee receives the VA's No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to such defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to such reduction to be less than the net value of the mortgaged property securing the mortgage loan (a "buydown"). In the case of a buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut-off date.

     In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as

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described above. As a result of such limitations, losses associated with defaulted VA mortgage loans could be substantial.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee Nelson LLP, special counsel to the depositor. This discussion is based on authorities that are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

     This discussion is directed solely to Security Owners (as defined herein) that purchase securities at issuance and hold them as "capital assets" within the meaning of Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

     In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership and disposition of securities. We recommend that you consult your own tax advisor in determining the state, local and other tax consequences of the purchase, ownership and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

     In this discussion, when we use the term:

     - "Security Owner," we mean any person holding a beneficial ownership interest in securities;

     - "Code," we mean the Internal Revenue Code of 1986, as amended;

     - "IRS," we mean the Internal Revenue Service;

     - "AFR," we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

     - "Foreign Person," we mean any person other than a U.S. Person; and

     - "U.S. Person," we mean (1) a citizen or resident of the United States;
       (2) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (3) a

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       partnership (or entity treated as a partnership for tax purposes)
       organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (4) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (5) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

TYPES OF SECURITIES

     This discussion addresses the following four types of securities:

     - REMIC securities,

     - FASIT securities,

     - notes issued by a trust, including a trust for which a REIT election has been made, and

     - trust securities issued by trusts for which a REMIC or FASIT election is not made.

     The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under "-- Special Tax Attributes" and "-- Backup Withholding" below address all types of securities.

REMIC Securities Generally

     With respect to each series of REMIC securities, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement or other applicable agreement, the related trust will comprise one or more "REMICs" within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be "regular interests" or "residual interests" in a REMIC within the meaning set out in
Section 860G(a) of the Code. The prospectus supplement for REMIC securities will identify the regular interests and residual interest in the REMIC.

     A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. We refer to a REMIC security representing a regular interest in a REMIC as a "REMIC regular security." REMIC regular securities generally will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular securities, is discussed under "-- Taxation of Securities Treated as Debt

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Instruments" below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular security in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

     We refer to a REMIC security representing a residual interest in a REMIC as a "REMIC residual certificate" and the owner of a beneficial interest in a REMIC residual certificate as a "Residual Owner." The tax treatment of REMIC residual securities is discussed under "-- REMIC Residual Certificates" below.

     A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC securities. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. We do not anticipate that any REMIC in which we will offer securities will engage in any such transactions or receive any such income.

     If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the securities issued by the entity may not be accorded the status described under "-- Special Tax Attributes" below. In the case of an inadvertent termination of REMIC status, the United States Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity's income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

     To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the trust but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an "outside reserve fund"). The outside reserve fund typically would be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of

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funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

FASIT Securities Generally

     With respect to each series of FASIT securities, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust will qualify as a "FASIT" within the meaning of Section 860L of the Code. In such case, the securities will represent one or more classes of FASIT regular interests, which we refer to herein as "FASIT regular securities," and a single ownership interest, which we refer to herein as the "Ownership Certificate." The prospectus supplement for FASIT securities will identify the regular interests and ownership interest in the FASIT.

     FASIT regular securities generally will be treated as debt instruments for federal income tax purposes, and a Security Owner must report income from such securities under an accrual method of accounting, even if it otherwise would have used another method. The tax treatment of securities treated as debt instruments, including FASIT regular securities, is discussed under "-- Taxation of Securities Treated as Debt Instruments" below.

     Certain FASIT regular interests, referred to as "High-Yield Interests," are subject to special rules. The applicable prospectus supplement will identify those FASIT regular securities, if any, that are High-Yield Interests. Generally, High-Yield Interests may be held only by domestic "C" corporations, other FASITs and dealers in securities who hold such interests in inventory. If a securities dealer (other than a domestic "C" corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment or ceases to be a dealer, the dealer will become subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, the transfer of a High-Yield Interest to a disqualified holder will be disregarded for federal income tax purposes, and the transferor will continue to be taxed as the holder of the High-Yield Interest.

     The beneficial owner of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular income tax purposes or alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule under which corporate income tax could be imposed on income derived from a FASIT regular security that is held by a pass through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular security that have the same features as High-Yield Interests.

     The Ownership Certificate in a FASIT must be held by an "eligible corporation" within the meaning of Section 860L(a)(2) of the Code (generally, a domestic, taxable "C" corporation other than a REIT, regulated investment company or cooperative). The

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tax treatment of Ownership securities is discussed under "-- FASIT Ownership
Certificates" below.

     Qualification as a FASIT requires ongoing compliance with certain conditions. If a trust for which a FASIT election has been made fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a trust, as a separate association taxable as a corporation, or as a partnership. The FASIT regular securities could be treated as debt instruments for federal income tax purposes or as equity interests in the former FASIT. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.

     On February 7, 2000, the IRS released proposed regulations interpreting the provisions of the Code applicable to FASITs. Subject to certain exceptions, the proposed regulations would become effective only at the time the regulations are issued in final form. Accordingly, definitive guidance addressing the qualification of a trust as a FASIT and the tax consequences to beneficial owners of interests in FASITs does not exist.

Issuance of Notes Generally

     For each issuance of notes by a trust (which does not make a REMIC or FASIT election), McKee Nelson LLP will deliver its opinion that, assuming compliance with the pooling and servicing agreement and the indenture, the notes will constitute debt instruments for federal income tax purposes. No regulations, published rulings, or judicial decisions may exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under "-- Taxation of Securities Treated as Debt Instruments" below. If, contrary to the opinion of McKee Nelson LLP, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under "--Taxation of Securities Treated as Debt Instruments."

     With respect to certain trusts that issue notes, an election may be made to treat the trust as a "real estate investment trust" within the meaning of
Section 856(a) of the Code (a "REIT"). In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

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Classification of Trust Securities Generally

     With respect to each series of trust securities for which no REMIC or FASIT election is made, McKee Nelson LLP will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the pooling and servicing agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a security will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a "Grantor Trust" and to the securities issued by the trust as "Grantor Trust Certificates"); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a security issued by the trust will be a partner in that partnership (we refer to such securities as "Partner Certificates"). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see "-- Grantor Trust Certificates" below, and for a discussion of the tax treatment of Partner Certificates, see "-- Partner Certificates" below.

TAXATION OF SECURITIES TREATED AS DEBT INSTRUMENTS

     When we refer to "Debt Securities" in the discussion that follows, we mean
(1) REMIC regular securities, (2) FASIT regular securities and (3) notes issued by a trust that does not make a REMIC or FASIT election. This discussion is based in part on the regulations applicable to original issue discount (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Prospective investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount ("OID") with respect to Debt Securities.

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Interest Income and OID

     Debt Securities may be treated as having been issued with OID. A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

     For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

     The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate ("Qualified Stated Interest"). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an "accrual class"), or a class the interest on which is substantially disproportionate to its principal balance (a "super premium class").

     To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular securities or FASIT regular securities, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner's method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security's stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular security or FASIT regular security must be included in the income of

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the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

     If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

     The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the "PAC Method"). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each distribution date as the accrual period.

     The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust's assets.

     For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust's assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust's assets actually will occur.

     Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust's assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a

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Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security.

Variable Rate Securities

     Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under "-- Interest Income and OID" above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Acquisition Premium

     If a Security Owner purchases a Debt Security for a price that is greater than its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an "acquisition premium" as that term is defined in Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security's stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

Market Discount

     If a purchaser acquires a Debt Security at a discount from its outstanding principal balance (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a "market discount bond"). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the Debt Security and (3) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See "-- Interest Income and OID" above.

     Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we recommend that prospective investors consult their own tax advisors

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regarding the application of those rules and the advisability of making any of the elections described below.

     Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

     The Code grants the United States Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (1) the market discount that remains to be accrued as of the beginning of the accrual period and (2) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (1) the market discount that remains to be accrued as of the beginning of the accrual period and (2) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

     If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

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Amortizable Bond Premium

     A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under
Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner's income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

Non-Pro Rata Securities

     A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a "non-pro rata security)." In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are advised to consult their tax advisors as to this treatment.

Election to Treat All Interest as OID

     The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a "constant yield election"). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner's acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be

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deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

Treatment of Losses

     Security Owners that own REMIC regular securities or FASIT regular securities, or in the case of Debt Securities for which a REMIC of FASIT election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust's assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of
Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

     Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security's partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security's complete worthlessness. Security Owners should consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

Sale or Other Disposition

     If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner's adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner's cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security's stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain

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representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Gain from the sale of a REMIC regular security that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner's income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner's income.

Foreign Persons

     Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered "portfolio interest" and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (1) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (2) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the "withholding agent") with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the Debt Security. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed. If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (2) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

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Information Reporting

     Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under "-- Market Discount" above.

     Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC RESIDUAL CERTIFICATES

     If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under "-- Basis Rules and Distributions" below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no securities of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss.

Taxable Income or Net Loss of the REMIC

     Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular securities issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, "-- Pass Through of Certain Expenses" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations

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applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

Pass Through of Certain Expenses

     A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code. See "-- Grantor Trust Certificates -- Trust Expenses" below for a discussion of the limitations of Sections 67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

Excess Inclusions

     Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC's taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

     For Residual Owners, an excess inclusion may not be offset by deductions, losses or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

     Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner's excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner's excess inclusions for the

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year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Taxable Income May Exceed Distributions

     In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

     Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal balance of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal balance of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under "-- Excess Inclusions" above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC securities, may have a significant adverse effect upon a Residual Owner's after-tax rate of return.

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Basis Rules and Distributions

     A Residual Owner's adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (1) the daily portions of REMIC net loss taken into account by the Residual Owner and (2) distributions made by the REMIC to the Residual Owner.

     A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner's adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner's adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner's adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See "-- Sales of REMIC Residual Certificates" below.

     A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

     The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See "-- Sales of REMIC Residual Certificates" below.

Sales of REMIC Residual Certificates

     If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC residual certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

Inducement Payments

     The tax treatment of any payments made by a transferor of a REMIC residual certificate to a transferee to induce the transferee to acquire the REMIC residual certificate is unclear. We recommend, therefore, that you consult your tax advisor concerning the tax treatment of such payments.

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Disqualified Organizations

     If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see '-- Taxation of Securities Treated as Debt Instruments -- Interest Income and OID" above for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the pooling and servicing agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The pooling and servicing agreement for each series of REMIC securities will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

     In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity
(1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a "pass through entity" means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover,

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in the case of any "electing large partnership," within the meaning of Section
775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. Finally, an exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

Noneconomic REMIC Residual Certificates

     A transfer of a "noneconomic" REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

     A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See "-- Taxation of Securities Treated as Debt
Instruments -- Interest Income and OID" above for a discussion concerning prepayment assumptions.

     All transfers of REMIC residual securities will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual securities may be considered noneconomic residual interests; provided, however,that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered

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noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

     Treasury regulations provide a safe harbor for transfers of REMIC residual securities and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor set out in the regulations, (1) the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due, (2) the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due, (3) the transferee must represent that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and (4) either (i) the amount received by the transferee must be no less on a present value basis than the present value of the net tax detriment attributable to holding the REMIC residual certificate reduced by the present value of the projected payments to be received on the REMIC residual certificate or (ii) the transfer must be to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporation sin transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the REMIC residual certificate will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations providing this safe harbor generally are applicable to transfers of residual interest on or after February 4, 2000, but certain provisions only apply to transfers of residual interests occurring on or after August 19, 2002. The safe harbor rules contain additional detail regarding their application. If you are a Residual Owner, we recommend that you consult your tax advisor concerning the safe harbor rules before undertaking a transfer of a REMIC residual certificate.

Restrictions on Transfers of Residual Certificates to Foreign Persons

     Transfers to a Foreign Person of REMIC residual securities that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues

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and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The pooling and servicing agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

Foreign Persons

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as "portfolio interest," subject to the conditions described in "-- Taxation of Securities Treated as Debt Instruments -- Foreign Persons" above, but only to the extent that (1) the mortgage loans were issued after July 18, 1984, and (2) the trust to which the REMIC residual certificate relates consists of obligations issued in "registered form" within the meaning of Section 163(f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "-- Excess Inclusions" above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID. See "-- Restrictions on Transfers of Residual Certificates to Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Potential investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual securities.

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Administrative Provisions

     The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC's returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC's residual interest. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax mattes person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the REMIC residual securities of the same series would be able to participate in those proceedings in appropriate circumstances.

     Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC's return if the holder owns 100 percent of the REMIC residual securities for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may access a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

     The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed

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annually with the IRS concerning Section 67 of the Code expenses (see "-- Pass
Through of Certain Expenses" above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC's assets meeting the qualified asset tests described under "-- Special Tax Attributes -- REMIC Securities" below.

Mark-to-Market Rule

     Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

FASIT OWNERSHIP CERTIFICATES

     An Ownership Certificate represents the residual equity interest in a FASIT. As such, the beneficial owner of an Ownership Certificate determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of the FASIT (other than those allocable to prohibited transactions as described below). In general, the character of the income to the beneficial owner of an Ownership Certificate will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the beneficial owner of an Ownership Certificate is treated as ordinary income. In determining that taxable income, the beneficial owner of an Ownership Certificate must determine the amount of interest, OID, market discount and premium recognized with respect to the FASIT's assets and the FASIT regular securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, the beneficial owner of the Ownership Certificate is subject to the same limitations on its ability to use losses to offset income from the FASIT as are the beneficial owners of High-Yield Interests. See
"-- Types of Securities -- FASIT Securities Generally" above.

     A Security Owner that holds an Ownership Certificate will recognize gain, but not loss, upon the contribution of assets to a FASIT to support one or more FASIT regular securities to the extent the value of the assets exceeds the Security Owner's basis in those assets. Moreover, in the case of debt instruments that are not publicly traded, the value for purposes of the gain computation will be determined by reference to a formula set out in Section 860I(d) of the Code that will likely overstate the market value of those debt instruments. Any gain recognized will increase the Security Owner's basis in the assets held in the FASIT. Proposed Treasury Regulations would, if issued in final form, provide that the Security Owner holding the Ownership Certificate would not be allowed to use non-FASIT losses to offset the gain recognized.

     Rules similar to the wash sale rules applicable to REMIC residual securities also will apply to the Ownership Certificate. Accordingly, losses on dispositions of an Ownership Certificate generally will be disallowed where, within six months before or

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after the disposition, the seller of such security acquires any other Ownership
Certificate or, in the case of a FASIT holding mortgage assets, any REMIC residual interest or interest in a taxable mortgage pool that is economically comparable to an Ownership Certificate.

     The beneficial owner of an Ownership certificate will be subject to a tax equal to 100 percent of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include:

     - the receipt of income derived from assets that are not permitted assets,

     - certain dispositions of permitted assets,

     - the receipt of any income derived from any loan originated by a FASIT, and

     - in certain cases, the receipt of income representing a servicing fee or other compensation.

     Any trust for which a FASIT election will be made will be structured in order to avoid application of the prohibited transaction tax.

GRANTOR TRUST CERTIFICATES

     For purposes of this discussion, we refer to two types of securities issued by a Grantor Trust: "Standard Certificates" and "Stripped Certificates." Each security issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

Classification of Stripped Certificates

     There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only securities, all the securities of that trust likely will be Stripped Certificates. Second, if the seller, depositor or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the securities issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the securities of the trust could be Stripped Certificates.

Taxation of Stripped Certificates

     Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the "Stripped Bond Rules"). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments.

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     Generally, if a taxpayer acquires an interest in "stripped coupons" or
"stripped bonds," the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under "-- Taxation of Securities Treated as Debt Instruments" above.

     Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under "-- Taxation of Securities Treated as Debt Instruments -- Interest Income and OID," and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under "-- Taxation of Securities Treated as Debt Instruments -- Information Reporting." Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt. We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

     For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under "-- Taxation of Standard Certificates" below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner's recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner's Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

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     In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under a "--Trust Expenses" below, subject to the limitation described therein.

Purchase of More Than One Class of Stripped Certificates

     When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Taxation of Standard Certificates

     For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the security would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner's method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust's assets. Those losses would be deductible generally only as described under "-- Taxation of Securities Treated as Debt Instruments -- Treatment of Losses" above.

     For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

Trust Expenses

     Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust's expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust's assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in

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Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor's adjusted gross income. In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (1) 3 percent of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), and (2) 80 percent of the amount of itemized deductions otherwise allowable for that year. This reduction is currently scheduled to be phased-out over a five-year period beginning 2006. As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

Sales of Grantor Trust Certificates

     If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner's adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner's cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See "-- Taxation of Securities Treated as Debt Instruments -- Sale or Other Disposition" above. Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains.

Trust Reporting

     Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

Foreign Persons

     The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign

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Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under "-- Taxation of Securities Treated as Debt Instruments -- Foreign Persons" above.

PARTNER CERTIFICATES

     If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax. Instead, pursuant to the terms of the pooling and servicing agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust's income for the taxable year of the trust that ends with or within the Security Owner's taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

Security Owner's Distributive Share

     The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in
Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

     A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under "-- Grantor Trust
Certificates -- Trust Expenses" above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

Distributions

     A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner's adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Security Owner's basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner's interest in the trust, the Security Owner's adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

     A Security Owner's adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

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     If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

Sale or Exchange of a Partner Certificate

     If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner's adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

Section 708 Terminations

     Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the Partner Certificates are book entry certificates, the trust most likely will not be able to comply with the termination provisions of Section 708 of the Code due to lack of information concerning the transfer of interests in the trust.

Section 754 Election

     If a Security Owner were to sell its Partner Certificate at a profit
(loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust's adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

Foreign Persons

     Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

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     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (2) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

Information Reporting

     Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner's allocable share of the trust's items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

     Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under Section 17A of the Exchange Act is not required to furnish that information statement to the trust.

Administrative Matters

     Unless another designation is made, the depositor will be designated as the tax matters partner in the pooling and servicing agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner's returns and adjustments of items not related to the income and losses of the partnership.

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SPECIAL TAX ATTRIBUTES

     In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

REMIC Securities

     REMIC securities held by a domestic building and loan association will constitute "regular or residual interests in a REMIC" within the meaning of
Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC securities in that REMIC will so qualify.

     In addition, REMIC securities held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of "real estate assets," then the portion of the REMIC securities that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

     REMIC regular securities also will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMIC within the periods required by the Code, and will be "permitted assets" within the meaning of Section 860L(c)(1) of the Code with respect to FASITs.

     The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Section 593(d) of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

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     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

     For some series of REMIC securities, two or more separate elections may be made to treat designated portions of the related trust as REMICs ("Tiered REMICs") for federal income tax purposes. Solely for purposes of determining whether the REMIC securities will be "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

     As described above, certain REMIC regular securities will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See "Types of Securities -- REMIC Securities Generally" above.

     Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

FASIT Regular Securities

     FASIT regular securities held by a REIT will qualify as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and interest on such securities will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code to the same extent that REMIC securities would be so considered. Likewise, FASIT regular securities held by a domestic building and loan association will represent qualifying assets for purposes of the qualification requirements set forth in Section 7701(a)(19)(C) of the Code to the same extent that REMIC securities would be so considered. See "-- REMIC Securities" above.

Non-REMIC and Non-FASIT Debt Securities

     Debt Securities that are not REMIC regular securities or FASIT regular securities and that are owned by domestic building and loan associations and other thrift institutions will not be considered "loans secured by an interest in real property" or "qualifying real property loans." Moreover, such Debt Securities owned by a REIT will not be treated as "real estate assets" nor will interest on the Debt Securities be

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considered "interest on obligations secured by mortgages on real property." In addition, such Debt Securities will not be "qualified mortgages" for REMICs.

Grantor Trust Certificates

     Standard Certificates held by a domestic building and loan association will constitute "loans secured by interests in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

     Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

Partner Certificates

     For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the capital accounts.

BACKUP WITHHOLDING

     Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

                       STATE AND LOCAL TAX CONSIDERATIONS

     In addition to the federal income tax consequences described above, prospective investors should consider the state and local income tax consequences of the acquisition,

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ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

     For example, a REMIC or FASIT or non-REMIC or non-FASIT trust may be characterized as a corporation, a partnership or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We recommend that prospective investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

                              ERISA CONSIDERATIONS

GENERAL

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a pension, profit-sharing or other employee benefit plan or other retirement plan or arrangement that is subject to ERISA or Section 4975 of the Code, including a so-called "Keogh" plan, or an individual retirement account, or any entity deemed to hold the assets of the foregoing (each a "Benefit Plan"). ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that investments of any such Benefit Plan be made in accordance with the documents governing the Benefit Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Benefit Plan is considered to be fiduciary of the Benefit Plan.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA) if no election has been made under Section 410(d) of the Code, are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the securities subject to the provisions of applicable federal law, and in the case of any plan that is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under
Section 503 of the Code. Governmental plans are not subject to ERISA requirements but may be subject to state or local laws substantially similar to ERISA or Section 4975 of the Code ("Similar Law").

     In addition to imposing general fiduciary standards, ERISA and Section 4975 of the Code prohibit a broad range of "prohibited transactions" involving assets of Benefit Plans and, as relevant here, the acquisition, holding and disposition of the securities between a Benefit Plan and persons that are "parties in interest" as described in Section 3(14) of ERISA or "disqualified persons" as described in Section 4975 of the Code (collectively, "parties in interest") with respect to such Benefit Plan and impose taxes and/or other penalties under ERISA and/or Section 4975 of the Code on such transactions, unless a statutory or regulatory exception or administrative exemption applies.

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     In addition, certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchase securities issued by that trust if assets of the trust were deemed to be assets of the Benefits Plan. Under a regulation issued by the United States Department of Labor (the "DOL") (the "Plan Assets Regulation"), the assets of a trust would be treated as plan assets of the Benefit Plan for the purposes of ERISA and Section 4975 of the Code only if the Benefit Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. A certificate will normally be treated as an equity interest for these purposes.

DEBT SECURITIES

     Although there is little guidance on how the definition of "equity interest" described above applies, the depositor may from time to time determine that, at the time of their issuance, that the notes of a particular series should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination will be based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

     The acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a direct prohibited transaction upon its acquisition from a party in interest such as the depositor, the underwriter or the trustee or their respective affiliates or an indirect prohibited transaction if the trust, the owner of 50% or more of the equity interests in the trust, the owner trustee, the indenture trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. However, a number of prohibited transaction class exemptions (or "PTCEs") issued by the DOL might apply to exempt a prohibited transaction arising by virtue of the purchase or holding of a note by or on behalf of, or with the assets of a Benefit Plan: PTCE 96-23 (class exemption for plan asset transactions determined by in-house asset managers), PTCE 95-60 (class exemption for certain transactions involving insurance company general accounts), PTCE 91-38 (class exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts) or PTCE 84-14 (class exemption for plan asset transactions determined by independent qualified professional asset managers). Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts in connection with an investment in the notes that might be construed as prohibited transactions. There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the notes.

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

     To the extent provided in the applicable prospectus supplement, each purchaser and transferee of a Note will be deemed to represent and warrant to the Issuer that either (1) it is not a Benefit Plan or (2) it is a Benefit Plan and its acquisition and holding of such Note satisfy the requirements for exemptive relief under PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14, or a similar exemption, or, in the case of a Benefit Plan subject to Similar Law, will not result in a violation of Similar Law, and to further represent, warrant and covenant that it will not transfer such Note in violation of the foregoing.

     Notes of a series should also not be purchased with the assets of a Benefit Plan if BFTG, the seller, the depositor, the indenture trustee, the owner trustee, the master servicer, any other servicer, the cap or swap counterparty, any underwriter or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan, unless such purchase and acquisition would be governed by an applicable prohibited transaction exemption.

UNDERWRITERS' EXEMPTIONS APPLICABLE TO PURCHASE OF CERTIFICATES AND DEBT SECURITIES

     The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions" or the collectively the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Benefit Plans of both certificate and debt securities issued by entities that hold certain fixed pools of receivables, loans and other obligations of the types held by the trust and the servicing, operation and management of such entities, provided that the conditions and requirements of the applicable Underwriter Exemption are met. Although the Exemption is an individual exemption separately granted to a specific underwriter, when it or its affiliate acts as the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent, the terms and conditions that generally apply to each Exemption are substantially similar and are described below.

General Conditions of the Underwriter Exemptions

     Benefit Plans acquiring securities may be eligible for protection under the Exemption if:

     (1) at the time of the acquisition, the class of securities acquired by the Benefit Plan has received a rating rated in one of the four, (or in the case of "designated transactions" described below, three) highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc. (each a "rating agency," as defined herein);

     (2) the trustee is not an affiliate of any member of the "Restricted Group" other than the underwriter. The "Restricted Group" includes BFTG, the depositor, any underwriter, any trustee, any master servicer or servicer, any insurer with respect to any group of Loans, the obligor under any other form of credit enhancement or the counterparty under any interest rate cap or swap

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           agreement, an obligor with respect to any obligation constituting more than five percent of the total unamortized principal balance of the assets of the related trust on the date of issuance of the related securities, or any affiliate of those parties;

     (3) the applicable series of securities evidences ownership in assets of a particular trust that may include Loans, Agency Securities or Non-Agency Securities, contracts or, if certain conditions specified in the applicable prospectus supplement are satisfied, a pre-funding account, interest rate swap or yield supplement agreement;

     (4) the class of securities acquired by the Benefit Plan is not subordinated to other classes of securities of that trust with respect to the right to receive payments in the event of defaults or delinquencies on the underlying assets of the related trust unless none of the Loans has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%, (i.e., "fully secured");

     (5) the Loans held by the trust must be fully secured (other than one-to-four family residential mortgage loans and home equity loans backing certain types of securities in "designated transactions" described below);

     (6) the Benefit Plan is an "accredited investor," as defined in Rule 501(a)(1) of Regulation D under the Securities Act;

     (7) the acquisition of the securities by a Benefit Plan is on terms, including the price for the securities, that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;

     (8) the sum of all payments made to and retained by the related underwriter or members of any underwriting syndicate in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities;

     (9) the sum of all payments made to and retained by the seller pursuant to the sale of the assets of the trust to the trust represents not more than the fair market value of those assets;

     (10) the sum of all payments made to and retained by the master servicer and each servicer represents not more than reasonable compensation for their services and reimbursement of their reasonable expenses; and

     (11) assets of the type included as assets of a particular trust have been included in other investment pools; and securities evidencing interests in those other pools have been both: (i) rated in one of the four (or in the case of a designated transaction, three) highest generic rating categories by a rating agency and (ii) purchased by investors other than Benefit Plans for at least one year prior to a Benefit Plan's acquisition of securities in reliance upon the Exemption.

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Designated Transactions

     In the case where the securities are backed by trust assets which are fully secured one-to-four family residential, home equity, manufactured housing, multifamily, mixed use, cooperative or commercial loans which are described and defined in the Exemption as "designated transactions", the Exemption permits the securities issued by the trust in such transactions to be rated in one of the highest four generic rating categories by a Rating agency and/or to be subordinated. The assets will be considered "designated transactions" for purposes of the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of designated transactions, residential (one- to-four family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by securities issued in such designated transactions are:

     (1) not subordinated to the rights and interests evidenced by securities of the same trust;

     (2) such securities acquired by the Plan have received a rating from a Rating agency at the time of such acquisition that is in one of the two highest generic rating categories; and

     (3) any Loan included in the corpus or assets of the trust is secured by collateral whose loan-to-value ratio or combined loan-to-value ratio at the time of issuance of the securities does not exceed 125%.

Insurance Company General Accounts

     In the event that securities do not meet the requirements of the Exemption solely because they are subordinate securities or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates (but not debt securities) pursuant to PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

Certain Permitted Assets

     The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust subject to certain conditions. An interest-rate swap (or if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust asset if it:

     (1) is an "eligible Swap;"

     (2) is with an "eligible counterparty;"

     (3) is purchased by a "qualified plan investor;"

     (4) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;" and

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     (5) permits the trust to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.

     An "eligible Swap" is one which:

     (1) is denominated in U.S. dollars;

     (2) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate");

     (3) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount");

     (4) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged");

     (5) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid; and

     (6) does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

     An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

     A "qualified plan investor" is a Plan or Plans where the decision to buy such class of securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either:

     (1) a "qualified professional asset manager" ("QPAM") under PTCE 84-14;

     (2) an "in-house asset manager" under PTCE 96-23; or

     (3) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

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     In "ratings dependent Swaps" (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the pooling and servicing agreement:

     (1) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

     (2) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then current rating by the rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).

     In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report which is provided to securityholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Plan which involves such ratings dependent Swap.

     "Non-ratings dependent Swaps" (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

     (1) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

     (2) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

     (3) terminate the Swap Agreement in accordance with its terms.

     An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA)

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form, the EYS Agreement may only be held as an asset of the trust with respect to certificates purchased by Plans if it meets the following conditions:

     (1) it is denominated in U.S. dollars;

     (2) it pays an Allowable Interest Rate;

     (3) it is not Leveraged;

     (4) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

     (5) it is entered into between the trust and an eligible counterparty; and

     (6) it has an Allowable Notional Amount.

Pre-Funding Accounts

     The Exemption permits transactions using pre-funding accounts ("Pre-Funding Account") whereby a portion of the Loans are transferred to the trust within a specified period following the closing date ("DOL Pre-Funding Period") (see below) instead of requiring that all such Loans be either identified or transferred on or before the closing date, provided that the following conditions are met.

     (1) The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the securities being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%).

     (2) All Loans transferred after the closing date (referred to here as "additional Loans") must meet the same terms and conditions for eligibility as the original Loans used to create the trust, which terms and conditions have been approved by the rating agency.

     (3) The transfer of such additional Loans to the trust during the DOL Pre-Funding Period must not result in the securities receiving a lower credit rating from the rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

     (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the Loans in the trust at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the trust on the closing date.

     (5) Either: (i) the characteristics of the additional Loans must be monitored by an insurer or other credit support provider which is independent of the seller; or (ii) an independent accountant retained by the seller must provide the seller with a letter (with copies provided to the rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional Loans conform to the characteristics described in the prospectus or prospectus supplement ("Offering Documents") and/or the pooling and servicing

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         agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the closing date.

     (6) The DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the pooling and servicing agreement or an event of default occurs under the pooling and servicing agreement.

     (7) Amounts transferred to any Pre-Funding Account and/or capitalized interest account used to hold funds temporarily invested pending the purchase of the additional Loans ("Capitalized Interest Account") used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency. Such investments must consist only of: (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) be rated (or the obligor has been rated) in one of the three highest generic rating categories by the rating agency.

     (8) Certain disclosure requirements must be met.

Limitations on Scope of Relief

     The Underwriter Exemption will not apply to a Benefit Plan's investment in securities if the Benefit Plan fiduciary responsible for the decision to invest in the securities is a borrower or obligor with respect to obligations representing no more than five percent of the fair market value of the obligations constituting the assets of the related trust, or an affiliate of such an obligor, unless:

     (1) in the case of an acquisition in connection with the initial issuance of any series of securities, at least 50% of each class of securities in which Benefit Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

     (2) the Benefit Plan's investment in any class of securities does not exceed 25% of the outstanding securities of that class at the time of acquisition;

     (3) immediately after the acquisition, no more than 25% of the Benefit Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in securities evidencing interests in trusts sponsored or containing assets sold or serviced by the same entity; and

     (4) the Benefit Plan is not sponsored by any member of the Restricted
         Group.

     Whether the conditions of an Underwriter Exemption will be satisfied as to the securities of any particular class will depend upon the relevant facts and circumstances existing at the time the Benefit Plan acquires the securities. Any Benefit Plan investor

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

that proposes to use assets of a Benefit Plan to acquire securities in reliance upon an Underwriter Exemption should determine whether the Benefit Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of an Underwriter Exemption.

OTHER CONSIDERATIONS

     Any member of the Restricted Group, a borrower or obligor, or any of their affiliates might be considered or might become a Party in Interest with respect to a Benefit Plan. In that event, the acquisition or holding of securities of the applicable series or class by, on behalf of or with assets of that Benefit Plan might be viewed as giving rise to a prohibited transaction under ERISA and
Section 4975 of the Code, unless an Underwriter Exemption or another exemption is available. Accordingly, before a Benefit Plan investor makes the investment decision to purchase, to commit to purchase or to hold securities of any series or class, the Benefit Plan investor should determine whether an Underwriter Exemption is applicable and adequate exemptive relief is available or whether any other prohibited transaction exemption, if required, is available under ERISA and Section 4975 of the Code.

     Prospective Benefit Plan investors in securities should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in securities. Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

     The sale of any of the securities to a Benefit Plan will not constitute a representation by the depositor, the underwriters or the trustee that such an investment meets all relevant legal requirements relating to investments by Benefit Plans generally or by any particular Benefit Plan, or that such an investment is appropriate for Benefit Plans generally or for any particular Benefit Plan.

     All Benefit Plan investors should also consult the ERISA discussion, if any, in the applicable prospectus supplement for further information regarding the application of ERISA to any particular security.

                        LEGAL INVESTMENT CONSIDERATIONS

     The applicable prospectus supplement for a series of securities will specify whether a class or subclass of those securities, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a "mortgage related security" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). That class or subclass, if any, constituting a "mortgage related security" will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including

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depository institutions, insurance companies, trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities.

     Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by the legislation will be authorized to invest in securities qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to any regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain series, classes or subclasses of securities), except under limited circumstances.

     The Office of Thrift Supervision, or the OTS, has issued Thrift Bulletin 13a, entitled "Management of Pass-Through Rate Risk, Investment Securities, and Derivatives Activities," or "TB 13a," which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

     - conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives; and

     - conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

     For the purposes of TB 13a, "complex security" includes among other things any collateralized mortgage obligation or REMIC security, other than any "plain vanilla" mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features. One or more classes of the securities offered by this prospectus and the accompanying prospectus supplement may be viewed as "complex securities." The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

     The predecessor to the OTS issued a bulletin entitled "Mortgage Derivative Products and Mortgage Swaps" applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of those securities by insolvent, undercapitalized or otherwise "troubled" institutions. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     On April 23, 1998, the Federal Financial Institutions Examination Council issued its 1998 Policy Statement. The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or the NCUA, and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any securities, as certain series, classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in certain instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of securities as "mortgage related securities," no representation is made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities, may adversely affect the liquidity of the securities.

     Investors should consult their own legal advisers in determining whether and to what extent securities offered by this prospectus and the accompanying prospectus supplement constitute legal investments for them.

                             METHOD OF DISTRIBUTION

     Each series of securities offered hereby and by means of the related prospectus supplement may be sold directly by the depositor or may be offered through an underwriter or underwriting syndicates represented by one or more lead underwriters. The prospectus supplement with respect to each series of securities will set forth the terms of the offering of that series of securities and each subclass within that series, including the name or names of the underwriters, the proceeds to the depositor, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters will sell the securities will be determined.

     Generally, the underwriters will be obligated to purchase all of the offered securities of a series described in the prospectus supplement with respect to that series if any securities are purchased. The offered securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If stated in the applicable prospectus supplement, the underwriters will not be obligated to purchase all of the offered securities of a series described in the prospectus supplement with respect to that series if any securities are purchased.

     If stated in the prospectus supplement, the depositor will authorize underwriters or other persons acting as the depositor's agents to solicit offers by certain institutions to purchase the offered securities from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by the depositor. The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of those contracts.

     The depositor may also sell the securities offered by means of this prospectus and the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect those transactions by selling securities to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of securities for whom they may act as agents.

     The place and time of delivery for each series of securities offered hereby and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to that series.

     If and to the extent required by applicable law or regulation, this prospectus and the attached prospectus supplement will also be used by the underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which the underwriter acts as principal. Sales will be made at negotiated prices determined at the time of those sales.

     One or more of the underwriters with respect to a series of securities, or affiliates of the underwriters, may engage in financing transactions with the depositor or affiliates of the depositor, including loans or repurchase agreements to provide financing of loans or other assets pending the transfer of those assets to a trust.

                                 LEGAL MATTERS

     Certain legal matters in connection with the securities offered by this prospectus will be passed upon for the depositor by McKee Nelson LLP, Washington, D.C. Certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

                             FINANCIAL INFORMATION

     The depositor has determined that its financial statements are not material to investors in the securities offered by this prospectus. The securities will not represent an interest in or an obligation of the depositor.

     A new trust will be formed for each series of securities, and no trust will engage in any business activities or have any material assets or obligations before the issuance of the securities of the related series. Accordingly, no financial statements for any trust will be included in this prospectus or in the applicable prospectus supplement.

                             ADDITIONAL INFORMATION

     The depositor has filed the registration statement with the Securities and Exchange Commission. The depositor is also subject to some of the information requirements of the Exchange Act, and, accordingly, will file reports thereunder with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and

Retrieval System at the Securities and Exchange Commission's web site (http://www.sec.gov).

                           REPORTS TO SECURITYHOLDERS

     Periodic reports containing information about the securities of a series and the related trust will be made available to holders of securities of that series as described under "The Agreements -- Reports to Securityholders" in this prospectus. These periodic reports will contain financial information that will not have been examined or reported on by an independent certified public accountant.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows the depositor to "incorporate by reference" the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust for the securities. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust for any series of securities will automatically update and supersede this information. Documents that may be incorporated by reference for a particular series of securities include an insurer's financial statements, a security policy, mortgage pool policy, computational materials, collateral term sheets, the related agreement and amendments thereto, and other documents on Form 8-K and Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as may be required in connection with the related trust.

     The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of securities, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of securities, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Legal Department, Bayview Financial Securities Company, LLC.

                                    RATINGS

     It is a condition to the issuance of the securities of each series offered by this prospectus that at the time of issuance they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

     Ratings on securities address the likelihood of the receipt by securityholders of their allocable share of principal and interest on the underlying Primary Assets. These ratings address such factors as:

     - structural and legal aspects associated with the securities;

     - the extent to which the payment stream on the underlying assets is adequate to make payments required by the securities; and

     - the credit quality of the credit enhancer or guarantor, if any.

     Ratings on the securities do not, however, constitute a statement regarding:

     - the likelihood of principal prepayments by borrowers;

     - the degree by which the rate of prepayments made by borrowers might differ from that originally anticipated; or

     - whether the yields originally anticipated by investors of any series of securities may be adversely affected as a result of those prepayments.

     As a result, investors in securities of any series might suffer a lower than anticipated yield.

     A rating on any or all of the securities of any series by certain other rating agencies, if assigned at all, may be lower than the rating or ratings assigned to the securities by the rating agency or agencies specified in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

                             INDEX OF DEFINED TERMS

                                PAGE
                                -----
1986 Act.....................     126
accrual class................     127
acquisition premium..........     129
ADA..........................     117
Advances.....................      77
AFR..........................     121
Agency Securities............       2
agreements...................      65
Allowable Interest Rate......     159
Allowable Notional Amount....     159
applied loss amount..........      42
Asset Conservation Act.......     110
Asset Group..................       1
average interest rate........     161
banking organization.........      35
Bankruptcy Code..............      92
basis risk shortfalls........      30
Benefit Plan.................     154
BFTG.........................       6
book-entry securities........      29
borrower.....................      91
buydown......................     120
buydown loans................       7
Capitalized Interest
   Account...................     162
CERCLA.......................      12
clearing agency..............      35
clearing corporation.........      35
Clearstream..................      33
Clearstream participants.....      33
Code.........................     121
coinsurance..................      50
collection account...........      73
condominium form.............     116
constant yield election......     131
contracts for deed...........      13
Cooperative..................      37
credit limit.................      93

                                PAGE
                                -----
CSSF.........................      37
Debt Securities..............     126
debt service reduction.......     105
debt-acceleration............     108
deficient valuation..........     105
definitive certificates......      38
definitive notes.............      38
definitive securities........   29,37
delinquency advance..........      77
depositaries.................      33
distribution account.........      74
DOL..........................     154
DOL Pre-Funding Period.......     161
DTC..........................      33
DTC participants.............      35
due-on-sale..................     107
electing large partnership...     139
eligible counterparty........     158
eligible Swap................     158
eligible yield supplement
   agreement.................     160
Environmental Policies.......      52
ERISA........................     154
Euroclear....................      33
Euroclear Operator...........      37
Euroclear participants.......      33
excess inclusion.............     141
Exemption....................     156
EYS Agreement................     160
FASIT........................     124
FASIT regular securities.....     124
FHA..........................       5
FHA/VA Claim Proceeds........     118
Foreign Person...............     121
full recourse mortgage
   loans.....................      78
future advance...............      93
Garn-St. Germain Act.........      97

                                PAGE
                                -----
GPM fund.....................       8
GPM loans....................       8
Grantor Trust................     126
Grantor Trust Certificates...     126
hazardous substances.........     110
highest priority class.......      84
High-Yield Interests.........     124
holdback loans...............       5
indenture default............      84
indirect DTC participants....      35
in-house asset manager.......     159
Interbay.....................      27
interest rate................      31
IRS..........................     121
ISDA.........................     160
lease........................     114
lessee.......................     114
Leveraged....................     159
LIBOR........................      43
Loans........................       2
market discount bond.........     129
master servicer..............      28
master servicer event of
   default...................      80
mortgage notes...............       3
mortgagee....................      91
multi-class series...........      31
National Housing Act.........     118
NCUA.........................     112
No-Bid.......................     120
Non-Agency Securities........       2
noneconomic..................     139
non-pro rata security........     131
non-ratings dependent
   Swaps.....................     160
notional.....................      43
obligatory...................      93
offered securities...........      29
Offering Documents...........     161
OID..........................     126

                                PAGE
                                -----
OID Regulations..............     126
Omnibus Proxy................      36
optional.....................      93
outside reserve fund.........     123
outstanding balance..........     105
Ownership Certificate........     124
PAC Method...................     128
partially disbursed loans....       5
parties in interest..........     154
Partner Certificates.........     126
pass through entity..........     138
permitted assets.............     151
Plan Assets Regulation.......     155
pooling and servicing
   agreement.................      65
Pre-Funding Account..........     161
Pre-Funding Limit............     161
Primary Assets...............       2
prohibited transaction.......     123
PTCEs........................     155
QPAM.........................     159
qualified mortgages..........     151
qualified plan investor......     159
Qualified Stated Interest....     127
qualifying liquidation.......      64
rating agency................      32
ratings dependent Swaps......     160
RCRA.........................     110
real estate assets...........     152
real estate investment
   trust.....................     125
regular interests............     122
Reigle Act...................     112
REIT.........................     125
Relief Act...................     111
Relief Act shortfalls........     111
REMIC regular security.......     122
REMIC residual certificate...     123
REO property.................      72
residual interests...........     122

                                PAGE
                                -----
Residual Owner...............     123
Restricted Group.............     156
retained interest............       2
sale agreement...............      65
SBJPA of 1996................     151
securities...................      28
Securities Act...............      23
Security Owner...............     121
senior securities............      32
servicer.....................      28
servicing account............      80
servicing advances...........      77
servicing fee................      80
servicing rights owners......      28
Similar Law..................     154
SMMEA........................     163
special interest assets......      14
special interest
   certificate...............      14
Standard Certificates........     144
Stripped Bond Rules..........     144

                                PAGE
                                -----
stripped bonds...............     144
Stripped Certificates........     144
subordinate securities.......      32
super premium class..........     127
Swap.........................     158
Swap Agreement...............     158
tax matters person...........     142
Terms and Conditions.........      38
Tiered REMICs................     152
TILA.........................     112
Title V......................     113
Title VIII...................     112
Trust Indenture Act..........      83
trustee......................       1
U.S. Person..................     121
UCC..........................      96
Underlying Securities........       2
Underwriter Exemptions.......     156
VA...........................       5
withholding agent............     133

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                                  $420,555,000
                                 (APPROXIMATE)

                    BAYVIEW FINANCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2003-D

               WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                                MASTER SERVICER

                             ---------------------

                             PROSPECTUS SUPPLEMENT

                                 JULY 25, 2003

                             ---------------------

                              MERRILL LYNCH & CO.

                                   CITIGROUP

                                LEHMAN BROTHERS

   YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, INCLUDING THE INFORMATION INCORPORATED BY REFERENCE TO OTHER PUBLIC FILINGS MADE BY THE DEPOSITOR. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION.

   WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. WE DO NOT REPRESENT THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.

   DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE CERTIFICATES WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS FOR NINETY DAYS FOLLOWING THE DATE OF THIS PROSPECTUS SUPPLEMENT.

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